UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

E Com Ventures, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $0.01 par value

(2)	Aggregate number of securities to which transaction applies:

7,400,000

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Transaction Value of $155,770,000 calculated by multiplying $21.05, the average of the high and low sales price of the registrant’s common stock on March 10, 2008, as reported on the NASDAQ Stock Market, by 7,400,000, the number of shares issuable in the transaction described in this proxy statement. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000393 by the amount determined in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$155,770,000

(5)	Total fee paid:

$6,121.76

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

E Com Ventures, Inc.

251 International Parkway

Sunrise, Florida 33325

[•], 2008

To our Shareholders:

You are invited to attend a special meeting of E Com Ventures shareholders to be held at [•] a.m. on [•], 2008 at [•]. We have signed an agreement to merge our business with Model Reorg, Inc., a diversified U.S. wholesale and retail fragrance company that had unaffiliated net sales of $302.5 million for its fiscal year ended October 31, 2007. The combination will create a large, independent, national, vertically integrated wholesale distributor and specialty retailer of perfumes and fragrances that we expect will be well-positioned to compete in the marketplace and drive growth, as well as to benefit from increased operating scale. The principal purpose of the special meeting is to take actions necessary to complete the merger, including approving the issuance of shares of our common stock and warrants in the merger and approving an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock.

In the merger, we will issue 5,900,000 shares of our common stock and warrants (not exercisable for the first three years) to purchase 1,500,000 shares at an exercise price of $23.94 per share in exchange for all the capital stock of Model Reorg. Model Reorg’s majority owners are Stephen L. Nussdorf and Glenn H. Nussdorf and their sister, Arlene Nussdorf. Stephen and Glenn Nussdorf currently beneficially own approximately 44.5% of our common stock and will beneficially own approximately 53.7% of our common stock after the merger, exclusive of shares issuable upon exercise of the warrants. Including shares received by Arlene Nussdorf in the merger, these Nussdorf family members would beneficially own approximately 72.3% of our capital stock in aggregate, or 75.7% assuming exercise of their warrants. Our other existing shareholders will continue to own the same number of shares as before the merger.

Our Board of Directors formed a special committee of independent directors to review the proposed merger. The special committee retained its own legal counsel, obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the merger with Model Reorg. On the special committee’s recommendation, our Board determined that the terms of the merger are fair to our shareholders (other than those who are Model Reorg shareholders). The Board believes that combining Model Reorg with E Com Ventures will create valuable synergies and scale that will benefit all shareholders and recommends that you approve the proposals described in the accompanying Proxy Statement.

Our Board also approved changing our corporate name to Perfumania Holdings, Inc. to capitalize on the market recognition of our most important tradename, and we are also asking for your approval of this change at the special meeting.

The attached Proxy Statement describes the proposed merger and the actions to be taken at the special meeting. Please read the entire Proxy Statement carefully, including the “Risk Factors” section, before voting.

We are very excited about the opportunities this merger brings to our shareholders, and we thank you for your consideration and continued support.

Sincerely,

/s/ Michael W. Katz
Michael W. Katz
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT — PLEASE SIGN, DATE AND RETURN THE ENCLOSED

PROXY CARD OR VOTING INSTRUCTION FORM

E Com Ventures, Inc.

251 International Parkway

Sunrise, Florida 33325

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To our Shareholders:

A Special Meeting of shareholders of E Com Ventures, Inc. will be held at [•] a.m. on [•], [•], 2008 at [•] for the purpose of considering and acting upon the following:

1.	Approving the issuance of shares of common stock and warrants under the Agreement and Plan of Merger dated as of December 21, 2007 by and among E Com Ventures, Inc., Model Reorg, Inc., the shareholders of Model Reorg, and Model Reorg Acquisition LLC, and the issuance of our common stock upon exercise of such warrants;

2.	Approving an amendment to E Com Ventures’ Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from 6,250,000 shares to 20,000,000 shares;

3.	Approving an amendment to E Com Ventures’ Articles of Incorporation to change our corporate name to Perfumania Holdings, Inc.;

4.	If necessary or appropriate, approving a proposal to postpone or adjourn the Special Meeting to enable us to solicit additional proxies in favor of the foregoing proposals; and

5.	Such other business as may properly come before the Special Meeting.

Any action may be taken on the foregoing proposals at the Special Meeting on the date specified above or on any date or dates to which the Special Meeting may be postponed or adjourned.

Shareholders of record at the close of business on [•], 2008 are entitled to notice of, and to vote at, the Special Meeting or at any postponements or adjournments of the Special Meeting.

By Order of the Board of Directors,

/s/ Donovan Chin
Donovan Chin
Chief Financial Officer and Secretary

Sunrise, Florida
[•], 2008

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

E COM VENTURES, INC.

SPECIAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

This Proxy Statement contains information about the Special Meeting of Shareholders of E Com Ventures, Inc. to be held on [•], [•], 2008, beginning at [•] a.m., at [•]. The approximate date that this Proxy Statement, the accompanying Notice of Special Meeting and the enclosed form of proxy are first being sent to shareholders is [•], 2008.

In this proxy statement, when we use the terms:

“E Com Ventures” )
“E Com” )	we are referring to E Com Ventures, Inc.
“we,” “us,” or “our” )

“Model Reorg”	we are referring to Model Reorg, Inc.

“Merger Agreement”	we are referring to the Agreement and Plan of Merger dated as of December 21, 2007 by and among E Com Ventures, Model Reorg, the shareholders of Model Reorg, and our subsidiary, Model Reorg Acquisition LLC (which we refer to as “Merger Sub”). A copy of the Merger Agreement appears in Annex I to this Proxy Statement.

“Merger”	we are referring to the merger of Model Reorg with Merger Sub on the terms and conditions of the Merger Agreement.

“Merger Consideration”	we are referring to the 5,900,000 shares of our common stock, $0.01 par value (which we refer to as our “common stock”), and warrants to purchase 1,500,000 shares of common stock at an exercise price of $23.94 per share (which we refer to as the “Warrants”), that we will issue to Model Reorg’s shareholders in the Merger.

“Special Committee”	we are referring to the committee of independent members of our Board of Directors, who have no interest in Model Reorg, which was appointed by our Board to review and negotiate the terms of the Merger

“combined company”	we are referring to E Com Ventures following the Merger, owning and operating Model Reorg’s business as a wholly-owned subsidiary. The combined company will be called “Perfumania Holdings, Inc.” if shareholders approve the name change proposal.

QUESTIONS AND ANSWERS ABOUT THE MERGER

AND THE SPECIAL SHAREHOLDERS MEETING

This section provides brief answers to questions you may have about the Merger and the Special Meeting. For more complete responses to these questions and for additional information, please read this Proxy Statement in its entirety.

Q: Why are you receiving this Proxy Statement?

A: We have signed an agreement to merge our business with Model Reorg. In order for us to complete the Merger, our shareholders must vote to approve (i) the issuance of our common stock and Warrants to the owners of Model Reorg, including the issuance of common stock upon exercise of the Warrants, and (ii) an amendment to our Amended and Restated Articles of Incorporation, as amended to date (which we refer to as our “Articles of Incorporation”), to increase the number of authorized shares of our common stock in order that we have enough shares to issue in connection with the Merger and for future business purposes.

We are also seeking shareholder approval to change our corporate name to Perfumania Holdings, Inc.

We are sending this Proxy Statement and the enclosed proxy card to our shareholders to solicit their vote on these proposals at the Special Meeting. This Proxy Statement contains important information about the Merger and the proposals to be approved.

Q: What will happen in the Merger?

A: Model Reorg will merge into Merger Sub, and the surviving entity will continue as our wholly-owned subsidiary. The Model Reorg shareholders will surrender their shares of Model Reorg common stock and, in exchange, we will issue them 5,900,000 shares of our common stock and Warrants to purchase 1,500,000 shares of our common stock at an exercise price of $23.94 per share. The Merger Consideration will represent approximately 66% of our outstanding shares upon the closing of the Merger and approximately 71% after exercise of all the Warrants. Further details of the Merger are provided under “Approval to Issue Shares and Warrants – Terms of the Merger Agreement.”

Q: How will the share ownership of E Com Ventures’ largest shareholders change in the Merger?

A: Stephen L. Nussdorf and Glenn H. Nussdorf will remain our largest shareholders. They currently own in the aggregate approximately 36.4% of our outstanding common stock, or approximately 44.5% assuming conversion into shares of a $5.0 million subordinated convertible promissory note we issued for a loan they made to us in 2004, which we refer to as the “Convertible Note.” Stephen and Glenn Nussdorf and their sister, Arlene Nussdorf, also own an aggregate of 88.8% of the outstanding shares of Model Reorg. After the Merger, Stephen and Glenn Nussdorf would own an aggregate of approximately 53.7% of our outstanding common stock, assuming conversion of the Convertible Note, and they would hold Warrants that would, upon exercise, result in their owning up to an aggregate of approximately 57.7% of our shares. Arlene Nussdorf, who is not a current E Com shareholder, would acquire approximately 19.5% of our common stock in the Merger, or 23.3% assuming exercise of her Warrants.

Q: What will happen to the other E Com Ventures shareholders?

A: Our shareholders will not exchange their shares in the Merger. You will continue to own the same number of shares of our common stock that you owned immediately before the Merger. Because we will issue new shares to the current shareholders of Model Reorg, the percentage interest of E Com Ventures that your shares represent will be reduced. However, we will be a bigger company as a result of acquiring Model Reorg. See “Selected Historical and Pro Forma Combined Financial Data – Comparative Historical and Unaudited Pro Forma Combined Per Share Data” for more information on the effect of the Merger on our shareholders’ ownership.

Q: Should you send in your share certificates?

A: No. Your share certificates will not be exchanged in the Merger.

Q: Do you have appraisal rights?

A: No. Our shareholders do not have appraisal rights under Florida law in connection with the Merger.

Q: Has the E Com Ventures Board of Directors made a recommendation on how you should vote?

A: Yes. Based on the Special Committee’s recommendation, our Board of Directors has recommended that you vote FOR the issuance of the Merger Consideration and both amendments to our Articles of Incorporation. The reasons for our Board’s recommendations are discussed in detail in “Approval to Issue Shares and Warrants – Reasons for the Merger,” “Authorization of Additional Shares – Reasons for and Effect of the Amendment,” and “Name Change – Reasons for the Change” below.

Q: Have the Model Reorg shareholders approved the Merger?

A: Yes. In addition, those Model Reorg shareholders who also own shares of our common stock have agreed to vote their E Com shares in favor of the Merger.

Q: When do you expect the Merger to be completed?

A: We are working towards completing the Merger as quickly as possible. We hope to complete it during the second quarter of our 2008 fiscal year.

Q: Where can I find more information about the companies?

A: In addition to the descriptions under “Information about E Com Ventures” and “Information about Model Reorg,” you can find more information about E Com Ventures from the sources described under “Where You Can Find More Information.” Because Model Reorg is a private company that does not file reports with the Securities and Exchange Commission (“SEC”), there is limited information publicly available about Model Reorg other than what has been provided in this Proxy Statement.

Q: Are there risks I should consider in deciding whether to vote to approve the issuance of the Merger Consideration pursuant to the Merger Agreement?

A: Yes. In evaluating the issuance of the Merger Consideration under the Merger Agreement, you should carefully consider the information discussed in “Risk Factors” and “Forward-Looking Statements” and the other considerations described in this Proxy Statement.

Q: Who will be the Board of Directors and management of E Com Ventures after the Merger?

A: We do not anticipate that our Board of Directors will change at the time of the Merger. Model Reorg officers will join our management team as the larger Model Reorg business is absorbed into ours, but their respective assignments have not all been determined. More information about our Board and our and Model Reorg’s present management appears under “Approval to Issue Shares and Warrants – Management Following the Merger.”

Q: Why am I being asked to approve amendments to E Com Ventures’ Articles of Incorporation?

A: An amendment to our Articles of Incorporation increasing the number of shares we may issue is necessary for us to complete the Merger. We need our shareholders to approve the share increase so that we will have enough authorized shares to issue to Model Reorg’s shareholders as required by the Merger Agreement, and for future business purposes.

In order to accomplish the proposed name change to “Perfumania Holdings, Inc.,” we also need to amend our Articles of Incorporation.

Q: When and where is the Special Meeting and who is entitled to vote?

A: The Special Meeting will take place on [•], [•], 2008 at [•] a.m., at [•]. Holders of record of our common stock as of the close of business on [•], 2008 are entitled to vote at the Special Meeting or any postponement or adjournment of the Special Meeting.

Q What shareholder approvals are required to approve the proposals?

A: The affirmative vote of a majority of the votes cast is required to approve each proposal.

Q: What do I need to do now?

A: You should carefully read and consider the information contained in this Proxy Statement, including the Annexes. You should then complete, sign, and return the enclosed proxy card or voting instruction form in accordance with the accompanying instructions.

Q: If my E Com Ventures shares are held in street name by a broker or bank, will it vote my shares for me?

A: If you do not provide your broker or bank with instructions on how to vote your shares, it will not be permitted to vote them at the Special Meeting. You should be sure to return the enclosed voting instruction form with instructions on how to vote your shares.

Q: May I vote in person?

A: If your shares of common stock are registered directly in your name with our transfer agent, you are considered a shareholder of record and we have sent the Proxy Statement and proxy card directly to you. If you are a shareholder of record, you may attend the Special Meeting and vote your shares in person.

If your shares of common stock are held in the name of your broker or other financial institution, which is usually the case if you hold them in a brokerage or similar account, your shares are held in “street name” and your broker or other financial institution is the shareholder of record. It has sent the Proxy Statement to you with a voting instruction form. As the beneficial owner, you are also invited to attend the Special Meeting. However, only your broker or other financial institution is authorized to vote or grant a proxy for those shares. Accordingly, if you wish to vote those shares in person at the Special Meeting, you must contact your broker or other financial institution to obtain a proxy, which you must bring to the meeting.

Whether or not you intend to vote in person at the Special Meeting, we request that you sign and return the enclosed proxy card or voting instruction form in the enclosed envelope in case you are unable to attend. This will not prevent you from voting in person if you do attend.

Q: Can I vote by telephone or electronically?

A. We have not established procedures to allow telephone or electronic voting by shareholders of record. Owners of shares held in street name may vote by telephone or the Internet if their bank or broker makes those methods available, in which case your bank or broker will have enclosed the instructions with this Proxy Statement.

Q: What happens if I do not return a proxy card or otherwise provide voting instructions?

A: If you are in favor of the Merger, you should return your proxy card or voting instruction form. Your failure to return your proxy card or otherwise provide voting instructions with respect to any of the proposals will not have the effect of a vote for or against the proposal.

Q: What do I do if I want to change my vote?

A: A shareholder giving a proxy has the power to revoke it at any time before the vote is taken at the Special Meeting by:

•	if you are a shareholder of record, submitting to our Corporate Secretary (at 251 International Parkway, Sunrise, Florida 33325) a written instrument revoking the proxy;

•	if you are a beneficial owner of shares held in street name, following the instructions you received;

•	submitting a duly executed proxy card or voting instruction form bearing a later date; or

•	voting in person at the Special Meeting.

Q: Who should I call if I have questions about the Special Meetings or the Merger?

A: You may call [proxy advisor] at (        )         -        .

Q: How can I find out the results of the voting at the Special Meeting?

A: Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in our public filings filed with the SEC after the date of the Special Meeting.

SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. For a more complete description of the terms of the Merger and the proposals to be approved at the Special Meeting, you should read this entire Proxy Statement carefully.

The Companies

E Com Ventures, Inc.

251 International Parkway

Sunrise, Florida 33325

(954) 335-9100

E Com Ventures is a retailer and wholesaler of fragrances and related products and other specialty items. It does business through two wholly-owned subsidiaries, Perfumania, Inc. (“Perfumania”) and perfumania.com, Inc. Perfumania is a specialty retailer and wholesale distributor of a wide range of brand name and designer fragrances. It operates a chain of retail stores selling fragrances at discounted prices, which are generally located in regional malls, manufacturers’ outlet malls, lifestyle centers, airports and suburban strip shopping centers. Perfumania’s wholesale division distributes fragrances and related products, primarily to Model Reorg. Also, perfumania.com offers a selection of E Com Ventures’ more popular products for sale over the Internet and serves as an alternative shopping experience for Perfumania retail customers.

E Com Ventures is a publicly-traded corporation. Its common stock is traded on the NASDAQ Capital Market under the symbol “ECMV.” Refer to “Information About E Com Ventures” and “Security Ownership of Certain Beneficial Owners and Management” for more information. You may also find more information about us and our subsidiaries at www.ecomv.com and www.perfumania.com. (The information at these websites is not incorporated by reference into this Proxy Statement.)

Model Reorg, Inc.

35 Sawgrass Drive

Bellport, New York 11713

(631) 866-4100

Model Reorg is a privately-owned, diversified fragrance company that manufactures and distributes nationally advertised designer fragrances through its subsidiaries. The wholesale division, which we refer to as “Quality Fragrance Group,” primarily distributes fragrances to mass merchandisers, drug store chains, specialty outlets, including Perfumania, and distributors. The retail division, which we refer to as “Scents of Worth,” sells products in retail stores on a consignment basis. The manufacturing division, which we refer to as “Five Star,” owns and licenses designer fragrance brands and contracts with third parties for the manufacture of owned and licensed brands. Refer to “Information About Model Reorg” and “Security Ownership of Certain Beneficial Owners and Management” for more information.

Recommendation of our Board of Directors and Special Committee; Reasons for the Merger

(see pp. 26, 35 and 58)

The Special Committee of our Board of Directors unanimously approved the Merger and the adoption of the Merger Agreement. In approving the Merger and the Merger Agreement, our Board of Directors unanimously determined that the terms of the Merger are fair to our shareholders, other than those who also hold securities of Model Reorg. The Board has recommended that you vote “FOR” the share and Warrant issuance and the amendments to our Articles of Incorporation. The Board and the Special Committee believe that the Merger will improve our competitive position and ability to grow, as well as permit us to benefit from increased operating scale. The factors the Board and the Special Committee relied on to approve the Merger and related transactions and to recommend shareholder approval are described in more detail under “Approval to Issue Shares and Warrants – Reasons for the Merger,” “– Recommendations of the Special Committee and our Board of Directors,” and “– Opinion of Financo.”

Opinion of Financo

(see p. 35)

In considering whether to recommend approval of the Merger and Merger Agreement, the Special Committee received a written opinion of Financo, Inc., which we refer to as “Financo,” that the Merger Consideration is fair, from a financial point of view, to our shareholders (other than those who own, or whose affiliates own, securities of Model Reorg), as of December 21, 2007, the date the Merger Agreement was signed. The full text of the Financo opinion is attached to this Proxy Statement as Annex II. You are encouraged to read the opinion carefully and in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. Financo’s opinion was delivered to the Special Committee and addresses only the fairness, from a financial point of view, of the Merger Consideration. The opinion does not constitute a recommendation to any shareholder as to how a shareholder should vote at the Special Meeting. See “Approval to Issue Shares and Warrants – Opinion of Financo.”

Overview of the Merger and the Merger Agreement

(see p. 46)

At the closing under the Merger Agreement, Model Reorg will merge into Merger Sub, and the surviving entity will continue Model Reorg’s business as our wholly-owned subsidiary. At that time, all issued and outstanding shares of Model Reorg common stock will be exchanged for an aggregate of 5,900,000 shares of our common stock and Warrants to purchase 1,500,000 shares of our common stock at an exercise price of $23.94 per share. The Warrants will not be exercisable until the third anniversary of the closing of the Merger (except upon a change of control of E Com), after which they will be exercisable until the tenth anniversary. The Merger Consideration will be allocated among the Model Reorg shareholders in accordance with their interests in Model Reorg. We will retain in escrow 295,000 shares from the Merger Consideration in order to secure our indemnification rights under the Merger Agreement. We currently expect the Merger to occur during the second quarter of our 2008 fiscal year. At that time, we will enter into certain agreements and Model Reorg will refinance certain debt it currently owes to an affiliated company, as described below under “Approval to Issue Shares and Warrants – Terms of the Merger Agreement” and “– Affiliate Debt.”

Increase in Authorized Shares

(see p. 60)

Our Board of Directors has approved increasing our authorized number of shares of common stock to 20,000,000, subject to shareholder approval, in order to have enough shares to complete the Merger and for future business purposes. Our Articles of Incorporation currently authorize the issuance of up to 6,250,000 shares of common stock. On [Record Date], [3,059,041] shares of our common stock were outstanding and [592,141] shares were reserved for issuance upon exercise of stock options and conversion of the Convertible Note. We will issue 5,900,000 shares to the Model Reorg shareholders at the closing of the Merger, and will issue up to an additional 1,500,000 shares if all the Warrants are exercised. The proposed amendment to our Articles of Incorporation will authorize a sufficient number of shares for these purposes, as well as a reasonable additional number of shares for future issuances pursuant to benefit plans, for financings or acquisitions, or otherwise. Except for issuances pursuant to our equity compensation plans for directors, employees and independent contractors, we have no current plans to issue any other shares of common stock.

Name Change

(see p. 61)

Our Board of Directors has approved changing our corporate name from E Com Ventures, Inc. to Perfumania Holdings, Inc., subject to shareholder approval. “Perfumania” is the distinctive tradename by which we are known in the marketplace and will provide a strong corporate and commercial identification for the combined company. If this proposal is approved by the shareholders, we anticipate that our ticker symbol on the NASDAQ Capital Market will be changed to “PERF.”

Date, Time and Place of the Special Meeting

(see p. 23)

The Special Meeting will be held at [•], at [•] a.m. on [•],[•], 2008.

Record Date and Voting Rights for the Special Meeting

(see p. 23)

Only holders of record of our common stock at the close of business on [•], 2008 (the “Record Date”) will be entitled to vote at the Special Meeting or any postponement or adjournment of the Special Meeting. On the Record Date, there were [3,059,041] shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter to be voted upon at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of our common stock is required for a quorum.

Required Votes

(see p. 24)

Approval of each proposal requires the affirmative vote of a majority of the total votes cast on the proposal. Accordingly, abstentions and broker non-votes will have no effect on the vote on any proposal. Glenn and Stephen Nussdorf, who held an aggregate of [36.4]% of our outstanding common stock on the Record Date, have agreed to vote their shares in favor of all the proposals.

Adjournment

(see p. 61)

If necessary or appropriate, shareholders will be asked to approve a proposal to postpone or adjourn the Special Meeting to a later time in order for us to solicit additional proxies in favor of any of the proposals. In any event, the Special Meeting may be adjourned if a quorum is not present.

No Appraisal or Preemptive Rights

(see p. 56)

Our shareholders will not be entitled to demand appraisal of, or exercise dissenters’ rights with respect to, their shares in connection with the matters to be approved at the Special Meeting. Our shareholders do not have preemptive rights to purchase any of the shares or Warrants to be issued in connection with the Merger.

Management Following the Merger

(see p. 56)

We do not anticipate that our Board of Directors will change at the time of the Merger. We expect that the Model Reorg management team will be integrated with our management team as the larger Model Reorg business is absorbed into ours.

Interests of Certain Directors and Officers of E Com Ventures

(see p. 46)

Some of our directors and officers have interests in the Merger that are in addition to those of our other shareholders and that may influence them to support the Merger without regard to your interests. See “Approval to Issue Shares and Warrants – Interests of Certain Persons in the Merger” for more information.

Risk Factors

(see p. 16)

We and Model Reorg are subject to various risks associated with our respective businesses and industries. In addition, the Merger, including the possibility that it may not be completed, poses a number of risks to us and our shareholders, including the following:

•	The Merger may be completed even though material adverse changes may result from economic or industry changes or other causes that could reduce the value of the Merger to our shareholders.

•	Even if the Merger is completed, the costs to do so may be higher than projected for any of a number of reasons, reducing the anticipated benefit to our shareholders.

•

If the combined company does not realize the anticipated benefits from the Merger, the market price of our common stock may decline, and our shareholders may not realize a benefit despite the ownership dilution they will experience in connection with the Merger.

These and other risks are discussed in greater detail under “Risk Factors.” In addition, risks related to our current business, which will continue to exist whether or not the Merger occurs, are described in our periodic reports filed with the SEC. You are encouraged to read and consider all of these risks carefully before you vote.

U.S. Federal Income Tax Consequences to E Com Ventures and its Shareholders

(see p. 57)

Because our shareholders will not be exchanging their shares in the Merger, the closing of the Merger and related transactions under the Merger Agreement will not have any U.S. federal income tax consequences to the holders of our common stock. As a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Merger will not be taxable to us or Model Reorg for U.S. federal income tax purposes. The Merger will have the effect of limiting our ability to use our net operating losses from prior periods to reduce taxable income in the future.

Anticipated Accounting Treatment

(see p. 57)

We expect to treat the Merger as a reverse acquisition under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. For accounting purposes, Model Reorg is considered to be acquiring us in the Merger, so Model Reorg’s financial statements, showing its acquisition of us, will be the combined company’s financial statements from and after the Merger. However, the combined company will continue to use our fiscal year end, the Saturday closest to January 31, which is conventional for retailing businesses.

Regulatory Approvals

(see p. 58)

In order to complete the Merger we and Model Reorg were required to make certain filings with the Federal Trade Commission and wait until the applicable period for review had expired or been terminated. We and Model Reorg filed the required notification on January 24, 2008 and, on February 1, 2008, the Federal Trade Commission granted early termination of the waiting period.

NASDAQ Capital Market Listing

(see p. 58)

We may be required to reapply for listing on the NASDAQ Capital Market in accordance with NASDAQ’s “reverse merger” rules. If such an application is required, and is accepted, our common stock will continue to be listed on the NASDAQ Capital Market following the closing of the Merger. Since it is a condition to closing the Merger that we continue to be listed, if the application is not accepted, the Merger will not occur unless we and Model Reorg waive that condition.

Projections

(see p. 99)

Neither we nor Model Reorg, as a matter of course, make public projections as to future sales, earnings, or other results. However, our and Model Reorg’s management prepared the prospective financial information set forth under “Projections” to present certain projections of financial performance that were provided to the Special Committee and Financo. This prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our and Model Reorg’s management, was prepared on a reasonable basis, reflects the best estimates and judgments available as of the date of their preparation, and presents, to the best of each management’s knowledge and belief, the expected course of action and the expected future financial performance of the respective company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Proxy Statement are cautioned not to place undue reliance on the prospective financial information.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by our and Model Reorg’s management as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks and uncertainties described in “Risk Factors” and “Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Proxy Statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

We and Model Reorg do not generally publish our respective business plans and strategies or make external disclosures of our respective anticipated financial position or results of operations. Accordingly, neither we nor Model Reorg intends to update or otherwise revise the prospective financial information to reflect circumstances existing or events occurring, including changes in general economic or industry conditions, since its preparation, even if any or all of the underlying assumptions are shown to be in error.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

The following tables present selected historical financial data, selected unaudited pro forma combined financial data, and comparative historical and unaudited pro forma per share data.

Selected Historical Financial Data of E Com Ventures

The selected historical financial data provided below for our fiscal years ended February 3, 2007, January 28, 2006, and January 29, 2005, and as of February 3, 2007 and January 28, 2006, have been taken or derived from our audited consolidated financial statements included in this Proxy Statement. The selected historical financial data provided below for and as of the thirty-nine week periods ended November 3, 2007 and 2006 have been taken or derived from our unaudited condensed consolidated financial statements included in this Proxy Statement. These unaudited consolidated historical financial statements include all adjustments (consisting only of normal recurring adjustments) that in the opinion of our management are necessary for a fair presentation of our financial position and results of operations for these interim periods. Historical operating results of interim fiscal periods are not necessarily indicative of results that may be expected for the full year, particularly since our sales have been significantly higher in the fourth fiscal quarter than in the other quarters due primarily to increased purchases of fragrances as gift items during the holiday season. The selected financial data for the fiscal years ended January 31, 2004 and February 1, 2003, and as of January 29, 2005, January 31, 2004 and February 1, 2003, have been taken or derived from our audited consolidated financial statements for those years, which are not included in this Proxy Statement. This information is only a summary and you should read it together with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and historical financial statements and related notes contained elsewhere in this Proxy Statement. These historical results are not necessarily indicative of results to be expected in any future period.

Our fiscal year results are based on a fifty-two or fifty-three week retail calendar ending on the Saturday closest to January 31. All references herein to fiscal years are to the calendar year in which the fiscal year begins; for example, fiscal year 2006 refers to the fiscal year that began on January 29, 2006 and ended on February 3, 2007. With the exception of fiscal year 2006, which contained fifty-three weeks, all fiscal years presented below contain fifty-two weeks. Our comparable store sales relate to retail stores that had been open for one year or more at the end of the period presented. For fiscal year 2006, this comparison has been adjusted to a fifty-two week basis by excluding the sales of the fifty-third week.

	Thirty-Nine Weeks Ended		Fiscal Year Ended
	November 3, 2007	October 28, 2006	February 3, 2007	January 28, 2006	January 29, 2005	January 31, 2004	February 1, 2003
	($ in thousands, except per share amounts)
Statement of Operations Data:
Net sales, retail division	$145,121	$139,028	$229,783	$215,841	$201,425	$198,479	$199,369
Net sales, wholesale division	46,292	10,995	13,826	17,853	23,578	14,089	2,145

Total net sales	191,413	150,023	243,609	233,694	225,003	212,568	201,514

Gross profit, retail division	67,075	62,266	102,975	95,354	90,049	81,923	84,159
Gross profit, wholesale division	2,573	738	954	1,147	1,288	1,454	435

Total gross profit	69,648	63,004	103,929	96,501	91,337	83,377	84,594

Selling, general and administrative expenses	67,265	60,516	88,699	80,840	78,835	82,890	76,841
Provision for receivables from affiliate	—	—	—	—	—	—	1,961
Depreciation and amortization	4,191	3,532	4,863	5,156	5,875	6,103	6,024
Expenses incurred in connection with change of control	—	—	—	—	—	4,931	—

Total operating expenses	71,456	64,048	93,562	85,996	84,710	93,924	84,826

Income (loss) from operations	(1,808)	(1,044)	10,367	10,506	6,627	(10,547)	(232)
Other expenses:
Interest expense	(3,702)	(3,285)	(4,495)	(3,878)	(3,326)	(2,153)	(1,883)
Realized loss on investments	—	—	—	—	—	(172)	(711)

Income (loss) before income taxes	(5,510)	(4,329)	5,872	6,628	3,301	(12,872)	(2,826)
Income tax benefit (provision)	2,093	1,099	(1,350)	7,637	(150)	—	—

Net income (loss)	$(3,417)	$(3,230)	$4,522	$14,265	$3,151	$(12,872)	$(2,826)

Weighted average shares outstanding:
Basic	3,058,716	2,984,070	3,000,471	2,949,146	2,832,107	2,454,340	2,528,326
Diluted	3,058,716	2,984,070	3,505,890	3,463,480	3,001,844	2,454,340	2,528,326

Basic net income (loss) per share	$(1.12)	$(1.08)	$1.51	$4.84	$1.11	$(5.24)	$(1.12)
Diluted net income (loss) per share	$(1.12)	$(1.08)	$1.42	$4.23	$1.06	$(5.24)	$(1.12)

	As of		As of
	November 3, 2007	October 28, 2006	February 3, 2007	January 28, 2006	January 29, 2005	January 31, 2004	February 1, 2003
	($ in thousands, except operating data)
Balance Sheet Data:
Working capital (deficiency)	$813	$6,086	$11,330	$12,530	$2,240	$(9,090)	$1,804
Total assets	181,287	145,357	125,749	113,956	107,817	92,463	103,423
Long-term debt, excluding current portion	12,272	12,643	12,553	12,898	12,972	7,746	7,752
Total shareholders’ equity	34,190	29,626	37,571	32,239	15,060	10,222	21,853

Selected Operating Data:
Number of stores open at end of period	292	257	267	239	223	232	238
Comparable store sales increase	0.7%	1.8%	2.3%	5.8%	1.8%	1.1%	10.2%

Selected Historical Financial Data of Model Reorg

The selected historical statement of income data provided below for the fiscal years ended October 31, 2007, 2006 and 2005 and the balance sheet data as of October 31, 2007 and 2006 have been taken or derived from Model Reorg’s audited consolidated financial statements included in this Proxy Statement beginning on page F-31. The selected historical statement of income data provided below for the fiscal years ended October 31, 2004 and 2003 and the balance sheet data as of October 31, 2005, 2004 and 2003 have been taken or derived from Model Reorg’s audited consolidated financial statements for those years, which are not included in this Proxy Statement. This information is only a summary and you should read it together with Model Reorg’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and historical financial statements and related notes contained elsewhere in this Proxy Statement. These historical results are not necessarily indicative of results to be expected in any future period.

Model Reorg’s fiscal year ends on October 31. All references in discussions of Model Reorg’s financial results to a particular year, with or without the word “fiscal,” are to the twelve-month period ending on October 31 of that year.

	Fiscal Year Ended October 31
	2007	2006	2005	2004	2003
		(Restated)	(Restated)	(Restated)	(Restated)
	($ in thousands)
Statement of Income Data:
Net sales, Quality Fragrance Group	$245,493	$257,826	$244,128	$169,831	$97,183
Net sales, Scents of Worth	76,369	73,990	68,971	69,329	66,941
Net sales, Five Star	5,850	6,545	3,808	4,041	1,489

Total net sales	327,712	338,361	316,907	243,201	165,613

Gross profit, Quality Fragrance Group	57,584	59,886	51,292	36,888	25,559
Gross profit, Scents of Worth	30,040	29,945	27,941	28,838	35,446
Gross profit, Five Star	2,885	3,206	2,227	2,174	740

Total gross profit	90,509	93,037	81,460	67,900	61,745

Selling, warehouse, delivery and administrative expenses	60,113	57,548	54,694	43,908	38,411
Depreciation and amortization	1,411	1,721	2,464	2,346	1,833
(Recovery) provision on vendor advances	(2,367)	2,367	—	—	—

Total operating expenses	59,157	61,636	57,158	46,254	40,244

Income from operations	31,352	31,401	24,302	21,646	21,501
Interest expense	12,749	14,506	11,179	5,509	3,846

Income before income taxes	18,603	16,895	13,123	16,137	17,655
Income taxes	7,353	6,854	5,121	5,879	5,047

Net income	$11,250	$10,041	$8,002	$10,258	$12,608

	As of October 31
	2007	2006	2005	2004	2003
		(Restated)	(Restated)	(Restated)	(Restated)
	($ in thousands)
Balance Sheet Data:
Working capital	$267,174	$240,738	$266,963	$233,395	$137,643
Total assets	344,988	306,844	318,931	311,388	167,021
Long-term debt, excluding current portion	215,227	197,521	231,995	204,757	110,194
Total shareholders’ equity	84,611	61,635	51,594	43,591	34,286

Selected Unaudited Pro Forma Condensed Combined Financial Data

The following selected unaudited pro forma condensed combined financial data have been derived from and should be read with the Unaudited Pro Forma Condensed Combined Financial Statements and related notes beginning on page 95. This information is based on our and Model Reorg’s historical statements of operations and balance sheets, giving effect to the Merger. The Merger will be accounted for under the purchase method of accounting. For accounting purposes, Model Reorg is considered to be acquiring us in this transaction. Accordingly, the purchase price is allocated among the fair values of our assets and liabilities, while the assets and liabilities of Model Reorg are reflected at historical cost in the combined pro forma balance sheet. The unaudited pro forma combined financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. This information is for illustrative purposes only. The results might have been different had the companies always been combined. You should not rely on these data as being indicative of the historical results that would have been achieved had the companies always been combined or of the future results that the combined company will experience after the Merger.

The following unaudited pro forma combined statement of income combines the results of operations of E Com and Model Reorg, respectively, for the twelve months ended October 31, 2007 as if the transaction had occurred as of November 1, 2006. E Com’s fiscal year end is the Saturday closest to January 31. The results of operations for E Com for the twelve months ended October 31, 2007 represent the 12 month period beginning October 29, 2006 and ending November 3, 2007.

Twelve Months Ended October 31, 2007	Pro Forma Combined Model Reorg and E Com
($ in thousands, except per share amounts)
Statement of Income Data:
Net sales	$538,619
Cost of goods sold	339,337

Gross profit	199,282
Selling, warehouse, delivery and administrative expenses	156,761
Depreciation and amortization	6,933
Recovery on vendor advances	(2,367)

Income from operations	37,955
Interest expense	17,661

Income before income taxes	20,294
Income taxes	8,029

Net income	$12,265

Weighted Average Shares Outstanding:
Basic(1)	8,955,510
Diluted(2)	10,969,706
Basic net income per share	$1.37
Diluted net income per share	$1.16

As of October 31, 2007
Balance Sheet Data:
Working capital	$289,562
Total assets	$495,208
Long-term debt - excluding current portion	$252,394
Total shareholders’ equity	$139,211

(1)	Represents the weighted average shares outstanding of E Com Ventures, assuming issuance as of November 1, 2006 of the 5,900,000 shares issuable in the Merger in exchange for the common shares of Model Reorg.

(2)	Represents the weighted average shares outstanding of E Com Ventures. In addition to the 5,900,000 shares issuable in the Merger, assumes exercise of the 1,500,000 warrants issuable in the Merger and 69,752 stock options, as well as issuance of 444,445 shares of our common stock upon conversion of the Convertible Note.

Comparative Historical and Unaudited Pro Forma Combined Per Share Data

The information below reflects the historical net income and book value per share of our common stock and the unaudited pro forma net income and book value per share of the combined company after giving effect to the Merger.

You should read the tables below in conjunction with our and Model Reorg’s historical financial statements, and the respective related notes, contained elsewhere in this Proxy Statement, and the unaudited pro forma condensed combined financial information and notes related to such financial information beginning on page 95 of this Proxy Statement.

	Historical		Pro Forma
	E Com	Model Reorg*	Combined Model Reorg and E Com
Basic net income per share, twelve months ended October 31, 2007(1)	$1.42	NA	$1.37
Diluted net income per share, twelve months ended October 31, 2007(1)	$1.35	NA	$1.16

Shares used in the computation of basic net income per share(2)	3,055,510	NA	8,955,510
Shares used in the computation of diluted net income per share(3)	3,569,706	NA	10,969,706

Book value per share as of October 31, 2007	$11.18	NA	$15.54
Shares used in the computation of book value per share as of October 31, 2007(4)	3,059,041	NA	8,959,041

*	Model Reorg is a private company with 97 shares outstanding. Book value per share and earnings per share data for Model Reorg are not relevant.

(1)	The unaudited proforma combined net income per share reflects certain proforma adjustments resulting from accounting for the Merger as a “reverse acquisition” that, in total, reduce combined pro forma net income by approximately $3.3 million, or $0.37 basic net income per share, and $0.30 diluted net income per share, for the twelve months ended October 31, 2007. Excluding the effects of these pro forma adjustments, pro forma combined basic and diluted net income per share would be $1.74 and $1.46 per share, respectively.

(2)	Pro forma amount represents the weighted average shares outstanding of E Com Ventures, assuming issuance as of November 1, 2006 of the 5,900,000 shares issuable in the Merger in exchange for the common shares of Model Reorg.

(3)	Pro forma amount represents the weighted average shares outstanding of E Com Ventures. In addition to the 5,900,000 shares issuable in the Merger, also assumes exercise of the 1,500,000 warrants issuable in the Merger and 69,752 stock options, as well as issuance of 444,445 shares of our common stock upon conversion of the Convertible Note.

(4)	Pro forma amount represents the 3,059,041 actual outstanding shares of E Com Ventures as of October 31, 2007 plus the assumed issuance of the 5,900,000 shares issuable in the Merger in exchange for the common shares of Model Reorg.

RISK FACTORS

Our shareholders should consider the following factors carefully in evaluating whether to approve the issuance of the Merger Consideration. These factors should be considered in conjunction with the other information included in this Proxy Statement, including the forward-looking statements made herein. The following do not include all risks that the combined company will face as a result of the Merger. Additional risks related to our existing business and markets, which will continue to confront us whether or not the Merger occurs, are described in our public filings with the SEC, including our Forms 10-K and Forms 10-Q.

The Merger may be completed even though economic or industry changes or other causes may have a material adverse effect on the business of either company that could cause a decline in the combined company’s earnings or stock price and reduce the value of the Merger to our shareholders.

In general, either we or Model Reorg may refuse to complete the Merger if there is an event or change having a material adverse effect on the other party between December 21, 2007, the date of the Merger Agreement, and the closing. However, certain types of events or changes do not permit either party to refuse to complete the Merger, even if they would have a material adverse effect on us or Model Reorg. These include the effects of (i) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles, unless they disproportionately affect one of the parties, or (iii) any decline in the market price, or change in trading volume, of our common stock, or any failure to meet publicly announced revenue or earnings projections. If adverse changes occur but we or Model Reorg must still complete the Merger, our stock price may suffer. This may in turn reduce the value of the Merger to our shareholders.

We may not be able to obtain the post-merger financing necessary to complete the Merger or such financing may be more expensive than we anticipate.

Consummation of the Merger is subject to a number of conditions, including the availability of a new $280 million secured credit facility to replace our and Model Reorg’s existing third party credit facilities. We previously received a commitment for such a facility on terms described under “Post-Merger Financing.” However, that commitment expired and we need to obtain another financing commitment on substantially similar terms. Any such new commitment may not be obtainable on terms, including cost, that are acceptable to us. In that event, the Merger could not happen without a waiver of this condition by the parties to the Merger Agreement. Such a waiver would be subject to the considerations described under “Post-Merger Financing.”

Certain of our directors, executive officers and shareholders have interests that are in addition to those of other shareholders, which may influence them to support the Merger.

Certain of our directors, executive officers and shareholders have interests in the Merger that are in addition to yours, which may influence them to support the Merger or seek to waive certain conditions in the Merger Agreement without regard to your interests. These are described under “Approval to Issue Shares and Warrants – Interests of Certain Persons in the Merger.” You should consider whether these directors, executive officers and shareholders are more likely to support approval of the Merger, or the waiver of conditions that might benefit our shareholders, than if they did not hold these interests.

The combined company may not qualify for listing on NASDAQ after the Merger.

We may be required to reapply for listing on the NASDAQ Capital Market following the Merger. While we currently believe that the combined company will qualify for listing, NASDAQ may not accept the listing. If it is not accepted, the Merger will not occur without a waiver from the parties to the Merger Agreement, since it is a condition to closing the Merger that we continue to be listed on the NASDAQ Capital Market.

We have incurred and will incur significant costs in connection with the Merger, whether or not we complete it.

We have incurred significant costs related to the Merger and we expect to incur significant additional costs. These costs include financial advisory, legal and accounting fees and expenses and other charges. We may also incur additional unanticipated costs for any of a number reasons. Such costs will reduce the assets that either company would have if the Merger is not consummated or that the combined company would have to operate its business after the Merger.

Completion of the Merger will result in substantial and immediate dilution to the voting power of our current shareholders.

Issuing shares of our common stock to the Model Reorg shareholders in the Merger will significantly dilute the voting power of our existing shareholders, and the issuance of additional shares upon exercise of the Warrants would cause further dilution. If the combined company does not realize the benefits from the Merger anticipated by our Board when they set the Merger Consideration, the market price of our common stock may decline as a result and our shareholders may not realize a benefit despite the ownership dilution they will experience.

Because the lack of a public market for Model Reorg’s capital stock makes it difficult to evaluate the value of the Model Reorg stock, the Model Reorg shareholders may receive Merger Consideration that is greater than the fair market value of Model Reorg.

The outstanding capital stock of Model Reorg is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair value of Model Reorg. Since the percentage of our equity to be issued to Model Reorg’s shareholders was determined based on negotiations between the parties, it is possible that the value of our common stock to be issued in the Merger will be greater than the fair value of Model Reorg.

The market price of our common stock may fluctuate significantly and the Merger Consideration will not be adjusted for such changes.

At the closing of the Merger, the outstanding Model Reorg common stock will be converted into the Merger Consideration. The number of shares of our common stock and Warrants issuable to the Model Reorg shareholders will not be adjusted for changes in the value of Model Reorg or E Com Ventures or in the market price of our common stock. We cannot abandon the Merger or resolicit the vote of our shareholders solely because of any such changes.

The market price and trading volume of our common stock may vary significantly between the date of the Merger Agreement and the completion of the Merger. These variations may be caused by, among other factors, responses to the risk factors described in this Proxy Statement, market expectations of the likelihood that the Merger will be completed and the timing of its completion, the market’s perception of the merits of the Merger or the prospects for the combined company’s post-Merger operations, or for reasons unrelated to the combined company’s performance, such as reports by industry analysts, investor perceptions, or announcements by our or Model Reorg’s customers, competitors or suppliers regarding their own performance, as well as general economic and industry conditions. There can be no assurance that the market price or the trading volume of the combined company’s common stock after the Merger will be at or above the market price and trading volume of our common stock on the dates of the Merger Agreement, this Proxy Statement, the Special Meeting, or the Merger.

Our remedy for losses arising out of Model Reorg’s breach of the Merger Agreement is limited.

Pursuant to the indemnification provisions in the Merger Agreement, we are entitled to indemnification for certain losses and expenses that are sustained in connection with any breach of Model Reorg’s representations, warranties and covenants. The combined company must bear the amount of any such losses and expenses up to $1 million. To compensate for losses and expenses above that amount, the combined company will retain in escrow 295,000 shares of the total Merger Consideration. Except with respect to claims for taxes, these escrowed shares of our common stock are the sole and exclusive remedy for any losses arising out of claims related to the Merger Agreement. These shares will be valued at a total of $7,062,300 for this purpose, but the shares may actually be worth less at the time. If the combined company incurs losses as a result of any breach beyond the value of those shares, it will not be able to seek additional compensation from the former Model Reorg shareholders.

Successful integration of the E Com Ventures and Model Reorg businesses may be difficult.

After the Merger, we and Model Reorg will integrate our respective operations. Delays and other unforeseen difficulties may impede the combined company in its efforts to integrate the E Com Ventures and Model Reorg operations successfully. Even if the two companies are able to integrate their operations, there can be no assurance that anticipated synergies will be achieved. (See “Approval to Issue Shares and Warrants – Reasons for the Merger.”) Any failure or delay in integrating operations or achieving such synergies could have a material adverse effect on the business, results of operations, financial condition and cash flows of the combined company, and our shareholders may not realize a benefit despite the ownership dilution they will experience in the Merger.

After the Merger, control of our management and policies will remain with our principal shareholders, who could take actions that are not in the best interest of the other shareholders.

Stephen L. Nussdorf and Glenn H. Nussdorf currently beneficially own approximately 44.5% of our common stock, assuming conversion of the Convertible Note. They also own approximately 59% of Model Reorg’s common stock. Immediately after the Merger, Stephen and Glenn Nussdorf will beneficially own an aggregate of approximately 53.7% of our outstanding common stock, assuming conversion of the Convertible Note, or 57.7%, assuming exercise of their Warrants. As a result, they will be able to direct our corporate policies, being able to act unilaterally to approve most actions requiring shareholder approval under law or our governing documents. In addition, Arlene Nussdorf, who is the sister of Stephen and Glenn Nussdorf, owns approximately 29% of Model Reorg’s common stock and will receive shares and Warrants representing 23.3% beneficial ownership of our common stock, assuming exercise of her Warrants. (See “Security Ownership of Certain Beneficial Owners and Management.”) Although Arlene Nussdorf has no agreement with Stephen and Glenn Nussdorf regarding the voting of or other actions with respect to our common stock, the Nussdorfs’ collective stock ownership may have the effect of delaying or preventing policies or actions deemed desirable by our Board of Directors, such as incurring additional senior indebtedness or a business combination that might be in the interests of our other shareholders, which in turn could materially and adversely affect the market price of our common stock. Alternatively, such ownership may be effective in causing us to implement policies that are not in the best interests of our other shareholders.

Furthermore, after the Merger, the combined company will have approximately $50 million of indebtedness to the Nussdorfs. (See “Terms of the Merger Agreement – Affiliate Debt”). As significant creditors, the Nussdorfs will have the ability to refuse consent to actions our Board may consider necessary or to demand repayment of the debt in the event of default.

After the Merger, we will be a “controlled corporation” under the NASDAQ rules. Accordingly, although there is no present intention to reduce the number of independent directors, we will no longer be required to have a board of directors with a majority of independent directors, to have executive compensation determined by an independent compensation committee, or to have our directors nominated by a majority of the independent directors. This could increase the extent to which the principal shareholders are able to control our operations. (See “Approval to Issue Shares and Warrants – Management Following the Merger.”)

We may need additional funds that, if available, could result in increased interest expenses or additional dilution to our shareholders. If additional funds are needed and are not available, the business of the combined company could be negatively impacted.

We will be a substantially larger company following the Merger, with a substantially increased debt burden. If the combined company is unable to generate sufficient cash flows from operations to service its obligations, it could face liquidity and working capital constraints, which could adversely impact its future operations and growth. If the combined company needs to raise additional funds to support its operations, it may not be able to do so on favorable terms, or at all. Without such funding, it may need to modify or abandon its growth strategy or eliminate product offerings, any of which could negatively impact its financial position. If such funds are raised through the issuance of equity securities, the percentage ownership of its shareholders will be reduced even further, and the holders of new equity securities may have rights, preferences or privileges senior to those of the holders of common stock.

We will incur substantial new indebtedness in order to close the Merger, which may adversely affect our cash flow and business operations.

It is a condition to closing the Merger that we obtain a substantial new senior secured credit facility to replace our existing facilities. (see “Post-Merger Financing”). Having this amount of indebtedness (i) may make the combined company more vulnerable to adverse changes in general economic, industry and competitive conditions and (ii) place the combined company at a disadvantage compared to any of its competitors that may have less debt. Furthermore, assuming that the new credit facility bears interest at floating rates, the interest expense would increase if interest rates rise. The combined company may be required to dedicate a substantial portion of its cash flow to pay interest and principal on its debt. If the combined company does not have earnings to service the debt, it may need to refinance all or part of that debt, sell assets, borrow more money or sell securities, which it may not be able to do on commercially reasonable terms, or at all.

The terms of any new credit facility will include events of default and covenants that will limit the combined company from taking certain actions without obtaining the consent of the lenders. In addition, the credit facility will require the combined company to maintain certain financial ratios and will restrict its ability to incur additional indebtedness. These covenants and restrictions may limit the combined company’s ability to respond to changing business and economic conditions and may prevent it from engaging in transactions that might otherwise be considered beneficial.

A breach of the provisions of the credit facility, including any inability to comply with the required financial ratios, could result in an event of default. If an event of default occurs (after any applicable notice and cure periods), the lenders would likely be entitled to accelerate the repayment of amounts outstanding, plus accrued and unpaid interest. Moreover, the lenders would likely have the option to terminate any obligation to make further extensions of credit under the credit facility. In the event of a default under the credit facility, the lenders could also foreclose against any collateral securing such obligations, which may be all or substantially all of the combined company’s assets. If that occurred, the combined company may not be able to continue to operate as a going concern.

The Registration Rights Agreement may limit the combined company’s ability to obtain financing.

As a condition to closing the Merger, we will agree, in certain circumstances, to register with the SEC the resale of the shares of our common stock that the Model Reorg shareholders receive as part of the Merger Consideration. (See “Approval to Issue Shares and Warrants – Registration Rights.”) The Registration Rights Agreement will permit the Model Reorg shareholders to require that, in the event of any marketing limitation on the number of shares included in an applicable registration statement, their shares be registered on a pro rata basis with shares being registered for parties that have obtained registration rights in connection with providing financing to the combined company. This may limit our ability to obtain financing in the future.

The absence of contracts with Model Reorg’s retail store customers or suppliers could result in loss of key customers or suppliers, which would have a material adverse effect on the combined company’s business.

Model Reorg has not had long-term or exclusive contracts with any of its retail store customers or with the suppliers of distributed brands. Suppliers of distributed brands generally can, at any time after the Merger, choose to reduce or eliminate the volume of their products distributed by the combined company, including by supplying products to Model Reorg’s retail store customers directly or through another distributor. Retail store customers are generally able to cancel orders or delay the delivery of products on short notice. In addition, they may decide not to purchase products from Model Reorg for any reason, including because Model Reorg has become a subsidiary of E Com, their competitor. Moreover, our and Model Reorg’s expense levels are based in part on expectations of future sales and, if expectations regarding future sales are inaccurate, the combined company may be unable to reduce costs in a timely manner to adjust for sales shortfalls. The loss of any key suppliers or customers, or a change in Model Reorg’s relationship with any one of them, could have a material adverse effect on the combined company’s business, prospects, and financial condition after the Merger.

Our inability to maintain and expand our distribution relationships would adversely affect the combined company’s business.

The reasons for the Merger include, among others, the expectation of synergies leading to sales growth for the combined company. This expectation is contingent in part on the combined company’s ability to enter into additional distribution relationships, expand retail sales channels, and open new stores. We cannot predict whether the combined company will be successful in these efforts. A failure to maintain existing distribution relationships, or to enter into new distribution relationships or expand retail sales channels, could adversely impact the combined company’s ability to grow sales.

If Model Reorg is unable to effectively manage the inventory it sells on consignment, the combined company will not achieve its expected results.

Model Reorg’s business includes a significant portion of consigned sales, and its revenue recognition policy defers recognition of revenue for this type of sales. Consignment sales remain in inventory until the products are sold to end users and, if not sold, the inventory may be returned to Model Reorg upon termination of the consignment relationships. The turnover frequency of Model Reorg’s inventory on consignment is critical to generating regular cash flow in amounts necessary to keep financing costs to targeted levels and to purchase additional inventory. If this turnover is not sufficiently frequent, the combined company’s financing costs may exceed targeted levels and it may be unable to generate regular cash flow in amounts necessary to purchase additional inventory to meet the demand for other products. In addition, slow inventory turnover may force the combined company to reduce prices and accept lower margins to sell consigned products.

Any weakness in internal control over financial reporting or disclosure controls and procedures could result in a loss of investor confidence in our financial reports and lead to a stock price decline.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and report the results in our annual reports on Form 10-K. We are also required to maintain effective disclosure controls and procedures. After the Merger, our Section 404 evaluation will need to include the internal controls of Model Reorg, a substantially larger business, and our disclosure controls and procedures will need to expand to encompass the activities of the Model Reorg business. Model Reorg has not previously had to evaluate and publicly report on its internal control over financial reporting. If management identifies any material weakness in Model Reorg’s internal controls that are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures covering the business of the combined company could cause investors to lose confidence in the accuracy and completeness of the combined company’s financial reports, limit its ability to raise financing or lead to regulatory sanctions, any of which could result in a material adverse effect on the combined company’s business or a decline in the market price of its common stock.

FORWARD-LOOKING STATEMENTS

Some of the statements in this Proxy Statement, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend,” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are:

•	our ability to service our obligations;

•	our ability to comply with the covenants in our credit facilities;

•	general economic conditions, including the level of discretionary spending by consumers;

•	competition;

•	the consummation of the Merger;

•	our ability to integrate the Model Reorg business and operations into ours;

•	our ability to maintain and expand supplier and customer relationships;

•	our ability to raise additional capital to finance expansion;

•	the risks inherent in new product introductions or our entry into new geographic markets; and

•	other factors described under “Risk Factors” in this Proxy Statement and in our filings with the SEC.

Copies of our SEC filings are available from the SEC or may be obtained upon request from us. We do not undertake any obligation to update the information contained herein, which speaks only as of this date, other than as required by law.

THE SPECIAL MEETING OF SHAREHOLDERS

Date, Time and Place

This proxy statement and the accompanying form of proxy are being furnished on or about [•], 2008 to holders of our common stock of record at the close of business [•], 2008 in connection with the solicitation of proxies by our Board of Directors for use at the Special Meeting of our shareholders to be held on [•], [•], 2008 at [•], commencing at [•] a.m., including at any postponement or adjournment of the Special Meeting.

Purposes of the Special Meeting

At the Special Meeting, we will ask our shareholders to approve the following:

1. The issuance of shares of our common stock and the Warrants under the Merger Agreement and the issuance of shares of our common stock upon exercise of the Warrants;

2. An amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue from 6,250,000 shares to 20,000,000 shares;

3. An amendment to our Articles of Incorporation to change our corporate name to Perfumania Holdings, Inc.;

4. If necessary or appropriate, a proposal to postpone or adjourn the Special Meeting to a later time to enable us to solicit additional proxies in favor of the foregoing proposals; and

5. Such other business as may properly come before the Special Meeting.

Implementation of each of Proposals 1 and 2 is conditioned on the approval of the other. If either Proposal 1 or Proposal 2 is not approved, neither will be implemented. The Merger cannot be completed unless our shareholders approve both proposals. Therefore, you should consider Proposals 1 and 2 together.

Record Date; Shares Entitled to Vote; Quorum Requirement

Our Board of Directors has fixed the close of business on [•], 2008 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At the Record Date, [3,059,041] shares of our common stock were outstanding and entitled to vote.

Each holder of shares of our common stock on the Record Date is entitled to cast one vote per share on each proposal submitted for a vote of shareholders at the Special Meeting. Votes may be cast either in person or by properly executed proxy.

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of common stock on the Record Date is necessary to constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present at the Special Meeting, the meeting may be postponed or adjourned from time to time, without notice other than by announcement at the meeting, until a quorum is present or represented. Shares represented by proxies that are marked “ABSTAIN,” as well as “broker non-votes,” with respect to any matter, will be counted as present for the purpose of determining whether a quorum is present at the meeting.

Required Votes

Under the NASDAQ Capital Market listing criteria, approval of the issuance of the Merger Consideration and the shares issuable upon exercise of the Warrants requires the affirmative vote of a majority of the total votes cast on the proposal. Under the Florida Business Corporation Act, approval of each of the amendments to our Articles of Incorporation requires that the number of votes cast in favor of approval exceeds the number cast in opposition. These two standards are the same in operation. Accordingly, abstentions and broker non-votes will not be counted in the voting and will not have the effect of votes against any of the proposals.

Voting by Our Directors, Officers, and Affiliates

Glenn and Stephen Nussdorf, who held an aggregate of [1,113,144 shares (36.4%)] of our outstanding common stock) on the Record Date, have agreed to vote their shares of our common stock in favor of all the proposals at the Special Meeting.

Miscellaneous

You may vote by proxy or in person at the Special Meeting.

Voting by Proxy

Shares of our common stock represented by properly executed proxies received at or before the Special Meeting and not revoked before being voted will be voted in the manner specified on such proxies. Properly executed proxies that do not contain voting instructions on a proposal will be voted “FOR” that proposal. If any matters not described above are properly brought before the Special Meeting, it is the intention of the persons named in the enclosed proxy card to vote the proxy in accordance with their best judgment. Properly executed proxies marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum at the Special Meeting, will not be voted.

The voting instruction form enclosed with this Proxy Statement permits you to vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals. Our Board of Directors recommends that you vote “FOR” each of the proposals.

Voting in Person

If your shares of our common stock are registered directly in your name with our transfer agent, you are considered a shareholder of record and we have sent the Proxy Statement and proxy card directly to you. If you are a shareholder of record, you may attend the Special Meeting and vote your shares in person.

If your shares of common stock are held in the name of your broker or other financial institution, which is usually the case if you hold them in a brokerage or similar account, your shares are held in “street name” and your broker or other financial institution is the shareholder of record. It has sent the Proxy Statement to you with a voting instruction form. As the beneficial owner, you are also invited to attend the Special Meeting. However, only your broker or other financial institution is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person at the Special Meeting, you must contact your broker or other financial institution to obtain a proxy, which you must bring to the meeting.

Whether or not you intend to vote in person at the Special Meeting, we request that you sign and return the enclosed proxy card or voting instruction form in the enclosed envelope in case you are unable to attend. This would not prevent you from voting in person if you do attend.

Revocation of Proxies

A shareholder giving a proxy has the power to revoke it at any time before the vote is taken at the Special Meeting by:

•	if you are a stockholder of record, submitting to our Corporate Secretary (at 251 International Parkway, Sunrise, Florida 33325) a written instrument revoking the proxy;

•	if you are a beneficial owner of shares held in street name, following the instructions you received;

•	submitting a duly executed proxy card or voting instruction form bearing a later date; or

•	voting in person at the Special Meeting.

Solicitation of Proxies

Proxies are being solicited on behalf of our Board of Directors. We will pay the costs and expenses incurred in connection with the printing and mailing of this Proxy Statement and the solicitation of the enclosed proxy. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by other means of communication. Our directors, officers and employees will receive no additional compensation for such services, but we may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. Some of these directors and executive officers may have interests in the Merger that differ from yours, as described in “Interests of Certain Persons in the Merger.” Brokers and other nominees will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by them, and we will reimburse them for the reasonable, out-of-pocket expenses they incur in doing so. We may retain a proxy solicitation firm to assist in the solicitation of proxies, and we will bear the reasonable fees and expenses of any such firm.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact:

[proxy advisor]
[Address]
Phone:	( ) -

PROPOSAL 1—APPROVAL TO ISSUE SHARES AND WARRANTS

We entered into the Merger Agreement with Model Reorg on December 21, 2007. We are now asking you to approve the issuance of the shares of our common stock and the Warrants to the Model Reorg shareholders in accordance with the Merger Agreement, as well as the issuance of additional shares of our common stock upon exercise of the Warrants, so we may complete the Merger.

The following describes the Merger and the Merger Agreement. Although we believe that this description covers the material terms of the Merger and the Merger Agreement, it may not contain all of the information that is important to you. We encourage you to read carefully this entire Proxy Statement, including the Merger Agreement, which is attached as Annex I, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement.

General

In the Merger, Model Reorg will merge into Merger Sub, and the surviving entity will continue Model Reorg’s business as our wholly-owned subsidiary. As consideration for the Merger, we will issue to Model Reorg’s shareholders an aggregate of 5,900,000 shares of our common stock and Warrants to purchase an aggregate of 1,500,000 shares of our common stock, exercisable beginning on the third anniversary of the Merger at an exercise price of $23.94 per share. These shares will represent approximately 65.9% of our outstanding common stock immediately after the Merger, and 70.8% assuming exercise of all the Warrants.

Background of the Merger

Glenn H. Nussdorf and Stephen L. Nussdorf have owned a substantial interest in E Com Ventures since 2003, and we and Model Reorg and our respective affiliated persons and entities have engaged in significant commercial dealings. Those relationships are described in “Certain Relationships and Related Person Transactions.” The following describes the discussions and events specifically relating to the Merger and leading up to the signing of the Merger Agreement.

The Nussdorfs began considering the possibility of a business combination between us and one or more of their affiliated companies in 2003. After February 2004, when Stephen Nussdorf and Michael Katz were elected to our Board, the Board periodically discussed the possibility of a business combination with Model Reorg. However, the idea did not receive serious consideration until the summer of 2005, when Messrs. Nussdorf and Katz indicated in Board discussions that they believed that our growth potential and earnings prospects could be enhanced by such a combination.

In September 2005, Model Reorg engaged Wachovia Capital Markets LLC (“Wachovia”) as its financial advisor and to help arrange for financing to fund the operation and growth of the combined company. Later that month, Model Reorg held an organizational conference call including Wachovia, its counsel, Mr. Katz and representatives of Edwards Angell Palmer & Dodge LLP (“EAPD”), representing Model Reorg, regarding potential deal structuring and Florida legal considerations.

Thereafter, one of our independent directors, Paul D. Garfinkle, on our behalf, and Mr. Katz, on behalf of Model Reorg, had several informal discussions regarding possible transaction structures and financing needs. Wachovia also commenced its due diligence review of our business and financial affairs, including holding a meeting on November 14, 2005 with Messrs. Katz and Garfinkle and other members of our and Model Reorg’s management.

At a meeting of our Board on October 6, 2005, Mr. Katz discussed Model Reorg’s intent to evaluate a possible combination with us. He outlined the possibility of obtaining improved terms from vendors, as well as the savings that might result from operating synergies in administrative functions and warehouse operations, and there was a general discussion. The Board authorized the execution of a confidentiality agreement with Model Reorg to permit Model Reorg to review and evaluate our business. The Board also authorized Mr. Garfinkle to investigate law and investment banking firms to help us evaluate the possible combination. Our general outside counsel, Akerman Senterfitt, advised the directors and Mr. Katz that Mr. Katz’s role in any substantive consideration of such a combination should be solely in his capacity as an officer of Model Reorg and that communications by Model Reorg with respect to any such combination should be directed only to our independent directors.

Informal discussions to explore the benefits and risks of such a transaction, and Model Reorg’s due diligence investigation, occurred during the remainder of 2005 and 2006. During this period, our independent directors periodically reviewed the business and financial impacts of combining the companies.

At its meeting on September 6, 2006, our Board reviewed the discussions to that date and determined to establish the Special Committee to consider the possible transaction. The Special Committee consists of Joseph Bouhadana, Carole Ann Taylor, and Mr. Garfinkle, the three members of our Board who are not our employees or consultants, who are independent under NASDAQ and SEC rules, and who are not shareholders of Model Reorg. None of the members of the Special Committee directly own any of our securities other than options to purchase shares of our common stock granted under our 2000 Directors Stock Option Plan (an aggregate of 9,500 shares between them). None has any interest in Model Reorg or otherwise in the proposed transaction. The Special Committee was authorized to consider and evaluate any proposed combination, assess and make a recommendation to our Board whether it would be in our best interests and those of our shareholders to effectuate the proposed combination, conduct discussions and negotiations on our behalf concerning the proposed combination, including negotiating a definitive Merger Agreement, and incur appropriate expenses in connection with its work, including retaining, at our expense, an independent investment banking firm, legal counsel and such other advisors as the Special Committee deemed necessary, useful or advisable to assist and advise it in its work. Members of the Special Committee received a fee of $10,000 for their services in considering the Merger and Merger Agreement.

The Special Committee thereupon held its first meeting and appointed Mr. Garfinkle as its Chairman.

On November 10, 2006, Model Reorg proposed to our Board that we acquire Model Reorg in exchange for our issuing an aggregate of 6,396,649 shares of our common stock to the Model Reorg shareholders. As a result, we would remain a publicly-traded company with the Model Reorg shareholders owning approximately 81% of our issued and outstanding common stock, assuming conversion of the Convertible Note. The offer letter also contemplated that:

•	the combined company would obtain additional senior third party credit facilities to finance its ongoing operations and growth;

•

obligations due from Model Reorg to Quality King Distributors, Inc. (“Quality King”), a separate company that is wholly-owned by Stephen and Glenn Nussdorf and their sister, Arlene Nussdorf, would be repaid, refinanced and/or converted into preferred stock of the combined company in the transaction; and

•	the transaction would be subject to the approval of (a) an independent committee of our Board and (b) our shareholders other than shareholders of Model Reorg.

Model Reorg also delivered a draft merger agreement,

On November 17, 2006, we issued a press release announcing Model Reorg’s offer and the formation of the Special Committee to review and evaluate the proposal.

On December 5, 2006, the Special Committee interviewed Troutman Sanders LLP (“Troutman Sanders”) to serve as its legal advisor. The Troutman Sanders representative discussed with the members of the Special Committee their duties and responsibilities. The Special Committee then authorized Mr. Garfinkle to obtain proposals from investment banking firms to provide financial advice to the Special Committee. The Special Committee also authorized Mr. Garfinkle to explore the retention of an accounting firm to assist with its due diligence investigation of Model Reorg. Thereafter, the Special Committee retained Troutman Sanders as its special counsel.

Beginning December 6, 2006, the Special Committee obtained proposals from four investment banking firms, two contacted by Troutman Sanders and two recommended by members of the Special Committee. One of these firms was Financo, which had been recommended based on its specialized experience and reputation in providing investment banking, consulting and financial advice to retailers. None of these firms had previously been engaged by us, Model Reorg, or any of their affiliates in any capacity. The Special Committee considered the proposed engagement terms of the four firms and met with two of them.

The discussions between Mr. Garfinkle, on our behalf, and Mr. Katz, on behalf of Model Reorg, continued during this period, clarifying the terms of the offer and considering the timing and process to consummate a merger, due diligence, potential financing and other matters germane to the contemplated merger. In addition, on December 19, 2006, we entered into a confidentiality agreement with Model Reorg allowing us to perform a due diligence investigation on Model Reorg.

Thereafter, the Special Committee reviewed information about Model Reorg, including its financial statements, negotiated an engagement letter with Financo, and engaged in discussions with an accounting firm regarding providing due diligence services.

On April 12, 2007, there was a meeting of the Special Committee, at which the Committee:

•

approved the letter dated April 9, 2007 engaging Financo to provide an initial valuation analysis, to determine whether the consideration for the proposed Merger was fair from a financial point of view to our shareholders (other than those shareholders who own, or whose affiliates own, securities of Model Reorg) and to render an opinion to the Special Committee as to its conclusion, and

•

authorized the engagement of an accounting firm to provide tax and financial preacquisition due diligence analysis and inquiries, tax and financial structuring assistance with contract and financing issues, and assistance with post-transaction transition issues.

The Special Committee then met with representatives of Troutman Sanders and Wachovia, Messrs. Stephen Nussdorf and Katz, and Model Reorg and E Com management. Model Reorg management, with Wachovia’s assistance, made presentations about the structure of the combined company and the savings and synergies foreseen, and there was general discussion. Representatives of Financo then joined the meeting and the representatives of Model Reorg management and Wachovia answered questions from the Special Committee members and Financo and discussed possible financing.

During April, May and June 2007, Wachovia and Financo exchanged information about us and Model Reorg, and Troutman Sanders, Akerman Senterfitt and EAPD held several conference calls in which they discussed the draft Merger Agreement and the terms of the proposed Merger. During this period, Troutman Sanders communicated with the members of the Special Committee about the terms of the proposed merger and the draft Merger Agreement, the members engaged in discussions among themselves, and Messrs. Garfinkle and Katz had periodic conversations.

On June 1, 2007, Mr. Garfinkle, Mr. Katz, and Troutman Sanders held a telephone conference to discuss substantive issues regarding the proposed Merger and Merger Agreement. Among other things, the Special Committee had requested that we not be required to make any representations and warranties in the Merger Agreement with respect to our operations and that the Merger Agreement require the Model Reorg shareholders to indemnify us against potential losses arising from misrepresentations and breaches of warranties made by Model Reorg in the Merger Agreement. During a later call, EAPD communicated to Troutman Sanders that Model Reorg was unwilling to agree that the Merger should be conditioned on the approval of a majority of our shareholders other than shareholders of Model Reorg, as had been proposed in Model Reorg’s November 10, 2006 letter. They expressed the concern that, given the composition of our shareholder base and the likelihood that some shareholders would not vote at all, an unreasonably small number of shareholders might have the power to block the Merger, possibly for their own purposes, notwithstanding the Special Committee’s approval and the desire of a majority of our shareholders to complete the proposed combination. In the following weeks, Troutman Sanders and EAPD continued to discuss the draft Merger Agreement.

On June 11, 2007, the Special Committee held a meeting by conference telephone call with Troutman Sanders in which it reviewed the substantive issues in the draft Merger Agreement, financial information about us and Model Reorg, and the accounting treatment of, and financial reporting requirements for the combined company following, the proposed Merger.

On June 25, 2007, the Special Committee held a meeting by conference telephone and received a report from Mr. Garfinkle and Troutman Sanders concerning the negotiations over the terms of the transaction, the refinancing of Model Reorg’s obligations to Quality King, the status of the due diligence investigation and the initial valuation analysis being prepared by Financo.

On June 27, 2007, EAPD and Troutman Sanders held a conference telephone call concerning issues in the draft Merger Agreement of concern to the Special Committee, including the number of shares to be issued, the terms on which the Quality King obligations would be refinanced, a proposed escrow fund for indemnification, and the extent of our required representations. Model Reorg determined to accept the principal changes requested by the Special Committee on June 1 on condition that the transaction not be subject to the separate approval of our shareholders other than those who are also Model Reorg shareholders. EAPD provided a revised draft of the Merger Agreement reflecting the changes, which was distributed to the Special Committee. At that time, management of both companies provided certain projections to the Special Committee.

On July 5, 2007, the Special Committee held a meeting by conference telephone to review and discuss the revised draft of the Merger Agreement, the status of the due diligence investigation, and the progress of Financo’s work on valuation. Among other things, the Special Committee discussed the lack of a requirement for separate approval of a majority of the shares held by shareholders other than Model Reorg shareholders. The Special Committee also discussed alternatives for the refinancing of the obligations of Model Reorg to Quality King and the effects of Model Reorg’s operation of licensed stores.

On July 9, 2007, the Special Committee received the accounting firm’s diligence report. The report was provided to Financo, and it was discussed by the members of the Special Committee.

On July 30, 2007, Troutman Sanders and Akerman Senterfitt held a conference call with EAPD. On August 3, 2007, Troutman Sanders held a conference call with EAPD, to negotiate the draft Merger Agreement.

From April 2007 until late July 2007, Mr. Katz engaged in negotiations with a financial institution, seeking a commitment to provide senior credit facilities to the combined company. They reached a substantially final agreement in principle in July 2007 but, before execution of a commitment letter, the lenders withdrew from the discussions, reportedly due to what had become the generally unsettled state of the credit markets. Since the terms of any such financing would be an important factor in determining the feasibility of a combination, we and Model Reorg then pursued other financing options.

On August 9, 2007, Troutman Sanders, Mr. Katz, and EAPD held a telephone conference to discuss the issue of shareholder voting and the status of the proposed senior financing for the ongoing operations of the combined company.

On August 10, 2007, the Special Committee held a conference call with Mr. Katz and Troutman Sanders in which Mr. Katz discussed the status of the proposed financing, describing his discussions regarding alternative financing with another lender and the refinancing of the Quality King obligations, and explained Model Reorg’s position with respect to the disinterested shareholder voting condition. After Mr. Katz left the call, and after discussions with Troutman Sanders, the Special Committee determined that, while counsel should continue to seek inclusion of such a provision, its absence alone should not be the reason for rejecting a transaction if the Special Committee determines that the transaction is in our best interests and is fair to our shareholders other than those who are also Model Reorg shareholders.

On August 29, 2007, the new lender issued a commitment letter to us providing for a fully-underwritten $250 million senior secured revolving credit facility and a $30 million senior secured first-in-last-out term loan facility, and contemplating the refinancing of Model Reorg’s obligations to Quality King on a subordinated basis.

EAPD and Troutman Sanders discussed the proposed terms of the transaction by telephone on a number of occasions throughout September and October.

On September 12, 2007, Financo submitted to the Special Committee its initial preliminary valuation materials regarding us and Model Reorg based upon, among other factors, the respective earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the twelve months ended April 30, 2007, and the debt for borrowed monies, net of cash on hand (“net debt”) as of April 30, 2007, of each of the companies.

On September 17, 2007, the Special Committee held a meeting by conference telephone with Financo and Troutman Sanders in which Financo discussed with the Special Committee the various valuation methodologies used and comparable companies considered by Financo in preparing the valuation information concerning the two companies, including assumptions used, inherent limitations in, and results of the analysis. The Special Committee requested Financo to update the data used in these preliminary valuation materials.

On September 19, 2007, Mr. Garfinkle and Mr. Katz discussed the Special Committee’s position on the principal terms of the proposed Merger in a telephone call.

On September 23, 2007, the Special Committee held a meeting by conference telephone in which the members discussed Model Reorg’s position with respect to separate voting by our disinterested shareholders and other considerations relating to the proposed transaction.

On September 24, 2007, Financo provided the Special Committee with updated preliminary valuation material setting forth information regarding the valuations of both companies based on forward-looking information furnished by each company for the twelve months ending December 31, 2007, in addition to the historical information previously considered.

On October 5, 2007, the Special Committee held a meeting by conference telephone with Financo and Troutman Sanders in which Financo discussed with the Special Committee its preliminary valuation materials and there was a general discussion of the information relied on and Financo’s analytical approach. Following Financo’s participation in the meeting, the Special Committee reviewed information prepared by Troutman Sanders with respect to the number of shares of our common stock that would be issued to the shareholders of Model Reorg under the different methodologies and at various relative ranges of valuations contained in Financo’s preliminary valuation materials.

Also on October 5, 2007, Model Reorg acquired by merger 100% of Jacavi LLC (“Jacavi”), an independent fragrance distributor, as had been contemplated during the Merger negotiations. As a result, the former owners of Jacavi acquired an 11.25% interest in Model Reorg and members of the Nussdorf family continued to hold the remaining ownership interest.

On October 8, 2007, the Special Committee held a meeting by conference telephone with Troutman Sanders, in which it was agreed that Financo should update the historical information it had used in its valuations to the most current information provided by both companies and update the forward-looking analysis through February 2, 2008, the end of our current fiscal year, in order to reflect more comparable information and to conform to the conventional retail fiscal year end.

On October 16, 2007, EAPD distributed revised drafts of the proposed Merger Agreement and the related Model Reorg disclosure schedules.

On October 19, 2007, Financo provided the Special Committee revised preliminary valuation materials, including historical information based on the actual EBITDA of both companies for the twelve months ended August 31, 2007 and projected EBITDA for both companies and the combined company for the twelve months ending January 31, 2008. The projected figures for Model Reorg included results of Jacavi on a pro forma basis for periods following Model Reorg’s acquisition of Jacavi.

On October 23, 2007, the Special Committee held a meeting by conference telephone with Troutman Sanders to review and analyze Financo’s October 19, 2007 preliminary valuation materials. The Special Committee also reviewed information prepared by Troutman Sanders computing the number of shares of our common stock that would be issued to the shareholders of Model Reorg if issued in proportion to the respective valuations of the two companies contained in Financo’s preliminary valuation materials, with certain adjustments. The Special Committee also reviewed certain provisions of the draft Merger Agreement with Troutman Sanders and the proposed refinancing of Model Reorg’s obligations to Quality King.

Based on these reviews and discussions, the Special Committee determined to make a counter-proposal, subject to final resolution of open issues in the Merger Agreement, acceptable terms for the financing of the obligations of Model Reorg to Quality King, completion of the proposed senior financing set forth in the August 9, 2007 commitment letter and completion of our due diligence investigation of Model Reorg.

Mr. Garfinkle and Mr. Katz had a telephone conversation on October 24, 2007, in which Mr. Garfinkle communicated the Special Committee’s proposed revised terms for the combination, including:

•	decreasing the number of shares to be issued to the Model Reorg shareholders from 6,396,649 to 5,500,000;

•	the Nussdorfs indemnifying us for any tax liability of Model Reorg for periods before the consummation of the Merger; and

•	the number and valuation of the shares of our common stock to be held in the escrow fund.

In a November 5, 2007 telephone conversation, EAPD advised Troutman Sanders of Model Reorg’s counter-proposal that, due to perceived changes in the two companies’ businesses since the November 2006 merger proposal, we issue enough shares of our common stock for the Model Reorg shareholders to beneficially own an aggregate of 85% of our common stock (inclusive of shares presently owned by Stephen and Glenn Nussdorf and giving effect to the conversion of the Convertible Note), or approximately 9,500,000 shares.

Troutman Sanders thereupon communicated this counter-offer to each Special Committee member and, later that day, the Special Committee held a meeting by conference telephone in which it discussed the counter-offer and requested that Mr. Garfinkle confirm its accuracy and the reasons for it. On the next day, Mr. Garfinkle and Mr. Katz had a telephone conversation about the counter-offer.

On November 7, 2007, the Special Committee held a meeting by conference telephone in which Mr. Garfinkle reported that he had spoken with Mr. Katz, who had confirmed the accuracy of Model Reorg’s counter-offer. The Special Committee determined that, based on the preliminary valuations materials it had previously received, this proposal was not fair to our shareholders. It also expressed concern that, under Florida Law, stock ownership above 80% would permit the Model Reorg shareholders to acquire us by a “short form merger” with a company they control and without the approval of our shareholders. The Special Committee requested a meeting with Stephen Nussdorf and Mr. Katz.

On November 8, 2007, the members of the Special Committee held a conference telephone call with Stephen Nussdorf and Mr. Katz. The members of the Special Committee requested that Model Reorg reconsider its position or provide the Special Committee with information that Model Reorg had received from its financial advisors that supported Model Reorg’s counter-offer.

On November 20, 2007, the August 29, 2007 financing commitment described above expired in accordance with its terms.

On November 26, 2007, the Special Committee met with Glenn Nussdorf and Mr. Katz to negotiate the economic terms of the proposed Merger, including the terms of the refinancing of Model Reorg’s obligations to Quality King. During this meeting, Mr. Garfinkle stated that the Special Committee would not agree to increase the number of our shares issuable to the Model Reorg shareholders as proposed by Model Reorg but that, in addition to the issuance of 5,500,000 shares, the Special Committee would consider the issuance of warrants to purchase 500,000 shares at a price above the current market price of our common stock.

EAPD and Troutman Sanders continued to discuss the negotiations between Model Reorg and the Special Committee in periodic telephone conversations during November and December.

On December 4, 2007, Model Reorg responded with a proposal for the issuance of 6,400,000 of our shares and Warrants to purchase 1,500,000 additional shares at an exercise price equal to the market price of our common stock on that date.

On December 5, 2007, the Special Committee held a meeting by conference telephone to consider Model Reorg’s revised offer and the refinancing of its obligations to Quality King. The members determined to make a counter-offer, that we issue 5,900,000 shares of common stock and Warrants to purchase 1,500,000 shares, exercisable at a price of $1.00 above the market price of our common stock on the date of the Merger Agreement. On that basis, the Model Reorg shareholders would beneficially own approximately 78.3% of our outstanding common stock immediately after the Merger, or 82.2% assuming the exercise of their Warrants (inclusive of shares presently owned by Stephen and Glenn Nussdorf and giving effect to the conversion of the Convertible Note). Troutman Sanders communicated this counterproposal to EAPD.

On December 6, 2007 Mr. Katz advised Mr. Garfinkle that the Model Reorg shareholders agreed in principle to the Special Committee’s counter-offer, other than with respect to the exercise price of the Warrants.

Over the succeeding days, Mr. Katz and Mr. Garfinkle negotiated the exercise price of the Warrants, resulting in an understanding that it would be equal to the average closing price of our common stock on NASDAQ for the 50 trading days ending immediately before the date of execution of the Merger Agreement. Mr. Katz also agreed with the Special Committee’s position that the Warrants not be exercisable for three years after the date of issuance and not be transferable, with limited exceptions. In addition, the terms on which the existing obligations of Model Reorg to Quality King would be satisfied were negotiated, with the Special Committee taking the position that the terms should be at least as favorable to us as those in the original senior credit facilities proposed in July 2007. Such terms were agreed to by Model Reorg as described under “Terms of the Merger Agreement – Affiliated Debt.”

On December 10, 2007, EAPD provided a revised draft of the Merger Agreement and drafts of the form of Warrant and Registration Rights Agreement.

On December 12, 2007, Troutman Sanders, Akerman Senterfitt and EAPD held a conference call to discuss the new drafts of the Merger documents, and Model Reorg agreed to make certain changes, including eliminating the provision for “net exercise” of the Warrants.

From December 12, 2007 through December 20, 2007, EAPD, Troutman Sanders, and Akerman Senterfitt continued their telephone discussions of comments to the Merger documents, and EAPD prepared and distributed revised drafts. Merger Sub was organized in Delaware on December 13, 2007 to be our wholly-owned subsidiary into which Model Reorg would merge.

On December 17 and 18, 2007, the Special Committee held meetings by conference telephone with Troutman Sanders to review the current drafts of the Merger Agreement, reflecting changes requested by the Special Committee and agreed to by Model Reorg, including the following:

•

the indemnification provisions of the Merger Agreement had been bifurcated so that claims, if any, relating to tax liabilities above those accrued on Model Reorg’s financial statements would be paid in cash by the Model Reorg shareholders without limitation;

•

the Model Reorg shareholders would agree that, notwithstanding any ability to do so under Florida law, they would not effect a short form merger of us with a company they control while their combined ownership of our outstanding shares was less than 90% of our outstanding common stock; and

•	the Model Reorg shareholders would agree to vote the shares of our common stock they hold for the proposals in this Proxy Statement needed to implement the Merger.

The Special Committee also reviewed Model Reorg’s updated disclosure schedules, the Warrants and the Registration Rights Agreement.

On December 20 and 21, Model Reorg’s board of directors and shareholders approved the proposed Merger on behalf of Model Reorg.

On December 21, 2007, the Special Committee met in person at our headquarters. Financo, whose representatives participated by conference telephone, presented its final valuation report to the Special Committee and responded to questions from the members. Financo then rendered its oral opinion (later confirmed in writing) to the Special Committee that, as of December 21, 2007, the Merger Consideration was fair from a financial point of view to our shareholders (other than those of our shareholders who own, or whose affiliates own, securities of Model Reorg). A copy of Financo’s opinion is included as Annex II to this Proxy Statement and a discussion of the bases for that opinion is described under “Opinion of Financo” in this Proxy Statement.

The Special Committee then discussed the proposal in depth, considering the Financo report and opinion, as well as the factors described under “Reasons for the Merger,” among others. After discussion, the Special Committee unanimously approved the Merger and the related transactions and recommended the adoption of the Merger Agreement to our Board of Directors, subject to the Special Committee’s right to withdraw, modify or amend such recommendation if the Special Committee determines, in good faith, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to our shareholders under applicable law.

Following the Special Committee meeting on December 21, 2007, our Board of Directors held a meeting that was attended by all members of the Board, with Stephen Nussdorf attending by conference telephone. The interests of Messrs. Nussdorf and Katz in the proposed Merger were noted. After discussion, based in part on the recommendation of the Special Committee and the fairness opinion the Special Committee received from Financo, and for reasons including those described under “Reasons for the Merger,” the Board unanimously:

•

determined that the terms of the Merger are fair from a financial point of view to the holders of our common stock (other than shareholders who own, or whose affiliates own, securities of Model Reorg);

•	adopted the Merger Agreement and declared the Merger Agreement and the related transactions to be advisable;

•

approved amendments of our Articles of Incorporation, subject to shareholder approval, (a) increasing the number of authorized shares of common stock to 20,000,000 and (b) changing our name to Perfumania Holdings, Inc.; and

•

recommended that our shareholders approve (a) the issuance of the Merger Consideration and the issuance of our common stock upon exercise of the Warrants, subject to the Board’s right to withdraw, modify or amend its recommendation to the extent that it determines, in good faith, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to our shareholders under applicable law, and (b) the foregoing amendments of our Articles of Incorporation.

Following the Board meeting on December 21, 2007, the Merger Agreement was executed by us, Model Reorg and Merger Sub, and by the shareholders of Model Reorg. Later in the day we issued a press release announcing the execution of the Merger Agreement.

Reasons for the Merger

Our Board of Directors believes that the Merger will provide substantial benefits to our shareholders. The combination with Model Reorg will create a large, independent, national, vertically integrated wholesale distributor and specialty retailer of perfumes and fragrances that we expect will be well-positioned to compete in the marketplace and drive growth, as well as to benefit from increased operating scale.

In making its determination to recommend approval of the Merger Agreement, the Special Committee consulted with our and Model Reorg’s officers regarding the strategic and operational aspects of the combination and received reports of our diligence review of Model Reorg. In addition, the Special Committee consulted with representatives of Financo regarding valuations of each company and with respect to the fairness of the transaction from a financial point of view, and with special counsel to the Special Committee regarding legal matters. In the course of reaching its determinations, the Special Committee and our Board considered a variety of factors, including the following:

•	The anticipated benefits of vertical integration and diversification of our business;

•	The increased cash flow that is expected to be available to support an acceleration of the growth of E Com’s retail operations;

•

The higher consolidated capitalization, revenues and earnings base of the combined company that should both result in improved bank and private financing capability and afford us greater access to public capital markets;

•	The greater scale and stronger financial position that is expected to result in additional bargaining power and improved terms with suppliers and landlords;

•

Anticipated synergies, such as the ability to combine warehouse, shipping, information technology and administration functions into a single state of the art facility that will result in reduced overhead and redundancies, and other efficiencies, partially offset by increased costs of auditing and internal control and freight costs;

•	The availability to us of more extensive, state of the art warehouse facilities that will provide better and more direct access to vendors and the ability to make more timely deliveries;

•	The addition of experienced management and purchasing personnel; and

•	The Special Committee’s belief that risks inherent in distribution businesses, such as that of Model Reorg, are lower than those in retail operations, such as that of E Com Ventures.

Opinion of Financo

Pursuant to a letter agreement dated as of April 9, 2007, Financo was engaged to provide a fairness opinion to the Special Committee. The Special Committee selected Financo based on Financo’s reputation and experience in the retail and consumer industries in particular. Financo focuses on providing investment banking services, including merger and acquisition advisory services, to retail and consumer companies. In this capacity, Financo is continually engaged in valuing these businesses and maintains an extensive database regarding mergers and acquisitions in these industries for comparative purposes. At the meeting of the Special Committee on December 21, 2007, Financo rendered its opinion that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to holders of our common stock (other than those who own, or whose affiliates own, securities of Model Reorg).

Financo’s opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Financo, is attached as Annex II to this Proxy Statement. Holders of our common stock are urged to, and should, read the Financo opinion carefully and in its entirety. The Financo opinion is directed to the Special Committee and addresses only the fairness of the Merger Consideration from a financial point of view to holders of our common stock (other than those who own, or whose affiliates own, securities of Model Reorg) as of the date of the opinion. The Financo opinion does not address any other aspect of the Merger and does not constitute a recommendation to any holder of our common stock as to how to vote at the Special Meeting. The summary of the Financo opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

Financo’s opinion does not address the underlying business decision to enter into the Merger Agreement or the Merger, nor does it evaluate alternative transaction structures or other financial or strategic alternatives.

In reading the discussion of the fairness opinion set forth below, you should be aware that Financo reviewed and considered such financial and other matters as Financo deemed relevant, including, among other things:

•

drafts of the Merger Agreement, the Warrants and the Registration Rights Agreement, each dated December 20, 2007, which, for purposes of this opinion, Financo assumed to be in all material respects identical to the forms of such agreements to be executed;

•

certain publicly available financial and other information for E Com Ventures, including its Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and Quarterly Reports on Form 10-Q for the quarters ended May 5 and August 4, 2007 and certain other relevant financial and operating data furnished to Financo by our management;

•	historical financial information of Model Reorg, prepared and furnished to Financo by management of Model Reorg;

•

certain internal financial analyses, financial forecasts, reports and other information concerning E Com Ventures prepared and furnished to Financo by our management and management and representatives of Model Reorg;

•	certain internal financial analyses, financial forecasts and other information concerning Model Reorg furnished to Financo by management and representatives of Model Reorg;

•

discussions Financo had with certain members of our management concerning the historical and current business operations and strategy, financial condition and prospects of E Com Ventures and such other matters as Financo deemed relevant;

•

discussions Financo had with certain members of Model Reorg management concerning the historical and current business operations and strategy, financial condition and prospects of Model Reorg and such other matters as Financo deemed relevant;

•

certain operating results, the reported prices and historical trading activity of our common stock, and the operating results, reported prices and historical trading activity of the securities of certain publicly traded companies Financo deemed relevant;

•	certain financial terms of the Merger as compared to the financial terms of certain selected business combinations Financo deemed relevant; and

•	such other information, financial studies, analyses and investigations and such other factors that Financo deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, Financo assumed and relied, with the consent of the Special Committee and without independent investigation, upon the accuracy and completeness of the information publicly available about E Com Ventures and Model Reorg, and the financial and other information provided to Financo or otherwise made available to, discussed with, or reviewed by or for Financo. Financo assumed no responsibility for the accuracy or completeness, and did not independently verify, any such information. Financo relied on the assurance provided by our management that they are unaware of any facts that would make such information incomplete or misleading. With respect to the transaction process conducted on our behalf, Financo assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for Financo, including as to the completeness of the process. Financo’s analyses were based, among other things, on the financial projections of E Com Ventures (the “E Com Financial Projections”) prepared by our management and the financial projections of Model Reorg prepared by management of Model Reorg (the “Model Reorg Financial Projections” and collectively with the E Com Financial Projections, the “Financial Projections”). With respect to the Financial Projections, which were furnished to, discussed with or reviewed for Financo by management of E Com Ventures or Model Reorg, as the case may be, Financo assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of E Com Ventures or Model Reorg, as the case may be, as to the future competitive, operating and regulatory environments and related financial performance of E Com Ventures or Model Reorg, as the case may be, and that the assumptions derived therefrom provided a reasonable basis for Financo’s opinion. Financo expressed no view as to such Financial Projections, or the assumptions on which they were based.

For purposes of rendering its opinion, Financo assumed in all respects material to its analysis that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. Financo also assumed that in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the Merger, no modification, delay, restriction or condition will be imposed that will have a material adverse effect on the Merger and that the Merger will be consummated in accordance with applicable laws and regulations and the terms of the Merger Agreement, without delay, waiver, amendment or modification of any material term, condition or agreement. Financo relied without independent verification upon the views of our management concerning the business, operational and strategic benefits and implications of the Merger. Financo did not express any view on, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of E Com Ventures or Model Reorg, or any class of such person, whether relative to the Merger Consideration or otherwise.

Financo was not asked to pass upon, and expressed no opinion with respect to, any matters, including any agreements between E Com Ventures and Model Reorg or any of their respective affiliates, other than the fairness from a financial point of view of the Merger Consideration to holders of our common stock (other than those who own, or whose affiliates own, securities of Model Reorg). In connection with its engagement, Financo did not evaluate, nor did we or the Special Committee request Financo to evaluate, alternative transaction structures or financial alternatives other than the Merger, and Financo did not otherwise participate in the transaction process. Financo’s opinion does not address our underlying business decision to effect the Merger.

Financo did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of E Com Ventures or Model Reorg nor was Financo furnished with such materials. In addition, Financo has not conducted, nor has Financo assumed any obligation to conduct, any physical inspection of the properties or facilities of E Com Ventures or Model Reorg. Financo assumed with the consent of the Special Committee that there are no legal issues with regard to E Com Ventures or Model Reorg that would affect its opinion, and Financo relied on this assumption without undertaking any independent investigation or inquiry. Financo’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by it on the date it rendered its opinion. It should be understood that although subsequent developments may affect Financo’s opinion, Financo did not have any obligation to update, revise or reaffirm Financo’s opinion and Financo expressly disclaimed any responsibility to do so. Financo’s opinion did not address the relative merits of the Merger as compared to other business strategies that might be available to E Com Ventures, nor did it address our underlying business decision to proceed with the Merger. Financo expressed no view as to the federal, state or local tax consequences of the Merger. Financo’s opinion was approved by a fairness committee of Financo.

The following is a summary explanation of the various sources of information and valuation methodologies employed by Financo in rendering its opinion. These analyses were presented to the Special Committee at its meeting on December 21, 2007. This summary describes the financial analyses used by Financo and deemed to be material, but does not purport to be a complete description of analyses performed by Financo in arriving at its opinion. Financo did not explicitly assign any relative weights to the various factors or analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Financo, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

For purposes of its analysis, Financo evaluated on a standalone basis each of E Com Ventures, Model Reorg and the combined company.

E Com Ventures Valuation

E Com Comparable Companies Analysis

Financo compared E Com Ventures to a group of comparable public specialty retailing companies referred to as the “E Com Comparable Companies.” The E Com Comparable Companies are public companies that Financo deemed comparable to E Com Ventures’ limited universe. Financo selected public companies competing in the specialty retailing industry selling third party brands at value prices with net sales for the trailing twelve months publicly available at the time of the analysis of between $478 million and $672 million. Financo also included in this group public companies competing in the specialty retailing of personal care products of a threshold size, with net sales for the trailing twelve months publicly available at the time of the analysis of between $870 million and $10,996 million.

The E Com Comparable Companies are:

•	Buckle, Inc.

•	Casual Male Retail Group, Inc.

•	Limited Brands, Inc.

•	Sally Beauty Holdings, Inc.

•	Shoe Carnival, Inc.

•	Ulta Salon, Cosmetics & Fragrance, Inc. and

•	The Wet Seal, Inc.

Financo considered the ratio of equity market capitalization, adjusted for cash and debt when appropriate, to reflect enterprise value, which we refer to as “EV,” to earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA,” and the ratio of price to earnings, which we refer to as “P/E,” to derive multiples that indicate the value public equity markets place on companies in a particular market segment. In order to perform this analysis, Financo compared financial information of E Com Ventures with publicly available information for the E Com Comparable Companies. Financo considered the entire range of multiples yielded by the E Com Comparable Companies in establishing a more limited reference range of multiples which it used for its analysis. For this analysis, as well as other analyses, Financo examined publicly available information, as well as a range of estimates based on equity research reports.

The following table presents, based on closing prices as of December 20, 2007, the reference range of multiples for the E Com Comparable Companies of EV divided by EBITDA, and P/E:

Reference Range of Multiples
9/30/07 EV/ EBITDA	8.0 x	-	9.5 x
9/30/07 P/E	10.0 x	-	16.0 x
Projected 10/31/08 EV/EBITDA	6.5 x	-	8.0 x
Projected 10/31/08 P/E	8.0 x	-	14.0 x

The comparables imply the following reference ranges for E Com Ventures per share value:

	Reference Range of Values
9/30/07 EV/ EBITDA	$17.51	-	$23.43
9/30/07 P/E	$12.32	-	$19.71
Projected 10/31/08 EV/ EBITDA	$12.15	-	$18.23
Projected 10/31/08 P/E	$7.93	-	$13.88

No company utilized in the public company comparables analysis as a comparison to E Com Ventures is identical to E Com Ventures. In evaluating the comparables, Financo made numerous assumptions with respect to the specialty retailing industry’s performance and general economic conditions, many of which are beyond the control of E Com Ventures. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

E Com Comparable Transactions Analysis

Financo considered ratios of EV to sales and EBITDA to derive multiples that strategic and financial acquirers have been willing to pay for companies in this particular market segment. In order to perform this analysis, Financo reviewed a number of transactions, including those involving companies deemed by Financo to be comparable to E Com Ventures based on financial performance, market focus and business model. Financo reviewed eighteen comparable merger and acquisition transactions announced from July 31, 2003 through September 18, 2007 involving companies in the specialty retailing industry. For this analysis, as well as other analyses, Financo examined publicly available information, as well as information from Financo’s proprietary database of published and confidential merger and acquisition transactions in the retail and consumer industries.

The E Com comparable transactions consisted of the acquisitions of:

•	Factory Card & Party Outlet by Amscan Holdings, Inc.

•	United Retail Group by Red Cats USA, Inc.

•	Deb Shops, Inc. by Lee Equity Partners

•	Cutter & Buck, Inc. by New Wave Group AB

•	American Apparel by Endeavor Acquisition Corp.

•	Golf Galaxy, Inc. by Dick’s Sporting Goods, Inc.

•	Yankee Candle Co. Inc. by Madison Dearborn Partners Inc.

•	Sally Beauty Holdings, Inc. by Clayton, Dubilier & Rice, Inc.

•	The Body Shop International PLC by L’Oreal SA

•	Pacific Sales Kitchen & Bath Centers, Inc. by Best Buy Co., Inc.

•	Party City Corporation by Berkshire Partners & Weston Presidio

•	OshKosh B’Gosh Inc. by William Carter Co.

•	Brookstone, Inc. by J.W. Childs Associates, Osim International and Temasek Holdings

•	Maurices Inc. by Dress Barn Inc.

•	Galyan’s Trading Company, Inc. by Dick’s Sporting Goods, Inc.

•	Loehmann’s Holdings Inc. by Crescent Capital Investments, Inc.

•	InterTAN Inc. by Circuit City Stores Inc. and

•	The White House, Inc. by Chico’s FAS Inc.

The following table presents, as of December 20, 2007, the reference range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller’s EBITDA in the last reported twelve months prior to acquisition for the transactions listed above:

Reference Range of Multiples
EV/ EBITDA	9.0 x	-	11.0 x

These comparables imply the following reference range for per share value:

Reference Range of Values
EV/ EBITDA	$21.46	-	$29.36

No transaction utilized as a comparable in the transaction comparables analysis is identical to the Merger. In evaluating the comparable transactions, Financo made numerous assumptions with respect to the specialty retailing industry’s performance and general economic conditions, many of which are beyond the control of E Com Ventures. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Consideration of the Discounted Cash Flow Methodology

While discounted cash flow is a commonly used valuation methodology, Financo did not employ such an analysis of E Com Ventures for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of positive future cash flow. The E Com Financial Projections assume a heightened level of capital expenditures in the short term, significantly reducing free cash flow, and do not extend for a sufficient period to reflect potential benefits from such expenditures. Because of these factors, and the inherent uncertainty in forecasting operating performance, future cash flows and a sustainable long-term growth rate for E Com Ventures, Financo considered a discounted cash flow analysis inappropriate for valuing E Com Ventures.

Model Reorg Valuation

Model Reorg Comparable Companies Analysis

Financo compared Model Reorg to a group of companies focused on the beauty industry and companies that distribute consumer products that we refer to as the “Model Reorg Comparable Companies.” The Model Reorg Comparable Companies are public companies that Financo deemed comparable to Model Reorg. Financo selected companies competing in the beauty industries, as well as consumer products distributors with net sales for the trailing twelve months publicly available at the time of the analysis between $360 million and $7,154 million.

The Model Reorg Comparable Companies are:

Beauty Companies

•	Alberto-Culver Company

•	Elizabeth Arden, Inc.

•	The Estee Lauder Companies, Inc.

•	Inter Parfums, Inc.

•	Revlon, Inc. and

•	Sally Beauty Holdings, Inc.

Consumer Products Distributors

•	AMCON Distributing Company

•	Core-Mark Holding Company, Inc. and

•	Nash Finch Co.

Financo considered the ratio of EV to EBITDA of the Model Reorg Comparable Companies to derive multiples that indicate the value public equity markets place on companies in a particular market segment. In order to perform this analysis, Financo compared financial information of Model Reorg with publicly available information for the Model Reorg Comparable Companies. Financo considered the entire range of multiples yielded by the Model Reorg Comparable Companies in establishing a more limited reference range of multiples which it used for its analysis. For this analysis, as well as other analyses, Financo examined publicly available information, as well as a range of estimates based on equity research reports.

The following table presents, based on closing prices as of December 20, 2007, the range of multiples for the Model Reorg Comparable Companies of EV divided by EBITDA:

Reference Range of Multiples
9/30/07 EV/ EBITDA	8.0 x	-	10.5 x
Projected 10/31/08 EV/ EBITDA	6.5 x	-	9.0 x

The comparables imply the following reference ranges for equity value of Model Reorg:

	Reference Range of Values
	($ in millions)
9/30/07 EV/ EBITDA	$94.1	-	$191.3
Projected 10/31/08 EV/ EBITDA	$60.8	-	$167.5

No company utilized in the public company comparables analysis as a comparison to Model Reorg is identical to Model Reorg. In evaluating the comparables, Financo made numerous assumptions with respect to the beauty and consumer product distribution industries’ performance and general economic conditions, many of which are beyond the control of Model Reorg. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

Model Reorg Comparable Transactions Analysis

Financo considered ratios of EV to sales and EBITDA to derive multiples that strategic and financial acquirers have been willing to pay for companies in comparable transactions. In order to perform this analysis, Financo reviewed a number of transactions, including those involving companies deemed by Financo to be comparable to Model Reorg based on financial performance, market focus and business model. Financo reviewed four comparable merger and acquisition transactions announced from April 29, 2002 through June 19, 2006 involving companies in the beauty and consumer products distribution business. For this analysis, as well as other analyses, Financo examined publicly available information, as well as information from Financo’s proprietary database of published and confidential merger and acquisition transactions in the retail and consumer industries.

The Model Reorg comparable transactions consisted of the acquisitions of:

•	Sally Beauty Holdings, Inc. by Clayton, Dubilier & Rice, Inc.

•	Unilever Cosmetics International by Coty, Inc.

•	Cosmetic Essence by Onex Corp. and

•	Core-Mark International, Inc. by Fleming Companies Inc.

The following table presents, as of December 20, 2007, the reference range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller’s EBITDA in the last reported twelve months prior to acquisition for the transactions listed above:

Reference Range of Multiples
EV/ EBITDA	8.0x	-	11.0x

These comparables imply the following reference range for equity value of Model Reorg:

Reference Range of Values
($ in millions)
EV/ EBITDA	$94.1	-	$210.7

No transaction utilized as a comparable in the transaction comparables analysis is identical to the Merger. In evaluating the comparable transactions, Financo made numerous assumptions with respect to the beauty and consumer products distribution industry’s performance and general economic conditions, many of which are beyond the control of Model Reorg. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Model Reorg Discounted Cash Flow Analysis

Financo examined the value of Model Reorg on a standalone basis, based on projected free cash flow estimates that were derived from its discussions with management of Model Reorg and the Model Reorg Financial Projections. The free cash flow estimates were generated by applying financial projections from October 31, 2007 through October 31, 2010.

Based on a range of terminal EBITDA exit multiples from 7.5x to 10.5x and a range of discount rates from 7.8% to 8.8%, Financo calculated for Model Reorg implied total enterprise values ranging from $336.4 million to $462.8 million, and implied equity values ranging from $119.7 million to $246.0 million.

Combined Company Valuation

Combined Comparable Companies Analysis

Financo compared the combined company to the E Com Comparable Companies and the Model Reorg Companies, taken as a group, which we refer to as the “Combined Comparable Companies.” For this purpose, Financo performed the same analyses for the Combined Comparable Companies as a group as it did for the E Com Comparable Companies and the Model Reorg Companies in connection with its standalone analyses of E Com Ventures and Model Reorg.

The following table presents, based on closing prices as of December 20, 2007, the reference range of multiples for the Combined Comparable Companies of EV divided by EBITDA, and P/E:

Reference Range of Multiples
9/30/07 EV/ EBITDA	8.0 x	-	10.5 x
9/30/07 P/E	12.0 x	-	18.0 x
Projected 10/31/08 EV/ EBITDA	6.5 x	-	9.0 x
Projected 10/31/08 P/E	10.0 x	-	11.0 x

The comparables imply the following reference ranges for per share value for the combined company:

	Reference Range of Values
9/30/07 EV/ EBITDA	$16.59	-	$30.54
9/30/07 P/E	$22.36	-	$33.53
Projected 10/31/08 EV/ EBITDA	$12.79	-	$28.50
Projected 10/31/08 P/E	$21.77	-	$34.83

No company utilized in the public company comparables analysis as a comparison to the combined company is identical to the combined company. In evaluating the comparables, Financo made numerous assumptions with respect to the performance of the specialty retailing, beauty and consumer product distribution industries and general economic conditions, many of which will be beyond the control of the combined company. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

Combined Company Comparable Transactions Analysis

Financo performed the same analysis for purpose of its valuation of the combined company, and reviewed the same comparable transactions taken as a group, as it did in connection with its valuations of E Com Ventures and Model Reorg on a standalone basis.

The Combined Company comparable transactions consisted of the acquisitions of:

Specialty Retailers

•	Factory Card & Party Outlet by Amscan Holdings, Inc.

•	United Retail Group by Red Cats USA, Inc.

•	Deb Shops, Inc. by Lee Equity Partners

•	Cutter & Buck, Inc. by New Wave Group AB

•	American Apparel by Endeavor Acquisition Corp

•	Golf Galaxy, Inc. by Dick’s Sporting Goods, Inc.

•	Yankee Candle Co. Inc. by Madison Dearborn Partners Inc.

•	Sally Beauty Holdings, Inc. by Clayton, Dubilier & Rice, Inc.

•	The Body Shop International PLC by L’Oreal SA

•	Pacific Sales Kitchen & Bath Centers, Inc. by Best Buy Co., Inc.

•	Party City Corporation by Berkshire Partners & Weston Presidio

•	OshKosh B’Gosh Inc. by William Carter Co.

•	Brookstone Inc. by J.W. Childs Associates, Osim International and Temasek Holdings

•	Maurices Inc. by Dress Barn Inc.

•	Galyan’s Trading Company, Inc. by Dick’s Sporting Goods, Inc.

•	Loehmann’s Holdings Inc. by Crescent Capital Investments, Inc.

•	InterTAN Inc. by Circuit City Stores Inc. and

•	The White House, Inc. by Chico’s FAS Inc.

Beauty/Distribution Companies

•	Sally Beauty Holdings, Inc. by Clayton, Dubilier & Rice; Inc.

•	Unilever Cosmetics International by Coty, Inc.

•	Cosmetic Essence by Onex Corp. and

•	Core-Mark International, Inc. by Fleming Companies Inc.

The following table presents, as of December 20, 2007, the reference range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller’s EBITDA in the last reported twelve months prior to acquisition for the transactions listed above:

Reference Range of Multiples
EV/ EBITDA	9.0 x	-	11.0 x

These comparables imply the following reference range for per share value for the combined company:

Reference Range of Values
EV/ EBITDA	$22.17	-	$33.33

No transaction utilized as a comparable in the transaction comparables analysis is identical to the Merger. In evaluating the comparable transactions, Financo made numerous assumptions with respect to the specialty retailing and distribution industries’ performance and general economic conditions, many of which are beyond the control of the combined company. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Combined Company Discounted Cash Flow Analysis

Financo examined the value of the combined company on a standalone basis, based on projected free cash flow estimates that were derived from the Financial Projections. The free cash flow estimates were generated by applying financial projections from October 31, 2007 through October 31, 2010.

Based on a range of terminal EBITDA exit multiples from 7.5x to 10.5x and a range of discount rates from 9.7% to 10.7%, Financo calculated for the combined company implied total enterprise values ranging from $448.1 million to $623.6 million, and implied equity values ranging from $178.6 million to $354.1 million.

The preparation of a fairness opinion is a complex process involving determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Financo. In arriving at its fairness determination, Financo considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Financo made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain Financo analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Financo. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

In performing its analyses, Financo made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond our control. The analyses performed by Financo are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The Merger Consideration and other terms of the Merger Agreement were determined through arm’s length negotiations between us and Model Reorg, and were approved by our Board of Directors subsequent to the determinations and recommendation of the Special Committee. In addition, Financo’s opinion and presentation to the Special Committee was one of many factors taken into consideration by the Special Committee in making its decision to approve the Merger. Consequently, the Financo analyses as described above should not be viewed as determinative of the opinion of the Special Committee with respect to the value of E Com Ventures, Model Reorg or the combined company or whether the Special Committee would have been willing to agree to different consideration.

Based upon and subject to the qualifications and limitations set forth in its written opinion, a copy of which is attached as Annex II, Financo was of the opinion that, as of December 21, 2007, the Merger Consideration was fair, from a financial point of view, to holders of our common stock (other than those who owned, or whose affiliates owned, securities of Model Reorg).

Financo was retained to represent the Special Committee to give an opinion as to the fairness of the Merger Consideration, from a financial point of view, to the holders of our common stock (other than those who own, or whose affiliates own, securities of Model Reorg). Financo received an initial fee in connection with its services upon engagement, a fee upon delivery of valuation metrics to the Special Committee, a fee upon delivery of updated valuation metrics as requested by the Special Committee, and a fee upon advising the Special Committee that Financo was prepared to deliver its opinion. No portion of Financo’s fee is contingent upon the consummation of the Merger.

Model Reorg Board and Shareholder Approval

The Board of Directors of Model Reorg approved the Merger Agreement and the Merger. By their execution of the Merger Agreement, the Model Reorg shareholders unanimously consented to the Merger Agreement and the Merger. This consent effectively waived their rights under New York law to dissent from the Merger and seek appraisal of the shares of Model Reorg capital stock they own.

Interests of Certain Persons in the Merger

In considering the recommendation of our Board to approve the issuance of the Merger Consideration and the other matters described in this Proxy Statement, our shareholders should be aware that certain members of our Board and certain of our officers have interests in the transaction that are different from, or in addition to, the interests of our other shareholders generally. In particular, Stephen Nussdorf, Chairman of our Board of Directors, is a principal shareholder, director and executive officer of Model Reorg and will receive a proportionate share of the Merger Consideration in the Merger. In addition, although he is not a shareholder of Model Reorg, Michael W. Katz, our President and Chief Executive Officer and also one of our directors, is a director and the Executive Vice President of Model Reorg. However, Messrs. Nussdorf and Katz were not members of the Special Committee of independent directors that reviewed and recommended approval of the Merger.

Terms of the Merger Agreement

The following is a summary of selected provisions of the Merger Agreement. While we believe this description covers the material terms of the Merger Agreement, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is attached as Annex I to this Proxy Statement and is considered part of this document. The forms of Warrant and Registration Rights Agreement are included as exhibits to the Merger Agreement in Annex I. We urge you to read the Merger Agreement and its exhibits carefully in their entirety for a more complete understanding of the Merger.

General

At the closing under the Merger Agreement, Model Reorg will merge into Merger Sub, and the surviving entity (which will own Model Reorg’s assets, assume its obligations, and conduct its operations) will continue as our wholly-owned subsidiary. The outstanding capital stock of Model Reorg will be canceled, and the Model Reorg shareholders will receive the Merger Consideration in exchange. The closing of the Merger is agreed to occur no later than two business days following the satisfaction or waiver of all of the conditions to the Merger, or at another such time as we and Model Reorg may agree in writing (the “Closing Date”). However, because the Merger is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

Merger Consideration

The Merger Consideration issuable to the Model Reorg shareholders in the Merger will consist of an aggregate of 5,900,000 shares of our common stock and Warrants to acquire an aggregate of 1,500,000 shares of our common stock at an exercise price of $23.94 per share. The Warrants may not be exercised until the third anniversary of the Closing Date and will then remain exercisable until the tenth anniversary. They are not transferable with certain limited exceptions.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by us and by Model Reorg relating to, among other things, corporate organization and similar corporate matters, capitalization, authority to enter into the Merger Agreement and transactions contemplated thereby, and enforceability of the Merger Agreement. In addition, we represented and warranted to Model Reorg that the Special Committee had recommended the adoption of the Merger Agreement to our Board of Directors, that the Special Committee had received the opinion of Financo as to the fairness of the Merger Consideration, from a financial point of view, to our shareholders (other than those who own, or whose affiliates own, securities of Model Reorg), and that our Board of Directors had duly adopted resolutions:

•

determining that the terms of the Merger are fair from a financial point of view to the holders of our common stock (other than our shareholders who own, or whose affiliates own, securities of Model Reorg),

•	adopting the Merger Agreement and declaring advisable the Merger Agreement and the related transactions, and

•

recommending that our shareholders approve the issuance of the shares of our common stock and the Warrants pursuant to the Merger and the issuance of our common stock upon exercise of the Warrants, subject to the right of our Board to withdraw, modify or amend such recommendation to the extent that the Board determines, in good faith, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to our shareholders under applicable law.

In addition, the Merger Agreement includes representations and warranties by Model Reorg to us as to:

•	approval by the board of directors and shareholders of Model Reorg;

•	whether the Merger or the execution of the Merger Agreement will result in any conflict with or violation of any material agreements of Model Reorg and its subsidiaries;

•	the preparation and accuracy of the financial statements of Model Reorg and its subsidiaries;

•	any undisclosed liabilities of Model Reorg and its subsidiaries;

•	the accounts receivables and inventories of Model Reorg and its subsidiaries;

•	title to the assets of Model Reorg and its subsidiaries;

•	material changes or events affecting Model Reorg and its subsidiaries;

•	litigation matters affecting Model Reorg and its subsidiaries;

•	compliance with legal requirements by Model Reorg and its subsidiaries;

•	filing of tax returns and payment of taxes by Model Reorg and its subsidiaries;

•	labor and employee benefits relating to the employees of Model Reorg and its subsidiaries;

•	environmental matters affecting Model Reorg and its subsidiaries;

•	insurance maintained by Model Reorg and its subsidiaries;

•	brokerage, financial advisor’s or finder’s fees or commissions payable by Model Reorg and its subsidiaries in connection with the Merger;

•	material contracts to which Model Reorg and its subsidiaries are parties and any violation, default or breach of those contracts;

•	leased property of Model Reorg and its subsidiaries;

•	intellectual property of Model Reorg and its subsidiaries; and

•	transactions with affiliates of Model Reorg.

The representations and warranties of Model Reorg are, in many respects, qualified by materiality and limited to the knowledge of the person making the representation and warranty, but their accuracy forms the basis of one of the conditions to our obligation to complete the Merger. Please note, however, that these representations and warranties were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this Proxy Statement. Accordingly, investors and third parties should not rely on these representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

The representations and warranties of Model Reorg will survive the Merger until thirty days following the filing of our first Annual Report on Form 10-K with the SEC following the Merger that includes audited financial statements that reflect at least six months of post-Merger operations of the combined company. In addition, Model Reorg’s representations and warranties as to taxes will survive until the respective statutes of limitations as to taxes expire.

Covenants; Conduct of Business Pending the Merger

We and Model Reorg each agreed, until the closing of the Merger, to conduct our respective businesses in the ordinary course in accordance with past practices, to preserve current material relationships with customers, vendors, suppliers and other persons, and to avoid taking any action that would cause any of our respective representations and warranties to be untrue in any material respect. Subject to certain limited exceptions, Model Reorg agreed that it will not, during the period before the closing of the Merger:

•

change its authorized, issued or outstanding shares of capital stock or issue any options, warrants, convertible or exchangeable securities or other rights that may result in the issuance of shares of capital stock, voting securities, or equity interests of Model Reorg;

•	effect any event or change that would reasonably be expected to have a material adverse effect on its business;

•

sell, transfer, distribute, abandon or otherwise dispose of, or mortgage, pledge or impose any encumbrance on, any property (including real estate) or other of its assets and those of its subsidiaries that are material to Model Reorg and its subsidiaries taken as a whole, except for (i) sales of inventory in the ordinary course of business consistent with past practice or (ii) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice;

•

declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to any class of its capital stock or that of its subsidiaries (other than dividends or other distributions paid to Model Reorg by its subsidiaries), or repurchase, redeem or otherwise acquire any capital stock or other securities of, or other ownership interest in, Model Reorg or any of its subsidiaries;

•	split, combine or reclassify any of its capital stock;

•	change its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in generally accepted accounting principles (“GAAP”) or applicable law;

•	make a tax election or revoke or change any material tax election inconsistent with past practices or the settle or compromise any material tax liability of Model Reorg or any of its subsidiaries;

•	grant to any director or employee any award or bonus or other compensation, except to the extent accrued on its balance sheet;

•

grant to any employee an increase in (or acceleration of vesting or payment of) severance or termination pay, except as required under any employment, severance or termination agreements as previously disclosed to us;

•	enter into any (or amend in any material respect of any existing) employment, severance or termination agreement with any employee;

•	enter into any consulting agreement;

•	accelerate the vesting of any option issued by Model Reorg or any of its subsidiaries to acquire its capital stock;

•	make any capital expenditure, taken as a whole, in excess of $1.5 million individually or in the aggregate;

•	establish, amend or terminate any collective bargaining agreement;

•	accelerate any accounts receivable other than in the ordinary course of business consistent with past practice;

•	generally delay any payments by Model Reorg or any of its subsidiaries to vendors or others to whom Model Reorg owes payments (except for disputed payments);

•	make loans to any persons other than in the ordinary course of business consistent with past practice or loans to any officers or directors of us or any of our subsidiaries;

•

settle any action, complaint, claim, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or governmental entity, to which it or any of its subsidiaries are a party or any of their respective properties is subject;

•

accelerate the payment, right to payment or vesting under any benefit, retirement, profit sharing or deferred compensation plan or other compensation arrangement of Model Reorg or any of its subsidiaries;

•	incur any indebtedness in an amount in excess of $500,000 in the aggregate;

•	grant any license or sublicense of any rights under or with respect to any material intellectual property;

•

establish, amend or contribute to any pension, retirement, profit sharing, stock bonus, multi-employer or other benefit plan covering any of the current or former employees, officers, directors or consultants, except as required by law or pursuant to such benefit plan;

•

establish, enter into, financially commit, contribute to, amend the terms of, or terminate, any joint venture, partnership agreement or similar arrangement or any contract involving a sharing of profits, losses, business or opportunities with any other person; or

•	enter into any agreement or commitment to do any of the foregoing.

No Solicitation

The Merger Agreement provides that, except as described below, we and our subsidiaries will not, and will not authorize any of our agents to, directly or indirectly, encourage, solicit, initiate, or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an “acquisition proposal” (as defined below), participate in any way in any discussions or negotiations relating to or in furtherance of an “acquisition proposal,” or accept any “acquisition proposal,” or enter into any agreement, arrangement or understanding to abandon, terminate or fail to consummate the Merger.

An “acquisition proposal” is any offer to acquire all or any substantial part of our business or properties, or the capital stock or membership interests of us or any of our subsidiaries, whether by merger, consolidation, sale of assets, tender offer, or similar transaction or series of transactions involving us or any of our subsidiaries.

However, in the exercise of and as required by its fiduciary duties, our Board of Directors, acting in good faith, may:

•

furnish information (including, without limitation, confidential information) concerning us to a third person who makes an unsolicited request for such information for the purpose of making an “acquisition proposal”, and

•	engage in discussions or negotiations with a third party in making an “acquisition proposal” that our Board believes is reasonably capable of being consummated;

provided that we notify Model Reorg in writing of such request for information or “acquisition proposal,” including the identity of the third party and the principal financial terms and conditions of such proposal. Our Board of Directors is entitled to withdraw or modify its recommendation of the Merger to our shareholders and approve and recommend to its shareholders an “acquisition proposal” that our Board of Directors reasonably believes is likely to be superior from a financial point of view to the Merger and is capable of being consummated in a reasonable period of time.

Other Agreements

Under the Merger Agreement, we and Model Reorg have each agreed to use our commercially reasonable efforts to:

•	file or otherwise submit all applications, notices, reports and other documents reasonably required to be filed with a governmental entity with respect to the Merger;

•	file listing applications with NASDAQ with respect to the shares to be issued pursuant to the Merger and upon exercise of the Warrants;

•	take all actions necessary to complete the Merger;

•	take all actions necessary to ensure that no state takeover or similar law is applicable to the Merger; and

•	obtain all consents, approvals or waivers reasonably required in connection with the transactions contemplated by the Merger Agreement.

We and Model Reorg also agreed in the Merger Agreement to consult and agree with each other about any public statement either will make concerning the Merger, subject to certain exceptions, and to provide each other with reasonable access to our respective officers, employees, representatives, books and records and facilities.

The Merger Agreement requires Model Reorg, for a period of six years after the Merger, to indemnify each person, who at the time of the Merger, was a director, officer or employee of Model Reorg to the fullest extent permitted under its charter, the Business Corporation Law of the State of New York and the Delaware Limited Liability Company Act.

Between the date of the execution of the Merger Agreement and the completion of the Merger, Model Reorg is required to prepare and deliver monthly and other financial statements to us.

In addition, the Model Reorg shareholders agreed with us that, even if permitted to do so under Florida Law, they would not effect a “short form merger” of us with a company they control while their combined ownership of our outstanding shares was less than 90% of our outstanding common stock.

The Model Reorg shareholders who currently own shares of our common stock agreed in the Merger Agreement to vote those shares in favor of the matters for which approval of our shareholders is sought in this Proxy Statement.

Conditions to the Completion of the Merger

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver by each of the parties, at or before the Merger, of various conditions, including the following:

•

our shareholders must have approved the issuance of the Merger Consideration and the issuance of shares of common stock upon exercise of the Warrants and the amendment to our Articles of Incorporation increasing the authorized shares of common stock;

•

no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental entity shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal;

•	the effectiveness of any listing applications with the NASDAQ and under state securities laws;

•

asset based loans and term debt facilities in amounts and on terms substantially similar to those contemplated in the August 29, 2007 commitment described in “Post-Merger Financing” shall have been obtained by us and/or Merger Sub and funds shall have been advanced and/or be available thereunder; and

•

the refinancing of the obligations of Model Reorg to Quality King and the consignment to Model Reorg by Quality King of any inventory transferred by Model Reorg to pay a portion of those obligations, as described below in “Terms of the Merger Agreement—Affiliate Debt.”

In addition, the obligation of Model Reorg to complete the Merger is further subject to the satisfaction or waiver by Model Reorg of the following conditions:

•

all our representations and warranties in the Merger Agreement shall be true and correct on the date of the Merger Agreement and on the Closing Date of the Merger with the same force and effect as if made on the date on which the Merger is to be completed or, if such representations and warranties address matters as of a particular date, then as of that particular date, except where the failure of these representations and warranties to be true and correct, disregarding any materiality qualifications, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on us, and we shall have delivered an officer’s certificate to this effect;

•

we shall have performed or complied in all material respects with all covenants and obligations required to be performed or complied with by us on or before the closing of the Merger, and we shall have delivered an officer’s certificate to this effect;

•

we and Merger Sub shall have delivered all consents necessary or advisable to be obtained for the closing of the Merger except where the failure to do so is not reasonably expected to have a material adverse effect on the combined company;

•

we shall have executed and delivered a Registration Rights Agreement with the Model Reorg shareholders providing “piggyback” registration rights as further described below in “Terms of the Merger Agreement – Registration Rights;”

•	we shall have executed and delivered the Warrants; and

•

there shall have been no effect, event or change that, with certain exceptions, has a material adverse effect on our business, operations, assets, liabilities, results of operations, prospects, or financial condition, taken as a whole with our subsidiaries, since the date of the Merger Agreement.

In addition, our obligation to complete the Merger is further subject to the satisfaction or our waiver of the following conditions:

•

all representations and warranties of Model Reorg in the Merger Agreement being true and correct on the date of the Merger Agreement and on the Closing Date of the Merger with the same force and effect as if made on the date on which the Merger is to be completed or, if such representations and warranties address matters as of a particular date, then as of that particular date, except where the failure of these representations and warranties to be true and correct, disregarding any materiality qualifications, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Model Reorg, and Model Reorg shall have delivered an officer’s certificate to this effect;

•

Model Reorg shall have performed or complied in all material respects with all covenants and obligations required to be performed or complied with by Model Reorg on or before the closing of the Merger and Model Reorg shall have delivered an officer’s certificate to this effect;

•	Model Reorg shall have delivered the consents required under the Merger Agreement for the closing of the Merger, including those from third parties, governmental entities, and landlords;

•	Model Reorg shall, and shall cause Quality King to, have executed and delivered a Services Agreement on the terms described in “Certain Relationships and Related Person Transactions;” and

•	Model Reorg shall have caused each of its shareholders to execute and deliver a certificate of representations as described in the Merger Agreement.

We and Model Reorg each have the right to waive compliance by the other with any of the agreements contained in the Merger Agreement or the other’s conditions, and our Board may or may not waive any particular condition in its discretion. Our Board has made no determination about whether or not it would waive any particular condition. It would make such a decision, if necessary, based on the best interests of our shareholders in the circumstances existing at the time.

Termination

The Merger Agreement may be terminated at any time before the completion of the Merger, whether before or after the required approval of our shareholders has been obtained, as set forth below:

•	by mutual written consent of us and Model Reorg, duly authorized by our respective boards of directors;

•	by either us or Model Reorg, if:

•

the Merger has not been completed by June 30, 2008, but this right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been the cause of, or resulted in, the failure of the Merger to be completed by June 30, 2008;

•

a law prohibiting the Merger or making the Merger illegal has been enacted or an injunction, judgment, order, decree or ruling or any other action, in each case, permanently enjoining, restraining, preventing or prohibiting the Merger has become final and non-appealable; provided, that neither party may terminate the Merger if the injunction, judgment, order, decree or ruling was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement;

•

we enter into an agreement for an “acquisition proposal” that our Board of Directors reasonably believes is likely to be superior from a financial point of view to the Merger and is capable of being consummated in a reasonable time; or

•

our shareholders fail to approve the issuance of the shares of our common stock and the Warrants and the amendment of our charter to increase our authorized shares of common stock at the Special Meeting;

provided, however, that neither party may terminate this Agreement if its failure (or that of any of its affiliates) to fulfill any obligation or condition under the Merger Agreement has been the cause of, or resulted in, the failure to obtain approval;

•	by us, if:

•

the representations and warranties of Model Reorg set forth in the Merger Agreement shall not be true and correct and as a result the condition described above at “Terms of the Merger–Conditions to the Completion of the Merger” with respect to representations and warranties of Model Reorg will not be satisfied; or

•

before the Closing Date, Model Reorg has breached or failed in any material respect to perform or comply with the Merger Agreement and such breach has not been cured within twenty business days after Model Reorg has received written notice of such breach; or

•	by Model Reorg, if:

•	our Board or any committee thereof shall have withdrawn or modified its approval or recommendation of the Merger;

•

our representations and warranties of set forth in the Merger Agreement shall not be true and correct and, as a result, the condition described above at “Terms of the Merger–Conditions to the Completion of the Merger” with respect to our representations and warranties will not be satisfied; or

•

before the Closing Date, we have breached or failed in any material respect to perform or comply with the Merger Agreement and such breach has not been cured within twenty business days after we have received written notice of such breach.

Escrow and Indemnification

Pursuant to the indemnification provisions in the Merger Agreement, we are entitled to indemnification for individual losses and expenses exceeding $10,000 that exceed $1 million in the aggregate that are sustained in connection with any breach of Model Reorg’s representations, warranties and covenants. We will retain and deposit into escrow on the Closing Date 295,000 shares of the total Merger Consideration. Except with respect to claims for taxes, these escrowed shares of our common stock are the sole and exclusive remedy for any losses arising out of claims related to the Merger Agreement. For this purpose, the escrowed shares will be valued at $23.94 per share, which is equal to the average closing price of our common stock on NASDAQ for the 50 trading days ending immediately before the date of execution of the Merger Agreement. On the thirtieth day following the filing of our first Annual Report on Form 10-K with the SEC that includes audited financial statements that reflect at least six months of the post-Merger operations of the combined company, we will release any remaining escrow shares, subject to any amounts then in dispute relating to indemnification, to the Model Reorg shareholders based on their allocation of the Merger Consideration.

The Model Reorg stockholders have agreed to indemnify us against any taxes for periods before the closing of the Merger not arising from the Merger transactions that are not paid before the Merger or were not accrued for in Model Reorg’s September 30, 2007 balance sheet. Any such indemnification must be paid in cash.

Amendment

The Merger Agreement may be amended by written agreement of the parties at any time before the effective time of the Merger, except that after the Merger Agreement has been adopted by our shareholders, no amendment that, by law, requires further approval by our shareholders may be made without such further approval.

The Warrants

At the closing of the Merger, we will issue Warrants to purchase an aggregate of 1,500,000 shares of our common stock to the Model Reorg shareholders as part of the Merger Consideration. Each Warrant will entitle the holder to purchase shares of our common stock at an exercise price of $23.94 per share, payable in cash. The number of shares issuable upon exercise of the Warrants and the exercise price may be adjusted from time to time to reflect stock splits, stock dividends, combinations, reclassifications, mergers and other recapitalization transactions affecting our common stock.

The Warrants will not be exercisable until the third anniversary of the closing of the Merger, provided that the Warrants will become exercisable earlier in the event of any (a) merger, share exchange or consolidation of the combined company, (b) sale of all or substantially all of the combined company’s assets, or (c) tender offer or exchange offer pursuant to which not less than 90% of the then outstanding shares of our common stock are tendered or exchanged for other securities, cash or property, other than any such transaction that does not result in a transfer of majority ownership of our combined voting power or assets. Once exercisable, the Warrants will remain exercisable until the tenth anniversary. The holders of Warrants may not sell or transfer them without our consent except upon death or, during the holder’s lifetime, to members of the holder’s family for estate planning purposes.

The foregoing description of the terms of the Warrants is qualified in its entirety by reference to the full text of the form of Warrant, which appears as Exhibit A to the Merger Agreement in Annex I to this Proxy Statement.

Registration Rights

At the closing of the Merger, we and the Model Reorg shareholders will execute a “piggyback” Registration Rights Agreement under which the Model Reorg shareholders will have the right to require us, at our expense, to include the shares received in the Merger (but not those issuable upon exercise of the Warrants), and any shares of common stock issued in respect thereof, in certain registration statements that we may file with the SEC under the Securities Act of 1933. The shareholders’ registration rights do not apply to registration statements we file to sell securities (a) issued pursuant to bona fide compensatory arrangements or as consideration for certain acquisitions of businesses or assets or (b) that are solely debt securities or nonconvertible preferred stock, including those issuable upon conversion of such debt securities.

The Registration Rights Agreement contains customary provisions allocating rights and responsibilities in the event the registration involves an underwritten offering and obligating us and the selling shareholders to indemnify each other against certain liabilities arising from any registration of securities. The Registration Rights Agreement limits our ability to grant superior registration rights to others in the future, except that we may grant registration rights to persons providing financing and/or selling businesses or assets to us as long as any such rights are of equal priority and pro rata with the registration rights of the Model Reorg shareholders.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of that agreement, which appears as Exhibit B to the Merger Agreement in Annex I to this Proxy Statement.

Affiliate Debt

The Merger Agreement also requires Model Reorg to refinance debt owed by Model Reorg and its subsidiaries to Quality King. The debt was incurred in connection with advances by Quality King to Model Reorg and its subsidiaries. The refinancing is to be through a $50 million three-year term loan from trusts for the benefit of Glenn, Stephen and Arlene Nussdorf and their families and, if the debt, including accrued but unpaid interest, exceeds $50 million at the closing of the Merger, a transfer of inventory from Model

Reorg and its subsidiaries to Quality King to pay any remaining balance. The new affiliate loan will be subordinated to the new secured credit facility described in “Post-Merger Financing.” Subject to the requirements of the new secured credit facility, the maturity date of the new affiliate loan will be three years following the Merger. The new affiliate loan will bear interest at a rate equal to either 4.75% over LIBOR or 3.75% over the prime rate as published in the Wall Street Journal, at our election.

If, in connection with the repayment of the affiliate debt described above, Model Reorg or any of its subsidiaries transfers any inventory to Quality King, Quality King will consign that inventory to Model Reorg and/or one or more of its subsidiaries (the “consignee”) for sale on its behalf pursuant to a consignment agreement on customary commercial terms and conditions and including the following:

•	an agreement of Quality King not to sell competitive inventory other than through the consignee without the consignee’s consent;

•

on a quarterly basis the consignee will pay to Quality King an amount equal to the “cost basis” of any consigned inventory sold during that quarter plus 4%, which “cost basis” will be the cost of the consigned inventory as reflected on the books of Model Reorg or its subsidiary on the date such inventory is transferred to Quality King;

•

in the event that the consignee also has items of inventory of the same type as items of consigned inventory, sales of items will be allocated as follows: first, to items of inventory held by the consignee on the date the consigned inventory is transferred to Quality King; after sale of those items of the consignee’s inventory, then to items of the consigned inventory; and finally, after sale of all of the items of consigned inventory, to remaining items of the consignee’s inventory; and

•

the consignee will bear the costs of sales of the consigned inventory, including marketing, shipping and packaging expenses, and retain all proceeds of sales in excess of the amounts paid to Quality King.

No Appraisal or Preemptive Rights

Our shareholders will not be entitled to demand appraisal of, or exercise any dissenters’ rights under Florida law with respect to, their shares in connection with the actions to be taken at the Special Meeting. Neither Florida law nor our Articles of Incorporation provide preemptive rights to our shareholders with respect to the shares or Warrants we will issue to the Model Reorg shareholders in the Merger.

Management Following the Merger

Our Board of Directors is not expected to change at the time of the Merger. Most members of our senior management will continue in their current roles. In addition, Model Reorg officers will join our management team as we integrate the Model Reorg business into what will be a significantly larger company, but their respective assignments have not all been determined. The following are expected to be our directors and executive officers immediately following the Merger:

Name	Age	Position
Stephen L. Nussdorf	55	Chairman of the Board of Directors
Michael W. Katz	60	President, Chief Executive Officer and Director
Joseph Bouhadana (1)(2)(3)	37	Director
Paul Garfinkle (1)	67	Director; Chairman of the Audit Committee
Carole Ann Taylor (1)(2)(3)	60	Director
[Executive officers to come]

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Stock Option Committee

Messrs. Bouhadana and Garfinkle and Ms. Taylor are “independent” directors in accordance with the requirements of the NASDAQ Stock Market and (with respect to our Audit Committee) SEC regulations under the Sarbanes-Oxley Act of 2002. After the Merger, we will be a “controlled corporation” under the NASDAQ rules. Accordingly, although there is no present intention to reduce the number of independent directors, we will no longer be required to have a board of directors with a majority of independent directors, to have executive compensation determined by an independent compensation committee, or to have our directors nominated by a majority of the independent directors. This could increase the extent to which the principal shareholders are able to control our operations. We will, however, still be required to have an audit committee consisting of three members, all of whom are independent under NASDAQ and SEC requirements.

Mr. Garfinkle was a partner of BDO Seidman, LLP, Model Reorg’s independent registered public accounting firm, until his retirement in 2000, and he receives retirement benefits from that firm. Our management has not yet engaged an accounting firm to audit the combined company’s financial statements after fiscal 2007. However, under SEC rules, BDO Seidman, LLP would not be “independent” with respect to us unless Mr. Garfinkle resigns from our Board upon the closing of the Merger. No action has been taken with respect to any such resignation.

Material U.S. Federal Income Tax Consequences of the Merger to E Com Ventures and Its Shareholders

We expect the Merger to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code. As such, the Merger will not be taxable to us, Merger Sub or Model Reorg for U.S. federal income tax purposes. Because our shareholders will not be exchanging their shares in the Merger, the closing of the Merger and related transactions under the Merger Agreement will not have U.S. federal income tax consequences to our shareholders. The Merger will, when considered with other acquisitions of shares of our common stock occurring before the Merger, result in an “ownership change” of E Com Ventures, as that term is described under Section 382 of the Internal Revenue Code. As a result, our ability to use our net operating losses from pre-Merger periods to reduce taxable income in post-Merger periods would be subject to an annual limitation. In general, the annual limitation would equal our value immediately before the ownership change multiplied by the federal long-term tax-exempt interest rate.

Anticipated Accounting Treatment

We expect to treat the Merger as a reverse acquisition under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. For accounting purposes, Model Reorg is considered to be acquiring us in the Merger. Accordingly, the Merger Consideration will be allocated among the fair values of our assets and liabilities, based upon a valuation that has not yet been determined. The results of Model Reorg will be reflected in the results of the combined company from the date of the Merger going forward. Historical financial condition and results of operations shown for comparative purposes in periodic filings subsequent to the completion of the transaction will reflect Model Reorg. However, the combined company will continue to use our fiscal year end, the Saturday closest to January 31, which is conventional for retail businesses.

NASDAQ Capital Market Listing

Our common stock is currently listed on the NASDAQ Capital Market and we expect it to continue to be so listed following the Merger. However, because the Merger will be deemed a “reverse acquisition,” we may be required to reapply for listing with NASDAQ to continue that listing. If so, and if the application is accepted, which we expect, our common stock would continue to be traded on the NASDAQ Capital Market following the closing of the Merger. If it is not accepted, the Merger will not occur without a waiver from the parties to the Merger Agreement, since it is a condition to closing the Merger that E Com Ventures continue to be listed on the NASDAQ Capital Market. Our Board has made no determination as to whether it would waive that condition. It would make such a decision, if necessary, based on what it believes to be the best interests of our shareholders in the circumstances existing at the time. Even if our Board waived this condition, Model Reorg might decide not to waive it, in which case the Merger would not occur.

Regulatory Matters

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the Merger could not be completed until we and Model Reorg had made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting period under the HSR Act had expired or been terminated. We and Model Reorg filed the required notification on January 24, 2008 and, on February 1, 2008, the Federal Trade Commission granted early termination of the waiting period.

Status of Shares Issued in Merger

The issuance of shares of our common stock and Warrants to the shareholders of Model Reorg in the Merger, and the issuance of shares of our common stock upon exercise of the Warrants, will not be registered under the Securities Act of 1933 in reliance on an exemption for the issuance of shares not involving a public offering. Accordingly, SEC rules provide that the shares may not be resold in the public market for at least six months after the Merger or the Warrant exercise, as the case may be. Thereafter, (i) any sales of those shares in the public market by a shareholder who is a director, executive officer or controlling shareholder of E Com will be subject to public availability of certain financial and other information about us, and the volume and manner of sale limitations in SEC Rule 144, and (ii) sales by non-affiliates will be subject for six months to our having made certain financial and other information publicly available, but to no further restrictions thereafter.

Recommendations of the Special Committee and our Board of Directors

The Special Committee unanimously approved the Merger and the related transactions and recommended the adoption of the Merger Agreement to our Board of Directors, subject to the Special Committee’s right to withdraw, modify or amend such recommendation if the Special Committee determines, in good faith, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to our shareholders under applicable law.

Having received the recommendation of the Special Committee, for reasons including those described above, our Board unanimously:

•

determined that the terms of the Merger are fair from a financial point of view to the holders of our common stock (other than shareholders who own, or whose affiliates own, securities of Model Reorg);

•	adopted the Merger Agreement and declared the Merger Agreement and the related transactions to be advisable; and

•

recommended that our shareholders approve the issuance of the Merger Consideration in the Merger, and the issuance of our common stock upon exercise of the Warrants, subject to the Board’s right to withdraw, modify or amend such recommendation to the extent that the Board determines, in good faith, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to our shareholders under applicable law.

Our Board recommends that you vote “FOR” the issuance of the Merger Consideration in the Merger and the issuance of shares upon exercise of the Warrants.

PROPOSAL 2—AUTHORIZATION OF ADDITIONAL SHARES

Description of the Amendment

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 6,250,000 to 20,000,000. A copy of the proposed certificate of amendment is attached as Annex III to this Proxy Statement. You should read the certificate of amendment carefully as it is the legal document that governs the amendment to the Articles of Incorporation.

Reasons for and Effect of the Amendment

Our Articles of Incorporation currently authorize the issuance of up to 6,250,000 shares of common stock and 1,000,000 shares of preferred stock, $0.10 par value. On the Record Date, [3,059,041] shares of our common stock were outstanding, [147,696] shares were reserved for issuance upon exercise of outstanding stock options and 444,445 shares were reserved for issuance upon conversion of the Convertible Note. We will issue 5,900,000 shares to the Model Reorg shareholders in the Merger and an additional 1,500,000 shares if and when the Warrants are exercised. We are required by the Merger Agreement to have sufficient authorized but unissued shares available to complete the Merger. The proposed amendment to our Articles of Incorporation will authorize a sufficient number of shares for the Merger as well as a reasonable additional number of shares for future issuances by the combined company pursuant to benefit plans, for financings or acquisitions, or otherwise. If the amendment is not approved, we will not be able to complete the Merger and the other transactions contemplated by the Merger Agreement. Therefore, the Merger depends on our shareholders’ approving both Proposal 1 and this Proposal 2.

The increased number of authorized and unissued shares could, in certain circumstances, have an anti-takeover effect. For example, it would permit issuances that could substantially dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other business combination transaction with us. However, the share increase is not being proposed in response to any effort by a third party of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan to recommend to the stockholders a series of provisions to address takeover concerns. Other than the share increase proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of E Com. Other than for issuances pursuant to our existing equity compensation arrangements for directors, employees and independent contractors, we have no current plans to issue any other shares of our common stock.

Recommendation of our Board of Directors

On December 21, 2007, our Board of Directors concluded unanimously that the Merger is in the best interests of our shareholders and that the number of authorized shares should be increased. The Board recommends that you vote “FOR” this amendment to our Articles of Incorporation.

PROPOSAL 3—NAME CHANGE

Description of the Amendment

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to change our corporate name to “Perfumania Holdings, Inc.” If the name change is approved by our shareholders, we anticipate that our ticker symbol on the NASDAQ Capital Market will be changed to “PERF.” A copy of the proposed certificate of amendment is attached as Annex IV to this Proxy Statement.

Reasons for the Change

The primary reason for the corporate name change is that we believe it will promote increased brand recognition of our products. As the name of our primary operating subsidiary, “Perfumania” is the distinctive tradename by which we are known in the marketplace. It will provide a strong corporate and commercial identification for the combined company, allowing us to capitalize on the existing market recognition.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” this amendment to our Articles of Incorporation.

PROPOSAL 4—ADJOURNMENT OF SPECIAL MEETING

If necessary or appropriate in the circumstances at the Special Meeting, we may ask our shareholders to authorize the named proxies to approve one or more postponements or adjournments of the Special Meeting if sufficient votes have not yet been cast to approve Proposals 1, 2 or 3 at the time of the Special Meeting, in order to enable us to solicit additional proxies. This proposal relates only to a postponement or adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve Proposals 1, 2 or 3. Our Board of Directors retains full authority to postpone or adjourn the Special Meeting for any other purpose, including the absence of a quorum, or to postpone the Special Meeting before it is convened, without the consent of the shareholders.

If the Special Meeting is postponed or adjourned, we would not be required to give notice of the time and place of the adjourned meeting unless our Board of Directors fixed a new record date for the Special Meeting.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” this Proposal.

INFORMATION ABOUT E COM VENTURES

Business of E Com Ventures

General

We were incorporated under Florida law in 2000. We operate through two wholly-owned subsidiaries: Perfumania, Inc., which is a specialty retailer and wholesaler of fragrances and related products, and perfumania.com, Inc., which is an Internet retailer of fragrances and other specialty items.

Perfumania is a specialty retailer and wholesale distributor of a wide range of brand name and designer fragrances. Perfumania operates a chain of retail stores specializing in the sale of fragrances at discounted prices up to 75% below the manufacturers’ suggested retail prices. Perfumania’s wholesale division distributes fragrances and related products primarily to Model Reorg’s subsidiary, Quality Fragrance Group. Perfumania.com offers a selection of our more popular products for sale over the Internet and serves as an alternative shopping experience for Perfumania retail customers.

Perfumania operates its wholesale business directly. The retail business is principally operated through Magnifique Parfumes and Cosmetics, Inc. (“Magnifique”), a wholly-owned subsidiary of Perfumania, although the stores are generally operated under the name Perfumania. Perfumania’s retail stores are generally located in regional malls, manufacturers’ outlet malls, lifestyle centers, airports and suburban strip shopping centers. The number of retail stores has grown from 223 at January 29, 2005 to 303 at February 2, 2008.

Sales of perfumania.com are reported with those of our retail business. For ease of reference, our retail and wholesale businesses are referred to as segments. (See further discussion of segment information in Notes 8 and 12 to our Consolidated Financial Statements for the periods ending October 31, and February 3, 2007, respectively.)

Our fiscal year ends on the Saturday closest to January 31. We refer to fiscal year by the calendar in which it begins. Accordingly, fiscal year 2006 ended on February 3, 2007, fiscal year 2005 ended on January 28, 2006 and fiscal year 2004 ended on January 29, 2005. With the exception of fiscal year 2006, which contained fifty-three weeks, each of the fiscal years presented contain fifty-two weeks.

References to our “Consolidated Financial Statements” are to our audited consolidated financial statements for the fiscal years ended February 3, 2007, January 28, 2006, and January 29, 2005, and as of February 3, 2007 and January 28, 2006, that are included in “Financial Statements” in this Proxy Statement.

Retail Division

Strategy

Each of Perfumania’s retail stores generally offers approximately 300 different fragrance brands for women and men at prices up to 75% below the manufacturer’s suggested retail prices. These stores stock brand name and designer brands such as Estee Lauder®, Yves Saint Laurent®, Calvin Klein®, Giorgio Armani®, Gucci®, Ralph Lauren/Polo®, Perry Ellis®, Liz Claiborne®, Giorgio® , Hugo Boss®, Halston®, Christian Dior®, Chanel®, Lacoste®, Burberry®, Azzaro®, Guess® , and Paris Hilton®. Perfumania also carries private label lines of bath & body treatment products under the name Jerome Privee®, and cosmetics products under the name Mattese®.

The cornerstone of Perfumania’s marketing philosophy is to develop customer awareness that its stores offer an extensive assortment of brand name and designer fragrances at discount prices. Perfumania posts highly visible price tags in its stores, listing both the manufacturers’ suggested retail prices and Perfumania’s discounted prices to enable customers to make price comparisons. In addition, Perfumania utilizes sales promotions such as “gift with purchase” and “purchase with purchase” offers. From time to time, Perfumania test markets additional specialty gift items in its stores.

Perfumania’s stores are “full-service” stores. Accordingly, store personnel are trained to establish personal rapport with customers, to identify customer preferences with respect to both product and price range, and to successfully conclude a sale. Management believes that knowledgeable sales associates and attentive service are key factors to the success of Perfumania’s retail stores. Perfumania’s store associates are compensated on a salary plus commission basis. Perfumania has several incentive programs that motivate store associates to sell merchandise that have higher profit margins. In addition, to provide an incentive to increase sales and reduce expenses, regional, district and store managers are eligible to receive a bonus if store profitability and operational goals are met. Management believes that a key component of Perfumania’s ability to increase profitability will be its ability to hire, train and retain store associates, district and regional managers. Perfumania conducts comprehensive training programs for store associates that are designed to achieve higher levels of customer satisfaction.

Perfumania relies on its distinctive store design and window displays to attract the attention of prospective customers. In addition, Perfumania distributes advertising flyers and brochures by mail in and around its stores and in the malls in which its stores are located. Radio and television advertising is done occasionally in certain geographic regions that have a cluster of stores. The amount of advertising varies due to the seasonality of the business with the greatest portion in the fourth fiscal quarter. (See further discussion in Note 13 to our Consolidated Financial Statements, for fiscal 2006.)

Retail Stores

Perfumania’s standard store design includes signs and merchandise displays that are designed to enhance customer recognition of Perfumania’s stores. Perfumania’s stores average approximately 1,500 square feet; however, stores located in manufacturers’ outlet malls tend to be larger than Perfumania’s other stores. A store is typically managed by one manager and one assistant manager. The average number of employees in a Perfumania store is five, including part-time help. Regional and district managers visit stores on a regular basis in an effort to ensure knowledgeable and attentive customer service and compliance with operational policies and procedures.

Store Location and Expansion

Perfumania’s stores are located in 33 states and Puerto Rico, with the highest concentration consisting of 45 locations in Florida, 32 in Texas, 22 in California, 19 in New York and 16 in Puerto Rico. Perfumania’s current business strategy focuses on maximizing sales by raising the average dollar sale per transaction, increasing transactions per hour, reducing expenses at existing stores, opening new stores in proven geographic markets and selectively closing under-performing stores. When opening new stores, Perfumania seeks locations primarily in regional and manufacturers’ outlet malls, lifestyle centers and, selectively, on a stand-alone basis in suburban shopping centers in metropolitan areas. To achieve economies of scale with respect to advertising and management costs, Perfumania evaluates whether to open additional stores in markets where it already has a presence or whether to expand into new markets that it believes have a population density and demographics to support a cluster of stores.

In fiscal years 2006, 2005 and 2004, Perfumania opened 36, 23 and 14 stores, respectively, with another 27 opened during the thirty-nine weeks ended October 31, 2007. Perfumania continuously monitors store performance and from time to time closes under-performing stores, which typically have been older stores in less trafficked locations. Perfumania has closed 40 stores since the beginning of fiscal 2004. For fiscal year 2007, Perfumania has continued to focus on improving the profitability of its existing stores, and management expects to have opened approximately 40 stores and closed approximately 5 stores by year-end.

Information Systems

Perfumania has an integrated information system including retail outlet and corporate systems. Perfumania.com has a completely integrated e-commerce system. These systems provide information for planning, purchasing, pricing, distribution, finance and human resource decisions. Email and other information are communicated between the corporate office and store locations through an enterprise-wide Intranet. Daily compilation of sales, gross margin, and inventory levels enables management to analyze profitability and sell-through by item and product line as well as monitor the success of sale promotions. Inventory is tracked through its entire life cycle. Perfumania’s point of sale system is standard in all its stores. The system enables communication, pricing and promotion programs, time and attendance reporting, and inventory control.

Perfumania.com

Perfumania.com provides a number of advantages for retail fragrance sales. Internet fragrance sales are highly competitive and we compete on the basis of selling price, merchandise variety, ease of selection and cost of delivery. Perfumania.com’s Internet site enables it to display a larger number of products than traditional store-based or catalog sellers. The ability to frequently adjust featured selections and edit content and pricing provides significant merchandising flexibility. Perfumania.com’s Internet site benefits from the ability to reach a large group of customers from a central location. It can also obtain demographic and behavioral data of customers, increasing opportunities for direct marketing and personalized services. Because brand loyalty is a primary factor influencing a fragrance purchase, Perfumania.com believes the ability to smell the product is not critical to the purchasing decision. Perfumania.com’s online store provides its customers with value, selection, pricing and convenience.

Wholesale Division

Perfumania distributes fragrances on a wholesale basis to Quality Fragrance Group, which accounted for substantially all of our net wholesale sales in fiscal years 2006, 2005 and 2004, and the first thirty-nine weeks of fiscal 2007. (For more information, see Notes 7 and 5 to our Consolidated Financial Statements, for the periods ending October 31, 2007 and February 3, 2007, respectively.)

Sources of Supply

In recent years, Perfumania has purchased fragrances from over 140 suppliers, including national and international manufacturers, distributors, wholesalers, importers and retailers. Perfumania generally makes its purchases based on a combination of prices, credit terms, quantities and merchandise selection and, accordingly, the extent and nature of Perfumania’s purchases from its various suppliers change constantly. Perfumania’s purchases generally peak in the third quarter in anticipation of the December holiday season, which results in higher retail sales in the fourth quarter than in the first three quarters. As is customary in the fragrance industry, Perfumania has no long-term or exclusive contracts with suppliers.

Approximately 23%, 22% and 27% of Perfumania’s total merchandise purchased in fiscal years 2006, 2005 and 2004, respectively, and approximately 18% in the first thirty-nine weeks of fiscal 2007, was from subsidiaries of Model Reorg. Approximately 12%, 18% and 26% of Perfumania’s total merchandise purchased in fiscal years 2006, 2005 and 2004, respectively, and approximately 23% in the first thirty-nine weeks of fiscal 2007 was from another affiliate, Parlux Fragrances, Inc., a manufacturer and distributor of prestige fragrances and related beauty products. (See “Certain Relationships and Related Person Transactions – Shareholder Relationships.”) Besides Model Reorg and Parlux, no other supplier accounted for more than 10% of our merchandise purchases during 2007, 2006 or 2005.

A portion of Perfumania’s merchandise is purchased from secondary sources such as distributors and wholesalers. Merchandise purchased from secondary sources includes trademarked and copyrighted products that were manufactured in the United States, sold to foreign distributors and then re-imported into the United States, as well as trademarked and copyrighted products manufactured and intended for sale in foreign countries. From time to time, U.S. trademark and copyright owners and their licensees and trade associations have initiated litigation or administrative agency proceedings, based on U.S. Customs Service regulations or trademark or copyright laws, seeking to halt the importation into the United States of such “gray market” merchandise or to restrict its resale in the United States, and some of these actions have been successful. However, the U.S. courts remain divided on the extent to which trademark, copyright or other existing laws or regulations can be used to restrict the importation or sale of “gray market” merchandise. In addition, from time to time federal legislation to restrict the importation or sale of “gray market” merchandise has been proposed but, to our knowledge, no such legislation has been adopted. No litigation or administrative proceedings related to “gray market” merchandise were brought against us in fiscal years 2007, 2006, 2005 or 2004 and no such matters, to our knowledge, are pending.

As is often the case in the fragrance and cosmetics business, some of the merchandise purchased by Perfumania may have been manufactured by entities, particularly foreign licensees, who are not the owners of the trademarks or copyrights for the merchandise. Perfumania’s secondary market sources generally will not disclose the identity of their suppliers, which they consider to be proprietary trade information. As a result, Perfumania may not always be able to demonstrate that the manufacturer of specific merchandise had proper authority from the trademark or copyright owner to produce the merchandise or permit it to be resold in the United States. Accordingly, there is a risk that, if Perfumania were called upon or challenged by the owner of a particular trademark or copyright to demonstrate that specific merchandise was produced and sold with the proper authority and it was unable to do so, Perfumania could, among other things, be restricted from reselling the particular merchandise or be subjected to other liabilities.

Perfumania’s business activities could become the subject of legal or administrative actions brought by manufacturers, distributors or others, any of which actions could have a material adverse effect on our business or financial condition. In addition, future judicial, legislative or administrative agency action, including possible import, export, tariff or other trade restrictions, could limit or eliminate some of Perfumania’s secondary sources of supply or any of its business activities.

Distribution

Perfumania utilizes independent national trucking companies to deliver merchandise to its stores. Retail store deliveries generally are made weekly, with more frequent deliveries during the holiday season. Such deliveries permit the stores to minimize inventory storage space and increase the space available for display and sale of merchandise. To expedite delivery of merchandise to its wholesale customers, Perfumania sometimes instructs its suppliers to ship merchandise directly to its wholesale customers. Sales of perfumania.com are shipped through national carriers and are typically delivered within a few days of being ordered.

Seasonality and Quarterly Results

Our operations historically have been seasonal, with higher sales in the fourth fiscal quarter than the other three fiscal quarters. Significantly higher fourth quarter retail sales result from increased purchases of fragrances as gift items during the holiday season. During fiscal 2006, the holiday period accounted for approximately 25% of our net sales. Our quarterly results may vary due to the timing of new store openings, net sales contributed by new stores and fluctuations in comparable sales of existing stores. Results of any interim period are not necessarily indicative of the results that may be expected during a full fiscal year.

Competition

Retail and wholesale perfume businesses are highly competitive. Perfumania’s retail competitors include department stores, regional and national retail chains, drug stores, supermarkets, duty-free shops and other specialty retail stores. We believe that

Perfumania is the largest specialty retailer of discounted fragrances in the United States in terms of number of stores. Some of Perfumania’s competitors sell fragrances at discount prices and some are part of large national or regional chains that have substantially greater resources and name recognition than Perfumania. Perfumania’s stores compete on the basis of selling price, promotions, customer service, merchandise variety, store location and ambiance. Perfumania believes that its perfumery concept, full-service sales staff, discount prices, large and varied selection of brand name and designer fragrances and attractive shopping environment are important to its competitive position.

Employees

At February 2, 2008, we had 1,794 employees, of whom 1,586 were employed in Perfumania’s retail stores, 70 were employed in Perfumania’s warehouse and distribution operations and 138 were employed in executive, administrative and other positions. Temporary and part-time employees are added between Thanksgiving and Christmas. None of our employees are covered by a collective bargaining agreement and we consider our relationships with our employees to be good.

Trade Names and Service Marks

Perfumania’s stores use the trade name and service mark Perfumania®. Perfumania also operates under the trade names Also Perfumania, Class Perfumes, Perfumania Too and Perfumania Plus. Perfumania has common law rights to its trade names and service mark in those general areas in which its existing stores are located and has registered the service mark Perfumania®with the U.S. Patent and Trademark Office. The registration expires in 2009 and may be renewed for 10-year terms thereafter.

Properties

Our executive offices and distribution center are located in a 179,000 square foot facility in Sunrise, Florida. The facility is leased through December 2017 pursuant to a lease that currently provides for monthly rent of approximately $89,000 with specified increases.

All of Perfumania’s retail stores are located in leased premises. Most of the store leases provide for the payment of a fixed amount of base rent plus a percentage of sales, ranging from 3% to 15%, over certain minimum sales levels. Store leases typically require Perfumania to pay its proportionate share of common area expenses, real estate taxes, utility charges, insurance premiums and certain other costs. Some of Perfumania’s leases permit the termination of the lease if specified minimum sales levels are not met. (See Note 11 to our Consolidated Financial Statements for the year ending February 3, 2007 for additional information with respect to our store leases.)

Legal Proceedings

We are involved in legal proceedings in the ordinary course of business. Management cannot presently predict the outcome of these matters, although management believes that the ultimate resolution of these matters will not have a materially adverse effect on our financial position, operations or cash flows.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

Perfumania’s retail division accounts for most of our net sales and gross profit. Perfumania’s overall profitability depends principally on our ability to purchase a wide assortment of merchandise at favorable prices, attract customers and successfully conclude retail sales. Other factors affecting our profitability include general economic conditions, competition, availability of volume discounts, number of stores in operation, timing of store openings and closings and the effect of special promotions offered by Perfumania.

The following table sets forth selected items from our Consolidated Statements of Operations expressed as a percentage of total net sales for the periods indicated:

	39 Weeks Ended	Fiscal Year
	November 3, 2007	2006	2005	2004
Total net sales	100.00%	100.0%	100.0%	100.0%
Total gross profit	36.4	42.7	41.3	40.6
Selling, general and administrative expenses	35.1	36.4	34.6	35.0
Depreciation and amortization	2.2	2.0	2.2	2.6
Total operating expenses	37.3	38.4	36.8	37.6
Income (loss) from operations	(0.9)	4.3	4.5	2.9
Other expense:
Interest expense	(1.9)	(1.8)	(1.7)	(1.5)
Income (loss) before income taxes	(2.9)	2.5	2.8	1.5
Income tax benefit (provision)	1.1	(0.6)	3.3	(0.1)
Net income (loss)	(1.8)%	1.9%	6.1%	1.4%

Critical Accounting Estimates

Our Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Preparation of these statements requires management to make judgments and estimates. As such, some accounting policies have a significant impact on amounts reported in these financial statements. The judgments and estimates made can significantly affect results. Materially different amounts would be reported under different conditions or by using different assumptions. A summary of significant accounting policies can be found in Note 2 to our Consolidated Financial Statements for the year ending February 3, 2007.

We consider an accounting policy to be critical if it is both important to the portrayal of our financial condition and results and requires significant judgment and estimates by management in its application. We have identified certain accounting policies that we consider critical to our business and results of operations and have provided below additional information on those policies.

Inventory Adjustments and Writeoffs

Inventories are stated at the lower of cost or market, with cost being determined on a weighted average cost basis. We review our inventory on a regular basis for excess and potentially slow moving inventory based on prior sales, forecasted demand, historical experience and through specific identification of obsolete or damaged merchandise and, we record adjustments to reduce the carrying value of inventory to the lower of cost or market in accordance with the assessment. If there are material changes to these estimates, additional writeoffs could be necessary. Inventory shrinkage is estimated and accrued between physical inventory counts.

Impairment of Long-Lived Assets

When events or changes in circumstances indicate that the carrying values of long-lived assets may be impaired, an evaluation of recoverability is performed by comparing the carrying value of the assets to projected future cash flows in addition to other quantitative and qualitative analyses. Inherent in this process is significant management judgment as to the projected cash flows. Upon indication that the carrying value of such assets may not be recoverable, we recognize an impairment loss as a charge against current operations. Property and equipment assets are grouped at the lowest level for which there are identifiable cash flows when assessing impairment. Cash flows for retail assets are identified at the individual store level. Factors that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant negative industry or economic trend. Judgments are also made as to whether under-performing stores should be closed. Even if a decision has been made not to close an under-performing store, the assets at that store may be impaired. If there are material changes to these judgments or estimates, additional charges could be necessary.

Valuation of Deferred Tax Assets

Statement of Financial Accounting Standard (“SFAS”) No. 109, “Accounting for Income Taxes,” requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe it is more likely than not that a portion of these assets will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income, the carry-forward periods available to us for tax reporting purposes, and other relevant factors. The range of possible judgments relating to the valuation of our deferred tax assets is very wide. Significant judgment is required in making these assessments, and it is very difficult to predict when, if ever, our assessment may conclude that the remaining portion of our deferred tax assets is realizable.

Fiscal Year 2006 Compared to Fiscal Year 2005

Management Overview

During fiscal year 2006, we realized our third consecutive year of net income. We have achieved this as a result of increasing sales, improving product mix and selection, opening new stores and closing underperforming stores. In addition to the improvements resulting from these actions, we have focused on increasing the average number of transactions per hour, average dollar sale per transaction and number of units per transaction at the retail level to generate increased sales and reduce expenses as a percentage to total sales. Despite the improved results, we had an accumulated deficit of approximately $33.0 million at February 3, 2007.

Our goal is to continue to increase the number of our stores, either by opening new locations or by the acquisition of smaller fragrance retailers. We believe there are numerous opportunities for retail store locations domestically and are focused on expanding markets where we already have a presence or into new geographic regions where the population density and demographics will support a cluster of stores.

Revenues:

	For the year ended ($ in thousands)
	February 3, 2007	Percentage of Revenues	January 28, 2006	Percentage of Revenues	Percentage Increase (Decrease)
Retail	$229,783	94.3%	$215,841	92.4%	6.5%
Wholesale	13,826	5.7%	17,853	7.6%	(22.6)%
Total Revenues	$243,609	100.0%	$233,694	100.0%	4.2%

In fiscal year 2006 total revenue increased by $9.9 million or 4.2%. Total retail sales increased by $13.9 million or 6.5%, of which 1.3% related to the fifty-third week of fiscal year 2006. Excluding the effect of the fifty-third week in fiscal year 2006, total retail sales increased 5.2%, which included comparable store sales increases of 2.3%. Comparable store sales measure the sales from stores that have been open for one year or more. Comparable store sales growth percentages were calculated excluding the extra week of fiscal year 2006. The average number of stores operated increased from 234 during fiscal year 2005 to 250 in fiscal year 2006. Retail sales during fiscal year 2006 were improved by the greater availability of merchandise brands, quantity of product and more competitive retail prices offered to our customers which resulted in increases in our number of customer transactions and average dollar sale per transaction. In addition, we increased the retail selling prices on selected merchandise.

Wholesale sales decreased by $4.0 million or 22.6% as demand for certain wholesale products were less than anticipated and less than the prior year. Virtually all wholesale sales are made to Quality Fragrance Group, a subsidiary of Model Reorg. Through our supplier relationships, we are able to obtain certain merchandise at better prices and quantities than Quality Fragrance Group.

Cost of Goods Sold:

Cost of goods sold include the cost of merchandise sold, inventory shortage and valuation adjustments, and freight charges.

	For the year ended ($ in thousands)
	February 3, 2007	January 28, 2006	Percentage Increase (Decrease)
Retail	$126,808	$120,487	5.2%
Wholesale	12,872	16,706	(23.0)%
Total cost of goods sold	$139,680	$137,193	1.8%

Gross Profit:

	For the year ended ($ in thousands)
	February 3, 2007	January 28, 2006	Percentage Increase (Decrease)
Retail	$102,975	$95,354	8.0%
Wholesale	954	1,147	(16.8)%
Total gross profit	$103,929	$96,501	7.7%

Gross profit for the retail division increased principally from higher retail sales as noted above. Total gross profit increased as a result of higher sales and gross profit in the retail division offset by the lower sales and lower gross profit in the wholesale division. In calculating gross profit, we exclude the costs related to our distribution center. These costs are included in selling, general and administrative expenses.

Gross Profit Margin Percentages:

	For the year ended
	February 3, 2007	January 28, 2006
Retail	44.8%	44.2%
Wholesale	6.9%	6.4%
Gross profit margin	42.7%	41.3%

The increase in gross margin on retail sales resulted principally from increases in retail selling prices on selected merchandise as well as lower cost of merchandise realized over the past twelve months.

Operating Expenses:

Selling, general and administrative expenses include payroll and related benefits for our store operations, field management, distribution center and corporate office; rent, common area maintenance, real estate taxes and utilities for our stores, distribution center and corporate office; and advertising, insurance, supplies and other administrative expenses.

	For the year ended ($ in thousands)
	February 3, 2007	January 28, 2006	Percentage Increase (Decrease)
Selling, general and administrative	$88,700	$80,839	10.0%
Depreciation and amortization	4,863	5,156	(5.7)%
Total operating expenses	93,563	85,995	8.8%
Income from operations	$10,367	$10,506	(1.3)%

The majority of our selling, general and administrative expenses relate to the retail division. The increase in selling, general and administrative expenses is attributable primarily to the increase in the number of new stores and the additional payroll, occupancy and store opening expenses needed to operate these stores. As a percentage of retail sales, selling and administrative expenses increased from 37.4% to 38.6%, largely due to the opening of these new stores. In fiscal 2006, the 36 new stores that were opened in the aggregate negatively impacted income from operations, in part as a result of lower than expected sales, whereas in fiscal 2005, the 23 new stores opened in that year in the aggregate contributed positive income from operations. Also, in fiscal 2006 we accrued $0.8 million for the settlement of a legal complaint.

Depreciation and amortization expenses in fiscal year 2006 were reduced by $0.3 million from fiscal year 2005 primarily as a result of property and equipment associated with older retail stores and software costs associated with year 2000 upgrades that have become fully amortized.

Other Expenses:

	For the year ended ($ in thousands)
	February 3, 2007	January 28, 2006	Percentage Increase
Interest expense	$4,495	$3,877	15.9%

The increase in interest expense is due to higher interest rates in 2006 compared with 2005, as the average balance on our credit facility decreased and the balance on the subordinated convertible note payable to affiliates was unchanged. The interest rate on the majority of our borrowings are at variable rates.

Income Tax (Provision) Benefit:

	For the year ended ($ in thousands)
	February 3, 2007	January 28, 2006
Income tax (provision) benefit	$(1,350)	$7,637

In fiscal year 2006, management determined that it is more likely than not that certain deferred tax assets of our Puerto Rican subsidiary, which previously had a full valuation allowance, will be realized. Accordingly, the reversal of the valuation allowance on these assets of approximately $2.7 million has been reflected as a benefit in the tax provision for fiscal year 2006. Also, in fiscal year 2006, we recorded an adjustment to the net operating losses of our Puerto Rican subsidiary of approximately $1.8 million as a result of an ongoing Puerto Rican tax audit, which resulted in a decrease to the gross deferred tax asset for the Puerto Rican net operating loss but also resulted in a corresponding decrease to the valuation allowance for this item.

Income tax benefits recorded in fiscal year 2005 resulted from management’s assessment that it was more likely than not that we would realize the benefit of certain deferred tax assets. The prior year’s valuation allowance was reduced by approximately $11.9 million during the year ending January 28, 2006 due to management’s determination that approximately $10.3 million of our deferred tax assets would be utilized. As a result of the reversal of the valuation allowance from the prior fiscal year, a net tax benefit of $7.6 million was reflected in our financial statements for fiscal year 2005.

Fiscal Year 2005 Compared to Fiscal Year 2004

Revenues:

	For the year ended ($ in thousands)
	January 28, 2006	Percentage of Revenues	January 29, 2005	Percentage of Revenues	Percentage Increase (Decrease)
Retail	$215,841	92.4%	$201,425	89.5%	7.2%
Wholesale	17,853	7.6%	23,578	10.5%	(24.3)%
Total Revenues	$233,694	100.0%	$225,003	100.0%	3.9%

In fiscal year 2005 total revenue increased by $8.7 million or 3.9%. Total retail sales increased by $14.4 million or 7.2%, which included comparable store sales increases of 5.8%. Comparable store sales measure the sales from stores that have been open for one year or more. The average number of stores operated increased from 230 during fiscal year 2004 to 234 in fiscal year 2005. Retail sales during fiscal year 2005 were improved by the greater availability of merchandise brands, quantity of product and more competitive retail prices offered to our customers. In addition, our average dollar sale per transaction and transactions per hour were improved as a result of more efficient scheduling of our retail store associates.

Wholesale sales decreased by $5.7 million or 24.3% as demand for certain wholesale products were less than anticipated and less than the prior year. All wholesale sales are made to Quality Fragrance Group.

Cost of Goods Sold:

Cost of goods sold include the cost of merchandise sold, inventory shortage and valuation adjustments, and freight charges.

	For the year ended ($ in thousands)
	January 28, 2006	January 29, 2005	Percentage Increase (Decrease)
Retail	$120,487	$111,376	8.2%
Wholesale	16,706	22,291	(25.1)%
Total cost of goods sold	$137,193	$133,667	2.6%

Gross Profit:

	For the year ended ($ in thousands)
	January 28, 2006	January 29, 2005	Percentage Increase (Decrease)
Retail	$95,354	$90,049	5.9%
Wholesale	1,147	1,288	(10.9)%
Total gross profit	$96,501	$91,337	5.7%

Gross profit for the retail division increased principally as a result of lower cost of inventory purchases and marginal adjustments to sales prices. Total gross profit increased as a result of higher sales and profit margins in the retail division offset by lower sales and higher profit margins in the wholesale division. In calculating gross profit, we exclude the costs related to our distribution center. These costs are included in selling, general and administrative expenses.

Gross Profit Margin Percentages:

	For the year ended
	January 28, 2006	January 29, 2005
Retail	44.2%	44.7%
Wholesale	6.4%	5.6%
Gross profit margin	41.3%	40.6%

The decrease in gross margin on retail sales resulted principally from price reductions during our promotional events that contributed to the increase in our retail sales.

Operating Expenses:

Selling, general and administrative expenses include payroll and related benefits for our store operations, field management, distribution center and corporate office; rent, common area maintenance, real estate taxes and utilities for our stores, distribution center and corporate office; and advertising, insurance, supplies and other administrative expenses.

	For the year ended ($ in thousands)
	January 28, 2006	January 29, 2005	Percentage Increase (Decrease)
Selling, general and administrative	$80,839	$78,835	2.5%
Depreciation and amortization	5,156	5,875	(12.2)%
Total operating expenses	85,995	84,710	1.5%
Income from operations	$10,506	$6,627	58.5%

The majority of our selling, general and administrative expenses relate to the retail division. The increase in selling, general and administrative expenses is attributable primarily to higher store operating costs and expenses that are directly variable with sales volume. Additionally, occupancy costs for stores increased from new stores opened during the year and the higher average number of stores in operation compared to fiscal year 2004. During fiscal year 2005 we continued to improve our method of scheduling store associates, which consequently reduced store compensation as a percentage of sales in comparison to fiscal year 2004.

Depreciation and amortization expenses in fiscal year 2005 were reduced by $0.7 million from fiscal year 2004 primarily as a result of software costs associated with year 2000 upgrades being fully amortized.

Other Expense:

	For the year ended ($ in thousands)
	January 28, 2006	January 29, 2005	Percentage Increase
Interest expense	$3,878	$3,326	16.6%
Loss on investments	—	—	—
Total other expense	$3,877	$3,326	16.6%

The increase in interest expense is from the higher average loan balance on our revolving line of credit used to fund quicker payments of non-affiliates accounts payable to obtain better prices and to increase product purchases to fulfill higher retail sales. In addition, our average effective interest rate in fiscal year 2005 was 6.6% compared with 4.7% in fiscal year 2004.

Income Tax Benefit (Provision):

	For the year ended ($ in thousands)
	January 28, 2006	January 29, 2005	Percentage Increase
Income tax benefit (provision)	$7,637	$(150)	—

Income tax benefits recorded in fiscal year 2005 resulted from management’s assessment that it was more likely than not that we would realize the benefit of certain deferred tax assets. The prior year’s valuation allowance was reduced by approximately $11.9 million as of January 28, 2006 due to management’s determination that approximately $10.3 million of our deferred tax assets, primarily related to our United States operations, would be utilized. As a result of the reversal of the valuation allowance from the prior fiscal year, a net tax benefit of $7.6 million was reflected for the year.

Comparison of the Thirteen Weeks Ended November 3, 2007 with the Thirteen Weeks Ended October 28, 2006.

Net sales increased 29.6% from $53.9 million in the thirteen weeks ended October 28, 2006 to $69.9 million in the thirteen weeks ended November 3, 2007. The increase in sales was due to increases of $13.3 million and $2.7 million in wholesale and retail sales, respectively.

Retail sales were $50.6 million for the thirteen weeks ended November 3, 2007 compared to $48.0 million for the thirteen weeks ended October 28, 2006. The average number of stores operated was 285 in the third quarter of fiscal 2007, versus 253 in the prior year’s comparable period, which resulted in a portion of the increase in retail sales. Perfumania’s comparable store sales increased by 3.2%. Comparable store sales measure sales from stores that have been open for one year or more. We exclude stores that are closed for renovation from comparable store sales from the month during which renovation commences until the first full month after reopening. While the average retail price per unit sold during the thirteen weeks ended November 3, 2007 increased 12.2% versus the prior year’s comparable period, the total number of units sold decreased by 5.8%. We attribute the increase in the average retail price per unit sold to increases in the retail selling prices on selected merchandise as well as changes in our product mix. The number of units sold was affected by softness in the United States economy and the resulting weak mall traffic. Also, during the thirteen weeks ended November 3, 2007, we had more stores closed for renovation compared with the thirteen week period ended October 28, 2006, which negatively impacted retail sales.

Wholesale sales increased $13.3 million from $5.9 million for the thirteen weeks ended October 28, 2006 to $19.2 million for the thirteen weeks ended November 3, 2007. Substantially all wholesale sales during the third quarter of fiscal years 2007 and 2006 were made to Model Reorg and its subsidiaries. The increase in wholesale sales is due to significantly more merchandise availability, at better prices than had been available from our suppliers in any previous quarter, and an increase in the demand of Model Reorg’s subsidiaries’ product needs. Quarterly wholesale sales are expected to fluctuate due to market conditions, the availability of desirable merchandise and the demand of our wholesale customers, including Model Reorg and its subsidiaries. The volume of wholesale sales in the thirteen weeks ended November 3, 2007 was significantly higher than most of our historical quarterly results, and should not necessarily be considered indicative of wholesale sales volume to be expected in future quarters.

Gross profit increased 11.4% from $21.8 million in the thirteen weeks ended October 28, 2006 (40.5% of total net sales) to $24.3 million in the thirteen weeks ended November 3, 2007 (34.8% of total net sales). Of the $2.5 million increase in gross profit, $2.1 related to retail sales and $0.4 million related to wholesale sales. In calculating gross profit and gross profit percentages, we exclude the costs related to our distribution center. These costs are included in selling, general and administrative expenses. Our gross profit and gross profit percentages may not be comparable to other retailers, which may include the costs related to their distribution network in cost of goods sold, rather than in selling, general and administrative expenses. The increase in gross profit was due to increases in both retail and wholesale sales volume as discussed above. As a percentage of net sales, total gross profit in the thirteen weeks ended November 3, 2007 decreased as compared to the thirteen weeks ended October 28, 2006 due to the higher ratio of wholesale sales as a percentage of net sales in the thirteen weeks ended November 3, 2007 versus the comparable period last year. Wholesale sales yield a lower gross margin than retail sales. Retail gross profit as a percentage of retail sales was 46.3% and 44.7% for the thirteen weeks ended November 3, 2007 and October 28, 2006, respectively. The increase in gross margin on retail sales resulted principally from increases in retail selling prices on selected merchandise as well as lower cost of merchandise realized over the past twelve months. Wholesale gross profit as a percentage of wholesale sales was 4.5% and 7.0% for the thirteen weeks ended November 3, 2007 and October 28, 2006, respectively. Gross margin on wholesale sales decreased due to the change in the product assortment sold in the thirteen weeks ended November 3, 2007 compared to the comparative thirteen week period in fiscal 2006.

Selling, general and administrative expenses include payroll and related benefits for our store operations, field management, distribution center and corporate office; rent, common area maintenance, real estate taxes and utilities for our stores, distribution center and corporate office; advertising, insurance, supplies and other administrative expenses. Selling, general and administrative expenses increased 10.8% from $21.1 million in the thirteen weeks ended October 28, 2006 to $23.4 million in the thirteen weeks ended November 3, 2007. The increase was largely attributable to the increase in new stores and the additional payroll, occupancy and store opening expenses needed to operate these stores. Increases in wholesale sales volume generally results in nominal increases in selling, general and administrative expenses. Depreciation and amortization was approximately $1.5 million in the thirteen weeks ended November 3, 2007 compared to $1.2 million for the thirteen weeks ended October 28, 2006. The increase is attributable to depreciation incurred on new stores that have opened over the past twelve months offset by lower depreciation on certain stores that became fully depreciated during the same time period.

Interest expense was approximately $1.3 million for the thirteen weeks ended November 3, 2007 compared with approximately $1.2 million in the comparable period of 2006. The increase in interest expense was due to a higher average balance on our bank line of credit during the thirteen weeks ended November 3, 2007 compared with the comparable period of 2006 and higher interest rates. The majority of our borrowings incur interest based on either prime or LIBOR and these interest rates have risen over the past year.

An income tax benefit of $0.7 million was recorded as a result of our net loss during the thirteen weeks ended November 3, 2007 compared with a tax benefit of $0.3 million during the comparable period of 2006. Our effective tax rate for the thirteen weeks ended November 3, 2007 was a tax benefit of 38.0% compared to a tax benefit of 19.3% for the comparative period last year. In the prior comparative period of 2006, a full valuation allowance was recorded related to the deferred tax assets of our Puerto Rican operations. Management has since determined that realization of these assets is more likely than not and the valuation allowance was reversed in the fourth quarter of fiscal year 2006.

As a result of the foregoing, our net loss decreased to approximately ($1.1 million) in the thirteen weeks ended November 3, 2007 compared to a net loss of ($1.3 million) in the thirteen weeks ended October 28, 2006. Net loss per share for the third fiscal quarter of 2007 and 2006 was ($0.37) and ($0.45), respectively.

Comparison of the Thirty-nine weeks Ended November 3, 2007 with the Thirty-nine weeks Ended October 28, 2006.

Net sales increased 27.6% from $150.0 million in the thirty-nine weeks ended October 28, 2006 to $191.4 million in the thirty-nine weeks ended November 3, 2007. The increase in sales was due to a $35.3 million increase in Perfumania’s wholesale sales and a $6.1 million increase in retail sales.

Retail sales increased from $139.0 million in the thirty-nine weeks ended October 28, 2006 to $145.1 million in the thirty-nine weeks ended November 3, 2007, primarily as a result of the increase in the number of retail stores in operation. The average number of stores operated was 277 in the first thirty-nine weeks of fiscal 2007, versus 244 in the prior year’s comparable period. Comparable store sales increased by 0.7% in the thirty-nine weeks ended November 3, 2007. While the average retail price per unit sold during the thirty-nine weeks ended November 3, 2007 increased 3.9% versus the prior year’s comparable period, the total number of units sold decreased 2.5%. We attribute the increase in the average retail price per unit sold to increases in the retail selling prices on selected merchandise as well as changes in our product mix. The number of units sold was affected by softness in the United States economy and the resulting weak mall traffic.

Wholesale sales increased by $35.3 million from $11.0 million for the thirty-nine weeks ended October 28, 2006 to $46.3 million for the thirty-nine weeks ended November 3, 2007. Substantially all wholesale sales during the thirty-nine weeks ended November 3, 2007 and October 28, 2006 were to Model Reorg and its subsidiaries. The increase in wholesale sales is due to significantly more merchandise availability at better prices than had been available from our suppliers during the thirty-nine weeks ended October 28, 2006, and an increase in the demand of Model Reorg’s subsidiaries’ product needs. Quarterly wholesale sales are expected to fluctuate due to market conditions, the availability of desirable merchandise and the demand of our wholesale customers, including Model Reorg and its subsidiaries. The volume of wholesale sales in the thirty-nine weeks ended November 3, 2007 was significantly higher than any of our prior comparative results, and should not necessarily be considered indicative of wholesale sales volume to be expected in future quarters.

Gross profit increased 10.5% from $63.0 million in the thirty-nine weeks ended October 28, 2006 (42% of total net sales) to $69.6 million in the thirty-nine weeks ended November 3, 2006 (36.4% of total net sales). Of the $6.6 million increase in gross profit, $4.8 million related to retail sales and $1.8 million related to wholesale sales. In calculating gross profit and gross profit percentages, we exclude the costs related to our distribution center. These costs are included in selling, general and administrative expenses. Our gross profit and gross profit percentages may not be comparable to other retailers, which may include the costs related to their distribution network in cost of goods sold, rather than in selling, general and administrative expenses. The increase in gross profit was due to increases in both retail and wholesale sales volume as discussed above. As a percentage of net sales, total gross profit in the thirty-nine weeks ended November 3, 2007 decreased as compared to the thirty-nine weeks ended October 28, 2006 due to the higher ratio of wholesale sales as a percentage of total net sales in the thirty-nine weeks ended November 3, 2007 versus the comparable period last year. Historically, retail sales yield a higher gross margin than wholesale sales. Retail gross profit as a percentage of retail sales was 46.2% and 44.8% for the thirty-nine weeks ended November 3, 2007 and October 28, 2006, respectively. As a percentage of retail sales, retail gross profit in the thirty-nine weeks ended November 3, 2007 increased versus the thirty-nine weeks ended October 28, 2006, due to increases in our retail selling prices on selected merchandise as well as a lower cost of merchandise realized over the past twelve months. Wholesale gross profit as a percentage of wholesale sales was 5.6% and 6.7% for the thirty-nine week periods ending November 3, 2007 and October 28, 2006, respectively.

Selling, general and administrative expenses increased 11.2% from $60.5 million in the thirty-nine weeks ended October 28, 20067 to $67.3 million in the thirty-nine weeks ended November 3, 2007 due to the increase in the number of new stores and the additional payroll, occupancy and store opening expenses needed to operate these stores. Increases in wholesale sales volume generally results in nominal increases in selling, general and administrative expenses. Depreciation and amortization was approximately $4.2 million in the thirty-nine weeks ended November 3, 2007 and $3.5 million in the thirty-nine weeks ended October 28, 2006. The increase is attributable to depreciation incurred on new stores that have opened over the past twelve months offset by lower depreciation on certain stores that became fully depreciated during the same time period.

Interest expense was approximately $3.7 million for the thirty-nine weeks ended November 3, 2007 compared with $3.3 million in the comparable period of 2006. The increase in interest expense was due to a higher average balance on our bank line of credit during the thirty-nine weeks ended November 3, 2007 compared with the comparable period of 2006 and higher interest rates. The majority of our borrowings incur interest based on either prime or LIBOR and these interest rates have risen over the past year.

An income tax benefit of $2.1 million was recorded as a result of our net loss during the thirty-nine weeks ended November 3, 2007 compared with a tax benefit of $1.1 million during the comparable period of 2006. Our effective tax rate for the thirty-nine weeks ended November 3, 2007 was a tax benefit of 38% compared to a tax benefit of 26% for the comparative period last year. In the prior comparative period a full valuation allowance was recorded related to the deferred tax assets of our Puerto Rican operations. Management has since determined that realization of these assets is more likely than not and the valuation allowance was reversed in the fourth quarter of fiscal year 2006.

As a result of the foregoing, our net loss increased from ($3.2 million) in the thirty-nine weeks ended October 28, 2006, to a net loss of ($3.4 million) in the thirty-nine weeks ended November 3, 2007. Net loss per share for the thirty-nine weeks ended November 3, 2007 and October 28, 2006 was ($1.12) and ($1.08), respectively.

Liquidity and Capital Resources

Our principal funding requirements are for inventory purchases, opening new stores and renovation of existing stores. For the first thirty-nine weeks of fiscal 2007, these capital requirements generally were satisfied through borrowings under our credit facility. In December 2006, our credit facility was amended with an effective date of September 30, 2006, to extend the term for one additional year until May 2008. In June 2007, the covenant concerning the limitation on capital expenditures was modified retroactive to April 30, 2007. In addition, the minimum undrawn availability requirement, as defined, was modified so that Perfumania is required to maintain at all times, a minimum undrawn availability of not less than $5,000,000, and shall maintain a monthly average undrawn availability, as defined, of not less than $7,500,000. In the event the Merger does not occur, we do not anticipate any difficulty in refinancing the credit facility with the existing lender or obtaining a new facility with an alternate lender before the expiration of the existing facility’s term in May 2008. (See “Post-Merger Financing” for a discussion of the replacement facility we are seeking to obtain as a condition to closing the Merger.)

At November 3, 2007, we had working capital of approximately $0.8 million compared to working capital of approximately $11.4 million at February 3, 2007 and $6.1 million at October 28, 2006. The change since February 3, 2007 was primarily due to the net loss during the current period and increased spending on store construction in the first thirty-nine weeks of fiscal 2007. Our business follows a seasonal pattern as purchases of fragrances as gift items increases during the holiday season, resulting in significantly higher fourth quarter retail sales. The seasonality of our operations leads to significant fluctuations in certain asset and liability accounts, primarily inventories, accounts payable, affiliates and non-affiliates and bank line of credit, between fiscal year end and subsequent interim periods.

Net cash used in operating activities during the thirty-nine weeks ended November 3, 2007 was approximately $11.4 million compared with approximately $13.0 million used in operating activities during the same period of the prior year. The decrease in cash used in operating activities was primarily due to the increase of our accounts payable to affiliates and non-affiliates offset by increases in our inventory levels. Our accounts payable to affiliates and non-affiliates increased due to the timing of payments to our merchandise vendors and because of increased inventory purchases during the thirty-nine weeks ended November 3, 2007 compared with the same period last year. The increase in inventory is due to planned purchases for store growth and selective opportunistic purchases of desirable merchandise. Our purchases from related parties are generally payable in 90 days, however due to the seasonality of our business these terms are generally extended. Related party accounts are historically brought closer to terms at the end of the holiday season, however we are dependent upon these extended terms for much of our liquidity during the year.

Net cash used in investing activities was approximately $10.3 million in the first thirty-nine weeks ended November 3, 2007 compared to $6.6 million in the thirty-nine weeks ended October 28, 2006. The current period’s investing activities primarily represented spending for renovation of existing stores and new stores that either opened during the thirty-nine weeks ended November 3, 2007 or that are scheduled for completion during fiscal year 2007. During the thirty-nine weeks ended November 3, 2007, Perfumania opened 27 new stores and relocated two existing stores compared to 23 new store openings and four store relocations during the comparative period in fiscal 2006. During the remainder of fiscal year 2007, it opened 12 new stores and closed one. We believe that these capital requirements will be satisfied by borrowings under our credit facility and from cash flows from operations.

Net cash provided by financing activities during the first thirty-nine weeks of fiscal 2007 was approximately $21.9 million, primarily from borrowings under our line of credit, compared with approximately $19.9 million for the same period in the prior year.

A summary of our cash flows for the thirty-nine weeks ended November 3, 2007 is as follows (in thousands):

Summary Cash Flow Information
Cash used in operating activities	$(11,406)
Cash used in investing activities	(10,324)
Cash provided by financing activities	21,910
Increase in cash and cash equivalents	180
Cash and cash equivalents, February 3, 2007	1,283
Cash and cash equivalents, November 3, 2007	$1,463

Management believes that Perfumania’s borrowing capacity under its current credit facility, projected cash flows from operations, other short term borrowings and credit terms from vendors will be sufficient to support our working capital needs, capital expenditures and debt service for the foreseeable future. There can be no assurance that management’s plans and expectations will be successful.

Following is a table that provides a summary concerning our future contractual obligations as of November 3, 2007. Certain of these obligations are reflected in our consolidated balance sheet as of November 3, 2007, while others are disclosed as future obligations.

	Payments due by period ($ in thousands)
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Bank line of credit (1)	$52,490	$52,490	—	—	—
Subordinated convertible note payable affiliate (1)	5,446	—	5,446	—	—
Capital lease obligations	13,167	1,227	2,449	2,367	6,854
Operating lease obligations	134,835	19,277	38,940	32,427	44,191
Total	$205,938	$72,994	$46,835	$35,064	$51,045

(1)	Debt amounts include principal maturities and expected interest payments. Rates utilized to determine interest payments for variable rate debt are based on an estimate of future interest rates

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements as defined by Item 303(a)(4) of SEC Regulation S-K.

Recent Accounting Standards

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, the goodwill acquired, and any noncontrolling interest in the acquiree. This statement also establishes disclosure requirements to enable the evaluation of the nature and financial effect of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. We are in the process of evaluating the effect that the adoption of SFAS 141(R) will have on our results of operations, financial position, and cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. We are in the process of evaluating the effect that the adoption of SFAS 160 will have on our results of operations, financial position, and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 will permit entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 will be effective for the first interim period beginning in fiscal 2008. We are currently evaluating the impact that the adoption of SFAS 159 will have on our results of operations, financial position and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. SFAS 157 is effective for the first interim period beginning in fiscal 2008. We do not anticipate that the adoption of SFAS 157 will have a material effect on our results of operations, financial position and cash flows.

Changes in Foreign Exchange Rates; Inflation

Although large fluctuations in foreign exchange rates could have a material effect on the prices we pay for products purchased from outside the United States, such fluctuations have not been material to our results of operations to date. Transactions with foreign suppliers are denominated in United States dollars. We believe inflation has not had a material impact on our results of operations and we are generally able to pass through cost increases by increasing sales prices.

INFORMATION ABOUT MODEL REORG

Business of Model Reorg

General

Model Reorg, Inc., a New York corporation, was incorporated in 1997. Model Reorg operates as a wholesaler, retailer and manufacturer of designer fragrances through wholly-owned subsidiaries that include Quality King Fragrance, Inc. (“Quality Fragrance Group”), Scents of Worth, Inc., Five Star Fragrance Company, Inc., and Jacavi LLC, a fragrance distributor that Model Reorg acquired in October 2007. The wholesale division primarily distributes nationally advertised designer fragrances to mass merchandisers, drug store chains, specialty outlets, distributors and Perfumania. The retail division sells products in retail stores on a consignment basis. The manufacturing division owns and licenses designer fragrance brands and contracts to third parties the manufacture of owned and licensed brands.

Management reviews information for each of the three industry segments in which Model Reorg operates (wholesale distribution, retail and manufacturing) on an individual and consolidated basis each month. The accounting policies for the segments are the same as those described in the Summary of Accounting Policies in Note 1 to Model Reorg’s audited Consolidated Financial Statements. Each of the segments has its own assets, liabilities, revenues, and operating expenses. All intersegment transactions are eliminated in consolidation. Financial information for these segments is summarized in “Information About Model Reorg – Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In recent years Model Reorg has purchased an increasing portion of its product directly from manufacturers rather than from distributors. This has increased product offerings and opened up more sales channels because of competitive pricing and because certain retailers deal only with companies that purchase product direct from the manufacturer.

Wholesale Business

The wholesale division, which operates through Quality Fragrance Group, distributes designer fragrances to mass market retailers, drug and other chain stores, retail wholesale clubs, traditional wholesalers, and other distributors throughout the United States. It buys designer fragrances principally from the brand owner / manufacturer. Quality Fragrance Group strives to increase its selection of brands, sizes and price points in order to be a one stop shop for its customers. Its scope was expanded with the acquisitions of Northern Group, Inc. (“Northern”) in 2004 and Jacavi in 2007, which provided new relationships with manufacturers of several major fragrance brands.

Quality Fragrance Group’s sales are principally to retailers such as Wal-Mart, Walgreens, Kohl’s, Sears, Marshalls, JCPenney, Target, TJ Maxx, and E Com Ventures’ subsidiary, Perfumania. Quality Fragrance Group also operates a direct sales department that services over 10,000 pharmacies and specialty stores, such as AmerisourceBergen and Cardinal Health, throughout the United States.

Mass market retail sales were approximately 40% and 42% of Model Reorg’s total sales in fiscal 2007 and 2006, respectively, while wholesale sales were approximately 35% in both years. Approximately 20% and 17% of Quality Fragrance Group’s net revenues in fiscal 2007 and fiscal 2006, respectively, were derived from sales to other Model Reorg subsidiaries, and approximately 7% and 9%, respectively, from sales to Perfumania. One Quality Fragrance Group customer, Wal-Mart, accounted for approximately 16% of Model Reorg’s total unaffiliated revenues in fiscal 2007. Quality Fragrance Group provides extended payment terms to Perfumania, which has had a material impact on Model Reorg’s working capital. Inventory practices do not significantly affect working capital, and Quality Fragrance Group invests working capital in inventory on an opportunistic basis to meet anticipated customer needs or to capture advantageous prices.

Retail Business

Scents of Worth has operated Model Reorg’s retail business since 1997. It is the largest national designer fragrance consignment program, with contractual relationships to sell products on a consignment basis in approximately 3,000 stores, including nearly 1,400 Kmart locations, nationwide. Its other retail customers include Burlington Coat Factory, Filene’s Basement, Loehmann’s, Fred Meyer, Daffy’s and Duane Reade. Scents of Worth was designated a critical vendor to Kmart following Kmart’s reorganization in 2003. Scents of Worth determines the pricing and the products displayed in each of its retail consignment locations and pays a percentage of the sales proceeds to the retailer for its profit and overhead applicable to these sales. Overhead includes sales associate payroll and benefits, rental of fragrance space and, in some instances, an inventory shrink allowance. Consignment fees vary depending in part on whether Scents of Worth or the retailer absorbs inventory shrinkage. Scents of Worth’s total sales represented approximately 23% and 22% of Model Reorg’s total sales for fiscal 2007 and fiscal 2006, respectively.

Manufacturing Business

The manufacturing division is operated by Five Star, which owns and licenses designer and other fragrance brands, paying royalties to the licensors based on a percentage of sales. Certain licenses contain minimum royalty provisions. Five Star manufactures, on behalf of Perfumania, Perfumania’s Jerome Privee product line, which includes bath and body products and scented candles. Five Star’s manufacturing is sub-contracted out to third party manufacturers. Its owned and licensed brands are sold principally through Model Reorg’s wholesale and retail divisions. Approximately 68% and 66% of Five Star’s fiscal 2007 and fiscal 2006 revenues, respectively, were derived from sales to other Model Reorg subsidiaries, and approximately 29% and 30%, respectively, were derived from sales to Perfumania. The majority of the unrelated party sales are to international customers. The rising cost of oil in recent years has had a direct impact on the cost of raw materials, as oil is used in the production of the plastic packaging materials Five Star purchases. In reaction to this, Five Star has increased its sourcing of components from the Far East in order to keep the cost of goods as low as possible.

Seasonality and Quarterly Results

Model Reorg’s business is highly seasonal, with the most significant activity occurring from September through December each year. Quality Fragrance Group’s sales to retailers are stronger during the months of September through November, since retailers need to receive merchandise well before the holiday season begins, with 35% of its total revenues being generated during these three months. Scents of Worth’s revenues are the greatest in December, with approximately 25% of its revenues being generated this month, as is typical for a retail operation. Historically, Model Reorg has typically generated income from operations during all 12 months of the fiscal year. However, depending on outstanding debt levels, interest on debt financing may exceed income from operations in a particular month. This may happen in one of the lower revenue months for Model Reorg, such as February.

Strategy

Model Reorg’s business strategy is to use its experience in the fragrance industry, knowledge of the fragrance market, and business relationships to procure products on favorable terms, enabling it to distribute its products to customers or its consignment retail locations at competitive prices. In addition, Model Reorg supplements its offerings with owned or licensed prestige designer fragrances brands. It seeks to increase the portfolio of brands for both wholesale distribution and retail sale by presenting a diverse sales opportunity for a designer’s brand, thereby enhancing its purchasing opportunities.

Model Reorg emphasizes future growth by broadening its product offering to wholesale customers while also growing the Scents of Worth retail consignment business. It also expects to take advantage of opportunities for the Five Star manufacturing business to license or purchase mature designer brands that do not require significant additional expenditure to create retail market demand.

Suppliers

In recent years, Model Reorg has purchased approximately 70% of its fragrances directly from brand owners / manufacturers and 30% from distributors. Its suppliers include most of the dozen largest fragrance manufacturers in the United States. The distributors represent, for the most part, long-standing relationships and many are also customers of Model Reorg. Model Reorg maintains a regular dialogue with all designer fragrance brand manufacturers directed toward broadening its product offering to both wholesale and consignment retail customers. Model Reorg believes that having both wholesale and retail customers is desirable to most designer fragrance brand manufacturers and enhances its opportunities to further expand these relationships. In addition, Model Reorg’s success in obtaining product at favorable prices has been enhanced by its ability to commit significant capital quickly to any single purchase and purchase in bulk quantities or, in the right circumstances, to prepay vendors for products purchased in exchange for a substantial discount. In addition, to take advantage of market opportunities Model Reorg often purchases products in excess of anticipated short term demand, which it holds in inventory for a longer-than-average time.

Marketing and Sales

Model Reorg’s marketing activities largely involve advertising in trade publications that focus on the proprietary brands. Quality Fragrance Group and Scents of Worth work with retailers to develop in store promotions employing signage, displays or unique packaging to merchandise and promote products. Both companies also work with retailers to develop ad campaigns for specific events as required by the retailers, e.g., mailers, inserts and national print advertising.

Sales representatives maintain regular dialogue with customers to generate selling opportunities and to assist them in finding scarce products at low prices. All sales personnel have access to current inventory information that is generally updated with each order, allowing immediate order confirmation to customers and ensuring that ordered products are in stock for prompt shipment. Model Reorg’s proprietary management information system affords customers access to current information on price and product availability to enable them to better plan inventory investments. Customers may elect to receive this information in a variety of electronic formats that are updated daily, and can transmit orders electronically directly to Model Reorg’s data processing system. The reports generated for customers by the management information system also provide information on manufacturers’ special price offerings and promotional programs to demonstrate the savings that can be generated so that customers can validate the value of purchasing from Model Reorg compared to other sources. Model Reorg believes that this gives its salespeople a competitive advantage in customer interactions.

Intellectual Property Rights

Model Reorg’s portfolio of fragrance brands is of great importance to its business. Five Star owns the Lutece, Norell, Pavlova, Realm, Raffinee and Royal Secret brands, among others. It licenses designer and other fragrance brands, such as Bijan, Gale Hayman, Michael Jordan, Pierre Cardin, Royal Copenhagen, and Vicky Tiel, often acquiring exclusive worldwide distribution rights. Some of these licenses are renewable on a year-to-year basis, while the rest have terms that typically run from two to five years.

Model Reorg primarily relies on trademark law to protect its intellectual property rights. In addition to using registered trademarks covering licensed brands, Model Reorg has a proprietary portfolio of more than 40 U.S. registered trademarks and applications and more than 150 foreign registered trademarks and applications. All of the brands listed in the preceding paragraph are registered trademarks that are owned by Model Reorg or its licensors. U.S. trademark rights are generally renewable for as long as the mark is used. Model Reorg occasionally registers the copyright to packaging materials, and it also relies on trade secret and other contractual restrictions. From time to time, Model Reorg brings litigation against those who, in its opinion, infringe its proprietary rights, but there can be no assurance that either such efforts, or any contractual restrictions used, will be adequate or effective. Also, owners of other brands may, from time to time, allege that Model Reorg has violated their intellectual property rights, which may lead to litigation and material expense.

Competition

Competition varies among the markets in which Model Reorg competes. In selling to retailers, Model Reorg competes with a wide range of chains and large and small stores, as well as manufacturers, including some of Model Reorg’s suppliers. In the wholesale business, Model Reorg competes with many distributors, of which Elizabeth Arden is the largest. Generally, the basis of competition is brand recognition, quality and price. Model Reorg believes that the most important reasons for its competitive success include its established relationships with manufacturers and large customers, popular recognition of its proprietary and licensed brands, and its efficient, low-cost sourcing strategy and ability to deliver products to consumers at competitive prices. Some of its competitors may enjoy competitive advantages, including greater financial resources that can be devoted to competitive activities, such as sales and marketing, brand development and strategic acquisitions.

Legal Proceedings

On March 2, 2007, Victory International LLC filed an amended complaint joining Model Reorg and thirteen other defendants, including E Com, into a lawsuit pending against Perry Ellis International, Inc. in the United States District Court for the District of New Jersey. The plaintiff (i) alleges claims against Model Reorg for price fixing and concerted refusal to deal, Donnelly Act (N.Y. antitrust law) violations, tortious interference with contract, interference with prospective advantage, unjust enrichment, common law unfair competition, RICO violations under Florida statutory law and violation of New Jersey’s Consumer Fraud Act arising from defendant Perry Ellis’ purchase of the Perry Ellis license from defendant Parlux and Perry Ellis’ subsequent resale of that license to defendant Falic Fashion Group, LLC and (ii) seeks actual damages, as well as treble damages, punitive damages and attorney’s fees, in an amount in excess of $250 million. In May 2007, Model Reorg filed a motion to dismiss the complaint, but in January 2008 the court transferred the action to the United States District Court for the Southern District of Florida before deciding the motion. The Florida court has set a date for trial in August 2008. Model Reorg intends to vigorously defend this lawsuit, including renewing its motion to dismiss.

Model Reorg is subject to the same risks of litigation and administrative proceedings as described in “Information about E Com Ventures – Business of E Com Ventures – Sources of Supply.” In addition, Model Reorg is currently involved in other legal proceedings in the ordinary course of business. Management cannot presently predict the outcome of any these matters, although management believes that the ultimate resolution of these matters will not have a materially adverse effect on its financial condition, operations or cash flows.

Employees and Properties

At February 2, 2008, Model Reorg had 331 employees, of which 263 were involved in warehousing, 40 in marketing, sales and operations, and 22 in finance and administration. Substantially all the warehouse employees are represented by a union. Model Reorg has never experienced a work stoppage, strike or other interruption in business as a result of a labor dispute.

Model Reorg’s principal executive offices are located at 35 Sawgrass Drive, Bellport, New York 11713, and its telephone number is (631) 866-4100. Model Reorg subleases 280,000 square feet of this new, 560,000 square foot facility from an affiliated company (see “Certain Relationships and Related Party Transactions”) and began using this space in December 2007.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

In October 2007, Model Reorg acquired by merger all of the equity of Jacavi in exchange for the issuance of 10.9 shares of Model Reorg common stock (11.25% of the outstanding shares after the transaction), valued at approximately $11 million, to the former shareholders of Jacavi. The acquisition was accounted for as a purchase and the results of operations of Jacavi for the month of October 2007 are consolidated with Quality Fragrance Group and are reflected in Model Reorg’s financial statements for the year ended October 31, 2007. The impact on overall results was immaterial.

Model Reorg continues to expand its manufacturer vendor relationships, which is expected to increase revenues by improving product mix for existing customers as well as attracting new customers. Model Reorg has implemented cost saving measures by sourcing components for the manufacturing process from overseas vendors and decreasing the use of outside consultants. It has realized synergies from the consolidation of Northern’s and Jacavi’s operations into Five Star and Quality Fragrance Group.

The decrease in Model Reorg’s revenues in fiscal 2007 resulted primarily from lower sales to Perfumania, which has continued to increase its sourcing of products direct from manufacturers. Model Reorg continues to supply products to Perfumania for which Perfumania does not have a manufacturer relationship. Sales to wholesale distributors were also affected this year as the slowdown in the economy has caused lenders to tighten credit resources available to these customers.

The following table sets forth selected items from Model Reorg’s consolidated statements of income expressed as a percentage of total net sales for the periods indicated:

	FISCAL YEAR
	2007	2006	2005
Total net sales	100.0%	100.0%	100.0%
Total gross profit	27.6	27.5	25.7

Selling, warehouse, delivery and administrative expenses	18.4	17.0	17.2
Depreciation and amortization	0.4	0.5	0.8
(Recovery) provision on vendor advances	(0.7)	0.7	—

Total operating expenses	18.1	18.2	18.0

Income from operations	9.5	9.3	7.7

Interest expense	3.9	4.3	3.5

Income before income taxes	5.6	5.0	4.1
Income taxes	2.2	2.0	1.6

Net income	3.4%	3.0%	2.5%

Critical Accounting Policies and Estimates

Model Reorg’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Preparation of these statements requires management to make judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, management evaluates its estimates, including those related to bad debts, inventories, asset impairments, sales returns and allowances, and other contingent asset and liabilities. As such, some accounting policies have a significant impact on amounts reported in these financial statements. The judgments and estimates can significantly affect financial results. Materially different amounts would be reported under different conditions or by using different assumptions. Model Reorg considers an accounting policy to be critical if it is both important to the portrayal of Model Reorg’s financial condition and results of operations, and requires significant judgment and estimates by management in its application. Model Reorg has identified certain critical accounting policies that affect the significant estimates and judgments used in the preparation of its financial statements.

Revenue Recognition

Sales are recognized when title passes, which occurs either upon shipment of products, delivery to the customer or sale to the ultimate customers from consignment inventories. Allowances for estimated returns, rebate incentives and pricing adjustments are provided when sales are recognized and are recorded as either a reduction of sales or as selling expenses. Accruals and allowances are estimated based on available information from third party data.

Allowance for Doubtful Accounts

Each Model Reorg subsidiary maintains an allowance for doubtful accounts for the estimated losses resulting from the inability of its customers to make the required payments. Management reviews its receivables on a daily basis and monitors its receivable balances to ensure they are within the credit limits assigned to customers. Quality Fragrance Group insures its unrelated party receivables under a credit insurance policy. Management works very closely with the insurance company to ensure that all customers’ credit is assigned within the guidelines of the policy limiting maximum annual loss exposure to the policy deductible. The policy is subject to a $150,000 annual deductible. There are certain customers that are specifically insured and are assigned a insurable credit limit. All other accounts are insured up to 1.5 times their highest trailing 12 month credit, not to exceed $700,000. Management reviews receivables to ensure they are collectible. If any accounts are deemed uncollectible, they are fully reserved. During fiscal 2007, uncollectible accounts totaled less than $100,000.

Inventory and Reserves

Inventories are valued at the lower of cost or market with cost being determined using the weighted average cost method, which approximates first-in, first-out (FIFO). The cost of inventory includes product costs only. Model Reorg reviews its inventory on a regular basis for excess or potentially slow moving inventory based on prior sales, forecasted demands, historical experience and the identification of obsolete or damaged merchandise. It records adjustments to the carrying value of inventory to the lower of cost or market in accordance with management’s assessment. If there are material changes to these estimates, additional write-offs could be necessary. Inventory shrinkage is estimated and reserved for at the end of each accounting period by reviewing past adjustments for inventory shrinkage as a percentage of total inventory. Inventory reserves as a percentage of total inventory for fiscal 2007 represented less than 1.5% of total inventory, which is a decrease of approximately 1% from fiscal 2006. This is a result of more detailed reviews of inventory obsolescence, increased cycle counts, and better management of inventory purchases. If reserves are not accounted for properly, inventories and cost of goods sold could be understated or overstated.

Impairment of Long-Lived Assets

When events or changes in circumstances indicate that the carrying values of long-lived assets may be impaired, an evaluation of recoverability is performed by comparing the carrying value of the assets to the projected future cash flows in addition to other quantitative and qualitative analysis. Inherent in this process is significant management judgment as to the projected cash flows and fair value of the assets and liabilities. Upon indication that the carrying value of such assets may not be recoverable, management will recognize an impairment loss as a charge against current operations. Factors that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results or a negative industry or economic trend. Intangibles related to brand acquisitions are tested annually for impairment. The projected income from operations by brand over the next ten years have indicated that there is no impairment adjustment necessary. If any of these brands are either sold or discontinued prior to the intangible being fully amortized, it would require the write-off of the net book value of the intangible to the statement of income.

Goodwill

Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” specifies that management must test goodwill for impairment whenever changes in circumstances suggest that the carrying amount may not be recoverable, but at least annually. There is a two step process for impairment testing of goodwill. The first step compares the fair value of the reporting unit with its carrying amount including goodwill. The second step, if necessary, measures the amount of the impairment. As of October 31, 2007, Model Reorg’s balance sheet reflects two goodwill assets, one from the acquisition of Northern in October 2004 and the other from the acquisition of Jacavi in October 2007. No impairment adjustment was required on the Northern goodwill as of October 31, 2007. Goodwill on the Jacavi acquisition was evaluated as of October 5, 2007, and no impairment adjustment is expected during fiscal 2008.

Sales Returns and Allowance

Quality Fragrance Group sells seasonal merchandise to specific mass market retailers on a guaranteed sales basis. Management estimates the potential returns liability for these sales and records a returns accrual as the sales are being made. Once management believes that all returns have been processed, any remaining accrual balance will be adjusted to the financials in the current period as a change resulting from the change in management’s estimate. The sales returns and allowance reserves requires management to make significant estimates and judgments regarding the sell through of merchandise. These estimates are done by evaluating returns history and sales of similar products sold to the retailers during the prior year. If the potential returns are not accounted for in the period of the original sale, the sales may be overstated or understated in the period of reporting.

Many mass market retailers are given allowances for co-op advertising, markdowns, defective merchandise, new store opening and freight. Model Reorg requires all allowances to be documented for the period to which they relate and the basis of calculation, including proof of performance. When authorizing allowances, the profitability of each customer is reviewed to ensure that the allowance will not affect net profitability below approved guidelines. If promotional allowances are not accounted for in the proper period, this could cause a misstatement of sales and selling expenses between accounting periods.

Fiscal Year 2007 Compared to Fiscal Year 2006

Revenues

	For the year ended October 31,
	($ in thousands)
	2007	Percentage of Revenue	2006	Percentage of Revenue	Percentage (Decrease) Increase
Quality Fragrance Group	$245,493	74.9%	$257,826	76.2%	(4.8%)
Scents of Worth	76,369	23.3%	73,990	21.9%	3.2%
Five Star	5,850	1.8%	6,545	1.9%	(10.6%)

Total revenues	$327,712	100.0%	$338,361	100.0%	(3.1%)

In fiscal 2007, Quality Fragrance Group’s decrease in revenues was attributable to decreases in sales to Perfumania of $6.7 million, a decrease of 25.0% compared to the prior year, and to wholesale customers of $5.6 million, a decline of 11.2%. Five Star also saw a decrease of $0.5 million, or 9.6%, in sales to Perfumania as there were fewer new product launches in 2007. The decrease in wholesale sales relates to a tightening of the credit resources available for some of the wholesale customers, which decreases the amounts they are able to purchase. Related party sales to Perfumania were $25.2 million and $32.4 million in fiscal 2007 and 2006, respectively.

Direct Cost of Goods Sold

Direct cost of goods sold includes the cost of merchandise, inventory reserve adjustments and freight charges. Individual components of cost of goods sold were relatively consistent from 2006 to 2007, with the exception of a $250,000 reduction in Scents of Worth’s inventory reserve in 2006.

	For the year ended October 31,
	($ in thousands)
	2007	2006	Percentage (Decrease) Increase
Quality Fragrance Group	$187,909	$197,940	(5.1%)
Scents of Worth	46,330	44,045	5.2%
Five Star	2,964	3,339	(11.2%)

Total cost of goods sold	$237,203	$245,324	(3.3%)

Gross Profit

	For the year ended October 31,
	($ in thousands)
	2007	2006	Percentage (Decrease) Increase
Quality Fragrance Group	$57,584	$59,886	(3.8%)
Scents of Worth	30,040	29,945	0.3%
Five Star	2,885	3,206	(10.0%)

Total gross profit	$90,509	$93,037	(2.7%)

The change in total gross profit was attributable to the decrease in total sales for 2007. In addition, Scents of Worth’s gross profit dollars for fiscal 2007 reflect a greater amount of markdown dollars and promotions during fiscal 2007 than in fiscal 2006.

Gross Profit Percentages

	For the year ended October 31,
	2007	2006
Quality Fragrance Group	23.5%	23.2%
Scents of Worth	39.3%	40.5%
Five Star	49.3%	49.0%
Gross profit percentage	27.6%	27.5%

Total gross profit percentage for Model Reorg remained consistent in fiscal 2007 as compared to fiscal 2006.

Operating Expenses

Selling, warehouse, delivery and administrative expenses include payroll and benefits for warehouse, sales, purchasing and other administrative personnel, rent, utilities, shipping supplies, freight out, consignment fees, advertising and sales promotion, sales commissions, insurance and other administrative expenses.

	For the year ended October 31,
	($ in thousands)
	2007	2006	Percentage Increase (Decrease)
Selling, warehouse, delivery and administrative	$60,113	$57,548	4.5%
Depreciation and amortization	1,411	1,721	(18.0)%
(Recovery) provision on vendor advances	(2,367)	2,367	(200.0)%

Total operating expense	$59,157	$61,636	(4.0)%

Income from operations	$31,352	$31,401	(0.2)%

The increase in selling, warehouse, delivery and administrative expenses for fiscal 2007 relates to the increase in consignment fees as related to the increase in Scents of Worth sales and the increase in rental and warehousing costs due to delays in the relocation and consolidation of Model Reorg’s warehouses to the new Bellport facility.

In fiscal 2007, a provision on vendor advances of $2.4 million to entities controlled by the shareholders of Jacavi that had been recorded in fiscal 2006 was reversed as the advance became realizable.

Model Reorg receives services from Quality King pursuant to a service agreement. The agreement provides for the allocation of expenses, which are calculated based on various assumptions and methods. (See “Certain Relationships and Related Person Transactions.”) The methods employed utilize various allocation bases including the number of transactions processed, estimated delivery miles, warehouse square footage, payroll dollars and sales and inventory ratios. Allocated operating expenses for fiscal 2007 were $4.1 million, or 6.9% of total operating expenses, as compared to $5.4 million or 8.7% for 2006.

In May 2007, Model Reorg began receiving invoices for its freight services from Quality King, rather than an allocation. The freight charges are comparable to those charged by unrelated third party carriers.

In August 2007, Model Reorg entered into a service agreement with E Com whereby E Com provides information technology management support services for all of Model Reorg’s computer systems at a rate of $25,000 per month, plus out-of-pocket expenses. July 2007 was the last month Model Reorg was allocated any IT service charges from Quality King.

Depreciation and amortization expenses in fiscal year 2007 decreased $0.3 million from fiscal 2006, primarily as a result of property and equipment becoming fully depreciated and intangible costs for certain licenses becoming fully amortized.

Interest Expenses

	For the year ended October 31,
	($ in thousands)
	2007	2006	Percentage Decrease
Interest expense	$12,749	$14,506	(12.1%)

The decrease in interest expense relates to a decrease in average outstanding borrowings of approximately $21 million for fiscal 2007 as compared to fiscal 2006. Average interest rates on borrowings remained relatively unchanged year over year.

Income Tax Provision

	For the year ended October 31,
	($ in thousands)
	2007	2006	Percentage Increase
Income taxes	$7,353	$6,854	7.3%

The increase in the tax provision is a result of the increase in income before taxes of $1.7 million for fiscal 2007 as compared to fiscal 2006. Model Reorg is a C corporation and has an effective tax rate of approximately 40% of pretax income each year. See “Recent Accounting Standards” below for a discussion of the anticipated impact of the adoption of FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes- an interpretation of FASB Statement No. 109.

Fiscal Year 2006 Compared to Fiscal Year 2005

Revenues

	For the year ended October 31,
	($ in thousands)
	2006	Percentage of Revenue	2005	Percentage of Revenue	Percentage Increase
Quality Fragrance Group	$257,826	76.2%	$244,128	77.0%	5.6%
Scents of Worth	73,990	21.9	68,971	21.8	7.3%
Five Star	6,545	1.9	3,808	1.2	71.9%

Total Revenues	$338,361	100.0%	$316,907	100.0%	6.8%

In fiscal 2006, Quality Fragrance Group’s increase in revenues was attributable to a wider variety of product mix and availability, which resulted in an increase in sales for existing and new customers. The increase for Scents of Worth was also a result of improved product mix, product availability and new consignment opportunities with retailers. Five Star’s increase was attributable to new product launches.

Related party sales to Perfumania were $32.2 million and $38.2 million in fiscal 2006 and 2005, respectively, including a decrease of $9.0 million, or 25.8%, for Quality Fragrance Group and an increase of $3.0 million, or 129.0%, for Five Star. The decrease in Quality Fragrance Group sales resulted from Perfumania’s increased sourcing of certain products direct from manufacturers. The increase in Five Star sales was the result of the launch of a Mattese makeup line and the introduction of Jerome Privee Moments Bath and Body products and candles. These products are being manufactured for and sold exclusively to Perfumania.

Direct Cost of Goods Sold

Direct cost of goods sold includes the cost of merchandise, inventory reserve adjustments and freight in charges. Individual components of cost of goods sold were consistent from 2005 to 2006, except that a $1.4 million increase in Quality Fragrance Group’s inventory reserve for slow-moving inventory in 2005 was not required in 2006.

	For the year ended October 31,
	($ in thousands)
	2006	2005	Percentage Increase
Quality Fragrance Group	$197,940	$192,836	2.6%
Scents of Worth	44,045	41,030	7.3%
Five Star	3,339	1,581	111.2%

Total cost of goods sold	$245,324	$235,447	4.2%

Gross Profit

	For the year ended October 31,
	($ in thousands)
	2006	2005	Percentage Increase
Quality Fragrance Group	$59,886	$51,292	16.8%
Scents of Worth	29,945	27,941	7.2%
Five Star	3,206	2,227	44.0%

Total gross profit	$93,037	$81,460	14.2%

Gross profit increased for Quality Fragrance Group, Scents of Worth and Five Star principally, as a result of increased sales.

Gross Profit Percentages

	For the year ended October 31,
	2006	2005
Quality Fragrance Group	23.2%	21.0%
Scents of Worth	40.5%	40.5%
Five Star	49.0%	58.5%
Gross profit percentage	27.5%	25.7%

The increase in Quality Fragrance Group gross profit percentage relates to an increase in the amount of inventory being purchased from manufacturers, which lowers the cost of merchandise, a decrease in related party sales to Perfumania, which are at a lower margin than other unaffiliated sales, and the 2005 Quality Fragrance Group inventory reserve of $1.4 million described above relating to a lower of cost or market adjustment. The decrease in gross profit percentage for Five Star related to the increase in sales to Perfumania, which are at a lower margin than sales to international customers.

Operating Expenses

	For the year ended October 31,
	($ in thousands)
	2006	2005	Percentage Increase (Decrease)
Selling, warehouse, delivery and administrative	$57,548	$54,694	5.2%
Depreciation and amortization	1,721	2,464	(30.2)%
Provision on vendor advances	2,367	—	100.0%

Total operating expense	$61,636	$57,158	7.8%

Income from operations	$31,401	$24,302	29.2%

The increase in selling, warehouse, delivery and administrative expenses is a result of the increase in sales. The expenses that are directly attributable to sales are shipping supplies, freight out, sales commissions, consignment fees, advertising and sales promotion. These expenses increased 3.6% over the prior year.

During fiscal 2006, Model Reorg recorded an estimated provision for losses of $2.4 million, or approximately 50% of total advances made to entities controlled by the shareholders of Jacavi, as management was uncertain that 100% of these advances were collectible.

Allocated operating expenses under the Quality King service agreement for fiscal 2006 were $5.4 million, or 8.7% of total operating expenses, compared with $4.8 million, or 8.3% of operating expenses, for fiscal 2005.

Depreciation and amortization expenses in fiscal year 2006 decreased $0.7 million from fiscal 2005, primarily as a result of property and equipment becoming fully depreciated and intangible costs for certain licenses becoming fully amortized.

Interest Expenses

	For the year ended October 31,
	($ in thousands)
	2006	2005	Percentage Increase
Interest expense	$14,506	$11,179	29.8%

The increase in interest expense is due to higher interest rates in 2006 as compared to 2005, as average debt year over year remained relatively unchanged.

Income Tax Provision

	For the year ended October 31,
	($ in thousands)
	2006	2005	Percentage Increase
Income tax provision	$6,854	$5,121	33.8%

The increase in the tax provision is a direct result of the increase in income before income taxes. Model Reorg is a C Corporation and has an effective tax rate of approximately 40% of pretax income each year.

Liquidity and Capital Resources

Model Reorg’s principal capital requirements for operating purposes are to fund inventory purchases and finance, through borrowings, extended terms on accounts receivable, specifically related party receivables from E Com. During fiscal 2007, Model Reorg financed these requirements through net cash flows from financing activities, specifically the revolving credit borrowings. During fiscal 2006, Model Reorg’s cash flow from operations was used to pay down bank and affiliate debt.

A summary of Model Reorg’s cash flows for the years ended October 31, 2007 and 2006 is as follows (in thousands):

	Year Ended October 31,
Summary Cash Flow Information:	2007	2006
Cash (used in) provided by operating activities	($13,161)	$38,137
Cash used in investing activities	(1,261)	(3,513)
Cash provided by (used in) financing activities	14,673	(34,408)

Increase in cash	251	216
Cash at beginning of year	2,737	2,521

Cash at end of year	$2,988	$2,737

Management expects to finance fiscal 2008 requirements primarily through operating activities, although the new credit facility structure may provide funds through financing activities.

Model Reorg, along with Quality King, is party to a $500 million revolving line of credit with a syndicate of lenders which expires on April, 30, 2010. As of October 31, 2007, $138.9 million was outstanding for Model Reorg. The credit agreement provides for borrowing based on eligible accounts receivable and inventories and is secured by Model Reorg’s accounts receivable and inventories. The agreement provides the lenders with certain rights available to a secured lender. The interest rate applicable to borrowings under the credit agreement is based on, at Quality King’s option, LIBOR or the prime rate. At October 31, 2007, substantially all of the revolving credit borrowings were at LIBOR, the effective rate of which approximated 6.58%. The borrowings under the credit agreement are classified as long-term based on the expiration date of the facility.

Model Reorg has a note payable to Quality King, which is classified as long-term as Quality King will not require payment of the loan within one year. This note supplements Model Reorg’s borrowings under the credit facility. Model Reorg is charged interest by Quality King based on the monthly blended borrowing rates, which are based on LIBOR and the Prime rate. Interest rates on the note for the year ended 2007 averaged 7.6%. Interest expense charged to operations relating to the note payable was $4,571 for the year ending October 31, 2007.

In fiscal year 2007, net cash used in operating activities was approximately $13.1 million and was a result of an increase in accounts receivable due to timing of sales, extension of receivable terms to Perfumania and the purchase of inventory.

Net cash used in investing activities in fiscal year 2007 was approximately $1.3 million. Investing activities generally represent deposits made for property, plant and equipment for the relocation to the Bellport warehouse.

Net cash provided by financing activities of $14.7 million principally relates increase in the revolving credit borrowings to finance the increase in receivables and inventory levels.

Management believes that Model Reorg’s borrowing capacity under its current facility, projected cash flows from operations, affiliated borrowings and credit terms from vendors will be sufficient to support its capital expenditures and debt service for the foreseeable future. There can be no assurance that management’s plans and expectations for financing its operations will be successful.

Contractual Obligations

Following is a summary of Model Reorg’s contractual obligations as of October 31, 2007:

	Payments due by period
	($ in thousands)
Contractual Obligations (1)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Revolving line of credit (2)	$138,278	$—	$138,278	$—	$—
Operating lease obligations	64,066	2,735	8,760	7,959	44,612
Minimum royalty obligations	5,604	2,085	3,119	400	—
Other	845	209	543	93	—

Total	$208,793	$5,029	$150,700	$8,452	$44,612

(1) Affiliated borrowings from Quality King in the amount of $76.3 million at October 31, 2007 are not included in this schedule as there are no specified repayment terms on these borrowings.

(2) This balance represents principal only as the interest rate is variable and accrues on outstanding balances, which vary significantly throughout the year.

Off-Balance Sheet Arrangements

Model Reorg has no off-balance sheet arrangements as defined in Item 303(a)(4) of SEC Regulation S-K.

Recent Accounting Standards

In June, 2006, the FASB issued FIN 48, which clarifies the accounting for the uncertainty in income taxes recognized under SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters such as derecognition, interest and penalties and disclosures. The effective date of FIN 48 for non-public enterprises is for annual periods beginning after December 15, 2007. Model Reorg has begun evaluating the financial impact of applying the provisions of FIN 48 to all tax provisions and it does not believe there will be a material financial impact upon the initial adoption of FIN 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures,” which defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not anticipate that the adoption of SFAS No. 157 will have any impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB No. 115.” SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The effective date for SFAS No. 159 is for fiscal years ending March 31, 2009. The Company does not anticipate that the adoption of SFAS No. 159 will have any impact on its consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the proposed Merger. Pursuant to the Merger Agreement, we will acquire all of the outstanding share capital of Model Reorg in exchange for the Merger Consideration. Two Model Reorg shareholders currently own 44.5% of our common stock on a fully-diluted basis. Following the Merger, the former shareholders of Model Reorg will hold an aggregate of approximately 79.3% of our outstanding common stock on a fully diluted basis. Due to a number of factors, including that the shares issued to Model Reorg’s shareholders in the Merger will constitute a majority of the outstanding shares of our common stock after the transaction, Model Reorg is deemed to be the acquiring company for accounting purposes. Accordingly, the purchase price is allocated among the fair values of our assets and liabilities, while the assets and liabilities of Model Reorg are reflected at historical cost in the combined condensed pro forma balance sheet. The transaction will be accounted for under the purchase method of accounting in accordance with SFAS 141(R). Under the purchase method of accounting, since Model Reorg is deemed to be the acquiror for accounting purposes, the total estimated purchase price, calculated as described below in Note 1 to these unaudited pro forma combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of E Com Ventures in connection with the transaction, based on their estimated fair values as of the completion of the transaction.

The unaudited pro forma condensed combined financial statements presented below are based upon the historical financial statements of both companies, adjusted to give effect to our acquisition by Model Reorg. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The amounts in the unaudited pro forma condensed combined financial statements are subject to a final determination of the fair market value of our assets acquired and liabilities assumed, as well as the useful lives of the assets acquired, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. There can be no assurance that such adjustments will not be material to the combined financial statements.

All intercompany balances and transactions between Model Reorg and E Com Ventures, consisting primarily of sales, purchases, profits in ending inventory, receivables and payables, as of the dates and for the periods of these unaudited pro forma combined financial statements, have been eliminated in the unaudited pro forma combined financial statements. Certain reclassification adjustments have been made to conform E Com Ventures’ historical reported balances to Model Reorg’s financial statement basis of presentation.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent the financial condition or results of operations had the Merger been completed as of the dates indicated, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operating efficiencies, synergies, or other restructurings effects resulting from the Merger.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our historical financial statements and accompanying notes and the historical financial statements and accompanying notes of Model Reorg, which are included elsewhere in this Proxy Statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of October 31, 2007
	Historical		Pro Forma			Proforma Combined Model Reorg
	E Com	Model Reorg	Adjustments			and E Com
	($ in thousands)
Assets
Current:
Cash	$1,463	$2,988			$—	$4,451
Accounts receivable - net	1,496	56,960			—	58,456
Receivables from an affiliate	—	25,484	(a	)	(27,636)	—
			(l	)	2,152
Inventories, net	121,798	218,206	(b	)	(26,313)	311,891
			(h	)	(800)
			(i	)	(1,000)
Advances to suppliers for future purchases	—	1,132			—	1,132
Prepaids and other	10,881	7,554	(m	)	(1,200)	17,235

Total current assets	135,638	312,324			(54,797)	393,165
Property and equipment, net	37,147	2,496			—	39,643
Goodwill and other intangibles	1,904	20,434	(g	)	26,730	49,068
Other assets, net	6,598	9,734	(f	)	(3,000)	13,332

	$181,287	$344,988			$(31,067)	$495,208

Liabilities and Shareholders’ Equity
Current:
Accounts payable, non affiliates	$23,346	$30,882			$—	$54,228
Accounts payable, affiliates	52,903	2,152	(a	)	(27,636)	27,419
Accrued expenses	9,520	9,359	(j	)	320	19,199
Other current liabilities	—	2,548			—	2,548
Bank line of credit	49,056	—	(l	)	(49,056)	—
Current maturities of long-term debt	—	209			—	209

Total current liabilities	134,825	45,150			(76,372)	103,603
Long-term debt and other	7,272	138,914	(l	)	51,208	197,394
Payable to affiliate	5,000	76,313	(b	)	(26,313)	55,000

Total liabilities	147,097	260,377			(51,477)	355,997

Commitments and Contingencies
Shareholders’ equity:
Common stock	40	1	(e	)	59	99
			(d	)	(1)
Additional paid in capital	79,106	13,905	(e	)	(59)	80,304
			(k	)	(36,379)
			(d	)	1
			(f	)	(3,000)
			(g	)	26,730
Retained earnings (deficit)	(36,379)	72,180	(k	)	36,379	67,385
			(c	)	(1,475)
			(h	)(i)(j)(m)	(3,320)
Treasury Stock	(8,577)	(1,475)	(c	)	1,475	(8,577)

Total shareholders’ equity	34,190	84,611			20,410	139,211

	$181,287	$344,988			$(31,067)	$495,208

(a)	Adjustment to eliminate intercompany payable and receivables between E Com and Model Reorg
(b)	Adjustment to reflect the post-merger financing, which includes the pay down of intercompany debt with Quality King of $76.3 million, of which $50 million is to be refinanced by the Nussdorfs and the remaining $26.3 million will be paid down by the transfer of Model Reorg inventory to Quality King. (See “Approval to Issue Shares and Warrants – Affiliate Debt.) Bank borrowings are expected to be refinanced through a $250 million revolving credit facility and a $30 million first in last out credit facility
(c)	Adjustment to record retirement of Model Reorg treasury stock
(d)	Adjustment to record the cancellation of Model Reorg common stock
(e)	Adjustment to record the issuance of additional 5,900,000 shares of E Com Ventures common stock, $0.01 par value
(f)	Adjustment to record estimated transaction fees, which are reflected as a component of purchase price. See Note 1 on page 98
(g)	Adjustment to record goodwill related to the merger. Goodwill is calculated as the excess of purchase price over the fair value of the assets acquired and liabilities assumed. See Note 1 on page 98 for further discussion
(h)	Adjustment to remove any affiliated profit in E Com Ventures inventory as of October 31, 2007
(i)	Adjustment to remove any affiliated profit in Model Reorg inventory as of October 31, 2007
(j)	Tax effect of the pro forma adjustments at 40%, which approximates Model Reorg’s effective tax rate
(k)	Adjustment to eliminate E Com Ventures’ historical accumulated deficit
(l)	Reclassification to conform E Com Ventures’ October 31, 2007 historical balance sheet to Model Reorg’s presentation.
(m)	Adjustment to write off capitalized transaction cost of E Com Ventures

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Twelve Months Ended October 31, 2007
	Historical		Pro Forma		Combined Model Reorg
	E Com	Model Reorg	Adjustments		and E Com
	($ in thousands)
Net sales, unaffiliated	$236,089	$302,530		$—	$538,619
Net sales, affiliated	48,910	25,182	(a)	(74,092)	-

Total net sales	284,999	327,712		(74,092)	538,619
Cost of goods sold	174,426	237,203	(a)	(74,092)	339,337
	—	—	(b) (c)	1,800

Gross profit	110,573	90,509		(1,800)	199,282
Selling, warehouse, delivery and administrative expenses	95,448	60,113	(d)	(1,200)	156,761
Depreciation and amortization	5,522	1,411		—	6,933
Recovery on vendor advances	—	(2,367)		—	(2,367)

Income from operations	9,603	31,352		(3,000)	37,955
Interest expense	4,912	12,749		—	17,661

Income before income taxes	4,691	18,603		(3,000)	20,294
Income taxes	356	7,353	(e) (f)	320	8,029

Net income	$4,335	$11,250		$(3,320)	$12,265

Weighted average shares
Basic	3,055,510	NA		8,955,510	8,955,510
Diluted	3,569,706	NA		10,969,706	10,969,706
Net income (loss) per share
Basic	$1.42	NA		$(0.37)	$1.37
Diluted	$1.35	NA		$(0.30)	$1.16

(a)	Adjustment to eliminate affiliated sales and purchases
(b)	Adjustment to remove the increase in affiliated profit in E Com Ventures inventory in the amount of $800 as of October 31, 2007
(c)	Adjustment to remove the increase in affiliated profit in Model Reorg inventory in the amount of $1.0 million as of October 31, 2007
(d)	Adjustment to write off capitalized transaction cost of E Com Ventures
(e)	Tax effect of the pro forma adjustments at 40%, which approximates Model Reorg’s effective tax rate
(f)	To adjust tax expense to the combined companies’ effective tax rate of approximately 40% (See Note 2 below)

Note 1

Since Model Reorg is deemed to be the acquiror for accounting purposes, in accordance with accounting principles generally accepted in the United States of America, the preliminary total estimated purchase price is determined based on the fair value of the outstanding shares of E Com Ventures prior to the merger, plus the estimated Model Reorg transaction costs as follows (the actual purchase price will be calculated based on the fair value of the E Com Ventures shares at the date the Merger is consummated):

Fair value of E Com Ventures common stock(x)	$79,500
Estimated transaction costs	3,000

$82,500

(x)	3,059,041 E Com Ventures common shares outstanding as of October 31, 2007 at a closing market price of $25.99 per share.

Under the purchase method of accounting, the total preliminary estimated purchase price as shown in the table above is allocated to the E Com Ventures net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the completion date of the transaction. The preliminary estimated purchase price has been allocated based on estimates taking into account various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the preliminary estimated purchase price is as follows:

Current assets	$133,638
Property and equipment, net	37,147
Other assets	6,598
Goodwill	26,730
Liabilities assumed	(121,613)

$82,500

Note 2	The adjustment of $320 to increase tax expense consists of a provision for $1.52 million and a benefit of $1.2 million. The provision for $1.52 million results from the requirement to reflect the effective E Com Ventures’ tax expense in this pro forma statement of operations for a period other than that of E Com Ventures’ normal fiscal year. The benefit results from the reduction of the pro forma tax expense as a result of the elimination of an aggregate of $1.8 million of affiliated profit in inventory and the write off of $1.2 million of E Com Ventures’ capitalized transaction cost. This capitalized transaction cost is reflected here as a charge to the pro forma condensed combined statement of operations because Model Reorg is deemed to be the acquiring company and only Model Reorg’s transaction costs are appropriate for capitalization.

SELECTED FINANCIAL PROJECTIONS

Neither we nor Model Reorg, as a matter of course, make public forecasts or projections as to future financial performance. However, during 2007, we and Model Reorg’s management prepared the prospective financial information set forth below to present certain projections of financial performance for the respective companies. These projections were provided to the Special Committee and Financo in connection with their financial analyses of the proposed Merger. This prospective financial information was not prepared with a view toward public disclosure, nor with a view toward complying with the guidelines of the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our management and Model Reorg management, was prepared on a reasonable basis, reflects the best estimates and judgments available as of the date of its preparation, and presents, to the best of each management’s knowledge and belief as of the date of their preparation, the expected course of action and the expected future financial performance of the respective company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Proxy Statement are cautioned not to place undue reliance on this information. The projections are forward-looking statements inherently subject to the general risks that we and Model Reorg face in our businesses, including those discussed under “Risk Factors” in this Proxy Statement and the factors described under “Forward-Looking Statements” in this Proxy Statement.

Neither our nor Model Reorg’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, this prospective financial information.

Set forth below are material financial projections concerning the respective companies on a standalone basis that we and Model Reorg provided to the Special Committee and Financo.

	Twelve Months Ended October 31,
	($ in thousands)
	2008	2009	2010
EBITDA(1)
E Com	$14,743	$16,424	$19,466
Model Reorg	42,694	47,066	49,081
Combined Company	57,437	63,490	68,547

(1)	EBITDA consists of net income excluding income tax provision, interest expense, depreciation and amortization. Projected EBITDA for E Com and Model Reorg for the respective twelve-month periods ending October 31 is determined as follows:

	2008	2009	2010
E Com
EBITDA	$14,743	$16,424	$19,466
Depreciation and amortization expense	5,312	6,363	7,721

EBIT	9,431	10,061	11,745
Interest expense	4,119	4,771	5,399

Income before income taxes	$5,312	$5,290	$6,346

Model Reorg
EBITDA	$42,694	$47,066	$49,081
Depreciation and amortization expense	1,319	1,364	1,396

EBIT	41,375	45,702	47,685
Interest expense	11,744	15,527	15,151

Income before income taxes	$29,631	$30,175	$32,534

While presented with numeric specificity, the foregoing financial projections reflect numerous important assumptions, many of which are highly subjective, made by our and Model Reorg management in light of business, industry and market conditions at the time of their respective preparation. These assumptions include the following:

With respect to E Com:

•	Opening of 45, 45 and 50 new stores in 2008, 2009, 2010, respectively, and closing of an average of five stores per year.

•

A calculated rate of average retail sales growth over the three years that is higher than our experience in recent years due to the greater number of new stores opened during the period, partially offset by the projected lower average sales volume derived from new stores generally.

•

An additional amount of retail sales growth due to: increased marketing efforts leading to greater recognition of the “Perfumania” brand name, continuing improvement in merchandise assortment, a recent national trend of consumers favoring retail stores over department stores, a reduction in the number of department stores due to industry consolidation, and continuing remodeling of Perfumania stores to standardize and improve store design and appearance.

•	A small increase in wholesale sales in 2008.

•

Projected capital expenditures of $12.9 million, $14.9 million and $17.7 million in 2008, 2009 and 2010, respectively, relating primarily to opening of new stores, renovation of existing stores and replacement/upgrade of store point of sale register hardware and software.

•

Moderate increase in store operating expenses as a percentage of retail sales due to the projected increase in new store openings. (New stores tend to incur higher operating expenses as a percentage of sales in the first few years after opening compared with existing stores due to new store lower initial sales contributions.)

•	A gradual decrease in corporate office expenses as a percentage of retail sales.

•	A moderate increase in interest expense due to assumed increased utilization of credit facility to support new store openings.

With respect to Model Reorg:

•	An increase in revenues of approximately 10% was projected for fiscal 2008 relating to the establishment of two significant manufacturer relationships not previously available to Model Reorg.

•	An increase of approximately 5% was projected for sales to existing retail customers during fiscal 2008.

•	No net increase in the number of customers in fiscal 2009 and 2010, but a 4.5% annual increase in sales due to more extensive merchandise offerings.

•	Projected capital expenditures of $0.8 million, $1.7 million and $1.3 million in 2008, 2009 and 2010, respectively.

•

Warehouse consolidation savings of combining seven warehouse locations into the single Bellport facility, such as rent, supplies, payroll and related benefits, were budgeted at $100 per month beginning February 2008.

•	Salaries are budgeted with a 4% cost of living increase each fiscal year.

The financial forecasts and assumptions underlying them have not been updated since the dates of preparation in 2007. There can be no assurance that the assumptions made in preparing the financial projections will prove accurate. In addition, the financial projections do not take into account any of the costs of the transactions contemplated by the Merger Agreement, including the costs of the Merger, the related financing transactions, and any integration costs or savings from the Merger. Management cannot predict the actual integration costs or the savings, if any, that will be achieved when E Com and Model Reorg are combined.

EBITDA has limitations, including that it:

•	is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation;

•	does not reflect actual cash expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our, Model Reorg’s or the combined company’s debt;

•	does not reflect any cash income taxes that we, Model Reorg or the combined company may be required to pay; and

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Therefore, EBITDA should not be considered either in isolation or as a substitute for analysis of our results as reported under accounting principles generally accepted in the United States of America. Furthermore, EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) as a measure of operating performance or to net cash provided by operating, investing or financing activities, or as a measure of the ability of any of us, Model Reorg or the combined company to meet cash needs.

The assumptions and estimates underlying the prospective financial information set forth above are inherently uncertain and, though considered reasonable by our and Model Reorg management as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks and uncertainties described in “Risk Factors” and “Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Proxy Statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Neither we nor Model Reorg intends to update or otherwise revise the prospective financial information to reflect circumstances existing or events occurring, including changes in general economic or industry conditions, since its preparation, even if any or all of the underlying assumptions are shown to be in error.

POST-MERGER FINANCING

Our existing senior credit facility will expire on May 12, 2008. In August 2007, we obtained a commitment from an institutional lender to provide replacement senior credit facilities to us and our subsidiaries in an aggregate amount of up to $280 million, to be established upon the closing of the Merger. That commitment expired by its terms in November 2007. It is a condition to closing under the Merger Agreement (which our Board and the other parties may waive) that asset-based loans and term debt facilities in amounts and on terms substantially similar to those contemplated by the August 2007 commitment shall have been obtained and funds shall have been advanced or be available thereunder. There is no guarantee that we will be able to obtain a new financing commitment on similar, or even acceptable, terms as to amount, pricing or conditions. If we are not able to do so, our Board will need to determine whether to waive the condition and close the Merger with financing on different terms, or to decline to close the Merger. Our Board has made no determination as to what different terms might be acceptable in the future. It would make such a decision, if necessary, based on what it believed to be the best interests of our shareholders in the circumstances existing at the time. Even if our Board waived this condition, Model Reorg might decide not to waive it, in which case the Merger would not occur.

The August 2007 commitment provided for a revolving credit facility of up to $250 million, which we refer to as the “Revolving Credit Facility,” and a “first in last out” term facility of $30 million, which we refer to as the “FILO Facility,”

and together with the Revolving Credit Facility, “Senior Credit Facilities.” As a condition to the closing of the Senior Credit Facilities and the Merger, we would have to refinance the Model Reorg indebtedness to Quality King as described in “Approval to Issue Shares and Warrants – Affiliate Debt.” Proceeds of the Senior Credit Facilities would be used to pay amounts incurred by us in connection with the Merger and our existing senior credit facility, and for working capital and general corporate purposes.

The Revolving Credit Facility is to include revolving loans that may be drawn, repaid and reborrowed, up to the amount available under a borrowing base calculated with reference to specified amounts of the combined company’s eligible accounts and eligible inventory from time to time. There would be sub-limits for letters of credit and swingline loans (that is, same-day loans from the lead or agent bank). At closing, the FILO Facility would be borrowed as a term loan. The Senior Credit Facilities would require us to have at closing $25 million in unused availability under the Revolving Credit Facility. Both facilities would have a term of three years. There would be prepayment and early termination fees, declining in amount, during the first two years.

Interest under each facility would, at our election unless an Event of Default exists, be at either (i) the higher of the Wall Street Journal corporate “base rate” or the federal funds rate plus an agreed margin or (ii) the applicable LIBOR offered rate, plus in each case specified margins to be determined based upon our excess availability (that is, at any time, an amount equal to (a) the lesser of the aggregate revolving commitments and the borrowing base at such time minus (b) the revolving exposure of all lenders) from time to time. We would also have to pay fees based on the unused amount of the Revolving Credit Facility and the outstanding amount of letters of credit under that facility.

All obligations of the combined company under the Senior Credit Facilities and under any interest rate protection or other hedging arrangements would be secured by a first priority perfected security interests in all our existing and after-acquired personal property and owned real property, including, without limitation, 100% (or, in the case of excluded foreign subsidiaries, 66%) of the outstanding equity interests in their subsidiaries.

The Senior Credit Facilities would be subject to customary conditions, and we would be required to make customary representations and warranties at the closing date and upon each borrowing. We would be required to comply with customary financial covenants including maximum total leverage ratio, minimum fixed charge coverage ratio and minimum inventory turnover, in each case with levels to be determined but substantially similar to those contemplated by the August 2007 commitment. The facilities would also entail reporting requirements and impose affirmative and negative covenants, including without limitation, restrictions on additional debt, liens, distributions, mergers, acquisitions and other investments.

The Senior Credit Facilities would also be subject to standard events of default, including the following: failure to pay principal, interest or any other amount when due; breach of representations and warranties or covenants; cross-default to other indebtedness; failure to satisfy or stay execution of judgments; bankruptcy or insolvency; and change of ownership or control. Upon an event of default under either facility, an agent for the lenders will have the rights available to a secured creditor under applicable law, including terminating any commitment to lend under the Revolving Credit Facility; causing an acceleration of the amounts outstanding under either facility; and foreclosing on the collateral.

MARKET PRICE AND DIVIDEND INFORMATION; RELATED SHAREHOLDER MATTERS

Our common stock is traded on the NASDAQ Capital Market under the symbol “ECMV.” The following table sets forth the high and low closing sales prices per share of our common stock for the periods indicated, as reported on the NASDAQ Capital Market.

	High	Low
Fiscal 2008
First Quarter (through March 10)	$27.39	$21.19

Fiscal 2007
First Quarter	$31.99	$22.81
Second Quarter	31.69	21.25
Third Quarter	26.74	16.45
Fourth Quarter	28.65	18.05

Fiscal 2006
First Quarter	$21.92	$16.00
Second Quarter	23.20	10.60
Third Quarter	16.65	8.83
Fourth Quarter	24.17	13.94

Fiscal 2005
First Quarter	$14.51	$9.52
Second Quarter	15.99	11.00
Third Quarter	15.50	10.04
Fourth Quarter	17.94	11.39

As of February 2, 2008, we had 48 shareholders of record which excluded shareholders holding shares in street name. On November 16, 2006 and December 20, 2007, the last full trading days before the days on which we issued press releases announcing the proposed Merger and the execution of the Merger Agreement, respectively, the closing prices per share of our common stock as reported on the NASDAQ Capital Market was $18.08 and $23.94, respectively.

We have not declared or paid any dividends on our common stock and do not currently intend to declare or pay cash dividends in the foreseeable future. Payment of dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including our financial condition, results of operations, current and anticipated cash needs and plans for expansion. In addition, any third party senior credit facility that we obtain from time to time will restrict our payment of dividends.

There is currently no public market for Model Reorg common stock. Upon completion of the Merger, all outstanding shares of Model Reorg common stock will convert automatically into the right to receive shares of our common stock in accordance with the Merger Agreement. There are seven holders of the outstanding shares of Model Reorg common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following describes relationships and transactions that exist now, or that are proposed to exist as a result of our acquisition of Model Reorg in the Merger, involving us and in which any of our principal shareholders, directors, executive officers and/or members of their immediate families has a direct or indirect material interest. Ordinary compensatory arrangements with our directors or officers that have been or are expected to be approved by the Compensation Committee of our Board of Directors are not included. Our Audit Committee reviews quarterly, on an aggregate basis, the related party transactions pursuant to which we purchase or sell merchandise from or to companies in which the Nussdorfs are affiliated to determine the reasonableness of the transactions as compared to third party transactions. We do not have any written policies or procedures specifically addressing related party transactions with those companies. In reviewing these transactions, our Audit Committee considers, among other factors, the gross margin of product sales, the payment and credit terms of the transactions, and the turnover of inventory of product purchases. In ratifying these transactions, our Audit Committee has considered the commercial reasonableness of their terms.

Shareholder Relationships

Stephen L. Nussdorf, the Chairman of our Board, and Glenn H. Nussdorf, his brother, currently own an aggregate of 1,113,144, or 36.4%, of the outstanding shares of our common stock. They also hold the Convertible Note, which is convertible into 444,445 shares. Upon conversion of the Convertible Note, they would own an aggregate of 1,557,589 shares, or approximately 44.5%. Stephen and Glenn Nussdorf own an aggregate of 59.2% the outstanding shares of capital stock of Model Reorg. Their sister, Arlene Nussdorf, who is not a shareholder of E Com, also owns 29.6% of the Model Reorg shares. Trusts benefiting Stephen, Glenn and Arlene Nussdorf and members of their families also own 100% of the outstanding shares of Quality King.

At the closing of the Merger, we will execute an agreement providing certain “piggyback” registration rights to the former Model Reorg shareholders with respect to the shares of our common stock they receive at the closing. In addition, the former Model Reorg shareholders will have a continuing obligation to indemnify us against certain liabilities (subject to certain limitations) in connection with the Merger. (See “Approval to Issue Shares and Warrants – Terms of the Merger – Escrow and Indemnification” and “– Registration Rights” for further details.)

Management Relationships

Stephen and Glenn Nussdorf serve as directors of Model Reorg and its subsidiaries. Stephen, Glenn and Arlene Nussdorf serve as directors and principal officers of Quality King and its subsidiaries. Our President and Chief Executive Officer, Michael W. Katz, is also a director of Model Reorg and a senior executive of both Model Reorg and Quality King. In addition, Raymond Piergiorgi serves as Chief Operating Officer of both E Com and Model Reorg. With the following exceptions, any compensation for such services has been paid by the respective entity for which the services were performed. Mr. Piergiorgi has received no compensation from us. Mr. Katz’s compensation for his service with Model Reorg has been paid by Quality King. He is expected to continue after the Merger to serve as an officer of Quality King, which will pay any related compensation.

Under a Stockholder Agreement dated as of January 1, 2003, Model Reorg issued shares of its common stock to Mr. Katz, subject to vesting. Model Reorg repurchased the shares from Mr. Katz pursuant to the agreement for a total of $1,002,250. Pursuant to the Agreement, Model Reorg will pay Mr. Katz an additional amount in the event of termination of his employment in certain circumstances, or his death or disability of 3% of the increase in book value of Model Reorg, excluding certain amounts, over $17.6 million, the book value of Model Reorg as of June 30, 2002. At October 31, 2007, Model Reorg had accrued $1.5 million with respect to this liability. Mr. Katz has an obligation under this Agreement not to compete with Model Reorg, its subsidiaries or its affiliates or to solicit their employees for one year following the termination of his employment.

Rene A. Garcia, a shareholder of Model Reorg, will acquire beneficial ownership of more than 5% of our common stock as a result of the Merger. Mr. Garcia and trusts benefiting members of his family contributed certain fragrance businesses they owned to Jacavi LLC, which Model Reorg acquired by merger on October 5, 2007 in exchange for approximately 11.25% of its common stock. Mr. Garcia and the trusts have escrowed their Model Reorg shares until October 5, 2008 to secure their obligation to indemnify Jacavi against damages for certain breaches of their agreement with Jacavi. If the Merger is completed, the Merger Consideration issuable to Mr. Garcia and his family trusts will be held in escrow by EAPD until that date. Model Reorg also agreed to indemnify Mr. Garcia and his family trusts for losses in excess of $200,000 in the event of a breach of certain representations and warranties made by Model Reorg in the Jacavi acquisition agreement. Model Reorg’s indemnification obligation is unsecured and is limited to $4.0 million.

In connection with the Jacavi Merger Agreement, Mr. Garcia entered into an employment agreement, dated as of October 5, 2007, with Jacavi. This agreement provides for Mr. Garcia’s employment as president and chief executive officer of Jacavi and its subsidiary, Distribution Concepts, LLC, at an initial annual base salary of $300,000. The term of his employment is until December 31, 2010, but may be terminated earlier by either party subject to payment to Mr. Garcia of an amount equal to one year’s base salary if his employment is terminated by Jacavi without “Cause” or by Mr. Garcia for “Good Reason,” or his employment terminates due to his “Disability,” each as defined in the agreement. In the event of termination due to Disability, he also would continue to receive for one year those fringe benefits to which he was entitled at the time of termination. Mr. Garcia is bound by noncompetition obligations with respect to Jacavi and Distribution Concepts for twelve months following termination of his employment unless termination is without “Cause” or by him for “Good Reason” and he provides Jacavi with a general release of liability.

Relationships and Transactions between Model Reorg and E Com Ventures

The following are relationships and transactions between a subsidiary of ours, on one hand, and subsidiaries of Model Reorg, on the other, that currently exist or have existed during our past three fiscal years. To the extent these relationships and transactions continue after the Merger, they will be between our wholly-owned subsidiaries and will be eliminated in consolidation, and therefore will not appear in our consolidated financial statements.

Product Purchases and Sales.

Substantially all wholesale sales by Perfumania (our subsidiary) in recent years have been to Quality Fragrance Group (a Model Reorg subsidiary). The bulk of these are sales of product that Perfumania can obtain through a supplier relationship that is not available to Quality Fragrance Group. These sales stem also from Perfumania’s ability to obtain certain merchandise at better prices and in greater quantities than Quality Fragrance Group is able to obtain. Sales by Perfumania to Quality Fragrance Group totaled approximately $57.7 million, $13.6 million, $17.9 million during our 2007, 2006, and 2005 fiscal years.

Similarly, Perfumania purchases product from Quality Fragrance Group and Five Star Fragrance (another Model Reorg subsidiary). These include brands for which Five Star Fragrance is the owner or licensee and other product that Quality Fragrance Group can obtain at better prices and in greater quantities than Perfumania can obtain. They also include certain products for which Perfumania owns the brand and contracts with Five Star Fragrance for manufacturing. Over the past three fiscal years, such purchases ranged from 23% to 28% of Perfumania’s total merchandise purchases. These purchases totaled approximately $32.1 million, $32.4 million, and $30.5 million, during our 2007, 2006, and 2005 fiscal years. At the end of our 2007, 2006, and 2005 fiscal years, the net amounts due from us to Model Reorg’s subsidiaries were approximately $36.1 million, $16.9 million, and $17.2 million, respectively.

These purchase and sale transactions are undertaken on a purchase order basis and without long-term or exclusive contracts, similar to the way each company conducts business with unaffiliated third parties. However, the prices charged to us by the Model Reorg subsidiaries in such purchases are typically lower than it charges unaffiliated customers. The receivables are generally payable in 90 days but, due to the seasonality of our business, Model Reorg generally extends those terms. These amounts are non-interest bearing, and we are dependent upon these extended terms for much of our liquidity during the year.

Information Technology Services Agreement.

Under an Information Technology Services Agreement dated August 2, 2007 with Model Reorg, we manage and monitor Model Reorg’s IT systems and provide related services, including data center operations, network support, security, electronic data interchange processing, systems planning, and various development and support activities, for which Model Reorg pays us a monthly service fee of $25,000 plus expenses. If the Merger is not consummated on or before December 31, 2008, either party may terminate the agreement on 30 days’ notice.

Relationships and Transactions between Model Reorg or E Com Ventures and Other Affiliates

The following relationships and transactions between either Model Reorg and its subsidiaries or us and our subsidiaries, on one hand, and other affiliates of either company, on the other, currently exist or have existed during our past three fiscal years. Except as discussed below, these will not be directly affected by the Merger.

Quality King Distributors, Inc.

Quality King holds a promissory note issued by Model Reorg on December 20, 2002 in order to supplement a revolving line of credit entered into jointly by Model Reorg and Quality King with an unaffiliated syndicate of lenders. The balance owed under this promissory note fluctuates based on Model Reorg’s cash flow requirements. The Note bears interest based on the monthly blended borrowing rates selected by Quality King under the syndicate’s revolving line of credit, which fluctuate with LIBOR and the prime rate. Average interest rates and Model Reorg’s interest expense on the promissory note for Model Reorg’s 2007, 2006, and 2005 fiscal years were 7.6% ($4.5 million), 7.4% ($6.4 million), and 5.8% ($5.0 million), respectively. At January 31, 2008, the balance of principal and accrued interest due on the promissory note was $60.7 million. The Merger Agreement requires Model Reorg to refinance this debt as a condition to closing. (See “Approval to Issue Shares and Warrants – Affiliate Debt” for further details of the refinancing.)

Model Reorg and Quality King share in various operational arrangements under which each may benefit from economies of scale and additional convenience. In the case of joint participation in third party arrangements, e.g., 401(k), medical, dental, and flex spending plans, the costs are allocated among the respective companies based on the number of employees involved. Model Reorg’s subsidiaries also obtain services such as payroll, human resources, legal services, trucking services, and warehouse space from Quality King or its affiliates, for which Model Reorg is allocated a proportionate share of the cost, based, for example, on payroll dollars, number of employees involved, number of transactions processed, estimated delivery miles, or warehouse space used. Since May 2007, Quality King has charged fixed rates for the trucking services rather than allocating expenses. Model Reorg also pays Quality King separately for electronic data interchange services. Amounts allocated to or paid by Model Reorg under these arrangements during its 2007, 2006, and 2005 fiscal years were $3.7 million, $5.1 million, and $4.7 million, respectively. Model Reorg’s management has determined that the costs for these services are comparable to those it would have paid to unaffiliated suppliers. At the closing of the Merger Agreement, we will execute a Services Agreement with Quality King providing for the continuation of these services and other future services, subject to termination with respect to any such service on 30 days’ notice by either party.

Quality King occupies a leased 560,000 square foot office and warehouse facility in Bellport, NY. Model Reorg has been occupying approximately half of this facility since December 2007 under a sublease that terminates on September 30, 2027. Model Reorg is making sublease payments of $191,565 per month, increasing by 3% annually, which is equivalent to current market rates, plus a proportionate share of costs attributable to the premises, including payments in lieu of real estate taxes.

Parlux Fragrances, Inc.

Parlux owned more than 10% of the outstanding shares of our common stock for a number of years, disposing of its entire interest during fiscal 2006. Ilia Lekach, our Chairman and Chief Executive Officer until February 2004, was Chairman and Chief Executive Officer of Parlux until February 2007. He was also the beneficial owner of more than 10% of our common stock until disposing of his entire interest during fiscal 2006. Since February 2007, Glenn Nussdorf has owned approximately 12% of the outstanding shares of common stock of Parlux. At that time, Mr. Nussdorf entered into an agreement with Parlux under which three persons agreed upon between Mr. Nussdorf and Parlux comprise 50% of Parlux’s board of directors. One of those persons now serves as Parlux’s Chief Executive Officer.

Perfumania purchased product from Parlux amounting to approximately $44.7 million, $17.6 million and $23.0 million, during our 2007, 2006, and 2005 fiscal years, respectively. These represented approximately 21%, 12%, and 18%, respectively, of our total inventory purchases during those periods. The amounts due to Parlux at February 2, 2008 and February 3, 2007 were approximately $12.5 million and $7.2 million, respectively. According to Parlux’s Form 10-K, Perfumania is one of its largest customers. Similar to our purchases from Model Reorg described above, Parlux provides extended payment terms to us that, according to Parlux, take into consideration the opportunity to sell Parlux products in Perfumania’s many retail outlets, the lengthy relationship between the companies, the volume of Perfumania’s purchases, its policy of no returns, Parlux’s reduced spending for advertising and promotion and reduced distribution costs applicable to Perfumania orders. The amounts owed to Parlux are non-interest bearing, and we have been dependent upon the extended terms for liquidity during the year.

For the three years ending July 31, 2006, Parlux and Five Star were parties to an agreement under which Parlux distributed product acquired from Five Star on terms comparable to those charged to third parties. Parlux’s payments under this agreement totaled approximately $1.0 million.

Principal Shareholders.

We issued the Convertible Note in the principal amount of $5,000,000 to Stephen and Glenn Nussdorf on December 9, 2004 in exchange for a $5,000,000 subordinated secured demand loan they had made to us in March 2004. The Convertible Note matures in January 2009. It bears interest at the prime rate plus 1%, requires quarterly interest payments and is secured by a security interest in our assets. There are no prepayment penalties, and the Convertible Note is subordinate to all bank related indebtedness. The Nussdorfs may convert the amounts due under the Convertible Note into an aggregate of 444,445 shares of our common stock at a conversion price of $11.25, the closing market price of our common stock on the date the Convertible Note was issued.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of our common stock and Model Reorg common stock, respectively, at the Record Date, [—], 2008, and giving effect to the Merger. At the Record Date, we had [3,059,041] shares outstanding and Model Reorg had 96.9 shares outstanding. Beneficial ownership is determined under the rules of the SEC and includes voting or dispositive power over the securities. Shares of our common stock subject to the Convertible Note and the Warrants, and shares subject to options that are exercisable currently or within 60 days of the Record Date are considered beneficially owned by the person holding the Convertible Note, Warrants, and/or options, respectively, for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person has sole voting and investment power over the shares shown or shares such power with his or her spouse.

Ownership of E Com Ventures Before the Merger

The following table sets forth the beneficial ownership of our common stock at the Record Date by each person that is the beneficial owner of more than five percent of our common stock, each of our current director and officers, and all such directors and executive officers as a group.

	Shares Owned		Percent of Class
Principal Shareholders
Stephen L. Nussdorf and Glenn H. Nussdorf 2060 Ninth Avenue Ronkonkoma, New York 11779	1,557,589	(1)	44.7%

Jeffrey L. Feinberg JLF Asset Management, L.L.C. 2775 Via de la Valle Suite 204 Del Mar, CA 92014	604,904	(2)	19.8%

Steven L. Martin Slater Capital Management, L.L.C. 825 Third Avenue 33rd Floor New York, NY 10022	207,800	(3)	6.8%

Other Directors and Executive Officers
Michael W. Katz	100,000	(4)	3.3%
Donovan Chin	27,250	(4)	*
Leon Geller	0		—
Alan Grobman	0		—
Joseph Bouhadana	4,000	(4)	*
Paul Garfinkle	3,500	(4)	*
Carole A. Taylor	2,000	(4)	*
All current directors and executive officers as a group (8 persons)	1,694,339	(4)	46.5%

*	Indicates less than 1%.
(1)	Includes 444,445 shares of common stock issuable upon conversion of the Convertible Note as to which Stephen and Glenn Nussdorf would share voting and investment power.

(2)	As reported in a Schedule 13G filed with the SEC on February 13, 2008, Mr. Feinberg and JLF Asset Management, L.L.C. share voting and investment power over these shares. Mr. Feinberg is the Managing Member of JLF Asset Management, L.L.C., which controls JLF Partners I, L.P. and JLF Offshore Fund, Ltd., which share voting and investment power over 248,743 (8.1% of the class) and 336,891 (11.0% of the class) of the shares, respectively.
(3)	As reported in a Schedule 13G filed with the SEC on February 15, 2008, Mr. Martin is the manager of Slater Capital Management, L.L.C., with which he shares voting and investment power over these shares, which are held in private investment funds for the benefit of clients.
(4)	With respect to the specified beneficial owner, includes shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of the Record Date in the following amounts: Michael W. Katz (100,000); Donovan Chin (27,250); Joseph Bouhadana (4,000); Paul Garfinkle (3,500); Carole A. Taylor (2,000); and all current directors and executive officers as a group (136,750).

Ownership of Model Reorg Before the Merger

The following table sets forth the beneficial ownership of Model Reorg common stock at the Record Date by each current director and executive officer of Model Reorg, all such directors and executive officers as a group, and each person that is the beneficial owner of more than five percent of Model Reorg’s common stock.

	Shares Owned		Percent of Class
Stephen L. Nussdorf	28 2/3		29.5838
Glenn H. Nussdorf	28 2/3		29.5838
Arlene Nussdorf	28 2/3		29.5838
Rene A. Garcia	10.9	(1)	11.2486
Michael W. Katz	0		—
All current directors and executive officers as a group (4 persons)	57 1/3		59.167

(1)	Includes a total of 5.232 shares (5.4% of the class) held by trusts for the benefit of Mr. Garcia’s children, for which Mr. Garcia and Rafael Villoldo serve as trustees and as to which they disclaim any pecuniary interest.

Pro Forma Ownership of Combined Company

The following table provides information, after giving pro forma effect to the Merger, with respect to the anticipated beneficial ownership of our common stock by each person expected to be the beneficial owner of more than five percent of our common stock anticipated to be outstanding after the Merger, each person expected to be a director or executive officer following the Merger, and all such directors and executive officers as a group (based on each such person’s current beneficial ownership of our and/or Model Reorg shares). The amounts shown for the Model Reorg shareholders include the aggregate 295,000 shares that we will hold in escrow following the Merger.

	Shares Owned Excluding Warrants		Percent of Class	Shares Owned Assuming Exercise of Warrants (1)		Percent of Class
Principal Shareholders
Stephen L. Nussdorf and Glenn H. Nussdorf	5,048,477	(2)	53.7%	5,935,991	(3)	57.7%
Arlene Nussdorf	1,745,444		19.5%	2,189,201	(4)	23.3%
Rene A. Garcia	663,668	(5)	7.4%	832,397	(6)	9.1%
Jeffrey L. Feinberg	604,904	(7)	6.8%	604,904	(7)	6.8%

Other Directors and Executive Officers
Michael W. Katz	100,000	(8)	1.1%	100,000	(8)	*
Joseph Bouhadana	4,000	(8)	*	4,000	(8)	*
Paul Garfinkle	3,500	(8)	*	3,500	(8)	*
Carole A. Taylor	2,000	(8)	*	2,000	(8)	*
[Executive officers to come]
All directors and executive officers as a group ([—]persons)	[	—](8)	[ —]%	[	—](8)	[ —]%

*	Indicates less than 1%.
(1)	Warrants are not exercisable until the third anniversary of the effective date of the Merger, subject to acceleration in certain circumstances (see “Approval to Issue Shares and Warrants – The Warrants”).
(2)	Includes 444,445 shares of common stock issuable upon conversion of the Convertible Note as to which Stephen and Glenn Nussdorf would share voting and investment power.
(3)	Includes 443,757 shares issuable upon exercise of Warrants issuable to each of Stephen and Glenn Nussdorf.
(4)	Includes 443,757 shares issuable upon exercise of Warrants.
(5)	Includes a total of 318,561 shares held by trusts for the benefit of Mr. Garcia’s children, for which Mr. Garcia and Rafael Villoldo serve as trustees and as to which they disclaim any pecuniary interest.
(6)	Includes a total of 168,729 shares issuable upon exercise of Warrants issuable to Mr. Garcia and the trusts for the benefit of Mr. Garcia’s children.
(7)	As reported in a Schedule 13G filed with the SEC on February 13, 2008, Mr. Feinberg and JLF Asset Management, L.L.C. share voting and investment power over these shares. Mr. Feinberg is the Managing Member of JLF Asset Management, L.L.C., which controls JLF Partners I, L.P. and JLF Offshore Fund, Ltd., which share voting and investment power over shares equaling 6.4% of the class.

(8)	With respect to the specified beneficial owner, includes shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of the Record Date in the following amounts: Michael W. Katz (100,000); Joseph Bouhadana (4,000); Paul Garfinkle (3,500); Carole A. Taylor (2,000); [ ]; and all current directors and executive officers as a group ([—]).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and you may also obtain copies by mail, at prescribed rates, from the Public Reference Section of the SEC at the same address. You may call the SEC at 1-800-732-0330 for information on the Public Reference Room. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information that issuers, including us, file electronically with the SEC. The SEC’s website is located at www.sec.gov.

We have supplied all information contained in this Proxy Statement relating to us, and Model Reorg has supplied all such information relating to Model Reorg.

You should rely only on the information contained in this Proxy Statement to vote on the proposals at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [•], 2008. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than such date, and neither the mailing of this Proxy Statement to shareholders nor the issuance of our common stock in the Merger shall create any implication to the contrary.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Shareholder proposals intended to be presented at our 2008 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by our Corporate Secretary at the address below by September 12, 2008 for inclusion in our Proxy Statement and form of proxy relating to such Annual Meeting. Any shareholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than November 26, 2008, or such proposal will be considered untimely. If a shareholder proposal is received after November 26, 2008, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2008 Annual Meeting of Shareholders.

Send all proposals or nominations to Donovan Chin, Secretary, E Com Ventures, Inc., 251 International Parkway, Sunrise, Florida 33325.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

E Com Ventures, Inc.

Sunrise, Florida

We have audited the accompanying consolidated balance sheets of E Com Ventures, Inc. and subsidiaries (the “Company”) as of February 3, 2007 and January 28, 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three fiscal years in the period ended February 3, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of E Com Ventures, Inc. and subsidiaries as of February 3, 2007 and January 28, 2006, and the results of their operations and their cash flows for each of the three years in the period ended February 3, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Fort Lauderdale, Florida

May 4, 2007

E COM VENTURES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	FEBRUARY 3, 2007	JANUARY 28, 2006
ASSETS:

Current assets:
Cash and cash equivalents	$1,282,546	$1,260,444
Trade receivables, no allowance required	954,664	819,072
Deferred tax asset-current	2,821,584	5,343,839
Inventories, net	78,427,029	72,976,845
Prepaid expenses and other current assets	3,469,201	950,146

Total current assets	86,955,024	81,350,346

Property and equipment, net	30,213,222	25,308,899
Goodwill	1,904,448	1,904,448
Deferred tax asset-non-current	6,288,032	4,935,161
Other assets, net	388,099	457,627

Total assets	$125,748,825	$113,956,481

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable- non affiliates	$16,748,142	$13,470,670
Accounts payable, affiliates	24,110,130	26,905,433
Accrued expenses and other liabilities	7,502,546	7,973,168
Bank line of credit	26,919,115	20,147,978
Current portion of obligations under capital leases	345,424	322,284

Total current liabilites	75,625,357	68,819,533

Subordinated convertible note payable - affiliate	5,000,000	5,000,000
Long-term portion of obligations under capital leases	7,552,915	7,898,354

Total liabilities	88,178,272	81,717,887

Commitments and contingencies (See Note 11)

Shareholders’ equity:
Preferred stock, $0.10 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 6,250,000 shares authorized; 3,950,664 and 3,857,216 shares issued at fiscal year-end 2006 and 2005, respectively	39,507	38,572
Additional paid-in capital	79,069,780	78,260,686
Accumulated deficit	(32,961,790)	(37,483,720)
Treasury stock, at cost, 898,249 shares	(8,576,944)	(8,576,944)

Total shareholders’ equity	37,570,553	32,238,594

Total liabilities and shareholders’ equity	$125,748,825	$113,956,481

See accompanying notes to consolidated financial statements.

E COM VENTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE FISCAL YEAR ENDED
	February 3, 2007	January 28, 2006	January 29, 2005
Net sales	$243,609,098	$233,694,081	$225,003,201
Cost of goods sold	139,679,477	137,192,922	133,666,605

Gross profit	103,929,621	96,501,159	91,336,596

Operating expenses:
Selling, general and administrative expenses	88,699,388	80,839,776	78,835,103
Depreciation and amortization	4,863,319	5,155,645	5,874,591

Total operating expenses	93,562,707	85,995,421	84,709,694

Income from operations	10,366,914	10,505,738	6,626,902

Other expenses:
Interest expense
Affiliates	(465,798)	(371,458)	(248,124)
Other	(4,028,943)	(3,506,018)	(3,077,497)

	(4,494,741)	(3,877,476)	(3,325,621)

Income before income taxes	5,872,173	6,628,262	3,301,281
Income tax (provision) benefit	(1,350,243)	7,637,000	(150,000)

Net income	$4,521,930	$14,265,262	$3,151,281

Basic net income per common share	$1.51	$4.84	$1.11

Diluted net income per common share	$1.42	$4.23	$1.06

Weighted average number of shares outstanding:
Basic	3,000,471	2,949,146	2,832,107

Diluted	3,505,890	3,463,480	3,001,844

See accompanying notes to consolidated financial statements.

E COM VENTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE FISCAL YEARS ENDED FEBRUARY 3, 2007, JANUARY 28, 2006 AND JANUARY 29, 2005

	Common Stock		Additional Paid-In	Treasury Stock		Accumulated
	Shares	Amount	Capital	Shares	Amount	Deficit	Total
Balance at January 31, 2004	3,285,758	$32,858	$73,666,193	898,249	$(8,576,944)	$(54,900,263)	$10,221,844

Net income	—	—	—	—	—	3,151,281	3,151,281

Exercise of stock options	548,926	5,489	1,681,395	—	—	—	1,686,884

Balance at January 29, 2005	3,834,684	38,347	75,347,588	898,249	(8,576,944)	(51,748,982)	15,060,009

Net income	—	—	—	—	—	14,265,262	14,265,262

Exercise of stock options	22,532	225	83,507	—	—	—	83,732

Receipt of profits under Section 16(b) of the Exchange Act	—	—	181,591	—	—	—	181,591

Tax benefit from exercise of stock options	—	—	2,242,000	—	—	—	2,242,000

Executive compensation contributed to capital	—	—	406,000	—	—	—	406,000

Balance at January 28, 2006	3,857,216	38,572	78,260,686	898,249	(8,576,944)	(37,483,720)	32,238,594

Net Income	—	—	—	—	—	4,521,930	4,521,930

Exercise of stock options	93,448	935	681,209	—	—	—	682,144

Stock based compensation expense	—	—	64,256	—	—	—	64,256

Tax benefit from exercise of stock options	—	—	63,629	—	—	—	63,629

Balance at February 3, 2007	3,950,664	$39,507	$79,069,780	898,249	$(8,576,944)	$(32,961,790)	$37,570,553

See accompanying notes to consolidated financial statements.

E COM VENTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE FISCAL YEAR ENDED
	February 3, 2007	January 28, 2006	January 29, 2005
Cash flows from operating activities:
Net income	$4,521,930	$14,265,262	$3,151,281
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income taxes	1,169,243	(8,037,000)	—
Tax benefit from exercise of stock options	63,629	—	—
Excess tax benefit from stock option exercises	(63,629)	—	—
Provision for impairment of assets and store closings	165,847	162,370	313,388
Write-off of inventories	72,051	43,880	373,123
Depreciation and amortization	4,863,319	5,155,645	5,874,591
Stock-based compensation	64,256	—	—
Change in operating assets and liabilities:
Trade receivables	(135,592)	(123,260)	81,374
Inventories	(5,522,236)	5,908,914	(18,425,311)
Prepaid expenses and other current assets	(2,519,055)	199,577	311,770
Other assets	68,850	218,281	(309,799)
Accounts payable, non-affiliate	3,142,103	(4,640,526)	1,651,410
Accounts payable, affiliate	(2,795,303)	3,677,108	5,537,833
Accrued expenses and other liabilities	(470,622)	1,693,674	(2,928,793)

Net cash provided by (used in) operating activities	2,624,791	18,523,925	(4,369,133)

Cash flows from investing activities:
Additions to property and equipment	(9,797,300)	(7,143,201)	(4,148,335)

Net cash used in investing activities	(9,797,300)	(7,143,201)	(4,148,335)

Cash flows from financing activities:
Net borrowings and (repayments) under bank line of credit	6,771,137	(11,380,234)	1,056,185
Principal payments under capital lease obligations	(322,299)	(254,912)	(264,679)
Proceeds from note and interest receivable, shareholder and officer	—	—	327,311
Proceeds from subordinated secured demand loan, affiliate	—	—	5,000,000
Proceeds from exercise of stock options	682,144	83,732	1,686,884
Excess tax benefit from stock option exercises	63,629	—	—
Receipt of profits under
Section 16(b) of the Exchange Act	—	181,591	—

Net cash provided by (used in) financing activities	7,194,611	(11,369,823)	7,805,701

Increase (decrease) in cash and cash equivalents	22,102	10,901	(711,767)
Cash and cash equivalents at beginning of period	1,260,444	1,249,543	1,961,310

Cash and cash equivalents at end of period	$1,282,546	$1,260,444	$1,249,543

Cash paid during the period for:
Interest	$4,379,131	$3,612,573	$3,139,425
Income taxes	$306,963	$200,000	$80,000

See accompanying notes to consolidated financial statements.

E COM VENTURES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED FEBRUARY 3, 2007, JANUARY 28, 2006 AND JANUARY 29, 2005

NOTE 1 - NATURE OF BUSINESS

E Com Ventures, Inc., a Florida corporation (“ECOMV” or the “Company”), performs all of its operations through two wholly-owned subsidiaries, Perfumania, Inc. (“Perfumania”), a Florida corporation, which is a specialty retailer and wholesaler of fragrances and related products and perfumania.com, inc., a Florida corporation which is an Internet retailer of fragrances and other specialty items.

Perfumania’s retail stores are located in regional malls, manufacturers’ outlet malls, life style centers, airports and on a stand-alone basis in suburban strip shopping centers, throughout the United States and Puerto Rico. The number of retail stores in operation at February 3, 2007, January 28, 2006, and January 29, 2005 were 267, 239 and 223, respectively.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Significant accounting principles and practices used by the Company in the preparation of the accompanying consolidated financial statements are as follows:

FISCAL YEAR END

The Company’s fiscal year ends on the Saturday closest to January 31 to enable the Company’s operations to be reported in a manner which more closely coincides with general retail reporting practices and the financial reporting needs of the Company. In the accompanying notes, fiscal year 2006, 2005 and 2004 refer to the years ended February 3, 2007, January 28, 2006 and January 29, 2005, respectively. Fiscal years 2005 and 2004 each contain fifty-two weeks, while fiscal year 2006 contains fifty-three weeks, with the fifty-third week falling in the fiscal fourth quarter.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates made by management in the accompanying consolidated financial statements relate to inventory write-offs to reduce inventory, self-insured health care accruals, long-lived asset impairments and estimated useful lives of property and equipment. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include accounts of E Com Ventures, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

Revenue from wholesale transactions is recorded upon shipment of inventory when risk of ownership and title transfers to the buyer. Revenue from store sales is recorded, net of discounts, at the point of sale. Revenue from Internet sales is recognized at the time products are delivered to customers. Shipping and handling revenue from our Internet sales are included as a component of net sales. Revenue from gift certificates and store merchandise credits is recognized at the time of redemption. Returns of store and Internet sales are allowed within 30 days of purchase.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories, consisting of finished goods, are stated at the lower of cost or market with cost being determined on a weighted average method. The cost of inventory includes product cost and freight charges. Writeoffs of potentially slow moving or damaged inventory are recorded based on management’s analysis of inventory levels, future sales forecasts and through specific identification of obsolete or damaged merchandise. Inventory shrinkage is estimated and accrued between physical inventory counts.

PROPERTY AND EQUIPMENT

Property and equipment is carried at cost, less accumulated depreciation and amortization. Depreciation for property and equipment, which includes assets under capital leases, is calculated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the term of the lease including renewal periods that are reasonably assured, or the estimated useful lives of the improvements, generally ten years. Costs of major additions and improvements are capitalized and expenditures for maintenance and repairs which do not extend the useful life of the asset are expensed when incurred. Gains or losses arising from sales or retirements are reflected in operations.

GOODWILL

Goodwill represents the excess purchase price paid over net assets of businesses acquired resulting from the application of the purchase method of accounting. Goodwill is not amortized but is tested annually for impairment at the end of the Company’s fiscal year or more frequently if events or changes in circumstances indicate the carrying value of goodwill may not fully be recoverable. No impairment was identified as a result of the annual tests in fiscal years 2006, 2005, and 2004.

OTHER INTANGIBLE ASSETS

Other intangible assets include store design, real estate leases and non-compete agreements which were recorded based upon their relative fair values at the date of acquisition as determined by management. Other intangible assets do not include goodwill. The amortization of intangible assets totaled approximately $140,000, and $232,000 in fiscal years 2005 and 2004, respectively. There was no amortization of intangible assets during fiscal year 2006 as all intangible assets with finite lives were fully amortized as of the beginning of the fiscal year.

INCOME TAXES

Income tax expense is based principally on pre-tax financial income. Deferred tax assets and liabilities are recognized for the differences between the financial reporting carrying values and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recognized to reduce net deferred tax assets to amounts that management believes are more likely than not expected to be realized.

BASIC AND DILUTED NET INCOME PER COMMON SHARE

Basic net income per common share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income per common share includes, in periods in which they are dilutive, the dilutive effect of those common stock equivalents where the average market price of the common shares exceeds the exercise prices for the respective years.

Basic and diluted net income per common share are computed as follows:

	FISCAL YEAR
	2006	2005	2004
Numerator:
Net income- basic	$4,521,930	$14,265,262	$3,151,281
Add: interest on convertible note	465,798	371,458	44,131

Net income - diluted	$4,987,728	$14,636,720	$3,195,412

Denominator:
Weighted average number of shares for basic net income per share	3,000,471	2,949,146	2,832,107
Options to purchase common stock	60,975	69,890	105,024
Convertible note	444,444	444,444	64,713

Denominator for dilutive net income per share	3,505,890	3,463,480	3,001,844

Basic net income per common share	$1.51	$4.84	$1.11

Diluted net income per common share	$1.42	$4.23	$1.06

Excluded from the above computations of weighted-average shares for diluted earnings per share were options to purchase 4,504 shares, 5,256 shares and 86,256 shares of common stock for fiscal years 2006, 2005 and 2004, respectively, because the exercise price was greater than the average market price of the Company’s common stock during the period and, therefore, the effect is antidilutive. The convertible note was issued in December 2004. See further discussion at Note 6.

ASSET IMPAIRMENT

Whenever events or changes in circumstances indicate that the carrying values of long-lived assets may be impaired, an evaluation of recoverability is performed by comparing the carrying values of the assets to projected future cash flows in addition to other quantitative and qualitative analyses. Upon indication that the carrying values of such assets may not be recoverable, the Company recognizes an impairment loss. The impairment loss is determined based on the difference between the net book value and the fair value of the assets. The estimated fair value is based on anticipated discounted future cash flows. Any impairment is charged to operations in the period in which it is identified. Property and equipment assets are grouped at the lowest level for which there are identifiable cash flows when assessing impairment. Cash flows for retail assets are identified at the individual store level.

STOCK BASED COMPENSATION

The Company has two stock option plans which provide for equity-based awards to its employees and directors (collectively, the “Plans”). Under the Plans, the Company has reserved approximately 1,000,000 shares of common stock, of which approximately 585,000 options have been granted and 149,000 options are outstanding. All stock options have an exercise price that is equal to the fair market value of the Company’s stock on the date the options were granted. The term of the stock option awards is ten years from the date of grant. All options are fully vested.

Effective January 29, 2006, the beginning of the Company’s first fiscal quarter of 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS No. 123R”), as interpreted by the Securities and Exchange Commission in Staff Accounting Bulletin No. 107 and began recording compensation expense associated with stock options. SFAS No. 123R requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards (with limited exceptions). Prior to the adoption of SFAS No. 123R, the Company accounted for stock-based employee compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”. Accordingly, compensation expense had only been recorded in the consolidated financial statements for any stock options granted below fair market value of the underlying stock as of the date of grant.

The Company adopted the modified prospective transition method provided for under SFAS No. 123R and accordingly, prior period results have not been retroactively adjusted. The modified prospective transition method requires that stock-based compensation expense be recorded for (i) all new stock options granted on or after January 29, 2006 based on the grant date fair value determined under the provisions of SFAS No. 123R and (ii) all unvested stock options granted prior to January 29, 2006 based on the grant date fair value as determined under the provisions of SFAS No. 123. Results for prior periods have not been restated, as provided for under the modified prospective transition method.

Beginning in fiscal 2006, the Company has presented the cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for stock options exercised on or after January 29, 2006 (“excess tax benefit”) as a financing activity in the consolidated statements of cash flows as required by SFAS No. 123R. Prior to the adoption of SFAS No. 123R, the Company presented all tax benefits resulting from stock option exercises as an operating activity in the consolidated statements of cash flows. For the fiscal year ended February 3, 2007, the excess tax benefit from stock option exercises of approximately $64,000 was presented in financing activities in the Company’s consolidated statements of cash flows.

The Company has calculated the amount of excess tax benefit that is available to offset future write-offs of deferred tax assets, or additional paid-in-capital pool (“APIC Pool”), in accordance with paragraph 81 of SFAS No. 123R. Accordingly, the Company tracks each stock option award granted after January 2003 on an employee-by-employee basis and on a grant-by-grant basis to determine whether there is a tax benefit situation or tax deficiency situation for each such award. The Company then compares the fair value expense to the tax deduction received for each stock option grant and aggregates the benefits and deficiencies, which have the effect of increasing or decreasing, respectively, the APIC Pool. Should the amount of future tax deficiencies be greater than the available APIC Pool, the Company will record the excess as income tax expense in its consolidated statements of operations.

During fiscal year 2006, the Company recognized pre-tax compensation expense of approximately $64,000, or $0.02 per share of basic and fully diluted income per common share, in the consolidated statement of operations for stock options granted during fiscal year 2006. All of the stock option compensation expense was recorded as a component of selling, general and administrative expenses in the Company’s consolidated statement of operations.

The following table illustrates the pro forma effects on net income and net income per common share in fiscal year 2005 and 2004 had compensation expense been recognized based upon the estimated fair value on the grant date of stock options in accordance with SFAS No. 123 (in thousands except per share amounts).

	FISCAL YEAR
	2005	2004
Net income, as reported	$14,265	$3,151
Add: Total stock-based employee compensation expense included in reported net income, net of tax	—	—
Deduct: Total stock-based employee compensation expense determined under fair market value based method, net of tax	(883)	(95)

Proforma net income	$13,382	$3,056

Net income per common share-basic:
As reported	$4.84	$1.11
Stock based compensation	(0.30)	(0.03)

Proforma	$4.54	$1.08

Net income per common share-diluted:
As reported	$4.23	$1.06
Stock based compensation	(0.26)	(0.03)

Proforma	$3.97	$1.03

Disclosure for fiscal year 2006 is not presented because the stock-based compensation amounts are recognized in the accompanying consolidated financial statement.

The fair value for these stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	FISCAL YEAR
	2006	2005	2004
Expected life (years)	5	7	7
Expected stock price volatility	173%	164%	168%
Risk-free interest rates	4.39%	3.88%	4.08%
Expected dividend yield	0%	0%	0%

The expected life of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. The expected stock price volatility is estimated using the historical volatility of the Company’s stock. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero coupon issues with a term equal to the option’s expected life. The Company has not paid dividends in the past and does not intend to in the foreseeable future.

For the purposes of the proforma presentation of employee stock-based compensation expense, the Company currently amortizes the expense over the related vesting period. The weighted average estimated fair values of options granted during fiscal year 2006, 2005, and 2004 were $21.42, $12.09 and $10.87 per share, respectively. The fair value of options that vested during fiscal years 2006, 2005 and 2004 was approximately $36,000, $1,338,000 and $67,000, respectively.

PRE-OPENING EXPENSES

Pre-opening expenses related to new stores are expensed as incurred.

SHIPPING AND HANDLING FEES AND COSTS

Income generated from shipping and handling fees is classified as revenues. The Company classifies the costs related to shipping and handling as cost of goods sold. The income and cost associated with shipping and handling when combined is immaterial.

ADVERTISING COSTS

Advertising expense for the fiscal years 2006, 2005 and 2004 was approximately $2,679,000, $1,650,000 and $1,441,000, respectively, and is charged to expense when incurred. There was no cooperative advertising amounts received from vendors for fiscal years 2006 and 2005. In fiscal year 2004 the Company received $200,000 in cooperative advertising amounts which was recorded as an offset to advertising expense.

RENT EXPENSE

Perfumania leases retail stores under operating leases. Minimum rental expenses are recognized over the term of the lease on a straight-line basis. For purposes of recognizing minimum rental expenses, the Company uses the date of initial rent commencement to begin amortization.

For tenant improvement allowances and rent holidays, the Company records a deferred rent liability in accrued expenses on the consolidated balance sheets and amortizes the deferred rent over the terms of the leases as reductions to rent expense on the consolidated statements of operations. For scheduled rent escalation clauses during the lease terms or for rental payments commencing at a date other than the date of initial occupancy, the Company records minimum rental expenses on a straight-line basis over the terms of the leases on the consolidated statements of operations.

Certain leases provide for contingent rents, which are primarily determined as a percentage of gross sales in excess of specified levels and are not measurable at inception. The Company records a contingent rent liability in accrued expenses on the consolidated balance sheets and the corresponding rent expense when specified levels have been achieved or when management determines that achieving the specified levels during the fiscal year is probable.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued FIN 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109,” which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact that the adoption of FIN 48 will have on its results of operations, financial position and cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS No. 157”), “Fair Value Measurements”, which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its results of operations, financial position and cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB No. 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet (iron curtain) approach and an income statement (rollover) approach then evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company adopted SAB No. 108 for fiscal 2006 and there was no material effect on its results of operations, financial position and cash flows.

In February 2007, the FASB issued SFAS 159 (“SFAS No. 159”), “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.” SFAS 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for fiscal 2008. The Company is currently evaluating the impact that the adoption of SFAS 159 will have on its results of operations, financial position and cash flows.

NOTE 3 - NON-CASH TRANSACTIONS

Supplemental disclosures of non-cash investing and financing activities:

	FISCAL YEAR
NON-CASH TRANSACTIONS	2006	2005	2004
Equipment and building acquired under capital leases	$—	$259,430	$463,525
Subordinated debt exchanged for subordinated convertible note payable, affiliate	—	—	5,000,000
Compensation cost for President and Chief Executive Officer contributed to capital	—	406,000	—
Accounts payable for property and equipment	135,369	—	—

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of:

	February 3, 2007	January 28, 2006	Estimated Useful Lives (In Years)
Furniture, fixtures and equipment	$30,146,067	$27,595,254	5-7
Leasehold improvements	35,767,650	30,307,293	shorter of 10 years or lease term
Equipment under capital leases	330,293	330,293	shorter of 5 years or lease term
Building under capital lease	8,188,945	8,188,945	15

	74,432,955	66,421,785
Less:
Accumulated depreciation and amortization	(44,219,733)	(41,112,886)

	$30,213,222	$25,308,899

Depreciation and amortization expense for fiscal years 2006, 2005, and 2004 was $4,863,319, $5,155,645, and $5,874,591, respectively. Accumulated depreciation for building and equipment under capital leases was $2,151,657 and $1,475,817 as of February 3, 2007 and January 28, 2006, respectively.

See Note 11 for further discussion of capital leases.

NOTE 5 - RELATED PARTY TRANSACTIONS

Effective January 30, 2004, Ilia Lekach, the Company’s then Chairman of the Board and Chief Executive Officer, IZJD Corp. and Pacific Investment Group Inc., each of which are wholly-owned by Mr. Lekach and Deborah Lekach, Mr. Lekach’s wife (collectively, “Lekach”), entered into the Nussdorf Option Agreement, with Stephen Nussdorf and Glenn Nussdorf (the “Nussdorfs”), pursuant to which the Nussdorfs were granted options to acquire up to an aggregate 720,954 shares of the Company’s common stock beneficially owned by Lekach, for a purchase price of $12.70 per share exercisable in specified installments.

Effective February 10, 2004, Mr. Lekach’s employment with the Company was terminated and Mr. Lekach ceased serving as an employee and officer of the Company. In addition, on February 10, 2004, Mr. Lekach resigned from the Board of Directors and Stephen L. Nussdorf was appointed the Company’s Chairman of the Board and Michael W. Katz was appointed the Company’s President and Chief Executive Officer.

As of April 26, 2004, Mr. Lekach exercised stock options to acquire 318,750 common shares resulting in proceeds to the Company of approximately $851,000 and the Nussdorfs acquired 595,954 shares from Mr. Lekach pursuant to the Nussdorf Option Agreement. Mr. Lekach had stock options for another 125,000 shares, which were required to be issued to Mr. Lekach by the Company pursuant to the terms of his employment agreement as a consequence of the change of control. These 125,000 options were only to be issued by the Company to Mr. Lekach upon approval of an amendment to the Company’s 2000 Stock Option Plan. Such amendment was approved at a special meeting of the Company’s shareholders on April 29, 2004. Proceeds to the Company were $500,000 when Mr. Lekach exercised the 125,000 options. The Nussdorfs exercised their option to acquire the remaining 125,000 shares from Mr. Lekach subject to the Nussdorf Option Agreement. The Nussdorfs own an aggregate 1,113,144 shares or approximately 36% of the total number of shares of the Company’s common stock as of February 3, 2007, excluding shares issuable upon conversion of the Convertible Note discussed below in Note 6.

The Nussdorfs are officers and principals of Model Reorg, Inc. (“Model”) and its affiliate, Quality King Distributors, Inc. (“Quality King”) and their subsidiaries, including Quality King Fragrances, Inc. Model is a diversified wholesale and retail fragrance company and Quality King distributes pharmaceuticals and health and beauty care products. The Company’s President and Chief Executive Officer, Michael W. Katz is an executive of Model and Quality King and the Company’s principal shareholders, Stephen Nussdorf, the Chairman of the Company’s Board of Directors and Glenn Nussdorf, his brother, are shareholders and executives of Model and Quality King. During fiscal year 2006, the Company purchased approximately $32,385,000 of merchandise from Model and its subsidiaries, representing approximately 23% of the Company’s total purchases, and sold approximately $13,624,000 of different merchandise to Model and its subsidiaries, which represented 99% of the Company’s wholesale sales. There were approximately $30,547,000 and $39,317,000 of purchases from Model and its subsidiaries and approximately $17,853,000 and $23,570,000 of merchandise sales to Model and its subsidiaries during fiscal years 2005 and 2004 respectively. The wholesale sales made to Model and its subsidiaries result from the Company’s supplier relationships and its ability to obtain certain merchandise at better prices and in greater quantities than Model and its subsidiaries is able to achieve. The amounts due to Model and its subsidiaries at February 3, 2007 and January 28, 2006, were approximately $16,897,000 and $17,240,000 respectively. Accounts payable due to Model and its subsidiaries are non-interest bearing and are included in the accounts payable affiliates in the accompanying consolidated balance sheets.

In a letter dated November 10, 2006, the Company’s Board of Directors received a merger offer from Model. Pursuant to the terms of the proposed offer, Model would be merged into a newly formed wholly-owned subsidiary of the Company in exchange for the issuance of approximately 6.4 million shares of the Company’s common stock. In addition, prior to the merger, an unspecified amount of inter-company obligations due from Model to its affiliate, Quality King, may be converted into a note payable or preferred stock of Model. Any Model preferred shares would be converted into preferred shares of the Company in connection with the merger. The proposed offer specifies that it is based upon a 20% premium to the Company’s common stock closing price as of November 9, 2006 of $13.94, or an effective price of $16.73 per share. Following the merger, the Nussdorfs would own in the aggregate approximately 80% of the Company (assuming the conversion of the Company’s subordinated note held by them). The proposed offer, by its terms, is subject to numerous conditions, including approval by a special committee of the Company’s Board, comprised of independent directors, and approval by a majority of the disinterested shareholders of the Company. A special committee of the Company’s Board has been formed to review and evaluate the proposed offer.

Purchases of products from Parlux Fragrances, Inc. (“Parlux”) amounted to approximately $17,644,000, $23,004,000, and $38,360,000 in fiscal years 2006, 2005 and 2004, representing approximately 12%, 18% and 20%, respectively, of the Company’s total purchases. In fiscal year 2006, Parlux sold all 378,102 shares of the Company’s common stock that it had previously owned. Until February 2007, Ilia Lekach served as the Chairman of the Board of Directors and Chief Executive Officer of Parlux. The amount due to Parlux on February 3, 2007 and January 28, 2006, was approximately $7,213,000 and $9,666,000, respectively. Accounts payable due to Parlux are non-interest bearing. Purchases from related parties are generally payable in 90 days, however, due to the seasonality of the Company’s business, these terms are generally extended. Related party accounts are historically brought closer to terms at the end of the holiday season, however, we are dependent upon these extended terms for much of our liquidity during the year.

The amounts due to Parlux are included in the accounts payable affiliates in the accompanying consolidated balance sheets. Glenn Nussdorf has filed beneficial ownership forms with the SEC indicating that he has acquired approximately 12% of Parlux’s outstanding common stock. In February 2007, Mr. Nussdorf reached an agreement with Parlux which called for equal representation in Parlux’s Board of Directors by the then current independent directors and Mr. Nussdorf’s nominees. Accordingly, Mr. Nussdorf’s three nominees were appointed to the Parlux Board, and one of these Board members currently serves as Parlux’s Interim Chief Executive Officer.

NOTE 6 - BANK LINE OF CREDIT AND NOTES PAYABLE

The bank line of credit and notes payable consist of the following:

	February 3, 2007	January 28, 2006
Bank line of credit, interest payable monthly, secured by a pledge of substantially all of Perfumania’s assets	$26,919,115	$20,147,978

Subordinated convertible note payable affiliate - long term	$5,000,000	$5,000,000

Perfumania’s senior secured credit facility provides for borrowings of up to $60 million, depending on the Company’s levels of eligible inventories. As of February 3, 2007, $26.9 million was outstanding under the line of credit and $15.6 million was available to support normal working capital requirements and other general corporate purposes based upon our eligible borrowing base. Advances under the line of credit are based on a formula of eligible inventories and bear interest at a floating rate ranging from (a) prime to prime plus 1.25% or (b) LIBOR plus 2.5% to 3.75% depending on a financial ratio test. Advances are secured by a first lien on all assets of Perfumania. The credit facility contains limitations on additional borrowings, capital expenditures and other items, and contains various covenants including a fixed charge coverage ratio, a leverage ratio and capital expenditure limits as defined. In December 2006, the credit facility was amended with an effective date of September 30, 2006, to extend the term for one additional year until May 2008. In May 2007, the fixed charge covenant and the covenant concerning the limitation on capital expenditures were amended with an effective date of February 1, 2007. As a result of these modifications, Perfumania was in compliance with all covenant requirements as of February 3, 2007.

In March 2004, the Nussdorfs provided a $5,000,000 subordinated secured demand loan to Perfumania. The demand loan required quarterly interest payments at the prime rate plus 1%. There were no prepayment penalties and the loan was subordinate to all bank related indebtedness. On December 9, 2004, the Company issued a Subordinated Convertible Note (the “Convertible Note”) in exchange for the $5,000,000 subordinated secured demand loan. The Convertible Note bears interest at the prime rate plus 1%, requires quarterly interest payments and is secured by a security interest in the Company’s assets pursuant to a Security Agreement, by and among the Company and the Nussdorfs. There are no prepayment penalties and the Convertible Note is subordinate to all bank related indebtedness. The Convertible Note was originally payable in January 2007 however it was modified in January 2006 to extend the due date to January 2009. The Note allows the Nussdorfs to convert the Convertible Note into shares of the Company’s common stock at a conversion price of $11.25, which equals the closing market price of the Company’s common stock on the date of the exchange.

NOTE 7 - IMPAIRMENT OF ASSETS

The Company recognized non-cash impairment charges relating to its retail locations that were either closed or identified for closure of approximately $0.2 million, $0.2 million and $0.3 million during fiscal years 2006, 2005 and 2004, respectively. These charges were determined based on the difference between the carrying amounts of the assets, representing primarily fixtures and leasehold improvements, at particular store locations and the fair values of the assets on a store-by-store basis. The estimated fair values are based on anticipated future cash flows discounted at a rate commensurate with the risk involved. These impairment losses are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

NOTE 8 - INCOME TAXES

The income tax (provision) benefit is comprised of the following amounts:

	FISCAL YEAR ENDED
	February 3, 2007	January 28, 2006	January 29, 2005
Current:
Federal	$(90,000)	$(200,000)	$(75,000)
State	(91,000)	(200,000)	(75,000)

	(181,000)	(400,000)	(150,000)

Deferred:
Federal	(1,805,038)	7,199,000	—
State	(210,205)	838,000	—
Foreign	846,000	—	—

	(1,169,243)	8,037,000	—

Income tax (provision) benefit	$(1,350,243)	$7,637,000	$(150,000)

The income tax (provision) benefit differs from the amount obtained by applying the statutory Federal income tax rate to pretax income as follows:

	FISCAL YEAR ENDED
	February 3, 2007	January 28, 2006	January 29, 2005
(Expense) benefit at federal statutory rates	$(1,996,539)	$(2,253,609)	$(1,122,436)
Non-deductible expenses	(23,156)	(18,000)	(33,152)
Change in valuation allowance	2,730,392	9,675,699	210,556
Adjustment to net operating loss	(1,763,853)	—	—
Other	(297,087)	232,910	795,032

Income tax (provision) benefit	$(1,350,243)	$7,637,000	$(150,000)

Net deferred tax assets reflect the tax effect of the following differences between financial statement carrying amounts and tax basis of assets and liabilities as follows:

	FISCAL YEAR ENDED
	February 3, 2007	January 28, 2006
Assets:
Net operating loss & tax credit carryforwards	$1,882,860	$3,755,471
Puerto Rican net operating loss carryforwards	845,558	2,730,392
Capital loss carryforward	1,571,773	1,571,773
Inventories	946,663	1,008,025
Property and equipment	4,673,680	4,688,345
Goodwill	143,643	246,816
Self insured reserves and other	617,212	580,343

Total deferred tax assets	10,681,389	14,581,165
Valuation allowance	(1,571,773)	(4,302,165)

Net deferred tax assets	$9,109,616	$10,279,000

The Company previously recorded a full valuation allowance related to the deferred tax assets of its Puerto Rican subsidiary as realization of these assets was not more likely than not. In fiscal year 2006, management determined that it is more likely than not that these assets will be realized. As a result, the reversal of the valuation allowance on these deferred tax assets of approximately $2.7 million has been reflected as a benefit in the tax provision for fiscal year 2006. In addition, in fiscal year 2006, the Company recorded an adjustment to the net operating losses of its Puerto Rican subsidiary of approximately $1.8 million as a result of an ongoing Puerto Rico tax audit.

Prior to fiscal year 2005, the Company previously recorded a full valuation allowance related to its deferred tax assets as realization of these assets was not more likely than not. In fiscal year 2005, management determined that it was more likely than not that certain of the Company’s deferred tax assets, primarily related to its United States operations, would be realized. As a result, the reversal of the valuation allowance of approximately $9.7 million was reflected as a benefit in the tax provision for fiscal year 2005. In addition, the reversal of approximately $2.2 million of valuation allowance related to the exercise of stock options was recorded in the consolidated statements of changes in shareholders’ equity.

In evaluating the reasonableness of the valuation allowance, management assesses whether it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Ultimately, the realization of deferred tax assets is dependant upon generation of future taxable income during those periods in which temporary differences become deductible and/or credits can be utilized. To this end, management considers the level of historical taxable income, the scheduled reversal of deferred tax assets and projected future taxable income. Based on these considerations, and the carry-forward availability of the deferred tax assets, management believes it is more likely than not that the Company will realize the benefit of the deferred tax assets. The Company’s United States and Puerto Rican net operating loss carryforwards begin to expire in 2019 and 2009, respectively.

NOTE 9 - SHAREHOLDERS’ EQUITY

PREFERRED STOCK

The Company’s Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock. The preferred stock may be issued from time to time at the discretion of the Board of Directors without shareholders’ approval. The Board of Directors is authorized to issue these shares in different series and, with respect to each series, to determine the dividend rate, and provisions regarding redemption, conversion, liquidation preference and other rights and privileges. As of February 3, 2007, no preferred stock had been issued.

TREASURY STOCK

From time to time the Company’s Board of Directors has approved the repurchase of the Company’s common stock. As of February 3, 2007, the Company had repurchased approximately 898,000 shares of common stock for approximately $8.6 million, all of which are held as treasury shares. There were no repurchases during fiscal years 2006 or 2005.

STOCK OPTION PLANS

The Company currently has two plans which provide for equity-based awards to its employees and directors. Pursuant to the 2000 Stock Option Plan (the “Stock Option Plan”) and 2000 Directors Stock Option Plan (the “Directors Plan”) (collectively, the “Plans”), 375,000 shares and 30,000 shares of common stock, respectively, were initially reserved for issuance upon exercise of options under the Plans. Additionally, the number of shares available under the Stock Option Plan automatically increases each year by an amount equal to 3% of the shares of common stock of the Company outstanding at the end of the immediate preceding year. The Company’s Board of Directors, or a committee thereof, administers and interprets the Stock Option Plan. The Stock Option Plan provides for the granting of both “incentive stock options” (as defined in Section 422A of the Internal Revenue Code) and non-statutory stock options. Options can be granted under the Stock Option Plan on such terms and at such prices as determined by the Board, except that the per share exercise price of options will not be less than the fair market value of the common stock on the date of grant. Only non-employee directors are eligible to receive options under the Directors Plan. The Directors Plan provides for an automatic grant of an option to purchase 500 shares of common stock upon election as a director of the Company and an automatic grant of 1,000 shares of common stock upon such person’s re-election as a director of the Company, in both instances, at an exercise price equal to the fair value of the common stock on the date of grant.

Options granted under the Stock Option Plan are exercisable after the period or periods specified in the option agreement, and options granted under the Directors Plan are exercisable immediately. Options granted under the Plans are not exercisable after the expiration of 10 years from the date of grant. A summary of the Company’s option activity, and related information for each of the three fiscal years ended February 3, 2007 is as follows:

	2006		2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	239,788	$10.27	212,032	$9.46	809,238	$4.99
Granted	3,000	22.49	110,666	12.42	5,334	11.12
Exercised	(93,450)	7.30	(22,531)	3.71	(548,926)	3.08
Cancelled	(312)	3.95	(60,379)	13.82	(53,614)	7.65

Outstanding at end of year	149,026	$12.39	239,788	$10.27	212,032	$9.46

Options exercisable at end of year	149,026	$12.39	239,788	$10.27	212,032	$9.46

The aggregate intrinsic value of options exercised during fiscal years 2006, 2005 and 2004 was approximately $909,000, $216,000 and $3,894,000, respectively. The aggregate intrinsic value for fully vested options as of February 3, 2007 was approximately $1,648,000.

The following table summarizes information about stock options outstanding at February 3, 2007:

		OPTIONS OUTSTANDING		OPTIONS EXERCISABLE
RANGE OF EXERCISE PRICES	NUMBER OUTSTANDING	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in years	NUMBER EXERCISABLE	Weighted Average Remaining Exercise Price
$2.00 - $12.52	38,770	$9.49	3.26	38,770	$9.49
$12.99 - $12.99	100,000	12.99	8.40	100,000	12.99
$13.85 - $21.52	7,256	15.49	6.19	7,256	15.49
$22.49 - $22.49	3,000	22.49	9.84	3,000	22.49

	149,026	$12.39	6.98	149,026	$12.39

NOTE 10 - EMPLOYEE BENEFIT PLANS

The Company has a 401(k) Savings and Investment Plan (“the Plan”). Pursuant to such Plan, participants may make contributions to the Plan up to a maximum of 20% of total compensation or $13,000, whichever is less, and the Company, at its discretion, may match such contributions to the extent of 25% of the first 6% of a participant’s contribution. The Company’s matching contributions vest over a 4-year period. In addition to matching contributions, the Company may make additional contributions on a discretionary basis in order to comply with certain Internal Revenue Code regulations prohibiting discrimination in favor of highly compensated employees. The Company did not match contributions during fiscal years 2006, 2005 and 2004.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company is self-insured for employee medical benefits under the Company’s group health plan. The Company maintains stop loss coverage for individual medical claims in excess of $90,000 and for annual Company medical claims which exceed approximately $2.7 million in the aggregate. While the ultimate amount of claims incurred are dependent on future developments, in management’s opinion, recorded accruals are adequate to cover the future payment of claims incurred as of February 3, 2007. However, it is possible that recorded accruals may not be adequate to cover the future payment of claims. Adjustments, if any, to estimates recorded resulting from ultimate claim payments will be reflected in operations in the periods in which such adjustments are determined. The self-insurance accrual at February 3, 2007 and January 28, 2006 was approximately $271,000 and $229,000, respectively, which is included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.

The Company leases space for its retail stores. The lease terms vary from month to month leases to ten year leases, in some cases with options to renew for longer periods. Various leases contain clauses, which adjust the base rental rate by the prevailing Consumer Price Index, as well as requiring additional contingent rent based on a percentage of gross sales in excess of a specified amount.

Rent expense is as follows:

	FISCAL YEAR
	2006	2005	2004
Minimum rentals	$16,508,264	$14,635,031	$14,067,187
Contingent rentals	1,384,501	1,449,216	1,349,318

Total	$17,892,765	$16,084,247	$15,416,505

Future minimum lease commitments under non-cancelable operating leases at February 3, 2007 (excluding future payments for maintenance, insurance and taxes to which the Company is obligated) are as follows:

FISCAL YEAR
2007	$16,218,842
2008	13,721,215
2009	12,461,610
2010	10,974,978
2011	8,818,887
Thereafter	21,123,253

Total future minimum lease payments	$83,318,785

The Company’s capitalized leases consist of a corporate office and distribution facility in Sunrise, Florida, as well as computer hardware and software. The lease for the corporate office and distribution facility is for approximately 14 years with monthly rent ranging from approximately $81,000 to $104,000 during the term of the lease. The lease terms for the computer hardware and software vary from one to three years. The following is a schedule of future minimum lease payments under capital leases together with the present value of the net minimum lease payments, at February 3, 2007:

FISCAL YEAR
2007	$1,237,775
2008	1,217,482
2009	1,231,779
2010	1,239,766
2011	1,326,630
Thereafter	7,849,333

Total future minimum lease payments	14,102,765
Less: Amount representing interest	(6,204,426)

Present value of minimum lease payments	7,898,339
Less: Current portion	(345,424)

$7,552,915

Depreciation expense relating to capital leases is included in depreciation and amortization expense in the accompanying consolidated statements of operations and totaled approximately $676,000, $687,000 and $1,525,000 in fiscal years 2006, 2005 and 2004, respectively.

The Company is involved in various legal proceedings in the ordinary course of business. Management cannot presently predict the outcome of these matters, although management believes that the ultimate resolution of these matters will not have a materially adverse effect on the Company’s financial position, operations or cash flows.

NOTE 12 - SEGMENT INFORMATION

Segment information is prepared on the same basis that the Company’s management reviews financial information. The Company operates in two industry segments, specialty retail sales and wholesale distribution of fragrances and related products. Retail sales include sales through our Internet site, perfumania.com. The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 2. The Company does not allocate assets or operating and other expenses to its segments. During fiscal years 2006, 2005 and 2004, there were no intersegment revenues. Financial information for these segments is summarized in the following table.

	FISCAL YEAR
	2006	2005	2004
Net sales:
Retail	$229,783,211	$215,841,101	$201,424,708
Wholesale	13,825,887	17,852,980	23,578,493

	$243,609,098	$233,694,081	$225,003,201

Gross profit:
Retail	$102,975,498	$95,353,919	$90,048,875
Wholesale	954,123	1,147,240	1,287,721

	$103,929,621	$96,501,159	$91,336,596

NOTE 13 - QUARTERLY FINANCIAL DATA (UNAUDITED)

Unaudited summarized financial results for fiscal years 2006 and 2005 follows (in thousands, except for per share data). With the exception of the fourth quarter of 2006 which is comprised of fourteen weeks, all quarters listed below are comprised of thirteen weeks:

2006 QUARTER	FIRST	SECOND	THIRD	FOURTH
Net sales	$46,069	$50,050	$53,904	$93,586
Gross profit	19,159	22,010	21,835	40,926
Net income (loss)	(1,295)	(596)	(1,338)	7,751
Net income (loss) per basic share	(0.44)	(0.20)	(0.45)	2.55
Net income (loss) per diluted share	(0.44)	(0.20)	(0.45)	2.31

2005 QUARTER	FIRST	SECOND	THIRD	FOURTH
Net sales	$43,278	$54,199	$43,657	$87,560
Gross profit	17,863	21,521	20,529	36,587
Net income (loss)	(2,066)	(222)	(1,114)	17,667
Net income (loss) per basic share	(0.70)	(0.08)	(0.38)	5.98
Net income (loss) per diluted share	(0.70)	(0.08)	(0.38)	5.11

The Company realizes higher sales, gross profit and net income in the fourth fiscal quarter than the other three fiscal quarters due to increased purchases of fragrances as gift items during the holiday season.

E COM VENTURES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	November 3, 2007	February 3, 2007
ASSETS:

Current assets:
Cash and cash equivalents	$1,462,594	$1,282,546
Trade receivables, no allowance required	1,496,175	954,664
Deferred tax asset-current	4,914,973	2,821,584
Inventories, net	121,797,512	78,427,029
Prepaid expenses and other current assets	5,966,479	3,469,201

Total current assets	135,637,733	86,955,024

Property and equipment, net	37,147,062	30,213,222
Goodwill	1,904,448	1,904,448
Deferred tax asset-non-current	6,288,032	6,288,032
Other assets, net	309,651	388,099

Total assets	$181,286,926	$125,748,825

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable, non-affiliates	$23,346,210	$16,748,142
Accounts payable, affiliates	52,902,950	24,110,130
Accrued expenses and other liabilities	9,156,191	7,502,546
Bank line of credit	49,056,075	26,919,115
Current portion of obligations under capital leases	363,168	345,424

Total current liabilities	134,824,594	75,625,357

Subordinated convertible note payable - affiliate	5,000,000	5,000,000
Long-term portion of obligations under capital leases	7,272,353	7,552,915

Total liabilities	147,096,947	88,178,272

Commitments and contingencies (see Note 6)

Shareholders’ equity:
Preferred stock, $.10 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 6,250,000 shares authorized; 3,957,290 and 3,950,664 shares issued in fiscal years 2007 and 2006, respectively	39,573	39,507
Additional paid-in capital	79,105,950	79,069,780
Accumulated deficit	(36,378,600)	(32,961,790)
Treasury stock, at cost, 898,249 shares	(8,576,944)	(8,576,944)

Total shareholders’ equity	34,189,979	37,570,553

Total liabilities and shareholders' equity	$181,286,926	$125,748,825

See accompanying notes to condensed consolidated financial statements.

E COM VENTURES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty Nine Weeks Ended	Thirty Nine Weeks Ended
	November 3, 2007	October 28, 2006	November 3, 2007	October 28, 2006
Net sales to:
Unrelated customers	$50,685,925	$47,988,815	$145,166,061	$139,062,847
Related parties	19,198,278	5,915,199	46,247,258	10,960,418

	69,884,203	53,904,014	191,413,319	150,023,265
Cost of goods sold to:
Unrelated customers	27,214,104	26,564,268	78,085,270	76,789,967
Related parties	18,340,779	5,504,314	43,680,519	10,229,421

	45,554,883	32,068,582	121,765,789	87,019,388

Gross profit	24,329,320	21,835,432	69,647,530	63,003,877

Operating expenses:
Selling, general and administrative	23,350,675	21,078,668	67,265,245	60,516,097
Depreciation and amortization	1,468,029	1,224,602	4,190,986	3,531,540

Total operating expenses	24,818,704	22,303,270	71,456,231	64,047,637

Loss from operations	(489,384)	(467,838)	(1,808,701)	(1,043,760)
Interest expense	(1,311,640)	(1,189,503)	(3,701,498)	(3,284,806)

Loss before income taxes	(1,801,024)	(1,657,341)	(5,510,199)	(4,328,566)
Income tax benefit	684,389	319,067	2,093,389	1,099,067

Net loss	$(1,116,635)	$(1,338,274)	$(3,416,810)	$(3,229,499)

Net loss per common share:
Basic	$(0.37)	$(0.45)	$(1.12)	$(1.08)

Diluted	$(0.37)	$(0.45)	$(1.12)	$(1.08)

Weighted average number of common shares outstanding:
Basic	3,059,041	3,001,847	3,058,716	2,984,070

Diluted	3,059,041	3,001,847	3,058,716	2,984,070

See accompanying notes to condensed consolidated financial statements.

E COM VENTURES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Thirty Nine Weeks Ended	Thirty Nine Weeks Ended
	November 3, 2007	October 28, 2006
Cash flows from operating activities:
Net loss	$(3,416,810)	$(3,229,499)
Adjustments to reconcile net loss to net cash used in operating activities:
Addition to deferred tax assets	(2,093,389)	(1,226,905)
Provision for impairment of assets and store closing	241,582	64,737
Depreciation and amortization	4,190,986	3,531,540
Change in operating assets and liabilities:
Trade receivables	(541,511)	(280,061)
Inventories	(43,370,483)	(26,321,023)
Prepaid expenses and other assets	(2,419,339)	318,840
Accounts payable, non-affiliates	5,556,289	9,745,573
Accounts payable, affiliates	28,792,820	4,708,034
Accrued expenses and other liabilities	1,653,645	(335,375)

Net cash used in operating activities	(11,406,210)	(13,024,139)

Cash flows from investing activities:
Additions to property and equipment	(10,324,121)	(6,642,084)

Net cash used in investing activities	(10,324,121)	(6,642,084)

Cash flows from financing activities:
Net borrowings under bank line of credit	22,136,960	19,508,643
Principal payments under capital lease obligations	(262,818)	(241,388)
Proceeds from exercise of stock options	36,237	616,896

Net cash provided by financing activities	21,910,379	19,884,151

Increase in cash and cash equivalents	180,048	217,928
Cash and cash equivalents at beginning of period	1,282,546	1,260,444

Cash and cash equivalents at end of period	$1,462,594	$1,478,372

See accompanying notes to condensed consolidated financial statements. Supplemental Information:
Cash paid during the period for interest	$3,574,336	$3,205,140

E COM VENTURES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - OPERATIONS AND BASIS OF PRESENTATION

E Com Ventures, Inc., a Florida corporation (“ECOMV” or the “Company”), performs all of its operations through two wholly-owned subsidiaries, Perfumania, Inc. (“Perfumania”), a Florida corporation, which is a specialty retailer and wholesaler of fragrances and related products, and perfumania.com, Inc., (“perfumania.com”), a Florida corporation, which is an Internet retailer of fragrances and other specialty items.

Perfumania is a leading specialty retailer and wholesale distributor of a wide range of brand name and designer fragrances. As of November 3, 2007, Perfumania operated a chain of 292 retail stores specializing in the sale of fragrances and related products at discounted prices up to 75% below the manufacturers' suggested retail prices. Perfumania's wholesale division distributes fragrances and related products primarily to an affiliate. Perfumania.com offers a selection of the Company’s more popular products for sale over the Internet and serves as an alternative shopping experience to the Perfumania retail stores.

The condensed consolidated financial statements include the accounts of ECOMV and subsidiaries (collectively, the “Company”). All intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and note disclosures normally included in annual financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to those rules and regulations. The financial information presented herein, which is not necessarily indicative of results to be expected for the current fiscal year, reflects all adjustments which, in the opinion of management, are necessary for a fair presentation of the interim unaudited condensed consolidated financial statements. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in our Annual Report on Form 10-K, as amended, for the fiscal year ended February 3, 2007.

NOTE 2 - ACCOUNTING FOR SHARE-BASED PAYMENT

The Company has two stock option plans which provide for equity-based awards to its employees and directors (collectively, the “Plans”). Under the Plans, the Company has reserved approximately 1,000,000 shares of common stock, of which approximately 585,000 options have been granted and approximately 145,000 options are outstanding. All stock options have an exercise price that is equal to the fair market value of the Company’s stock on the date the options were granted. The term of the stock option awards is ten years from the date of grant with vesting generally occurring equally over three years from the date of grant. All granted and outstanding options are fully vested as of November 3, 2007 and February 3, 2007.

The following is a summary of the stock option activity during the thirty-nine weeks ended November 3, 2007:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding and exercisable as of February 3, 2007	149,026	$12.39	6.98	$1,648,000

Granted	—	—

Exercised	(4,330)	6.50

Forfeited	—	—

Outstanding and exercisable as of November 3, 2007	144,696	$12.57	6.34	$1,697,233

The aggregate intrinsic value in the table above is the amount before applicable income taxes which would have been received by the optionees based on the Company’s closing stock price as of the last business day of the respective period had all options been exercised on that date. During the thirty-nine weeks ended November 3, 2007, the total intrinsic value of stock options exercised was approximately $139,000.

Effective January 29, 2006, the beginning of the Company’s first fiscal quarter of 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS No. 123R”), as interpreted by the SEC in Staff Accounting Bulletin No. 107 and began recording compensation expense associated with stock options. SFAS No. 123R requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards (with limited exceptions). Prior to the adoption of SFAS No. 123R, the Company accounted for stock-based employee compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”. Accordingly, compensation expense had only been recorded in the consolidated financial statements for any stock options granted below the fair market value of the underlying stock as of the date of grant.

The Company adopted the modified prospective transition method provided for under SFAS No. 123R and accordingly, prior period results were not retroactively adjusted. The modified prospective transition method requires that stock-based compensation expense be recorded for (i) all new stock options granted on or after January 29, 2006 based on the grant date fair value determined under the provisions of SFAS No. 123R and (ii) all unvested stock options granted prior to January 29, 2006 based on the grant date fair value as determined under the provisions of SFAS No. 123. Results for prior periods were not restated, as provided for under the modified prospective transition method.

During the thirty-nine weeks ended November 3, 2007 and October 28, 2006, the Company did not recognize any share based compensation expense in the consolidated financial statements since no stock options were granted nor were there any modifications of outstanding stock options during such periods. In addition, all stock options outstanding as of February 3, 2007 and January 28, 2006 were fully vested.

NOTE 3 - BANK LINE OF CREDIT AND SUBORDINATED CONVERTIBLE NOTE PAYABLE, AFFILIATE

The bank line of credit and subordinated convertible note payable, affiliate consist of the following:

	November 3, 2007	February 3, 2007
Bank line of credit, which is classified as a current liability, interest payable monthly, secured by a pledge of substantially all of Perfumania’s assets	$49,056,075	$26,919,115

Subordinated convertible note payable affiliate - long term	$5,000,000	$5,000,000

Perfumania’s senior secured credit facility provides for borrowings of up to $60 million, depending on the Company’s level of eligible inventories. Advances under the credit facility are based on a formula of eligible inventories and bear interest at a floating rate ranging from (a) prime to prime plus 1.25% or (b) LIBOR plus 2.5% to 3.75% depending on a financial ratio test. As of November 3, 2007, $49.1 million was outstanding under the credit facility and $5.9 million was available to support normal working capital requirements and other general corporate purposes based upon our eligible borrowing base, net of the restrictions concerning minimum undrawn availability discussed below. Advances are secured by a first lien on all assets of Perfumania. The credit facility contains limitations on additional borrowings, capital expenditures and other items, and contains various covenants including a fixed charge coverage ratio, a leverage ratio and capital expenditure limits as defined. In December 2006, the credit facility was amended with an effective date of September 30, 2006, to extend the term for one additional year until May 2008. In June 2007, the covenant concerning the limitation on capital expenditures was modified retroactive to April 30, 2007. In addition, the minimum undrawn availability requirement, as defined, was modified so that Perfumania is required to maintain at all times, a minimum undrawn availability of not less than $5,000,000, and shall maintain a monthly average undrawn availability, as defined, of not less than $7,500,000. Perfumania was in compliance with all covenant requirements as of November 3, 2007. Management does not anticipate any difficulty in refinancing the credit facility with the existing lender or obtaining a new facility with an alternate lender prior to the expiration of the existing facility’s term in May 2008.

In the fourth quarter of fiscal year 2004, the Company issued a Subordinated Convertible Note (the “Note”) in exchange for a $5,000,000 subordinated secured demand loan made to the Company in the first quarter of fiscal year 2004 by Glenn and Stephen Nussdorf (the “Nussdorfs”). The initial maturity of the Note was January 2007; however the Note was modified in April 2006 to extend the due date to January 2009. The Note bears interest at the prime rate plus 1%, requires quarterly interest payments and is secured by a security interest in the Company’s assets pursuant to a Security Agreement, by and among the Company and the Nussdorfs. There are no prepayment penalties and the Note is subordinate to all bank related indebtedness. The Note allows the Nussdorfs to convert the Note into shares of the Company’s common stock at a conversion price of $11.25, which was equivalent to the closing market price of the Company’s common stock on the date of the exchange. See Note 7 for discussion of transactions between the Company and Model Reorg, Inc. (“Model”).

NOTE 4 - ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES

The Company adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109,” (“FIN 48”) effective February 4, 2007. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

As a result of the implementation of FIN 48, the Company did not recognize a liability for unrecognized tax benefits or reverse any accruals for uncertain tax positions previously recorded, and accordingly, was not required to record any cumulative effect adjustment to beginning of year retained earnings. As of both the date of adoption and November 3, 2007, there was no material liability for income tax associated with unrecognized tax benefits.

The Company accrues interest related to unrecognized tax benefits as well as any related penalties in operating expenses in its condensed consolidated statements of operations, which is consistent with the recognition of these items in prior reporting periods. As of the date of adoption, the Company was not required to have an accrual for the payment of interest and penalties. No accrual for interest and penalties related to uncertain tax positions was required during the thirty-nine weeks ended November 3, 2007.

The Company operates stores throughout the United States and Puerto Rico, and as a result, files income tax returns in the United States federal jurisdiction and various state and foreign jurisdictions. In the normal course of business, the Company is subject to examination by taxing authorities. The statute of limitations for examinations by the Internal Revenue Service has expired for years ending before January 31, 2004.

State and foreign income tax returns are generally subject to examination for a period of three to five years after filing of the respective return. The state impact of any federal changes remains subject to examination by various states for a period of up to one year after formal notification to the states. The Company is not currently under examination in any state or foreign jurisdictions.

The Company does not anticipate any material adjustments relating to unrecognized tax benefits within the next twelve months, however the ultimate outcome of tax matters is uncertain and unforeseen results can occur.

NOTE 5 - BASIC AND DILUTED LOSS PER COMMON SHARE

Basic loss per common share has been computed by dividing net loss by the weighted average number of common shares outstanding during the period. For all periods presented in the accompanying condensed consolidated statements of operations, incremental shares attributed to outstanding stock options and convertible notes were not included because the results would be anti-dilutive.

NOTE 6 - CONTINGENCIES

The Company is involved in various legal proceedings in the ordinary course of business. Management cannot presently predict the outcome of these matters, although management believes that the ultimate resolution of these matters will not have a materially adverse effect on the Company's financial position, operations or cash flows.

NOTE 7 - RELATED PARTY TRANSACTIONS

Sales To and Purchases From Affiliated Companies

As of November 3, 2007, the Nussdorfs owned approximately 36% of the Company’s outstanding common stock and they are officers and shareholders of Model and its affiliate Quality King Distributors, Inc. (“Quality King”) and their subsidiaries, including Quality King Fragrances. Model is a diversified wholesale and retail fragrance company and Quality King distributes pharmaceuticals and health and beauty care products. The Company’s President and Chief Executive Officer, Michael W. Katz, is an executive of Model and Quality King. Stephen Nussdorf is the Chairman of the Company’s Board of Directors.

The Company sold approximately $19.2 million and $5.9 million of wholesale merchandise to Model and its subsidiaries in the thirteen weeks ended November 3, 2007 and October 28, 2006, respectively. For the first thirty-nine weeks of fiscal 2007 and 2006, sales of wholesale merchandise to Model and its subsidiaries were approximately $46.2 million and $11.0 million, respectively. See further discussion at Item 2 - Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations in this form 10-Q regarding significant increases in wholesale sales volume. For all periods presented, substantially all of the Company’s wholesale sales were to Model and its subsidiaries. The wholesale sales to Model and its subsidiaries result from the Company’s supplier relationships and its ability to obtain certain merchandise at better prices and in greater quantities than Model and its subsidiaries are able to achieve. These wholesale sales are included in net sales-related parties on the accompanying condensed consolidated statements of operations. There were no accounts receivable due from Model and its subsidiaries as of November 3, 2007 and February 3, 2007, respectively.

Purchases of product from Parlux Fragrances, Inc. (“Parlux”), a manufacturer and distributor of prestige fragrances and beauty products, and Model and its subsidiaries aggregated approximately $33.9 million and $19.2 million for the thirteen weeks ended November 3, 2007 and October 28, 2007, representing approximately 56% and 39% of the Company’s total inventory purchases, respectively. For the first thirty-nine weeks of fiscal 2007 and 2006, purchases of product from these related parties were $67.0 million and $41.0 million representing approximately 41% and 37% of the Company’s total inventory purchases, respectively. The amounts due to Parlux at November 3, 2007 and February 3, 2007 were approximately $23.4 million and $7.2 million, respectively. The amounts due to Model and its subsidiaries at November 3, 2007 and February 3, 2007 were approximately $29.5 million and $16.9 million, respectively. These amounts are non-interest bearing and are included in accounts payable, affiliates in the accompanying condensed consolidated balance sheets. In October 2007, Model acquired two entities from which the Company has purchased product. The Company’s purchases from these two entities in fiscal year 2007 and the balance due to these entities at November 3, 2007 are included in the above related party disclosures. Purchases from related parties are generally payable in 90 days, however, due to the seasonality of the Company’s business, these terms are generally extended. Related party accounts are historically brought closer to terms at the end of the holiday season, however, we are dependent upon these extended terms for much of our liquidity during the year.

Glenn Nussdorf (“Mr. Nussdorf”) has filed beneficial ownership forms with the SEC indicating that he has acquired approximately 12% of Parlux’s common stock outstanding. In February 2007, Mr. Nussdorf reached an agreement with Parlux which called for equal representation in Parlux’s Board of Directors by the then current independent directors and Mr. Nussdorf’s nominees. Accordingly, Mr. Nussdorf’s three nominees were appointed to the Parlux Board, and one of the these nominees currently serves as Parlux’s Chief Executive Officer.

Merger Agreement with Model and Other Arrangements

As reported in our form 8-K filed with the SEC on December 21, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Model on December 21, 2007. Pursuant to the terms of the Merger Agreement, Model will be merged into a newly formed wholly-owned subsidiary of the Company in exchange for the issuance of 5,900,000 shares of the Company’s common stock and warrants to acquire an additional 1,500,000 shares of the Company’s common stock at an exercise price of $23.94. The warrants will have a 10-year term, will not be exercisable for the first three years and will not be transferable, with limited exceptions.

The definitive Merger Agreement was reached after extensive negotiations between Model and a special committee comprised of the independent Board members of the Company, which retained independent counsel and financial advisors. The special committee received an opinion from Financo, Inc. that, as of the date of the Merger Agreement and subject to various assumptions and qualifications set forth therein, the consideration to be paid by the Company in the merger is fair to the shareholders of the Company (other than shareholders of the Company who own or whose affiliates own securities of Model) from a financial point of view.

The Merger Agreement also requires Model to refinance debt owed by Model to an affiliate of Model. The refinancing is to be through a $50 million three-year term loan from the affiliate and, if needed, a transfer of inventory from Model to the affiliate to pay any remaining balance. The new affiliate loan will be subordinated to the new secured credit facility described below.

The consummation of the Merger Agreement is subject to certain conditions, including approval by the holders of a majority of the issued and outstanding shares of the Company, expiration of the anti-trust waiting period under the Hart Scott Rodino Act, approval by NASDAQ of the listing of the shares to be issued, and the availability of a new $280 million secured credit facility to replace the Company’s and Model’s existing third party credit facilities.

Following the merger, the Nussdorfs, who currently own approximately 36% of the Company’s outstanding common stock, would own approximately 71% of the Company’s outstanding common stock. Giving effect to the conversion of the $5 million subordinated convertible note currently held by them and the exercise of the warrants to be issued to them in the transaction, but not assuming the exercise of any outstanding options held by the Company’s officers and directors, the Nussdorfs would own approximately 75% of the Company’s common stock.

On August 2, 2007, the Company entered into an Information Technology Services Agreement (the “Services Agreement”) with Model and its subsidiaries, whereby among other services, the Company will manage and monitor the IT systems of Model in exchange for a monthly service fee of $25,000. The Services Agreement terminates 30 days after the effective date of the merger offer discussed above, or if such merger offer is not consummated on or before December 31, 2008, either party may terminate 30 days after providing written notice of termination. During the thirteen and thirty-nine weeks ended November 3, 2007, the Company recorded income of $75,000 related to this Services Agreement.

NOTE 8 - SEGMENT INFORMATION

Segment information is prepared on the same basis that the Company’s management reviews financial information. The Company operates in two reportable industry segments, specialty retail sales and wholesale distribution of fragrances and related products. Retail sales include sales through our internet site, perfumania.com. Substantially all wholesale sales are to Model and its subsidiaries. The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 2 of the Notes to our Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K. All of the Company’s assets relate to and are owned by the Company’s retail segment and the Company does not allocate operating and other expenses to its segments. Accordingly, a reconciliation of segment assets to total assets is not presented. During the thirty-nine weeks ended November 3, 2007 and October 28, 2006, there were no intersegment revenues. Financial information for these segments is summarized in the following table.

	Thirteen Weeks Ended November 3, 2007	Thirteen Weeks Ended October 28, 2006	Thirty Nine Weeks Ended November 3, 2007	Thirty Nine Weeks Ended October 28, 2006
Net sales:
Retail	$50,649,856	$47,953,788	$145,121,235	$139,027,820
Wholesale	19,234,347	5,950,226	46,292,084	10,995,445

	$69,884,203	$53,904,014	$191,413,319	$150,023,265

Gross profit:
Retail	$23,466,913	$21,416,807	$67,074,631	$62,266,404
Wholesale	862,407	418,625	2,572,899	737,473

	$24,329,320	$21,835,432	$69,647,530	$63,003,877

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, the goodwill acquired, and any noncontrolling interest in the acquiree. This statement also establishes disclosure requirements to enable the evaluation of the nature and financial effect of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. We are in the process of evaluating the effect that the adoption of SFAS 141(R) will have on our results of operations, financial position, and cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” (“SFAS 160”). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. We are in the process of evaluating the effect that the adoption of SFAS 160 will have on our results of operations, financial position, and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 will permit entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 will be effective for the first interim period beginning in fiscal 2008. We are in the process of evaluating the impact that the adoption of SFAS 159 will have on our results of operations, financial position and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. SFAS 157 is effective for the first interim period beginning in fiscal 2008. We are in the process of evaluating the impact that the adoption of SFAS 157 will have on our results of operations, financial position and cash flows.

NOTE 10 - SUBSEQUENT EVENT

On December 21, 2007, the Company entered into an Agreement and Plan of Merger with Model. See further discussion at note 7 in this form 10-Q.

Independent Auditors’ Report

Model Reorg, Inc. and Subsidiaries

Bellport, New York

We have audited the accompanying consolidated balance sheets of Model Reorg, Inc. and Subsidiaries as of October 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended October 31, 2007, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Model Reorg, Inc. and Subsidiaries as of October 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended October 31, 2007, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company has restated its 2006 and 2005 consolidated financial statements.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
February 12, 2008

Model Reorg, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars In Thousands)

October 31,	2007	2006
		(Restated)
Assets
Current
Cash	$2,988	$2,737
Accounts receivable - net of allowances of $269 and $275	56,960	47,538
Receivables from an affiliate	25,484	16,917
Inventories, net	218,206	209,934
Advances to suppliers for future purchases	1,132	2,133
Prepaids and other	7,554	9,167

Total current assets	312,324	288,426
Property and equipment, at cost, less accumulated depreciation	2,496	2,594
Goodwill	20,434	9,392
Other assets, net	9,734	6,432

	$344,988	$306,844

Liabilities and Stockholders’ Equity
Current
Accounts payable - non affiliates	$30,882	$33,303
Accounts payable - affiliates	2,152	—
Accrued expenses	9,359	7,071
Accrued income taxes	—	2,169
Other current liabilities	2,548	1,903
Current maturities of long-term debt	209	3,242

Total current liabilities	45,150	47,688
Long-term debt and other	138,914	124,274
Notes payable - former stockholder	—	158
Payable to affiliate	76,313	73,089

Total liabilities	260,377	245,209

Commitments and Contingencies (Note 10)
Stockholders’ equity
Common stock, no par value - 200 shares authorized - 111 and 100 shares issued at October 31, 2007 and 2006, respectively	1	1
Additional paid-in capital	13,905	2,179
Retained earnings	72,180	60,930
Treasury stock - 8 shares at cost	(1,475)	(1,475)

Total stockholders’ equity	84,611	61,635

	$344,988	$306,844

See accompanying independent auditors’ report and notes to consolidated financial statements

Model Reorg, Inc. and Subsidiaries

Consolidated Statements of Income

(In Thousands)

Year ended October 31,	2007	2006	2005
		(Restated)	(Restated)
Net sales, unaffiliated	$302,530	$306,089	$278,619
Net sales, affiliated	25,182	32,272	38,288

Total net sales	327,712	338,361	316,907
Cost of goods sold	237,203	245,324	235,447

Gross profit	90,509	93,037	81,460
Selling, warehouse, delivery and administrative expenses	61,524	59,269	57,158
(Recovery) provision on vendor advances	(2,367)	2,367	—

Income from operations	31,352	31,401	24,302
Interest expense	12,749	14,506	11,179

Income before income taxes	18,603	16,895	13,123
Income taxes	7,353	6,854	5,121

Net income	$11,250	$10,041	$8,002

See accompanying independent auditors’ report and notes to consolidated financial statements

Model Reorg, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(In Thousands)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Total Stockholders’ Equity
			(Restated)		(Restated)
Balance, November 1, 2004	$1	$2,179	$42,887	$(1,475)	$43,592
Net income	—	—	8,002	—	8,002

Balance, October 31, 2005	1	2,179	50,889	(1,475)	51,594
Net income	—	—	10,041	—	10,041

Balance, October 31, 2006	1	2,179	60,930	(1,475)	61,635
Net income	—	—	11,250	—	11,250
Acquisition of Jacavi	—	10,800	—	—	10,800
Stockholder contribution	—	926	—	—	926

Balance, October 31, 2007	$1	$13,905	$72,180	$(1,475)	$84,611

See accompanying independent auditors’ report and notes to consolidated financial statements

Model Reorg, Inc. and Subsidiaries

Consolidated Statements of Cash Flow

(In Thousands)

Year Ended October 31,	2007	2006	2005
		(Restated)	(Restated)
Cash flows from operating activities:
Net income	$11,250	$10,041	$8,002

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Deferred tax expense (benefit)	2,615	20	(75)
(Recovery) provision on vendor advances	(2,367)	2,367	—
Depreciation and amortization	1,411	1,721	2,469
Provision for losses on accounts receivable	40	77	177
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(9,462)	(1,591)	11,245
Receivables from affiliate	(8,567)	3,697	(9,211)
Inventories	(8,272)	10,557	(7,118)
Advances to suppliers for future purchases	3,368	1,035	670
Prepaids and other	(3,672)	(2,067)	189
Increase (decrease) in:
Accounts payable, non affiliates	(2,421)	9,584	(31,637)
Accounts payable, affiliates	2,152	—	—
Accrued expenses and other liabilities	764	2,696	3,051

Total adjustments	(24,411)	28,096	(30,240)

Net cash (used in) provided by operating activities	(13,161)	38,137	(22,238)

Cash flows from investing activities:
Purchase of property and equipment	(505)	(2,023)	(484)
Acquisition of Northern Group, Inc.	—	(242)	(627)
Acquisition of Jacavi, LLC	(242)	—	—
Other investing activities	(514)	(1,248)	(933)

Net cash used in investing activities	(1,261)	(3,513)	(2,044)

Cash flows from financing activities:
Increase (decrease) in revolving credit borrowings	15,459	(21,200)	31,023
Proceeds from (repayment) of affiliated note payable	3,224	(10,643)	(727)
Payment of long-term debt and other	(3,852)	(2,284)	(3,838)
Payment of notes payable - former stockholder	(158)	(281)	(432)

Net cash provided by (used in) financing activities	14,673	(34,408)	26,026

Net increase in cash	251	216	1,744
Cash, beginning of year	2,737	2,521	777

Cash, end of year	$2,988	$2,737	$2,521

See accompanying independent auditors’ report and notes to consolidated financial statements

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

1. Summary of Accounting Policies	(a) Basis of Presentation

The consolidated financial statements of Model Reorg, Inc. include the following wholly owned subsidiaries: Five Star Fragrance Co. Inc., Quality King Fragrance, Inc., Scents of Worth, Inc. and Jacavi, LLC (collectively the “Company”). The Company is an affiliate of Quality King Distributors, Inc. (“QKD”) and E Com Ventures, Inc. (“E Com”) through common ownership.

Effective October 2004, Model Reorg. acquired all of the stock of Northern Group, Inc., (“Northern”), a fragrance distributor, for a total purchase price of $11,998 in a business combination accounted for as a purchase. The results of operations of Northern are included in the accompanying consolidated financial statements as of the date of acquisition. Based on the fair values of the assets acquired and liabilities assumed, the Company recorded goodwill of $9,392.

On October 5, 2007, the Company acquired all the stock of Jacavi, LLC (“Jacavi”) a fragrance distributor, in exchange for shares of Model Reorg, common stock which was valued at $10,800. The acquisition was accounted for as a purchase and the results of operations of Jacavi are included in the accompanying consolidated financial statements since the date of acquisition. In connection with the acquisition, the Company obtained a valuation of Jacavi from an independent company. Based on the fair value of the assets acquired and liabilities assumed, and the purchase consideration associated with the acquisition, the Company recorded goodwill of $11,042, including $242 of acquisition costs.

All significant intercompany balances and transactions have been eliminated.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

(b) Restatements of Previously Issued Consolidated Financial Statements

During 2007, the Company identified incorrectly reported amounts related to inventory reserves, deferred revenue (included in accrued expenses) and federal and state income taxes. As of November 1, 2004, retained earnings was restated by $5,071 relating to amounts that were previously reported. The following is a summary of the effects of the restatements on the 2006 and 2005 financial statements.

	2006 As Reported	2006 Restated	2005 As Reported	2005 Restated

Net Income	$9,744	$10,041	$7,626	$8,002
Total Assets	$304,341	$306,844	$318,719	$318,931
Total Liabilities	$248,450	$245,209	$272,572	$267,337
Retained Earnings	$55,184	$60,930	$45,440	$50,889

(c) Reclassifications

Certain fiscal 2006 and 2005 amounts in the accompanying consolidated financial statements have been reclassified to conform to the fiscal 2007 presentation.

(d) Organization and Business

The Company is primarily a promotional wholesale distributor of fragrances. Customers include traditional wholesalers, chain stores, mass merchandisers and retail wholesale clubs throughout the United States. In addition, the Company has an arrangement with approximately 3,000 store locations with major retailers and sells designer fragrances on consignment. The Company also manufactures fragrances, which it owns or licenses from others.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

(e) Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

In fiscal 2006, the Company recorded an estimated provision for losses of $2,367 on advances. The advances that were reserved related to the entities involved in the Jacavi acquisition. When the acquisition of Jacavi was certain in 2007, the estimated provision was reversed.

(f) Inventories

Inventories are valued at the lower of cost or market and are costed using the weighted average method, which approximates first-in, first-out (FIFO). Inventory reserves are based on the net realizable value of the inventory and are determined based on historical sales, aging of inventories and estimated marketability.

(g) Property and Equipment, and Depreciation

Depreciation is computed by the straight-line and accelerated methods over the estimated useful lives of the assets ranging primarily from three to seven years.

(h) Leased Property Under Capital Leases

Property under capital leases is amortized over the lives of the respective leases or useful lives of the assets, whichever is shorter, ranging from five to ten years.

(i) Goodwill

Goodwill and certain indefinite-lived intangibles are not amortized, and are tested for impairment, at least annually.

There is a two-step process for impairment testing of goodwill. The first step of this test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. The second step (if necessary) measures the amount of the impairment. Based on the management’s impairment review, there was no impairment identified in the recorded goodwill.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

(j) Income Taxes

Model Reorg. and subsidiaries are C corporations and provisions have been made for income tax expense at statutory rates.

The Company follows the liability method of accounting for income taxes. The primary objectives of accounting for income taxes are to recognize the amount of tax payable for the current year and recognize the amount of deferred tax asset or liability for the future tax consequences of events that have been reflected in the Company’s financial statements or tax returns.

(k) Revenue Recognition

Sales are recognized when title passes which occurs either upon shipment of products, delivery of products, or sale to the ultimate customers from consignment inventories. Allowances for estimated returns, rebate incentives and pricing adjustments are provided when sales are recognized and are recorded as either a reduction of sales or as selling expenses. Accruals and allowances are estimated based on available information including third party data.

(l) Concentrations of Credit Risk

The Company is potentially subject to a concentration of credit risk with respect to its trade receivables, the majority of which are due from retailers and wholesale distributors. Credit risks also relate to the seasonal nature of the business. The Company’s sales are concentrated in November and December for the holiday season. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains allowances to cover potential or anticipated losses for uncollectible accounts. The Company maintains credit insurance on certain receivables, which minimizes the financial impact of uncollectible accounts.

(m) Long-Lived Assets

The Company periodically reviews long-lived assets for impairment whenever changes in the circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company considers cash flow, management’s strategic plans, significant decreases in the market value of the asset and other available information in assessing whether the carrying value of the assets can be recovered. No impairment losses have been recognized through October 31, 2007.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

(n) New Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized under SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters such as derecognition, interest and penalties, and disclosure. The effective date of FIN 48 for non-public enterprises is for annual periods beginning after December 15, 2007. The Company has begun evaluating the financial impact of applying the provisions of FIN 48 to all tax positions and it does not believe there will be a material financial impact upon the initial adoption of FIN 48.

2. Inventories	Inventories, which are primarily comprised of finished products, are shown net of reserves for obsolescence and market write downs. Reserves at October 31, 2007 and 2006 were $2,968 and $5,826, respectively.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

3. Related Party Transactions

(a)    The Company receives services from QKD pursuant to a service agreement. The agreement with QKD provides for the allocation of expenses, which are calculated based on various assumptions and methods. The methods employed utilize various allocation bases including the number of transactions processed, estimated delivery miles, warehouse square footage, payroll dollars and sales and inventory ratios. The following table summarizes the expenses, which were allocated to the Company.

Year ended October 31,
	2007		2006		2005
	Total	Allocated	Total	Allocated	Total	Allocated
Warehouse and delivery	$19,953	$1,206	$17,074	$1,888	$17,280	$2,241
Selling and administrative	41,571	2,884	42,195	3,504	39,878	2,513
Interest expense	12,749	8,031	14,506	7,800	11,179	5,523

	$74,273	$12,121	$73,775	$13,192	$68,337	$10,277

Allocated interest expense represents interest expense on the Company’s revolving credit borrowings (see Note 7) and is allocated at the same effective rate as in the QKD credit agreement.

The Company believes that the allocated expenses are reasonable and approximate those expenses that would have been incurred had the Company not operated under a service agreement.

(b)    On August 2, 2007 the Company entered into a service agreement with E Com whereby E Com provides IT Management Support services for all of the Company’s computer systems at a rate of $25 per month, plus out of pocket expenses. This agreement will terminate at consummation of the Company’s merger with E Com or January 29, 2009, if the merger has not been finalized.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

(c)    The Company had sales and purchase transactions with E Com as follows: for the years ended October 31, 2007, 2006 and 2005 the sales were $25,182, $32,272 and $38,288, respectively, and purchases were $49,188, $17,276 and $17,468, respectively. The Company had a receivable balance from this affiliate of $25,484 and $16,917 at October 31, 2007 and 2006 respectively. The Company had a payable balance to this affiliate of $2,152 at October 31, 2007.

(d) In December 2007, the Company began subletting new office and warehouse space from QKD (see Note 10).

(e) During fiscal 2007, additional paid in capital increased $926 as a result of certain tax benefits relating to the allocation of related party expenses.

(f)     Included in other current liabilities is deferred compensation due to an officer. The Company’s liability is calculated by a formula and totals $1.5 million and $1.2 million for the years ended October 31, 2007 and 2006, respectively.

4. Property and Equipment	Major classes of property and equipment are stated at cost and consist of the following:

October 31,	2007	2006
Buildings and improvements	$433	$432
Machinery and equipment	4,858	6,157
Construction in progress	1,711	1,728
Furniture and fixtures	3,470	3,298

	10,472	11,615
Less accumulated depreciation	(7,976)	(9,021)

	$2,496	$2,594

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

5. Other Assets	Included in other assets is the net book value of trademarks and licenses of Five Star Fragrance, Inc. Net book values of these intangibles were $5,574 and $6,384 at October 31, 2007 and 2006, respectively. Estimated amortization expense for each of the five succeeding fiscal years is $809 for years 2008 and 2009, $452 for year 2010, and $381 for years 2011 and 2012. Based on management’s impairment review, there was no impairment identified related to these assets.

6. Payable to affiliate	The Company has a long-term note payable to QKD. This note supplements the Company’s borrowings under the Credit Facility, see note 7(a). The Company is charged interest by QKD based on the monthly blended borrowing rates, which are based on the LIBOR and Prime rates. Interest rates on the note for the years ended 2007, 2006, and 2005 averaged 7.6%, 7.4%, and 5.8%, respectively. Interest expense charged to operations relating to the note payable was $4,571, $6,474 and $5,032 for the years ending October 31 2007, 2006 and 2005, respectively. The note is classified as long-term as QKD will not require payment of the loan within one year. (see Note 7).

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

7. Long-term Debt and other	Long-term debt and other consists of the following:

October 31,	2007	2006
Revolving credit borrowings (a)	$138,278	$122,819
Notes payable to the former stockholders of Northern Group, Inc.	—	2,999
Capital lease obligations	114	199
Other	731	1,499

	139,123	$127,516
Less current maturities	209	3,242

	$138,914	$124,274

(a)    At October 31, 2007, the Company along with QKD, was party to of a $500,000 revolving line of credit with a syndicate of lenders (the “Credit Agreement”), which expires on April 30, 2010. The Credit Agreement provides for borrowings based on eligible accounts receivable and inventories and is secured by the Company’s accounts receivable and inventories. The agreement provides the lenders with certain rights available to a secured lender. The interest rate applicable to borrowings under the Credit Agreement is based on, at QKD’s option, the LIBOR rate or the prime rate. At October 31, 2007, substantially all of the revolving credit borrowings were at LIBOR, the effective rate of which approximated 6.58%. The borrowings under the Credit Agreement are classified as long-term based on the expiration date of the facility.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

In connection with the Credit Agreement, the Company is required to maintain certain financial ratios and comply with certain restrictions. At October 31, 2007, the Company was in compliance with its financial covenants. As of February 1, 2008, the Company was not in compliance with its requirement to file its fiscal 2007 financial statements with the lenders by January 31, 2008. Effective February 8, 2008 the Company received a waiver of non-compliance of this requirement from its lenders.

(b) Long–term debt (exclusive of the revolving credit borrowings) is payable as follows:

Year ending October 31,
2008	$209
2009	199
2010	185
2011	159
2012	93

$845

8. Income Taxes	Provisions for federal, state and local income taxes (benefits) consists of the following:

Year ended October 31,	2007	2006	2005
		(Restated)	(Restated)
Current
Federal	$3,825	$5,440	$4,389
State and local	913	1,394	807

	4,738	6,834	5,196

Deferred:
Federal	2,232	21	(59)
State and local	383	(1)	(16)

	2,615	20	(75)

	$7,353	$6,854	$5,121

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollar In Thousands)

Net deferred income tax asset, which is included in prepaids and other, consists of the following:

October 31,	2007	2006
Current:
Inventory valuation	$1,739	$3,777
Accounts receivable allowances	107	106
Depreciable assets	121	420
Other	561	840

	$2,528	$5,143

Actual income tax expense differs from amounts computed by applying the United States federal income tax rate primarily as a result of state income taxes.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

9. Proforma Statements of Income (unaudited)	The proforma statements of income (unaudited), include the operations of Jacavi for the years ended October 31, 2007, 2006 and 2005.

Year ended October 31,	2007	2006	2005
Net sales, unaffiliated	$313,369	$325,554	$288,650
Net sales, affiliated	36,557	53,790	49,152

Total net sales	349,926	379,344	337,802
Cost of goods sold	255,486	279,183	251,749

Gross Profit	94,440	100,161	86,053
Selling, warehouse, delivery and administrative expenses	63,320	61,134	58,387

Income from operations	31,120	39,027	27,666
Interest expense	13,361	15,540	12,223

Income before income taxes	17,759	23,487	15,443
Income taxes	7,962	8,544	6,049

Net income	$9,797	$14,943	$9,394

The above statements were prepared by combining Jacavi and the Company as if the Company acquired Jacavi as of November 1, 2004. The proforma statements of income reflect (1) removal of the recovery and provision on vendor advances and (2) tax expense/benefit at the Company’s effective tax rate.

Based on the Company’s purchase price allocation, the cost of the acquisition was allocated to the fair value of the net assets acquired as follows:

Accounts receivable and other current assets	$1,566
Inventories	4,990
Goodwill	11,042
Accounts Payable and other liabilities	(1,616)
Payable to Model	(4,940)

Total cost of acquisition	$11,042

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

10. Commitments and Contingencies	(a) Leases

Total rent expense for warehouse space and equipment charged to operations for the years ended October 31, 2007, 2006, and 2005 was approximately $4,195, $2,702, and $2,642 respectively. This includes allocated warehouse rent from QKD.

In January 2008 the Company began subleasing new office and warehouse facility from QKD at a rate of $193 per month at an annual escalation of 3%. This sublease expires December 2027. Aggregate future minimum rental payments under operating leases are payable as follows:

Year ending October 31,
2008	$2,735
2009	3,118
2010	3,138
2011	2,503
2012	2,576
Thereafter	49,996

$64,066

(b) Royalties

The Company is party to six license agreements with unaffiliated licensors. Royalty expense was $2,542, $2,638 and $2,967 for the years ended October 31, 2007, 2006 and 2005, respectively. The aggregate future minimum payments under these licensing agreements at October 31, 2007 are payable as follows:

Year ending October 31,
2008	$2,085
2009	1,975
2010	744
2011	400
2012	400

$5,604

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

(c) Litigation

The Company is a defendant in various lawsuits and claims which are in various stages of discovery and therefore no conclusions can be made by legal counsel as to their outcomes. It is the opinion of management that the outcome of these pending lawsuits and claims will not materially affect the operations or financial condition of the Company.

11. Statements of Cash Flows	Supplemental disclosure of cash flow information:

Year ended October 31,	2007	2006	2005
Cash paid during the year for:
Income taxes	$9,811	$5,556	$5,547
Interest (excludes allocated interest from Affiliate)	$8,548	$8,483	$5,941

Non-cash investing activities:

In connection with the acquisition of Jacavi in 2007, the Company issued 10.9 shares of common stock valued at $10.8 million to acquire Jacavi.

12. Major Customers	For the year ended October 31, 2007 one customer accounted for 15% of net sales. At October 31, 2007 accounts receivable relating to this customer was $11,076. For the years ended October 31, 2006, and 2005, two customers, one being E Com, accounted for 27%, and 32% of net sales, respectively. At October 31, 2006, and 2005 accounts receivable relating to these two customers accounted for 40%, and 42% of accounts receivable, respectively.

13. Major Vendors	For the year ended October 31, 2007, two vendors accounted for 44% of net purchases, E Com being one of these vendors. At October 31, 2007 accounts payable relating to these vendors accounted for 40% of accounts payable. For the years ended October 31, 2006 and 2005, two vendors accounted for 42% and 26% of net purchases, respectively. At October 31, 2006 and 2005, accounts payable relating to these two vendors accounted for 63% and 18% of accounts payable, respectively.

Model Reorg, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars In Thousands)

14. Acquisition	On October 5, 2007, the Company consummated an Agreement and Plan of Merger with Jacavi Holdings, Inc., a vendor of the Company, whereby the Company acquired 100% of the stock of Jacavi. In connection with the merger, the Company issued 10.9 shares of its common stock to the former shareholders of Jacavi. At the date of the acquisition, the operations of Jacavi were merged into Quality King Fragrance, Inc.

15. Subsequent Event	On December 21, 2007, the Company and its stockholders entered into an Agreement and Plan of Merger with E Com Ventures, Inc. whereby the Company will be merged into a newly formed wholly-owned acquisition subsidiary of E Com in exchange for the issuance of 5,900,000 shares of E Com’s common stock and warrants to acquire an additional 1,500,000 common shares of E Com. The acquisition subsidiary will be the surviving entity and for accounting purposes, the Company will be the acquirer. The consummation of the Merger is subject to certain conditions, including shareholder approval, approval by NASDAQ of the listing of shares to be issued, and the availability of a new $280 million secured credit facility to replace the Company’s and E Com’s existing third party credit facilities.

MODEL REORG, INC. SUPPLEMENTARY FINANCIAL INFORMATION

QUARTERLY FINANCIAL DATA (unaudited)

The following tables set forth the summarized unaudited quarterly results for fiscal years 2007 and 2006.

($ in thousands)
2007 QUARTER	January 31, 2007	April 30, 2007	July 31, 2007	October 31, 2007
Net Sales	$102,481	$64,851	$67,553	$92,827
Gross profit	$27,190	$20,745	$19,480	$23,094
Net income	$3,760	$3,140	$1,656	$2,694

2006 QUARTER	January 31, 2006	April 30, 2006	July 31, 2006	October 31, 2006
Net Sales	$107,201	$63,016	$67,520	$100,624
Gross profit	$29,248	$15,838	$18,962	$28,989
Net income (loss)	$4,632	$(430)	$1,199	$4,640

Annex I

AGREEMENT AND PLAN OF MERGER

among

Model Reorg, Inc.,

the stockholders of Model Reorg, Inc.,

E Com Ventures, Inc.

and

Model Reorg Acquisition LLC

Dated as of December 21, 2007

Proxy Statement Exhibit

Notice about Representations and Warranties Herein

This Agreement is included as an exhibit to E Com Ventures, Inc.’s Proxy Statement to provide information about the terms of the contractual arrangement between the parties with respect to the Merger described herein, but its filing is not intended to provide factual information about the parties to any other person. The representations and warranties contained in this Agreement were made only for purposes of this Agreement and as of specific dates, were solely for the benefit of the parties hereto, and are subject to limitations agreed to between the contracting parties, including that they are qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to disclosures to investors. They should be viewed by investors in this context.

ARTICLE 1 PRELIMINARY ACTIONS		2

1.1	Preliminary Actions	2

1.2	Proxy Statement	3

ARTICLE 2 THE MERGER		3

2.1	The Merger	3

2.2	Closing	3

2.3	Effective Time	4

2.4	Effects of the Merger	4

2.5	Certificate of Formation and Limited Liability Company Agreement of the Surviving Entity	4

2.6	Managers and Officers of the Surviving Entity	4

2.7	Conversion of Securities	4

2.8	Status of Certificates	5

2.9	Escrow Fund	5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF E COM		6

3.1	Organization	6

3.2	Capitalization	7

3.3	Authority	7

3.4	Opinion of Financial Advisor	8

3.5	Finders or Brokers	9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF MODEL		9

4.1	Organization	9

4.2	Capitalization	9

-i-

4.3	Authority	10

4.4	Consents and Approvals; No Violations	10

4.5	Undisclosed Liabilities, Etc	11

4.6	Absence of Certain Changes or Events	12

4.7	Legal Proceedings	14

4.8	Compliance with Applicable Law; Permits	14

4.9	Tax Matters	15

4.10	Employee Benefits	16

4.11	Labor Matters	18

4.12	Environmental Matters	19

4.13	Insurance	21

4.14	Finder or Brokers	21

4.15	Contracts	21

4.16	Owned Real and Personal Property; Encumbrances	23

4.17	Leased Real and Personal Property	23

4.18	Intellectual Property	24

4.19	Corporate Documents; Books and Records	25

4.20	Bank Accounts	26

4.21	Related Person Transactions	26

4.22	Disclosure	26

ARTICLE 5 ADDITIONAL COVENANTS AND AGREEMENTS		26

5.1	Conduct of Business	26

5.2	Reasonable Best Efforts	27

5.3	Other Offers; Fiduciary Obligations	27

-ii-

5.4	Public Announcements	28

5.5	Access	29

5.6	Notification of Certain Matters	29

5.7	Director and Officer Indemnification	29

5.8	Delivery of Financial Information	30

5.9	Subsequent Transactions with Model Shareholders	30

5.10	Tax Matters	30

5.11	Voting E Com Common Stock	32

5.12	Filing of Listing Application and Blue Sky Forms	32

ARTICLE 6 – CONDITIONS TO THE MERGER		32

6.1	Conditions to Each Party’s Obligation to Effect the Merger	32

6.2	Conditions to Model’s Obligations to Effect the Merger	33

6.3	Conditions to E Com’s and Acquisition Sub’s Obligations to Effect the Merger	34

ARTICLE 7 TERMINATION		35

7.1	Termination	35

7.2	Effect of Termination	37

ARTICLE 8 INDEMNIFICATION		37

8.1	Obligation to Indemnify	37

8.2	Indemnification Notice Procedures	38

8.3	Third-Party Claims	39

8.4	Payment of Claims	42

8.5	Shareholder Representative	42

-iii-

ARTICLE 9 MISCELLANEOUS		43

9.1	No Survival of Representations and Warranties, etc.	43

9.2	Amendment or Supplement	43

9.3	Extension of Time, Waiver, Etc.	43

9.4	Assignment; Binding Effect	44

9.5	Counterparts; Effectiveness	44

9.6	Entire Agreement; No Third-Party Beneficiaries	44

9.7	Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial	44

9.8	Notices	45

9.9	Severability	47

9.10	Headings	47

9.11	Definitions, Construction	47

9.12	Arbitration	50

9.13	Model Shareholders’ Consent	3

-iv-

LIST OF SCHEDULES

Schedule 2.7	Allocation of Merger Consideration and Escrow Shares

LIST OF EXHIBITS

Exhibit A	Form of Common Stock Purchase Warrant

Exhibit B	Registration Rights Agreement

Exhibit C	Terms of Affiliate Debt

-v-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of December 21, 2007 (this “Agreement”), is by and among Model Reorg, Inc., a New York corporation (“Model”), the stockholders of Model set forth on Schedule 2.7 (the “Model Shareholders”), E Com Ventures, Inc., a Florida corporation (“E Com”), and Model Reorg Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of E Com (“Acquisition Sub”). Certain terms used in this Agreement are used as defined in Section 9.11.

Recitals

Each of the respective Boards of Directors of E Com and Model deems it advisable that Acquisition Sub acquire Model on the terms and subject to the conditions provided for in this Agreement;

In furtherance thereof, it is proposed that such acquisition be accomplished by the merger of Model with and into Acquisition Sub, with Acquisition Sub being the surviving entity, in accordance with the Business Corporation Law of the State of New York (the “BCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), pursuant to which all of the shares of common stock, no par value, of Model (the “Model Common Stock”) issued and outstanding will be converted into the right to receive an aggregate of 5,900,000 shares of common stock, $.01 par value of E Com (the “E Com Common Stock”) and Common Stock Warrants Purchase Warrants to acquire 1,500,000 shares of E Com Common Stock in the form of Exhibit A attached hereto (the “Warrants” and, together with such shares of E Com Common Stock, the “Merger Consideration”), on the terms and subject to the conditions provided for in this Agreement, and such surviving entity will be a wholly-owned subsidiary of E Com (the “Merger”); and

The respective Boards of Directors of E Com and Model have adopted, the sole member of Acquisition Sub has approved and the shareholders of Model have each approved this Agreement and the Merger.

Agreements

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, E Com, Acquisition Sub and Model hereby agree as follows:

ARTICLE 1 - PRELIMINARY ACTIONS

1.1 Preliminary Actions. As soon as practicable following the date hereof, E Com, acting through its Board of Directors, shall, in accordance with all applicable laws, statutes, ordinances, codes, rules, regulations, decrees and orders of any Governmental Entity (collectively, “Laws”) and its current certificate of incorporation and by-laws:

(a) duly call, give notice of, convene and hold an annual or special meeting of E Com’s shareholders (the “Shareholders Meeting”) for the purposes of obtaining the affirmative vote of E Com’s shareholders in favor of (i) the issuance of E Com Common Stock and the Warrants pursuant to the Merger and the issuance of E Com Common Stock upon exercise of the Warrants, as required under applicable Law and Nasdaq Market Place Rule 4350(i)(1)(C) and Section 6.1(a) and (ii) the amendment of the certificate of incorporation of E Com (the “Charter Amendment”) to increase the number of shares of E Com Common Stock that E Com is authorized to issue to 20,000,000 shares (together, the “E Com Shareholder Approval”) and in favor of the change of the E Com’s name to “Perfumania Holdings, Inc.”; and

(b) in consultation with Model, prepare and file with the SEC a preliminary proxy statement relating to the E Com Shareholder Approval and obtain and furnish the information required by the SEC to be included therein and, after consultation with Model, respond promptly to any comments made by the staff of the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (together with all amendments, supplements and exhibits thereto, the “Proxy Statement”) to be mailed to E Com’s shareholders at the earliest practicable date; provided that no amendments or supplements to the Proxy Statement shall be made by E Com without consultation with Model.

1.2 Proxy Statement. Without limiting any other provision of this Agreement, whenever any party hereto becomes aware of any event or change which is required to be set forth in an amendment or supplement to the Proxy Statement, such party shall promptly inform the other parties thereof and each of the parties shall cooperate in the preparation, filing with the SEC and (as and to the extent required by applicable federal and state securities laws) dissemination to E Com’s shareholders of such amendment or supplement. Model shall provide E Com with such information with respect to Model and its affiliates as shall be required to be included in the Proxy Statement.

ARTICLE 2 - THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCL and the DLLCA, at the Effective Time Model shall merge with and into Acquisition Sub, and the separate corporate existence of Model shall thereupon cease, and Acquisition Sub shall be the surviving entity in the Merger (the “Surviving Entity”).

2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York, on a date to be specified by the parties, which date shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, place or date, or any or all, are agreed to in writing by the parties hereto. The date on which the Closing is held is herein referred to as the “Closing Date”.

2.3 Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties shall file certificates of merger with the Department of State of the State of New York and the Secretary of State of the State of Delaware pursuant to the applicable provisions of the BCL and the DLLCA (each, the “Certificate of Merger”), executed in accordance with the relevant provisions of the BCL and the DLLCA, and shall make all other filings or recordings required under the BCL and the DLLCA in order to effect the Merger, in each case in forms approved by E Com and Model, which approval shall not be unreasonably withheld. The Merger shall become effective upon the filing of the second of the Certificates of Merger or at such other time as is agreed by the parties hereto and specified in the Certificates of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the BCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Model and Acquisition Sub shall vest in the Surviving Entity, and all debts, duties and liabilities of Acquisition Sub and Model shall become the debts, liabilities and duties of the Surviving Entity.

2.5 Certificate of Formation and Limited Liability Company Agreement of the Surviving Entity. The certificate of formation and limited liability company agreement of Acquisition Sub shall be applicable to the Surviving Entity until thereafter amended as provided by law and such certificate of formation and limited liability company agreement.

2.6 Managers and Officers of the Surviving Entity. The managers and officers of Acquisition Sub immediately prior to the Effective Time shall be the managers and officers of the Surviving Entity until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Entity.

2.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Acquisition Sub or Model:

(a) The issued and outstanding shares of Model Common Stock at the Effective Time shall be converted into and become an aggregate of 5,900,000 validly issued, fully paid and nonassessable shares of E Com Common Stock and the Warrants. The E Com Common Stock and the Warrants included in the Merger Consideration shall be allocated among the Model Shareholders as set forth on Schedule 2.7 attached hereto.

(b) Any shares of Model Common Stock that are owned by Model as treasury stock shall be automatically canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Each outstanding membership interest of Acquisition Sub shall remain issued, outstanding and unchanged and owned by E Com.

2.8 Status of Certificates.

(a) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration to be paid in respect of shares of Model Common Stock shall be paid upon the surrender or exchange of stock certificates representing shares of Model Common Stock (collectively, the “Certificates”) in accordance with the terms of this Article 2 and shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Model Common Stock previously represented by such Certificates. At the Effective Time, the stock transfer books of Model shall be closed and thereafter there shall be no further registration of transfers of shares of Model Common Stock on the records of Model, except for the cancellation of such shares in connection with the Merger. From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Model Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, bona fide Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article 2.

(b) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by E Com, the posting by such Person of a bond, in such reasonable amount as E Com may direct, as indemnity against any claim that may be made against it with respect to such Certificate, E Com will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Model Common Stock formerly represented by such Certificate, as contemplated by this Article 2, in which event such Certificate shall be deemed cancelled.

2.9 Escrow Fund.

At the Closing, E Com shall retain and not deliver to the Model Shareholders certificates representing 295,000 shares of the Merger Consideration (the “Escrow Shares”, including all dividends, distributions or earnings attributable thereto, collectively, the “Escrow Fund”) subject to the terms hereof for the purpose of securing the indemnification rights of E Com under this Agreement, such Escrow Shares being allocated among the holders of Model Common Stock as set forth on Schedule 2.7. After the Closing, E Com shall act as escrow agent (the “Escrow Agent”) with respect to the Escrow Fund. Any dividends, distributions or earnings on the Escrow Shares held in the Escrow Fund shall be deposited by the Escrow Agent in an interest bearing bank account established by the Escrow Agent for such purpose. The Escrow Agent shall comply with the procedures pertaining to the Escrow Fund and any disputes related thereto as set forth in Article 8 below. Voting rights to the Escrow Shares shall be exercisable by or on behalf of the Model Shareholders in proportion to the respective allocations of the Escrow Shares. On the thirtieth (30th) day following the filing of E

Com’s first Annual Report on Form 10-K with the SEC following the Closing that includes audited financial statements that reflect at least six (6) months of the operations of the Surviving Entity, or if such day shall not be a Business Day on the next succeeding Business Day (the “Escrow Release Date”), the Escrow Agent will deliver the remaining shares of E Com Common Stock in the Escrow Fund, if any, and any dividends, distributions or earnings with respect to such Escrow Shares then held in the Escrow Fund and accrued interest thereon, to the Model Shareholders pro rata based upon their respective allocations of the Escrow Shares; provided, however, that subject to and in accordance with the terms of Article 8, the Escrow Agent shall withhold from delivery of the Escrow Fund such number of Escrow Shares as shall have a value, based upon the Consideration Per Share Price, equal to any amounts then in dispute relating to indemnification obligations arising under this Agreement, provided further that the withheld Escrow Shares, to the extent not applied in satisfaction of indemnification obligations pursuant to Article 8, shall be delivered to the Model Shareholders pro rata based upon their respective allocations of the Escrow Shares upon resolution of such dispute.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF E COM

E Com represents and warrants to Model that, except as set forth in the disclosure letter delivered by E Com to Model simultaneously with the execution of this Agreement (the “E Com Disclosure Schedule”):

3.1 Organization.

(a) E Com is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. E Com is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on E Com and would not reasonably be expected to prevent or delay E Com’s performance of its obligations under this Agreement.

(b) Each of E Com’s Subsidiaries, including without limitation Acquisition Sub, listed on Section 3.1(b) of the E Com Disclosure Schedule is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Acquisition Sub has not filed an election under Treasury Regulation 301.7701-3 to be classified other than as provided in Treasury Regulation Section 301.7701-3(b) or any similar provision of state, local or foreign law, and shall not make such election prior to the Effective Time. Acquisition Sub has never had greater than one owner at any time during its existence, or had any owner other than its current owner, and agrees that such owner shall not be changed or added to prior to the Effective Time. E Com has made available to Model a complete and correct copy of the certificates of incorporation or formation, and by-laws or limited liability company agreements (or comparable documents), each as amended to date, of each such Subsidiary. Each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect with respect to E Com. Other than the Subsidiaries listed on Section 3.1(b) of the E Com Disclosure Schedule, E Com does not have any Subsidiaries, and does not own, directly or indirectly, any equity securities or other interests or capital stock of any Person.

3.2 Capitalization.

The authorized capital stock of E Com consists of 6,250,000 shares, $0.01 par value, of E Com Common Stock and 1,000,000 shares, $0.10 par value, of preferred stock of E Com. At the close of business on December 20, 2007, there were 3,059,041 shares of E Com Common Stock and no shares of preferred stock of E Com issued and outstanding, and 898,249 shares were held by E Com in its treasury. As of December 20, 2007, there were 144,696 shares of E Com Common Stock reserved for issuance upon the exercise of outstanding options under the Stock Plans and 444,445 shares of E Com Common Stock reserved for issuance upon the conversion of the Company’s $5,000,000 Subordinated Promissory Note dated December 9, 2004 payable to the order to Stephen Nussdorf and Glenn Nussdorf. For purposes of this Agreement, “Stock Plans” shall mean the following plans of E Com: the 2000 Stock Option Plan, the Directors 2000 Stock Option Plan, and any other stock option plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock or equity of E Com. All E Com capital stock, voting securities and equity interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth above, E Com does not have outstanding any shares of its capital stock, voting securities or equity interests or any options, warrants, convertible or exchangeable securities or rights that may result in the issuance of any shares of capital stock, voting securities or equity interests of E Com, including, without limitation, any right to purchase E Com Common Stock, phantom stock rights, stock appreciation right or stock based performance units. Section 3.2(a) of the E Com Disclosure Schedule includes a list of all outstanding options and warrants to purchase E Com Common Stock, the holders thereof and the related exercise prices thereof.

3.3 Authority.

(a) Each of E Com and Acquisition Sub has all necessary corporate, in the case of E Com, and limited liability company, in the case of Acquisition Sub, power and authority to execute and deliver this Agreement, the Warrants and the Registration Rights Agreement to the extent it is a party thereto and, subject, in the case of E Com, to obtaining E Com Shareholder Approval. The execution, delivery and performance by each of E Com and Acquisition Sub of this Agreement, the Warrants and the Registration

Rights Agreement to the extent it is a party thereto, and the consummation by each of the Transactions, have been duly authorized and approved by the Board of Directors of E Com, the Board of Managers of Acquisition Sub and the sole member of Acquisition Sub.

(b) The Special Committee, at a meeting duly called and held, has unanimously approved the Transactions and recommended the adoption of this Agreement to the Board of Directors of E Com, subject to the right of the Special Committee to withdraw, modify or amend such recommendation if the Special Committee determines, in good faith, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to E Com’s shareholders under applicable Law.

(c) E Com’s Board of Directors, at a meeting duly called and held, has duly adopted resolutions: (i) determining that the terms of the Merger are fair from a financial point of view to the holders of E Com Common Stock (other than shareholders of E Com who own, or whose Affiliates own, securities of Model), (ii) adopting this Agreement and declaring advisable this Agreement and the Transactions and (iii) recommending that the shareholders of E Com approve the issuance of shares of E Com Common Stock and the Warrants pursuant to the Merger and the issuance of E Com Common Stock upon exercise of the Warrants, subject to the right of the Board of Directors of E Com to withdraw, modify or amend such recommendation to the extent that the Board of Directors of E Com determines, in good faith, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to E Com’s shareholders under applicable Law.

(d) Except for the E Com Shareholder Approval in the case of E Com, no corporate action not yet taken on the part of E Com or Acquisition Sub is necessary to authorize the execution, delivery and performance by E Com or Acquisition Sub of this Agreement, the Warrants and the Registration Rights Agreement to the extent it is a party thereto and the consummation by each of the Transactions. This Agreement has been duly executed and delivered by each of E Com and Acquisition Sub and constitutes and, following their execution and delivery by the parties thereto, each Warrant and Registration Rights Agreement will each constitute, a valid and binding obligation of E Com and Acquisition Sub, to the extent it is a party thereto, enforceable against E Com or Acquisition Sub, as applicable, in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally (the “Bankruptcy Exception”).

3.4 Opinion of Financial Advisor. The Special Committee has received the opinion of Financo, Inc., dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be paid by E Com in the Merger is fair to the shareholders of E Com (other than shareholders of E Com who own or whose Affiliates own securities of Model) from a financial point of view.

3.5 Finders or Brokers. Except for Financo, Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of E Com or any of its Subsidiaries.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF MODEL

Model represents and warrants to E Com and Acquisition Sub that, except as set forth in the disclosure letter delivered by Model to E Com and Acquisition Sub simultaneously with the execution of this Agreement (the “Model Disclosure Schedule”):

4.1 Organization.

(a) Model is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Model has made available to E Com a complete and correct copy of its certificate of incorporation and by-laws as amended to date (the “Model Charter Documents”). Model is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect with respect to Model and would not reasonably be expected to prevent or delay Model’s performance of its obligations under this Agreement.

(b) Section 4.1(b) of the Model Disclosure Schedule sets forth a true and complete list of all of Model’s Subsidiaries. Each of Model’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each such Model Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect with respect to Model. Other than the Subsidiaries listed on Section 4.1(b) of the Model Disclosure Schedule, Model does not have any Subsidiaries, and does not own, directly or indirectly, any equity securities or other interests or capital stock of any Person.

4.2 Capitalization.

The authorized capital stock of Model consists of 200 shares of Model Common Stock. There are 96.90 shares of Model Common Stock issued and outstanding, and no shares were held by Model in its treasury. Except therefor, Model does not have any outstanding shares of capital stock, voting securities or equity interests or any options, warrants, convertible or exchangeable securities or rights that may result in the issuance of any shares of capital stock, voting securities or equity interests of Model, including, without limitation, any right to purchase Model Common Stock, phantom stock rights, stock appreciation right or stock based performance units. There are no agreements which would obligate Model (whether by the terms of the creating instrument or upon the demand or request of the holder thereof) to issue or repurchase any of its capital stock.

4.3 Authority.

(a) Model has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. This Agreement has been duly and unanimously adopted by Model’s Board of Directors. The execution, delivery and performance by Model of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors.

(b) Model’s Board of Directors, at a meeting duly called and held, has duly adopted resolutions (i) adopting this Agreement and authorizing the Transactions and (iii) recommending that the Model Shareholders approve this Agreement.

(c) This Agreement has been duly adopted and authorized by the unanimous vote or written consent of the holders of all of the outstanding shares of Model Common Stock, which is the only vote or approval of the holders of any class or series of capital stock of Model or any of its Subsidiaries which is necessary to adopt and authorize this Agreement and approve and authorize the Transactions.

(d) No other corporate action on the part of Model is necessary to authorize the execution, delivery and performance by Model of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Model and constitutes a valid and binding obligation of Model, enforceable against it in accordance with its terms, subject to the Bankruptcy Exception.

4.4 Consents and Approvals; No Violations.

(a) Except for (i) the filing of the Certificates of Merger with the Department of State of the State of New York and the Secretary of State of the State of Delaware pursuant to the BCL and the DLLCA, respectively, and (ii) applicable requirements of the Hart-Scott-Rodino Act (the “HSR Act”) and similar applicable competition, antitrust or similar Laws in any relevant foreign country or jurisdiction, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Model of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect with respect to Model.

(b) Neither the execution and delivery of this Agreement by Model, nor the consummation by Model of the Transactions, nor compliance by Model with any of the terms or provisions hereof, will (i) conflict with or violate any provision of Model’s certificate of incorporation or by-laws, each as amended, or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4(a) of the Model Disclosure Schedule are obtained and the filings referred to in Section 4.4(a) of the Model Disclosure Schedule are made, violate any Law or any judgment, writ or injunction of any Governmental Entity applicable to Model or any of its Subsidiaries, or (iii) assuming that the notices and consents set forth on Section 4.4(b) of the Model Disclosure Schedule are made or obtained, violate, conflict with or constitute a default (or an event, condition or circumstance which, with notice or lapse of time, would become a default) under, or give any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any encumbrance on any assets of Model or its Subsidiaries pursuant to the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, Permit, franchise, concession or other agreement to which Model or any of its Subsidiaries is a party, or by which any of their assets are bound, except, with respect to clauses (ii) and (iii), for violations, conflicts or defaults or other occurrences which would not have a Material Adverse Effect on Model.

4.5 Undisclosed Liabilities, Etc.

(a) The audited consolidated financial statements of Model as of and for the years ended October 31, 2004, 2005 and 2006 and unaudited consolidated financial statements of Model as of and for the eleven months ended September 30, 2007 (the “Model Financial Statements”) have been prepared in accordance with GAAP, and fairly present in all material respects the consolidated financial position of Model and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

(b) Neither Model nor any of its Subsidiaries has any material liabilities of any nature, whether accrued, absolute, contingent, direct, indirect or otherwise, which, if known, would be required to be reflected or reserved against on a consolidated balance sheet of Model prepared in accordance with GAAP or the notes thereto, except liabilities (i) reflected or reserved against on the balance sheet of Model and its Subsidiaries as of September 30, 2007 (the “Model Balance Sheet Date”) (including the notes thereto, the “Model Balance Sheet”), (ii) incurred after the Model Balance Sheet Date in the ordinary course of business consistent with past practice, or (iii) reflected on the Model Disclosure Schedule. The reserves, if any, reflected on the Model Balance Sheet and the Model Financial Statements are adequate, appropriate and reasonable for their purposes, including without limitation, litigation reserves and product warranty reserves, if any.

(c) The accounts receivable shown on the Model Balance Sheet arose from bona fide transactions in the ordinary course of business. The accounts receivable of Model and its Subsidiaries arising after the Model Balance Sheet Date and prior to the Closing Date arose, or will arise, from bona fide transactions in the ordinary course of business. Except as reserved on the Model Balance Sheet, none of such accounts receivable is subject to any claim of offset or recoupment or counterclaim, and Model has no

Knowledge of any specific facts that would be likely to give rise to any such claim. Except as reserved on the Model Balance Sheet, no amount of such accounts receivable is contingent upon the performance by Model or any of its Subsidiaries of any obligation and no agreement for deduction or discount or any type of credit has been made with respect to any such accounts receivable. Except as reserved on the balance sheet, to the Knowledge of Model, no account debtor of Model or any of its Subsidiaries has proposed any discount or reduction with respect to such account debtor’s accounts receivable.

(d) All inventories of Model and its Subsidiaries consist of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below standard quality which have been written off or written down to net realizable value in the Model Balance Sheet. All inventories (other than as so written off) of Model and it Subsidiaries have been included in the Model Balance Sheet at the lower of cost or market (net realizable value) on an average cost basis. The quantities of inventories maintained by Model and its Subsidiaries are reasonable and warranted, and not excessive, under the present circumstances.

4.6 Absence of Certain Changes or Events. Except (i) as disclosed in Section 4.6 of the Model Disclosure Schedule, (ii) for the Transactions or (iii) as permitted by this Agreement, since the Model Balance Sheet Date, Model and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice, and there has not occurred any:

(a) effect, event or change that would reasonably be expected to have a Material Adverse Effect with respect to Model;

(b) sale, transfer, distribution, abandonment or other disposal of, or mortgage, pledge or imposition of any encumbrance on any property (including real estate) or other assets of Model and its Subsidiaries that are material to Model and its Subsidiaries taken as a whole, except for (i) sales of inventory in the ordinary course of business consistent with past practice or (ii) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice;

(c) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any class of capital stock of Model or any of its Subsidiaries (other than dividends or other distributions paid to Model by its Subsidiaries), or any repurchase, redemption or other acquisition by Model or any of its Subsidiaries of any capital stock or other securities of, or other ownership interest in, Model or any of its Subsidiaries;

(d) split, combination or reclassification of any capital stock of Model;

(e) change in financial or tax accounting methods, principles or practices by Model or its Subsidiaries, except insofar as may have been required by a change in GAAP or applicable Law;

(f) Tax election or the revocation or change to any Tax election or the settlement or compromise of any Tax liability by Model or any of its Subsidiaries;

(g) granting by Model or any of its Subsidiaries to any director or employee of any award or bonus or other compensation, except to the extent accrued on the Model Balance Sheet;

(h) granting by Model or any of its Subsidiaries to any employee of any increase in (or acceleration of vesting or payment of) severance or termination pay, except as required under any employment, severance or termination agreements set forth on Section 4.6 of the Model Disclosure Schedule;

(i) entry by Model or any of its Subsidiaries into any (or amendment in any material respect of any existing) employment, severance or termination agreement with any employee of Model;

(j) entry by Model or any of its Subsidiaries into any consulting agreement with any Person;

(k) acceleration of the vesting of any option issued by Model or any of its Subsidiaries to acquire capital stock of Model or any of its Subsidiaries, except as contemplated in this Agreement;

(l) capital expenditures by Model or any of its Subsidiaries, taken as a whole, in excess of 1,500,000 individually or $1,500,000 in the aggregate;

(m) establishment, amendment or termination of any collective bargaining agreement to which Model or any of its Subsidiaries is a party;

(n) acceleration of accounts receivable other than in the ordinary course of business consistent with past practice;

(o) general delay of payments by Model or any of its Subsidiaries to vendors or others to whom Model owes payments (except for disputed payments);

(p) making of loans to any Persons other than in the ordinary course of business consistent with past practice or loans to any of its Subsidiaries;

(q) settlement of any action, complaint, claim, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or Governmental Entity, to which Model or any of its Subsidiaries are a party or any of their respective properties is subject;

(r) acceleration of the payment, right to payment or vesting under any benefit, retirement, profit sharing or deferred compensation plan or other compensation arrangement of Model or any of its Subsidiaries;

(s) incurrence of any Model Indebtedness (other than the Affiliate Debt) in an amount in excess of $500,000 in the aggregate;

(t) granting by Model or any of its Subsidiaries of any license or sublicense of any rights under or with respect to any Intellectual Property that is material to Model and its Subsidiaries;

(u) establishment, amendment or contribution to any pension, retirement, profit sharing, stock bonus, multi-employer or other benefit plan covering any of the current or former employees, officers, directors or consultants of Model or any of its Subsidiaries, except as required by Law or pursuant to such benefit plan;

(v) establishment of, or entering into, or financial commitment or contribution to, or amendment to the terms of, or termination of, any joint venture, partnership agreement or similar arrangement or any contract involving a sharing of profits, losses, business or opportunities with any other Person; or

(w) any agreement or commitment by Model or any of its Subsidiaries to do any of the foregoing.

4.7 Legal Proceedings. Except as set forth in Section 4.7 of the Model Disclosure Schedule, there is (and in the past five years there has been) neither any pending or, to the Knowledge of Model, threatened, legal or administrative proceeding, claim (including any claim for indemnification under any agreement), suit or action by or against Model or any of its Subsidiaries, any of their respective assets or any of their respective officers or directors in their capacity as such nor any material Order imposed upon Model or any of its Subsidiaries by any Governmental Entity. Model has not received, as of the date hereof, any written notice of any claim that seeks to prevent the Transactions and, to the Knowledge of Model, no such claim has been threatened. No Governmental Entity has challenged in writing the right of Model and its Subsidiaries to conduct their business as currently conducted. Except as set forth in Section 4.7 of the Model Disclosure Schedule, all the matters listed on such schedule are covered by insurance, and could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect with respect to Model.

4.8 Compliance with Applicable Law; Permits.

(a) Model and its Subsidiaries are (and during the past five years have been) in compliance in all material respects with all Laws applicable to Model or any of its Subsidiaries. Model and its Subsidiaries hold all material Permits necessary for the lawful conduct of their respective businesses. The operation of the businesses of Model and each of its Subsidiaries and their respective properties and assets are in compliance with all Permits in all material respects. No suspension, cancellation or termination of any such Permit is threatened or imminent other than expirations of Permits requiring renewal in the ordinary course of business and Model knows of no basis for such suspension, cancellation or termination nor basis upon which any expiring Permit will not be renewed. No approval is required under any Permit in connection with the Transactions and the Transactions will not violate any Permit or cause any Permit to terminate or give any Person the right to terminate such Permit.

(b) Model and its Subsidiaries: (i) are in full compliance with the federal Food Drug and Cosmetic Act and all regulations issued thereunder, (ii) have no reasonable basis to believe that any ingredient used in their products is unsafe when used for its intended purpose, (iii) have conducted appropriate safety testing on each formulation that they produce to assure that such formulations are safe for their intended purpose, (iv) have not received any notification of an adverse event arising from the use of any of their products and/or formulations, (v) have not received any claims or notification of any personal injuries arising from the use of their products or formulations during the past five (5) years and (vi) do not use any ingredients in any of their products or formulations which would be considered unsafe by the Food and Drug Administration.

(c) To the Knowledge of Model, neither Model nor any of its Subsidiaries has mislabeled any of its products or mischaracterized the “natural,” “organic” or other “certified” nature thereof.

4.9 Tax Matters. Except as set forth on Section 4.9 of the Model Disclosure Schedule: (a) each of Model and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any validly obtained extension of time within which to file), all Tax Returns and other Tax Returns required to be filed by it and all such filed Tax Returns are correct and complete in all respects; (b) all Taxes due and payable by Model or any of its Subsidiaries have been fully and timely paid; (c) neither Model nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; (d) no claim has ever been made by an authority in a jurisdiction where Model or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to taxation by that jurisdiction; (e) there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Model or its Subsidiaries; (f) each of Model and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party; (g) no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Model or its Subsidiaries; (h) none of Model or its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where such entities have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any of Model or its Subsidiaries; (i) Section 4.9 of the Model Disclosure Schedule lists any audit of Model and its Subsidiaries that has been conducted by a Taxing authority within the last three years,; (k) no deficiency or adjustment with respect to Taxes has been proposed, asserted or assessed against Model or any of its Subsidiaries; (j) adequate reserves for Taxes not yet due have been established on the Model Financial Statements in accordance with GAAP; (k) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which Model or any of its Subsidiaries may be subject; (l) neither Model nor any of its Subsidiaries is party to any agreement, understanding or arrangement (with any Person other than Model and/or any of its Subsidiaries) relating to allocating or sharing any Taxes, and; (m) neither Model nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law); (r) neither Model nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (s) each of Model and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662; (t) none of Model or its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group, the common parent of which was Model) or (B) has any liability for the Taxes of any Person (other than Model and its current Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; (u) there are currently no limitations on the net operating losses, net capital losses, or credits of any of Model or its Subsidiaries, including under Sections 382, 383, 384 or 269 of the Code; (v) the unpaid Taxes of Model and its Subsidiaries (A) did not, as of the most recent fiscal month end, exceed the reserve for liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Model Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Model and its Subsidiaries in filing their Tax Returns; (w) since the date of the Model Balance Sheet, none of Model or its Subsidiaries has incurred any liability for Taxes arising from unusual gains or losses outside the ordinary course of business consistent with past custom and practice; (x) none of Model or its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355.

4.10 Employee Benefits.

(a) Section 4.10(a) of the Model Disclosure Schedule is a true, complete and correct list of (a) each “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) each employment, bonus, deferred or incentive compensation, profit sharing, retirement, stock option, stock purchase or other equity compensation, vacation, health, life or other insurance, Internal Revenue Code Section 125 cafeteria plan or flexible benefit arrangement, sick program or fringe benefit plan, arrangement, agreement or program and (c) any other employee plan or agreement, employment agreement, any severance plan, agreement, program or policy, or consulting agreement providing for on-going services that (i) benefits any current or former employee, officer, director, consultant or independent contractor and (ii) is sponsored, maintained or contributed to or required to be contributed to by Model or any ERISA Affiliate (each a “Company Benefit Plan”). Model has furnished or made available to E Com with respect to each Company Benefit Plan, if applicable, (a) each Company Benefit Plan, (b) Form 5500 as filed with the IRS for the three most recent years with any required audited financial statements, (c) the most recent summary plan description and any subsequent summaries of material modifications, (d) each trust agreement, plan contracts with service providers or insurers and insurance or group annuity contract providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding, and (e) the most recent IRS determination letter for all plans qualified under Internal Revenue Code Section 401(a). “ERISA Affiliate” shall mean Model or any Subsidiary of Model, or any entity, which together with Model would be deemed a “single employer” within the meaning of Sections 414(b), (c) or (m) of the Internal Revenue Code (the “Code”) or Section 4001 of ERISA.

(b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms. Model, its Subsidiaries and each Company Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws. No individual who has performed services for Model or any Subsidiary of Model has been improperly excluded from participation in any Company Benefit Plan. No Company Benefit Plan or any fiduciary of any such Company Benefit Plan has (i) engaged in any transaction prohibited by ERISA or the Code, (ii) breached any fiduciary duty owed by it with respect to the Plans, or (iii) engaged in any transaction as a result of which Model or any Subsidiary of Model would be subject to any liability pursuant to Sections 406 or 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) or Section 502(l) of ERISA or a Tax imposed pursuant to Section 4975 of the Code. Model and each ERISA Affiliate has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Sections 601-608 of ERISA applicable to Model or such ERISA Affiliate. No actions, audits, investigations, suits or claims with respect to a Company Benefit Plan (other than routine claims for benefits) are pending or, to the Knowledge of Model, threatened, which could result in or subject Model or any Subsidiary of Model to any liability.

(c) Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received from the Internal Revenue Service (the “IRS”) a favorable determination letter that remains in effect on the date hereof and no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Benefit Plan that is reasonably likely to adversely affect the qualification of such Company Benefit Plan.

(d) All contributions (including all employer contributions and employee salary reduction contributions), premiums and benefit payments required by and due from Model and any Subsidiary of Model under or in connection with the terms of each Company Benefit Plan have been made within the time periods prescribed by the Company Benefit Plan, ERISA and the Code.

(e) No Company Benefit Plan is subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code nor provides for medical or life insurance benefits to retired or former employees of Model or any Subsidiary of Model (other than as required under Code §4980B, ERISA or similar state law). Neither Model nor any ERISA Affiliate is a participating or contributing employer in any “multiemployer plan” (as defined in Section 3(37) of ERISA) subject to Title IV of ERISA with respect to employees of Model or any Subsidiary of Model and neither Model nor any of its ERISA Affiliates has any outstanding withdrawal liability in connection with a complete or partial withdrawal from any multiemployer plan.

(f) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in combination with any other event, (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee or director of Model or any Subsidiary of Model, (ii) increase any benefits payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such compensation or benefits. Further, neither Model nor any Subsidiary of Model has announced any type of plan or binding commitment to create any additional Company Benefit Plan, to enter into any agreement with any current or former employee or director, or to amend or modify any existing Company Benefit Plan or agreement with any current or former employee or director.

4.11 Labor Matters.

(a) Except as set forth in Section 4.11(a) of the Model Disclosure Schedule, neither Model nor any of its Subsidiaries is a party to or otherwise bound by any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements that pertain to their respective employees. Except as set forth in Section 4.11(a) of the Model Disclosure Schedule, no labor organization or group of employees of Model or any of its Subsidiaries has made a pending demand for recognition, and, within the preceding six years, there has been no representation or certification proceeding, or petition seeking a representation proceeding, pending or, to the Knowledge of Model, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or Governmental Entity. Except as set forth in Section 4.11(a) of the Model Disclosure Schedule, within the preceding six years, there has been no organizing activity involving Model or any of its Subsidiaries pending or, to the Knowledge of Model, threatened by any labor organization or group of employees of Model or any of its Subsidiaries.

(b) There are no pending or, to the Knowledge of Model, threatened investigations of or relating to Model or any of its Subsidiaries by any Governmental Entity responsible for the enforcement of labor or employment Laws.

(c) There has never been any strike, work stoppage, slowdown, picketing, lockout, walkout, other job action, arbitration, grievance, unfair labor practice charge or complaint or other labor dispute involving Model or any of its Subsidiaries or to the

Knowledge of Model, threatened against Model or any of its Subsidiaries, and to the Knowledge of Model, there are no facts or circumstances which could form the basis for any of the foregoing.

(d) Neither Model nor any of its Subsidiaries has implemented any “plant closing” or “mass layoff” of employees that would reasonably be expected to require notification under the Worker Adjustment and Retraining Notification Act (as amended, “WARN”) or any similar state or local Law, no such “plant closing” or “mass layoff” will be implemented before the Closing Date without advance notification to and approval of Model, and there has been no “employment loss”, as defined by WARN, within the ninety (90) days prior to the Closing Date.

(e) Model and each of its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, collective bargaining, discrimination, civil rights, occupational safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and other Taxes. There are no actions against Model or any of its Subsidiaries pending or, to the Knowledge of Model, threatened to be brought or filed with any public authority, Governmental Entity, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or services by Model or any of its Subsidiaries of any individual, including but not limited to the Civil Rights laws, Americans with Disabilities Act, Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), Pregnancy Discrimination Act, Equal Pay Act, Fair Labor Standards Act, WARN, and Family and Medical Leave Act, and, to the Knowledge of Model, there are no facts or circumstances which could form the basis for any of the foregoing.

4.12 Environmental Matters.

(a) For purposes of this Section 4.12, the following definitions will apply:

(i) “Environmental Claims” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Entity, department, bureau, office or other authority, or any third party involving violations of Environmental Laws from (i) any assets, properties or businesses of Model, any of its Subsidiaries or their respective predecessors in interest or (ii) from or onto any facilities which received Hazardous Materials generated by Model, any of its Subsidiaries or their respective predecessors in interest.

(ii) “Environmental Liabilities” means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest to the extent any of the foregoing are incurred as a result of any Environmental Claim filed by any Governmental Entity or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned, leased or operated by Model, any of its Subsidiaries or their respective predecessors in interest, or (ii) any facility which received Hazardous Materials generated by Model, any of its Subsidiaries or their respective predecessors in interest.

(b) Except as would not likely result in Model or any Subsidiary of Model incurring material Environmental Liabilities:

(i) The operations of Model and its Subsidiaries are in compliance with Environmental Laws in all material respects;

(ii) Model and its Subsidiaries have obtained and are in material compliance with all material and necessary permits or authorizations that are required under Environmental Laws to operate the facilities, assets and business of Model;

(iii) There has been no Release by Model or any of its Subsidiaries or, to the Knowledge of Model, by any other Person at any of the properties currently owned, leased or operated by Model or any of its Subsidiaries, or, to the Knowledge of Model, at any property formerly owned, leased or operated by Model or any of its Subsidiaries or at any disposal or treatment facility which received Hazardous Materials generated by Model, any of its Subsidiaries nor any of their respective predecessors in interest which is reasonably likely to result in material Environmental Liabilities;

(iv) No pending or unresolved Environmental Claims have been asserted against Model or any of its Subsidiaries or, to the Knowledge of Model, any predecessor in interest of Model or any of its Subsidiaries, nor does Model have notice of any threatened or pending Environmental Claim against Model, any of its Subsidiaries or any such predecessor in interest regarding any facilities that may have received Hazardous Materials generated by Model, any of its Subsidiaries nor any of their respective predecessors in interest which is reasonably likely to result in material Environmental Liabilities;

(v) Except for Environmental Claims that have been resolved and satisfied solely by the payment of money which has been paid on or before the Model Balance Sheet Date or is reflected as a liability on the Model Balance Sheet, neither

Model, any of its Subsidiaries nor any of their respective predecessors in interest, has transported or arranged for the treatment, storage or disposal of any Hazardous Materials to any off-site location that has resulted in an Environmental Claim or is reasonably likely to lead to any Environmental Claim to Model or any of its Subsidiaries under applicable Environmental Laws.

(c) Model has made available to E Com true and complete copies of all material environmental reports, studies, and investigations regarding any material Environmental Liabilities of Model and its Subsidiaries and of any material environmental conditions at any properties owned or operated by Model, which are in the possession of Model.

4.13 Insurance.

(a) Section 4.13(a) of the Model Disclosure Schedule sets forth a list of all current insurance policies maintained by Model and its Subsidiaries. All such policies are in full force and effect, and neither Model nor any of its Subsidiaries is in default with respect to their material obligations under any such policy so as to cause a loss of coverage. Neither Model nor any of its Subsidiaries has received notice of cancellation or termination in respect of any such policy and knows of no basis for such cancellation, termination or loss of coverage. Such policies provide for insurance of Model and its Subsidiaries which is adequate and customary for businesses of similar type to Model and its Subsidiaries.

(b) There have been no gaps in coverage under such insurance policies of Model or its Subsidiaries as in effect from time to time during their existence. As of and after the Closing, Model and each of its Subsidiaries will have the right to continued coverage for occurrences prior to the Closing under such policies. The current and historical limits of liability under such policies have not been exhausted or impaired. All losses that have been incurred by Model and its Subsidiaries that are covered by such policies have been properly reported to their respective insurance carriers, and no reservation of rights letters have been issued by such carriers. Except as set forth on Section 4.13(a) of the Model Disclosure Schedule, there are no pending or potential premium audits or adjustments relating to the casualty insurance policies that currently cover Model or any of its Subsidiaries that are not reserved on the Model Balance Sheet.

4.14 Finders or Brokers. Except for Wachovia Capital Markets, LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Model, any of its Subsidiaries or any of its Affiliates.

4.15 Contracts.

(a) Section 4.15(a) of the Model Disclosure Schedule contains a complete and correct list of the following contracts and agreements (whether written or oral) to which Model or any of its Subsidiaries is a party (collectively, the “Model Material

Contracts”): (i) all contracts (other than relating to purchases and sales of inventory in the ordinary course of business) which involve or are reasonably expected to involve aggregate payments or expenditures by or to Model or any of its Subsidiaries during the fiscal year ending October 31, 2008 in excess of $250,000; (ii) all Model Indebtedness (other than guarantees by way of endorsement or negotiable instruments in the ordinary course of business); (iii) any contracts containing covenants not to compete (A) binding on Model or any of its Subsidiaries, (B) restricting other Persons for the benefit of Model or any of its Subsidiaries or (C) which otherwise restrict competition granted by Model or any of its Subsidiaries in favor of a third Person; (iv) contracts under which Model or any of its Subsidiaries is obligated to indemnify any Person other than agreements entered into in the ordinary course of business; (v) contracts to loan money or extend credit to any other Person, other than product warranties in the ordinary course of business; and (vi) joint venture, partnership agreements or similar arrangements or contracts involving a sharing of profits, losses, business or opportunities with any other Person.

(b) With respect to the Model Material Contracts, (i) such Model Material Contracts are in full force and effect and are valid, binding and enforceable against Model or its Subsidiaries, as applicable, and, to the Knowledge of Model, each other party thereto, and (ii) Model and its Subsidiaries, and, to the Knowledge of Model, each other party thereto, have complied in all material respects with all respective covenants and provisions of the Model Material Contracts. Except as set forth on Section 4.15(b) of the Model Disclosure Schedule, none of the rights of Model or any of its Subsidiaries under any Model Material Contract will be subject to termination or modification (nor will any Person have the right to accelerate the performance of Model or such Subsidiary of Model under any Model Material Contract), and no notice to or consent or approval of any other Person is required under any Model Material Contract, as a result of the consummation of the Transactions.

(c) Except to the extent set forth in Section 4.15(c) of the Model Disclosure Schedule, there are no transactions, agreements, arrangements or understandings between Model or any of its Subsidiaries, on the one hand, and Model’s directors, officers, affiliates (other than wholly-owned Subsidiaries of Model) or other Persons, on the other hand.

(d) Model and its Subsidiaries have good title or valid leasehold interests in all tangible assets that are material to the operation of their respective businesses.

(e) Except as set forth in Section 4.15(e) of the Model Disclosure Schedule, there are neither any contractual nor, to the Knowledge of Model, any legal, regulatory or other restrictions that prohibit Model or any of its Subsidiaries from transferring cash (or cash equivalents) between accounts outside of and inside the United States or that limit Model’s free use of such cash.

(f) Section 4.15(f) of the Model Disclosure Schedule sets forth an itemized list, prepared in good faith, of Model’s expenses incurred through October 31, 2007, and the total amount of additional expenses that Model estimates, as of the date hereof, to be incurred by it in connection with the Transactions contemplated by this Agreement, including, without limitation, the fees and expenses of Model’s financial advisors and outside counsel and accountants.

4.16 Owned Real and Personal Property; Encumbrances.

(a) Neither Model nor any of its Subsidiaries owns any real property and neither Model nor any of its Subsidiaries or any of their respective predecessors has ever owned any real property.

(b) Except for Model Permitted Encumbrances, Model or its Subsidiaries, as the case may be, has good title to all of the material tangible personal property reflected as being owned by it on the Model Balance Sheet (except for personal property sold or otherwise disposed of since the Model Balance Sheet Date in the ordinary course of business consistent with past practices), which personal property, together with personal property leased by Model or its Subsidiaries described on Section 4.16 of the Model Disclosure Schedule, constitutes all personal property necessary for conducting the business of Model and its Subsidiaries as presently conducted. The personal property owned or leased by Model and its Subsidiaries, taken as a whole, is adequate and in a condition sufficient to permit Model and its Subsidiaries to conduct their respective businesses in all material respects in the same manner as it is being conducted as of the date of this Agreement, subject to ordinary wear and tear and routine maintenance. “Model Permitted Encumbrances” means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings (a list of all such proceedings as of the date of this Agreement being included on Section 4.9 of the Model Disclosure Schedule) and (ii) mechanics’, carriers’, workers’, repairmen’s and other similar liens arising or incurred in the ordinary course of business with respect to charges not yet due and payable.

4.17 Leased Real and Personal Property. Section 4.17 of the Model Disclosure Schedule sets forth a true and complete list of each lease, sublease or license (each a “Model Material Lease”) under which Model or any of its Subsidiaries is a lessee, lessor, sublessee, sublessor, licensee or licensor which (a) is a lease of real property or any interest in real property, or (b) is a lease of personal property which provides for payments of more than $100,000 per year, has a term exceeding one year and may not be canceled upon 90 or fewer days’ notice without any liability, penalty or premium (other than a nominal cancellation fee or charge). With respect to the Model Material Leases, (i) each Model Material Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms, (ii) all accrued and currently payable rents and other payments required by such Model Material Lease have been paid and (iii) Model and its Subsidiaries, and, to Model’s Knowledge, each other party thereto have complied in all material respects with all respective covenants and provisions of the Model Material Lease. Model or one of its Subsidiaries, as applicable, enjoys peaceful and undisturbed possession under each Model Material Lease to which it is a lessee, sublessee or licensee and there is not, with respect to any Model Material Lease, any event of default, or event which with notice or lapse of time or both would constitute an event of default, existing on the part of Model or such Subsidiary or, to the Knowledge of Model, on the part of any other party thereto. Except as set forth on Section 4.19 of the Model Disclosure Schedule, none of the rights of Model or any of its Subsidiaries under any Model Material Lease will be subject to termination or modification (nor will any Person have the right to accelerate the performance of Model or such Subsidiary under any Model Material Lease), and no notice to or consent or approval of any other Person is required under any Model Material Lease as a result of the consummation of the Transactions.

4.18 Intellectual Property.

(a) Section 4.18(a) of the Model Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property owned or, to the Knowledge of Model, used by Model and its Subsidiaries, (ii) pending patent applications and applications for other registrations of Intellectual Property filed by or on behalf of Model or any of its Subsidiaries, and (iii) to the Knowledge of Model, material unregistered Intellectual Property owned or used by Model and its Subsidiaries, other than “shrink-wrapped”, “click-wrapped” or “off-the-shelf” software licenses licensed by Model and its Subsidiaries. All patents, patent applications, registered trademarks, trademark applications, trade names, registered service marks, service mark applications, logos, registered copyrights, copyright applications and domain names set forth on Section 4.18(a) of the Model Disclosure Schedule have been duly registered in, filed in, or issued by the United States Patent and Trademark Office, United States Register of Copyrights, Network Solutions, Inc. (or other authorized domain name registry) or the corresponding offices of any other country, state, or other jurisdiction to the extent set forth on Section 4.18(a) of the Model Disclosure Schedule, and have been properly maintained or renewed in accordance with all applicable provisions of Law and administrative regulations in the United States and in each such other country, state, or other jurisdiction.

(b) Section 4.18(b) of the Model Disclosure Schedule contains a complete and accurate list of all agreements, licenses, royalty agreements, and other rights granted by Model and its Subsidiaries to any other Person with respect to any Intellectual Property set forth on Section 4.18(a) of the Model Disclosure Schedule and all licenses, agreements, and other rights granted by any third Person to Model and its Subsidiaries with respect to any Intellectual Property set forth on Section 4.18(a) of the Model Disclosure Schedule (other than “shrink-wrapped” or “off-the-shelf” software licenses licensed by Model and its Subsidiaries), in each case identifying the subject Intellectual Property. Except as set forth on Section 4.18(b) of the Model Disclosure Schedule, Model and its Subsidiaries have the sole and exclusive right to use the Intellectual Property and there are no licenses, sublicenses or agreements relating to the use by any other Person of any of such Intellectual Property now in effect. There is no outstanding and, to the Knowledge of Model, no threatened disputes or disagreements with respect to any such agreement, licenses, royalty agreements or other rights.

(c) The Intellectual Property set forth on Section 4.18(a) of the Model Disclosure Schedule comprises all Intellectual Property necessary for the operation of the respective businesses of Model and its Subsidiaries as they are currently conducted. Model and its Subsidiaries, as applicable, own all right, title and interest in and to each item of Intellectual Property, free and clear of all encumbrances except for Model Permitted Encumbrances, and have the right to use without payment to any third party all of their respective Intellectual Property. Model and its Subsidiaries are not currently using and it will not be necessary for Model and its Subsidiaries to use any Intellectual Property of any of its present or former employees developed, invented or made prior to their employment by Model and its Subsidiaries except for any such Intellectual Property that have previously been assigned to Model and its Subsidiaries. No present or former employee of Model or any of its Subsidiaries and, except as set forth on Section 4.18(b) of the Model Disclosure Schedule, no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property which Model or any of its Subsidiaries owns or uses in the conduct of their respective businesses as now or heretofore conducted. None of the management and salaried employees of Model and its Subsidiaries have signed agreements relating to noncompetition, nonsolicitation, confidentiality and/or assignment of inventions. Model and its Subsidiaries have taken all reasonable and appropriate steps to protect their trade secrets.

(d) No loss or expiration of any Intellectual Property or related group of Intellectual Property owned or used by Model and its Subsidiaries has occurred which has had or would reasonably be expected to have a Material Adverse Effect with respect to Model, and no loss or expiration of any such Intellectual Property is threatened in writing, or, to Model’s Knowledge, pending or reasonably foreseeable.

(e) (i) There have been no written claims made against Model or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property owned or used by Model or any of its Subsidiaries, (ii) Model and its Subsidiaries have not received any written notices of any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property (including any demand or request that Model or any of its Subsidiaries licenses any rights from a third party), (iii) the conduct of the business of Model and its Subsidiaries has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property of other Persons and (iv) to the Knowledge of Model, no Person has infringed upon or is currently infringing upon any material Intellectual Property of Model and its Subsidiaries. The transactions contemplated by this Agreement will not materially adversely effect the right, title or interest in and to the Intellectual Property of Model and its Subsidiaries listed on Section 4.18(a) of the Model Disclosure Schedule and all of such Intellectual Property shall be owned or available for use by Model and its Subsidiaries on substantially identical terms and conditions immediately after the Closing as currently pertains thereto.

4.19 Corporate Documents; Books and Records. The books, records and accounts of Model and its Subsidiaries, including all minute books of Model and its Subsidiaries, reflect in all material respects, the actions, meetings, transactions and the assets and liabilities of Model and its Subsidiaries. Model and each of its Subsidiaries have not engaged in any material transaction with respect to their respective businesses, maintained any bank account for their respective businesses, or used any of the funds of Model or any of its Subsidiaries in the conduct of their respective businesses, except for transactions, bank accounts and funds which have been and are reflected in the books and records of Model and each of its Subsidiaries.

4.20 Bank Accounts. Section 4.20 of the Model Disclosure Schedule sets forth each of the bank accounts and the employees of Model and each of its Subsidiaries that are authorized signatories with respect to such accounts.

4.21 Related Person Transactions. Except as set forth in the footnotes to the Model Financial Statements and Section 4.21 of the Model Disclosure Schedules and for the Affiliate Consignment and issuance of Affiliate Debt, during the period from November 1, 2003 through the date hereof (or, at the Closing, through the Closing Date), there have been no transactions, and there are no currently proposed transactions, in which Model or any of its Subsidiaries was or is to be a participant in which any of the Persons described in Item 404 of SEC Regulation S-K had or will have a direct or indirect material interest and which would be required to be disclosed in Item 404 of SEC Regulation S-K without giving effect to the amount involved in such transaction.

4.22 Disclosure. This Agreement (including the Model Disclosure Schedules) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

ARTICLE 5 - ADDITIONAL COVENANTS AND AGREEMENTS

5.1 Conduct of Business.

(a) Except (i) as permitted or contemplated by this Agreement, (ii) as required by applicable Law, or (iii) in the case of Model or its Subsidiaries, tenant improvements to new facilities and costs relating to holding over in existing facilities pending availability of new facilities or the Affiliate Consignment, during the period from the date of this Agreement until the earlier of the Termination Date or the Closing Date, unless E Com or Acquisition Sub, on the one hand, and Model, on the other hand, otherwise consent in writing, each party hereto shall, and shall cause each of its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course consistent with past practice, and (y) preserve its current relationships with its material customers, vendors, suppliers and other Persons with which they have business relationships.

(b) During the period from the date of this Agreement until the earlier of the Termination Date or the Closing Date, except as expressly contemplated or permitted by this Agreement or as required by applicable Law, and except as may be agreed in writing by E Com or Acquisition Sub, on the one hand, and Model, on the other hand, each party shall not, and shall not permit any of its

Subsidiaries to, take any action or agree, in writing or otherwise, to take any action which would cause any of the representations or warranties of such party set forth in this Agreement (A) that are qualified as to materiality or Material Adverse Effect to be untrue and (B) that are not so qualified to be untrue in any material respect. In addition, each party shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets of any Person outside the ordinary course of business in accordance with past practice, except as part of a transaction permitted by Section 5.3.

(c) During the period from the date of this Agreement until the earlier of the Termination Date or the Closing Date, each party shall give the other party notice of any effect, event or change that would reasonably be expected to have a Material Adverse Effect with respect to the notifying party.

5.2 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and subject to the provisions of Section 5.3 below, Model and E Com shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to (a) promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws, to consummate the Transactions as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (except that the Certificates of Merger shall be filed contemporaneously with the Closing), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Entity or third Person necessary, proper or advisable to consummate the Transactions and (b) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and, if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

5.3 Other Offers; Fiduciary Obligations. (a) Unless and until this Agreement shall have been terminated in accordance with its terms, neither E Com nor its Subsidiaries shall, through any officer, manager, director, member, employee, representative or agent of E Com or any of its Subsidiaries solicit or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal, participate in any way in any discussions or negotiations relating thereto or in furtherance thereof or accept any Acquisition Proposal, or enter into any agreement, arrangement or understanding requiring E Com to abandon, terminate or fail to consummate the Transactions; provided, however, that nothing contained in this Section 5.3 shall prohibit E Com, or its Board of Directors, from making any disclosure to its shareholders that in the judgment of its Board of Directors is in accordance with, and based upon the advice of outside counsel, is required under applicable Law or in connection with SEC filings or filings under the HSR Act or from issuing press releases in accordance with Section 5.4. For purposes of this Agreement, “Acquisition Proposal” means any offer to acquire all or any substantial part of the business and properties or capital stock or membership interest of E Com or any of its Subsidiaries, whether by merger, consolidation, sale of assets, tender offer, or similar transaction or series of transactions involving E Com or any of its Subsidiaries. E Com hereby represents that neither it nor any of its Subsidiaries is engaged in discussions or negotiations with any Person other than Model with respect to any Acquisition Proposal.

(b) Notwithstanding Section 5.3(a), the Board of Directors of E Com, in the exercise of and as required by its fiduciary duties, as determined in good faith by the Board of Directors of E Com, may (i) furnish information (including, without limitation, confidential information) concerning E Com to a third Person who makes an unsolicited request for such information for the purpose of making an Acquisition Proposal, and (ii) engage in discussions or negotiations with a third party who submits in writing an interest in making an Acquisition Proposal that the Board of Directors of E Com believes is reasonably capable of being consummated, provided, in the case of clause (i) or (ii) hereof, that Model shall have been promptly notified in writing of such request for information or Acquisition Proposal, including the identity of the offeror or the party making such offer or proposal and the principal financial terms and conditions of such offer or proposal, as the case may be, and shall be kept reasonably informed as to the status of any discussions or negotiations referred to in clause (ii) above, so long as Model shall have agreed to keep such information confidential on terms reasonably acceptable to E Com.

(c) Upon compliance with the foregoing, (i) the Special Committee and/or the Board shall be entitled to withdraw or modify their respective recommendations under Section 3.3 following receipt of a Superior Proposal and approve and recommend to the shareholders of E Com such Superior Proposal, (ii) the Board of Directors of E Com shall be entitled to postpone the Shareholders Meeting for a total period of not more than thirty (30) days to consider any Acquisition Proposal, notice of which shall have been provided to Model pursuant to Section 5.3(b), that the Special Committee shall reasonably determine may represent a Superior Proposal, and (iii) E Com shall be entitled to enter into an agreement with such third Person concerning such Superior Proposal on terms no less favorable to E Com than those set forth in the notice to Model pursuant to Section 5.3(b). A “Superior Proposal” is an Acquisition Proposal that the Board of Directors reasonably believes (A) is likely to be superior from a financial point of view to the transactions contemplated by this Agreement and (B) is capable of being consummated within a reasonable period of time.

5.4 Public Announcements. The initial press release with respect to the execution of this Agreement shall be the joint press release heretofore agreed upon by Model and E Com. E Com shall also file a Current Report on Form 8-K reporting the entering into of this Agreement and filing a copy of this Agreement and such joint press release as exhibits thereto. Thereafter, neither Model nor E Com shall, without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions, except for any such press release or public announcement as may be required by Law as determined in the good faith judgment of the party proposing to make such release or announcement, upon advice of legal counsel, provided that no such release or announcement shall be made before reasonable (in the circumstances) advance notice of the same has been given to the other party.

5.5 Access. Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Model shall, and shall cause each of its Subsidiaries to, afford to the officers, employees and other representatives of E Com, during the period prior to the Effective Time, access to its properties, books, contracts, commitments and records, and to its officers, employees and other representatives and, during such period, Model shall, and shall cause its Subsidiaries to, make available to E Com all other information concerning its business, properties and personnel as E Com may reasonably request. Until the Effective Time, the information provided will be used solely in connection with the Transactions.

5.6 Notification of Certain Matters. Model shall give prompt notice to E Com, and E Com shall give prompt notice to Model, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions.

5.7 Director and Officer Indemnification. From and after the Closing Date and for a period of six (6) years thereafter, the Surviving Entity shall assume all obligations of Model, and cause the Surviving Entity’s Subsidiaries to maintain in effect all such obligations owed by them, to each individual who at the Effective Time is, or any time prior to the Effective Time was, a director, officer or employee of Model or any of its Subsidiaries (the “Indemnitees”) in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time to the extent provided in the Model Charter Documents (or predecessor documents) and the organizational documents of such Subsidiaries as currently in effect and the BCL and the DLLCA as in effect as of the Effective Time. Without limiting the foregoing, E Com, from and after the Effective Time, shall cause the certificate of formation and limited liability company agreement of the Surviving Entity and its Subsidiaries to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors, officers and managers and indemnification than are set forth as of the date of this Agreement in the Model Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

5.8 Delivery of Financial Information. From the date hereof to the Closing Date, Model shall deliver to E Com: (i) as soon as available, but in no event later than thirty (30) days after the end of each month subsequent to the date hereof consolidated financial statements of Model prepared in accordance with GAAP and consistent with those used in the preparation of the Model Financial Statements; and (ii) such other financial and operating information regarding the business of Model and its Subsidiaries as E Com reasonably requests, including, without limitation, monthly capital expenditure reports. Such financial statements have been and will be prepared on a basis consistent from period to period.

5.9 Subsequent Transactions with Model Shareholders. The Model Shareholders agree not to effect a merger, consolidation, combination or other transaction resulting in the acquisition by the Model Shareholders of all of the outstanding shares of E Com Common Stock, unless they collectively shall control ninety percent (90%) or more of the issued and outstanding shares of E Com Common Stock prior to such transaction.

5.10 Tax Matters.

(a) Regardless of the accuracy of the representations and warranties in Section 4.9 of this Agreement, the Model Shareholders shall be responsible for and shall indemnify and hold E Com and its Affiliates harmless against (i) all Taxes (or the non-payment thereof) of Model and its Subsidiaries for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Model or any of its Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, pursuant to Treasury Regulation section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, (iii) any and all Taxes of any person imposed on any of Model or its Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing Date provided, however, that in the case of clauses (i), (ii) and (iii) above, Model Shareholders shall be liable only to the extent that such Taxes are in excess of the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Model Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Model and its Subsidiaries in filing their Tax Returns, but excluding any income Taxes resulting from unusual gains or losses outside of the ordinary course of business occurring after the date of this Agreement and on or prior to the Closing Date and, provided further, for purposes of the Tax indemnification provided by this Section 5.10, the Merger contemplated by this Agreement shall be deemed to occur after the Pre-Closing Tax Period.

In the case of Taxes that are payable with respect to any taxable period that begins before the Closing Date but ends after the Closing Date (the “Straddle Period”), the portion of any Taxes based on or measured by income or receipts of Model or its Subsidiaries for the

Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period for any partnership or other pass-through entity in which any of Model and/or its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time); and the amount of all other Taxes for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

Payment by the indemnifying party of any amount due under this Section 5.10(a) shall be made within ten days following written notice by the indemnified party that payment of such amounts to the appropriate taxing authority is due, provided, that the indemnifying party shall not be required to make any payment earlier than two days before it is due to the appropriate taxing authority.

(b) E Com shall prepare and timely file, or cause to be prepared and timely filed, all Pre-Closing Period Returns due after the Closing Date and E Com shall prepare and timely file, or cause to be prepared and timely filed, all Straddle Period Returns required to be filed after the Closing Date; provided, however, that in the case of any such Tax Returns, the Shareholder Representative shall have the right (prior to filing) to review and comment on any such Tax Return and E Com shall consider such comments in good faith. All such Tax Returns shall be true and correct in all material respects.

(c) In the case of any Pre-Closing Period Return, E Com shall provide the Shareholder Representative: (i) a copy of such Tax Return as filed or to be filed; (ii) a schedule computing the Tax shown as due on any such Pre-Closing Period Return or the portion of the Tax shown as due on any such Straddle Period Return which relates to the portion of the period covered by such Straddle Return ending on the Closing Date (the “Pre-Closing Tax”). Within the time period prescribed in Section 5.10(a), Model Shareholders shall indemnify E Com or its Affiliates against any Pre-Closing Tax that is due and payable, to the extent in excess of the amount of Taxes reserved (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Model Balance Sheet (rather than in any notes thereto).

(d) E Com and the Model Shareholders shall reasonably cooperate, and shall cause their respective Affiliates, agents, auditors, representatives, officers and employees to reasonably cooperate, in preparing and filing all Tax Returns to be filed by E Com and conducting any Tax audits and proceedings relating to Pre-Closing Taxes.

(e) All tax-sharing agreements or similar agreements with respect to or involving Model and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, Model and its Subsidiaries shall not be bound thereby or have any liability thereunder.

(f) All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charged (including any penalties and interest) incurred in connection with the consummation by this Agreement shall be borne by the Model Shareholders.

(i) For Tax purposes, the parties agree to treat all payments made under this Section 5.10 and under any other indemnity provisions contained in this Agreement, and for any breaches of representations, warranties, covenants or agreements, as adjustments to the Merger Consideration.

(ii) This Section 5.10 and Section 8.4(b) shall be the sole provisions governing indemnities for Taxes under this Agreement.

(iii) For purposes of this Section 5.10, all references to Model or its Affiliates shall include successors.

(iv) Notwithstanding any provision in this Agreement to the contrary, the covenants and agreements of the parties hereto contained in this Section 5.10 shall survive the Closing and shall remain in full force indefinitely.

(g) For the avoidance of doubt, no limits on indemnification contained in Section 8.1 or 9.1 shall apply to indemnification for Taxes.

5.11 Voting E Com Common Stock. Each Model Shareholder, who is an E Com Shareholder, agrees to vote his, her or its shares of E Com Common Stock in favor of the matters for which the E Com Shareholder Approval is being sought.

5.12 Filing of Listing Application and Blue Sky Forms. The parties shall use commercially reasonably efforts to file any required listing applications with Nasdaq with respect to the shares of E Com Common Stock and Warrants to be issued pursuant to the Merger and the shares of E Com Common Stock to be issued upon exercise of the Warrants and any federal or state forms, notices or other documents relating to the issuance of such securities required to be filed under applicable state or federal securities laws.

ARTICLE 6 - CONDITIONS TO THE MERGER

6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) E Com Shareholder Approval shall have been obtained;

(b) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger or the Transactions, which action shall have not been withdrawn or terminated;

(c) E Com shall have received confirmation that the any listing application referred to in Section 5.12 shall be effective as of the Effective Time;

(d) Asset based loans and term debt facilities in amounts and on terms substantially similar to those contemplated in the Commitment Letter shall have been obtained by Acquisition Sub and/or E Com and funds shall have been advanced and/or be available thereunder;

(e) No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal;

(f) The Affiliate Consignment and the issuance of the Affiliate Debt shall have been effected on or prior to the Closing.

6.2 Conditions to Model’s Obligations to Effect the Merger. The obligations of Model to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of E Com set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations and warranties, individually or in the aggregate, would not have a Material Adverse Effect on E Com (provided that, for purposes of this Section 6.2(a), any representation or warranty of E Com that is qualified by materiality (or words of similar import) or Material Adverse Effect on E Com shall be read as if such language were not present), or (ii) such representations and warranties (other than Section 3.2, which shall remain true and correct on the Closing Date, except for issuances of E Com Common Stock as a result of the exercise of outstanding options under Stock Plans) specifically speak as of an earlier date. Model shall have received a certificate executed on behalf of E Com by its Chief Executive Officer or Chief Financial Officer to such effect;

(b) E Com shall have performed or complied in all material respects with all of its obligations and covenants required to be performed by E Com under this Agreement at or prior to the Closing Date. Model shall have received a certificate executed on behalf of E Com by its Chief Executive Officer or Chief Financial Officer to such effect;

(c) All consents from third Persons (other than Affiliates of Model or the Model Shareholders), including Governmental Entities, necessary or advisable to be obtained in connection with the Transactions shall have been obtained and be in full force and effect, including, without limitation, consents of lessors of properties leased by E Com and its Subsidiaries (as lessor or lessee), except where the failure to obtain all requisite consents and approvals required hereby and under Section 6.3(c) (considered as a group) is not reasonably expected to have a Material Adverse Effect on E Com and Model on a consolidated basis;

(d) E Com shall have executed and delivered a Registration Rights Agreement in the form of Exhibit B hereto among it and each of the shareholders of Model providing “piggyback” registration rights;

(e) E Com shall have executed and delivered the Warrants; and

(f) Since the date hereof no Material Adverse Effect shall have occurred as to E Com.

6.3 Conditions to E Com’s and Acquisition Sub’s Obligations to Effect the Merger. The respective obligations of each of E Com and Acquisition Sub to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of Model set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations and warranties, individually or in the aggregate, would not have a Material Adverse Effect on Model (provided that, for purposes of this Section 6.3(a), any representation or warranty of Model that is qualified by materiality (or words of similar import) or Material Adverse Effect on Model shall be read as if such language were not present), or (ii) such representations and warranties (other than Section 4.2) speak as of an earlier date. E Com shall have received a certificate executed on behalf of Model by its Chief Executive Officer or Chief Financial Officer to such effect;

(b) Model shall have performed or complied in all material respects with all of its obligations and covenants required to be performed by Model under this Agreement at or prior to the Closing Date. E Com shall have received a certificate executed on behalf of Model by its Chief Executive Officer or Chief Financial Officer to such effect;

(c) All consents from third Persons, including Governmental Entities, necessary or advisable to be obtained in connection with the Transactions shall have been obtained and be in full force and effect, including, without limitation, consents of lessors of material properties leased by Model and its Subsidiaries (as lessor or lessee), except where the failure to obtain all requisite consents and approvals required hereby and under Section 6.2(c) (considered as a group) is not reasonably expected to have a Material Adverse Effect on E Com and Model on a consolidated basis;

(d) Each of Model and Quality King Distributors, Inc. shall have executed and delivered the Transition Services Agreement dated as of a date prior to the Effective Time in a form to be mutually agreed to by Model and E Com prior to the Effective Time;

(e) Each of Model and the landlords of real estate leased by Model shall have executed and delivered the Space Agreement dated as of a date prior to the Effective Time in a form to be mutually agreed to by Model and E Com prior to the Effective Time; and

(g) Model shall cause to be delivered by each Model Shareholder the certificate of representations, including representations as to investment intent, in a form to be mutually agreed to by Model and E Com prior to the Effective Time.

ARTICLE 7 - TERMINATION.

7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after E Com Shareholder Approval thereof,:

(a) By the mutual written consent of Model and E Com duly authorized by the respective Boards of Directors of Model and E Com.

(b) By either of Model or E Com, if any Governmental Entity shall have enacted, promulgated, issued, entered, amended or enforced (A) a Law prohibiting the Merger or making the Merger illegal, or (B) an injunction, judgment, order, decree or ruling, or taken any other action, in each case, permanently enjoining, restraining, preventing or prohibiting the Merger and such injunction, judgment, order, decree or ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a party if the issuance of such final, non-appealable injunction, judgment, order, decree or ruling was primarily due to the failure of such party to perform any of its obligations under this Agreement.

(c) By either of Model or E Com:

(i) if the Merger shall not have been consummated by June 30, 2008 (the “Outside Date”) provided, however, that that the right to terminate this Agreement under this Section 7.1(c)(i) shall not be available to any party whose failure to fulfill any obligation or condition under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such Outside Date;

(ii) if E Com enters into an agreement for a Superior Proposal; or

(iii) if the shareholders of E Com fail to give the E Com Shareholder Approval at the Shareholders Meeting, including any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(c)(iii) shall not be available to any party to this Agreement whose failure to fulfill any obligation or condition under this Agreement (or which has an Affiliate whose action or omission to act) has been the cause of, or resulted in, the failure to obtain the E Com Shareholder Approval (other than such failure, action or omission arising from any action or omission to act by the Board of Directors of E Com, as required by its fiduciary duties, as determined in good faith by the Board of Directors of E Com, in accordance with Section 5.3).

(d) By E Com, if:

(i) the representations and warranties of Model set forth in this Agreement shall not be true and correct on and as of the date of such determination as if made on such date such that the conditions set forth in Section 6.3(a) would not be satisfied, or

(ii) Model shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, such that the conditions set forth in Section 6.3(b) would not be satisfied, which, in each case under clauses (i) and (ii) of this Section 7.1(d), has not been cured within twenty (20) Business Days after Model receives from E Com written notice of such inaccuracy, breach or failure; provided, however, that E Com may only exercise this termination right prior to the Closing Date; or

(e) By Model:

(i) if the Board of Directors of E Com or any committee thereof shall have withdrawn or modified or publicly proposed to withdraw or modify in a manner adverse to Model, its approval or recommendation of this Agreement or any of the Transactions; or

(ii) if (A) the representations and warranties of E Com set forth in this Agreement shall not be true and correct on and as of the date of such determination as if made on such date such that the conditions set forth in Section 6.2(a) would not be satisfied or (B) E Com shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, such that the conditions set forth in Section 6.2(b) would not be satisfied, which, in each case under clauses (A) and (B) has not been cured within twenty (20) Business Days after E Com receives from Model written notice of such inaccuracy, breach or failure; provided, however, that Model may only exercise this termination right prior to the Closing Date.

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the Confidentiality Agreement most recently executed (the “Confidentiality Agreement”) by Model and E Com (subject to its terms), Sections 5.4 and 7.2, and Article 9, all of which shall survive termination of this Agreement for any reason, and there shall be no liability on the part of E Com or Model or their respective directors, officers and affiliates, except nothing shall relieve any party from liability for fraud or any willful breach of this Agreement.

ARTICLE 8 - INDEMNIFICATION.

8.1 Obligation to Indemnify. Subject to the limitations set forth in this Article 8, E Com shall be entitled to indemnification from and against all losses, damages and out-of-pocket expenses (including reasonable attorneys’ fees and expenses of outside counsel, accountants and other professional fees, costs of investigation, court costs and other expenses) incurred by E Com in the investigation, collection, prosecution or defense of any claims, whether or not involving a third Person, suits, actions, claims, deficiencies, liabilities, penalties, and fines (but not including punitive, exemplary, consequential and all other kinds of special damages, including, without limitation, lost profits and opportunity costs, unless such punitive, exemplary, consequential or other kind of special damages are awarded to a Person in a Third-Party Claim) (“Losses”) sustained or incurred as a result of, relating to or caused by (i) any misrepresentation, breach of the representations and warranties of Model or a Model Shareholder contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant hereto, or (ii) other than as contemplated by Article 7 and the failure to make payments under Sections 5.10 and 8.4(b), any breach of any of the covenants and agreements of Model or a Model Shareholder contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant hereto; provided that E Com shall not be entitled to indemnification under this Agreement unless a claim is timely asserted during the applicable survival period specified in Section 9.1 by means of an Indemnification Notice meeting in all material respects the requirements of Section 8.2(a).

The rights of E Com to indemnification under this Section 8.1 (other than as to Pre-Closing Taxes) shall be limited as follows:

(A)	The amount of any Losses incurred by E Com shall be reduced by the net amount of the Tax Benefits actually realized by E Com or any of its Affiliates by reason of such Losses and shall be increased by the amount of any Tax to be incurred by E Com or any of its Affiliates (and grossed up for such increase) as a result of the receipt of indemnity payments with respect to any such Loss.

(B)	The amount of any Losses incurred by E Com shall be reduced by the net amount E Com or any of its Affiliates recovers (after deducting all reasonable attorneys’ fees, expenses and other costs of recovery) from any insurer or other party liable for such Losses, and E Com shall use commercially reasonable efforts to effect any such recovery.

(C)	E Com shall be entitled to indemnification under this Section 8.1 only to the extent that the aggregate amount of Losses (reduced, without duplication, as provided in paragraphs (A) and (B) above) exceeds on a cumulative basis $1,000,000 (the “Threshold”), and then only for the amount of any such excess.

(D)	In no event will E Com be entitled to indemnification under this Section 8.1 for any individual item (or series of related items) of Loss (as reduced in accordance with paragraphs (A) and (B) above) that is less than $10,000 and each such item will not be taken into account in determining whether the aggregate amount of Losses exceeds the Threshold.

(E)	In any event the maximum amount for which E Com shall be entitled to indemnification in the aggregate under this Section 8.1 (as reduced, without duplication, in accordance with paragraphs (A), (B), (C) and (D) above) shall not exceed the Escrow Fund.

(F)	Except as to Pre-Closing Taxes as provided in Sections 5.10 and 8.4(b) and Pre-Closing Covenant Breaches, the Escrow Shares and the Escrow Fund shall be the sole and exclusive remedy available to E Com for any Losses arising out of any and all claims relating to the subject matter of this Agreement, and the maximum amount that may be recovered from any Model Shareholder shall be limited to such person’s pro rata share of the Escrow Shares.

(G)	For purposes of calculating the amount of Losses incurred arising out of or relating to any breach of a representation or warranty by Model or a Model Shareholder, the references to Knowledge, Material Adverse Effect or other materiality qualifications shall be disregarded.

8.2 Indemnification Notice Procedures.

(a) Promptly after the discovery of any Losses for which it may be entitled to indemnification pursuant to this Article 8, E Com shall deliver to the Shareholder Representative a notice (the “Indemnification Notice”), which Indemnification Notice shall:

(i) state that E Com has paid or incurred Losses for which E Com is entitled to indemnification pursuant to this Agreement; and

(ii) specify in reasonable detail each individual item of Loss, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant to which each such item is related and, if then known, the amount to which E Com claims to be entitled hereunder.

(b) In the event that the Shareholder Representative shall object to the indemnification of E Com in respect of any claim or claims specified in any Indemnification Notice, the Shareholder Representative shall, within forty-five (45) days after receipt by the Shareholder Representative of such Indemnification Notice, deliver to E Com a notice to such effect and the Shareholder Representative and E Com shall, within the sixty (60) day period beginning on the date of receipt by E Com of such objection, attempt in good faith to agree as to the disposition of each of such claims to which the Shareholder Representative shall have so objected. If E Com and the Seller Representative shall succeed in reaching agreement with respect to any of such claims, E Com and the Seller Representative shall promptly prepare and sign a memorandum setting forth such agreement. Should E Com and the Seller Representative be unable to agree as to any particular item or items or amount or amounts within such time period, then either the Indemnified Party or the Indemnifying Party may submit such dispute to arbitration as provided in Section 9.12.

(c) Claims for Losses specified in any Indemnification Notice to which the Shareholder Representative shall not object in writing within forty-five (45) days after receipt of such Indemnification Notice, claims for Losses covered by a memorandum of agreement of the nature described in Section 8.2(b), and claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 8.2(b) or shall have been settled with the consent of the Shareholder Representative, as described in Section 8.3, are hereinafter referred to, collectively, as “Agreed Claims”.

8.3 Third-Party Claims.

(a) E Com agrees to give the Shareholder Representative notice in writing of the assertion of any claim or demand made by, or an action, proceeding or investigation instituted by, any Person not a party to this Agreement (a “Third-Party Claim”) in respect of which indemnity will be sought under Section 8.1 in accordance with the notice procedures set forth in Section 8.2 promptly after E Com learns of such Third-Party Claim; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder, except to the extent there shall have been actual prejudice to the defense of such Third-Party Claim by the Shareholder Representative as a result of such failure (except that there shall be no right to indemnification under this Article 8 for any expenses incurred during the period in which E Com failed to give such notice). Thereafter, E Com shall deliver to the Shareholder Representative, within five (5) Business Days after E Com’s receipt thereof, copies of all notices and documents (including court papers) received by E Com relating to the Third-Party Claim.

(b) If a Third-Party Claim is made against E Com, the Shareholder Representative will be entitled to participate in the defense thereof. The Shareholder Representative may elect to assume the defense, at Model Shareholders’ expense and by counsel selected by the Shareholder Representative, of any Third-Party Claim in accordance with the following conditions:

(i) If such Third-Party Claim involves (and continues to involve) solely monetary damages and the Shareholder Representative agrees in writing with E Com that E Com shall be entitled (subject to any applicable limitations in Section 8.1) to indemnification hereunder as to such claim and the amount of such claim can be satisfied from the Escrow Fund, then the Shareholder Representative may assume the defense of such claim and, subject to Section 8.3(d), may not settle such claim without the consent of E Com, which consent shall not be unreasonably withheld or delayed.

(ii) If such Third-Party Claim involves both monetary damages and injunctive relief against E Com, then the Shareholder Representative may assume the defense of such claim and may settle that portion of such claim involving solely monetary damages in accordance with clause (i) above, as applicable, mutatis mutandis, but shall not settle any portion of such claim involving injunctive relief without the consent of E Com, which consent shall not be unreasonably withheld or delayed.

(iii) If such Third-Party Claim involves (and continues to involve) solely injunctive relief against E Com, E Com shall control the defense of such claim and shall not settle any portion of such claim for monetary damages without the consent of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed.

(iv) In all cases, if the parties in any action shall include both Model and/or a Model Shareholder, on the one hand, and E Com, on the other hand, and E Com shall have reasonably concluded that counsel selected by the Shareholder Representative has a conflict of interest because of the availability of conflicting defenses, E Com shall have the right to select separate counsel to participate in the defense of such action on its behalf.

(c) Subject to the foregoing, if the Shareholder Representative elects to assume the defense of such Third-Party Claim, it shall notify E Com of the Shareholder Representative’s intent to do so within thirty (30) days (or sooner, if the nature of the

Third-Party Claim so requires) of E Com’s notice of such Third-Party Claim. If the Shareholder Representative is not entitled or elects not to assume the defense of the Third-Party Claim or fails to notify E Com of its election as herein provided, E Com shall have the right to conduct such defense with counsel reasonably acceptable to the Shareholder Representative, but E Com (or any insurance carrier defending such Third-Party Claim on E Com’s behalf) shall be prohibited from compromising or settling the Third-Party Claim without the prior written consent of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed.

(d) Subject to Section 8.3(b)(iv), should the Shareholder Representative so elect to assume the defense of a Third-Party Claim, as long as the Shareholder Representative conducts such defense, E Com shall not be entitled to indemnification under this Article 8 for legal expenses subsequently incurred by E Com in connection with the defense thereof. If the Shareholder Representative assumes such defense, E Com shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Shareholder Representative, it being understood that the Shareholder Representative shall control such defense. E Com shall be entitled to indemnification under this Article 8 for the fees and expenses of counsel employed by E Com for any period during which the Shareholder Representative has not assumed the defense thereof (other than during any period in which E Com shall have not yet given notice of the Third-Party Claim as provided above). If the Shareholder Representative chooses to defend or prosecute any Third-Party Claim, the Shareholder Representative and E Com shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Shareholder Representative’s request) the provision to the Shareholder Representative of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Shareholder Representative shall have assumed the defense of a Third-Party Claim, E Com shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Shareholder Representative’s prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if a settlement offer is made by a third-party claimant solely for money damages and does not seek equitable or other relief and the settlement is not likely to establish a precedential custom or practice adverse to the continued business interests of E Com, and the Shareholder Representative notifies in writing E Com of the Shareholder Representative’s willingness to accept the settlement offer and, subject to the applicable limitations of this Article 8, cause to be paid the amount called for by such offer, and E Com declines to accept such offer, E Com may continue to contest such Third-Party Claim, free of any participation by the Shareholder Representative, and the amount of any ultimate liability with respect to such Third-Party Claim for which E Com shall be entitled to indemnification hereunder shall be limited to the lesser of (i) the amount of the settlement offer that E Com declined to accept plus the other Losses of E Com relating to such Third-Party Claim prior to the date of its rejection of the settlement offer or (ii) the aggregate Losses of E Com with respect to such Third-Party Claim.

8.4 Payment of Claims.

(a) Each Agreed Claim (other than as to a Pre-Closing Tax or as to a Pre-Closing Covenant Breach) shall be satisfied from the Escrow Fund as follows:

(i) E Com shall notify the Shareholder Representative in writing of its intention to satisfy the Agreed Claim from the Escrow Fund.

(ii) Unless the Shareholder Representative shall have paid (or caused to be paid) to E Com by wire transfer an amount equal to the amount of such Agreed Claim within ten (10) Business Days of such written notice (a “Cash Indemnity Payment”), E Com may cause to be cancelled such whole number of shares of the Escrow Shares as shall equal the amount of such Agreed Claim divided by the Consideration Per Share Price rounded up to the next whole number.

(iii) If a Cash Indemnity Payment shall be made with respect to an Agreed Claim, E Com shall cause to be delivered to the Shareholder Representative for delivery to the Model Shareholders pro rata based upon their respective allocations of the Escrow Shares certificates in such denominations as the Shareholder Representative may indicate in the name of one or more of the Model Shareholders representing in the aggregate a whole number of shares of the Escrow Shares equal to the amount of such Agreed Claim divided by the Consideration Per Share Price rounded down to the next whole number.

(b) Each Agreed Claim with respect to Pre-Closing Tax shall be paid in cash by the Model Shareholders in accordance with Section 5.10.

(c) E Com shall be entitled to seek indemnity for any Agreed Claim with respect to the breach by Model of any of its covenants or agreements hereunder that was to be performed on or prior to the Closing Date (a “Pre-Closing Covenant Breach”) directly against Model subject to the terms and conditions of this Article 8 (other than Section 8.4(a)).

8.5 Shareholder Representative.

(a) The Shareholder Representative shall act as the representative of the Model Shareholders, and shall be authorized to act on behalf of the Model Shareholders and to take any and all actions required or permitted to be taken by the Shareholder Representative under this Agreement, with respect to any claims (including the settlement thereof) made by E Com for indemnification or to be held harmless pursuant to this Article 8. The Model Shareholders shall be bound by all actions taken by the Shareholder Representative in its capacity thereof.

(b) The Shareholder Representative shall at all times act in his or her capacity as Shareholder Representative in a manner that the Shareholder Representative believes in good faith to be in the best interest of the Model Shareholders. Neither the

Shareholder Representative nor any of its agents shall be liable to any Person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Shareholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Shareholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement. As to any matters not expressly provided for in this Agreement, the Shareholder Representative shall not be required to exercise any discretion or take any action.

(c) Each Model Shareholder severally shall indemnify and hold harmless and reimburse the Shareholder Representative from and against such Model Shareholder’s ratable share of any and all Losses suffered or incurred by the Shareholder Representative arising out of or resulting from any action taken, or omitted to be taken, by the Shareholder Representative under this Agreement, other than such Losses arising out of or resulting from the Shareholder Representative’s gross negligence, bad faith or willful misconduct.

ARTICLE 9 - MISCELLANEOUS.

9.1 No Survival of Representations and Warranties; etc. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time except that the representations and warranties set forth in Articles 3 and 4 shall survive until the Escrow Release Date (other than those as to Taxes set forth in Section 4.9, which shall survive until expiration of the applicable statute of limitations as to Taxes), the agreements set forth in Section 5.7 shall survive the Effective Time for a period of six (6) years, the agreements set forth in Section 5.10 shall survive for the applicable statute of limitations as to Taxes and the agreements set forth in Articles 2 and 8 and this Article 9 shall survive the Effective Time indefinitely.

9.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after approval of any of the transactions contemplated hereby by the Model Shareholders, by written agreement of the parties hereto, and by action taken by the respective Boards of Directors of E Com and Model; provided, however, that following the E Com Shareholder Approval there shall be no amendment or change to the provisions hereof which by Law would require shareholder approval without such approval.

9.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by Model or E Com in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

9.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that E Com may assign any of its rights, interests or obligations hereunder to any of its Affiliates ; provided, however, that any such assignment shall not relieve E Com from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Any purported assignment not permitted under this Section 9.4 shall be null and void.

9.5 Counterparts; Effectiveness. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto. Signatures sent by fax or pdf shall be deemed originals.

9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the exhibits and schedules hereto, the Confidentiality Agreement, the E Com Disclosure Schedule and the Model Disclosure Schedule constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

9.7 Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof that would defer to the Laws of another jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the Eastern District of New York or in New York Supreme Court sitting in Suffolk County, New York, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(c) For purposes of enforcing Section 9.12 or an award of the arbitrator(s) pursuant thereto, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Eastern District of New York or in New York Supreme Court sitting in Suffolk County, New York in the event any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any defense of forum non conveniens, and (iv) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or State court sitting in the State of New York.

(d) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Transactions.

9.8 Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) for the next Business Day delivery, or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to Model, to:

Model Reorg, Inc.

2060 Ninth Avenue

Ronkonkoma, New York 11779

Attention: Michael Katz

Facsimile No.: (631) 737-5154

with a copy to:

Edwards Angell Palmer & Dodge LLP

750 Lexington Avenue

New York, NY 10022

Attention: Patricia L. Kantor, Esq.

Facsimile No.: (212) 308-4844

If to the Seller Representative to:

Stephen Nussdorf

c/o Model Reorg, Inc.

2060 Ninth Avenue

Ronkonkoma, NY 11779

Facsimile No.: 631-439-2333

with a copy to:

Edwards Angell Palmer & Dodge LLP

750 Lexington Avenue

New York, NY 10022

Attention: Patricia L. Kantor, Esq.

Facsimile No.: (212) 308-4844

If to E Com or Acquisition Sub, to:

E Com Ventures, Inc.

251 International Parkway

Sunrise, Florida 33325

Attention: Donovan Chin

Facsimile No.: (954) 335-9166

with copies to:

Akerman Senterfitt

One Southeast Third Avenue

28th Floor

Miami, FL 33131

Attention: Alan Aronson, Esq.

Facsimile No.: (305) 374-5095

and

Special Committee of the Board of Directors of E Com Ventures, Inc.

c/o Troutman Sanders LLP

405 Lexington Avenue

New York, NY 10174

Attention: Richard A. Rubin, Esq.

Facsimile No.: (212) 704-6288

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the Business Day such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the first Business Day after which such notice is sent; (iii) on the first Business Day following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service for next Business Day delivery; or (iv) the fifth Business Day following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

9.9 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. If the parties are unable to reach an agreement as to such modification, a court shall have the power to so modify such provision.

9.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

9.11 Definitions; Construction. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Affiliate Consignment” means the repayment by Model and its Subsidiaries of that portion, if any, of the principal amount of (plus accrued and unpaid interest on) their indebtedness to Quality King Distributors, Inc. as of the Closing Date that is in excess of $50,000,000 by the transfer of inventory, which inventory shall be mutually designated by Model and E Com, having a book value equal to the repaid principal and accrued and unpaid interest on all of the indebtedness of Model and its Subsidiaries to Quality King Distributors and the consignment by Quality King Distributors, Inc. of such inventory to Model and/or one or more of its Subsidiaries for sale on its behalf pursuant to a consignment agreement on customary commercial terms and conditions that shall be reasonably acceptable to E Com but shall include the agreement of Quality King Distributors, Inc. not to sell such inventory other than through the Surviving Entity without the Surviving Entity’s consent.

“Affiliate Debt” means subordinated debt payable to certain Model Shareholders on the terms and conditions described on Exhibit C attached hereto and such other terms as shall be mutually agreeable to such Model Shareholders and E Com.

“Business Day” shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the States of New York or Florida are authorized or required by Law to be closed.

“Commitment Letter” shall mean the commitment letter dated August 29, 2007 between General Electric Capital Corporation and E Com, as extended or modified.

“Consideration Per Share Price” shall mean $23.94.

“E Com Indebtedness” shall mean (i) all indebtedness of E Com and its Subsidiaries for borrowed money, (ii) all obligations of E Com and its Subsidiaries for the deferred purchase price of property or assets, (iii) all obligations of E Com and its Subsidiaries evidenced by notes (including promissory notes issued in consideration for the purchase of stock or assets of any business), bonds, debentures, guarantees or other similar instruments and (iv) all capital leases, which, in the case of clauses (i) through (iv) above, shall include all accrued interest thereon and applicable prepayment premiums and any other fees, costs or expenses payable in connection therewith.

“Environmental Laws” shall mean all federal, foreign, state and local laws, statutes, codes, regulations, rules, ordinances, judgments, decisions and orders of any Governmental Entity (including consent decrees, administrative orders and self-implementing requirements) relating to human health, safety and protection of the environment, all as amended or reauthorized to the date hereof and through the Closing Date, including any law relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials into ambient air, surface water, groundwater or land.

“GAAP” shall mean generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes to any applicable financial statements).

“Governmental Entity” shall mean any federal, state or local, domestic, foreign or multinational government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality.

“Hazardous Materials” shall mean (a) any “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., as amended, to the date hereof and through the Closing Date, and regulations promulgated thereunder; (b) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended through the Closing Date, and regulations promulgated thereunder; (c) petroleum or petroleum products and all derivatives and constituents thereof; (d) polychlorinated biphenyls (PCBs); (e) asbestos and asbestos-containing materials; and (f) any other pollutant, contaminant, constituent or chemical regarding which liability is imposed under any Environmental Laws.

“Intellectual Property” means all (i) patents, patent applications, patent disclosures and inventions, whether United States or foreign, including all reissues, continuations, divisions, continuations in part and renewals and extensions thereof, (ii) internet domain names, trademarks and service marks whether United States or foreign, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including both source and object code), data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge of E Com” whether or not such term is used herein in initial capitalized form, when used in this agreement in the phrase “Knowledge of E Com,” or similar phrases, means the actual knowledge of Donovan Chin.

“Knowledge of Model” whether or not such term is used herein in initial capitalized form, when used in this agreement in the phrase “Knowledge of Model,” or similar phrases, means the actual knowledge of each of Michael Katz and Stephen Nussdorf.

“Material Adverse Effect” shall mean, with respect to any party, an effect, event or change which has a material adverse effect on the business, operations, assets, liabilities, results of operations, prospects, or financial condition of such party and its Subsidiaries taken as a whole, other than effects, events or changes arising out of or resulting from (i) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP, unless they disproportionately affect one of the parties, or (iii) any decline in the market price, or change in trading volume, of the capital stock of such party or any failure to meet publicly announced revenue or earnings projections.

“Model Indebtedness” shall mean (i) all indebtedness of Model and its Subsidiaries for borrowed money, (ii) all obligations of Model and its Subsidiaries for the deferred purchase price of property or assets, (iii) all obligations of Model and its Subsidiaries evidenced by notes (including promissory notes issued in consideration for the purchase of stock or assets of any business), bonds, debentures, guarantees or other similar instruments and (iv) all capital leases, which, in the case of clauses (i) through (iv) above, shall include all accrued interest thereon and applicable prepayment premiums and any other fees, costs or expenses payable in connection therewith.

“Permit(s)” shall mean any approvals, consents, registrations, permits, licenses and other authorizations from any Governmental Entity.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust, or any other entity, including a Governmental Entity.

“Pre-Closing Period Return” means all Tax Return for periods ending on or prior to the Closing Date.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the environment, including movement of any Hazardous Materials through or in the environment, and the abandonment or discarding of barrels, containers and other receptacles containing any Hazardous Materials, but excludes the normal application of lawn or garden chemicals such as pesticides, herbicides and fertilizers.

“Remedial Action” shall mean any investigation, abatement, containment, removal or remediation of any Release or threatened Release of Hazardous Materials conducted or required to be conducted pursuant to any Environmental Laws.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Shareholder Representative” shall mean initially, Glenn Nussdorf, or such other person as shall be designated in writing by a majority-in-interest of the Model Shareholders based upon the number of shares of Model held by the Model Shareholders as of the date hereof.

“Special Committee” means the committee of the Board of Directors of E Com established to consider the proposed Merger.

“Straddle Period Return” means a Tax Return (other than a Pre-Closing Period Return) required to be filed by or with respect to Model or its Subsidiaries for periods beginning prior to and ending after the Closing Date.

“Subsidiary” when used with respect to any Person, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity, the securities or other ownership interests representing 50% or more of the ordinary voting power (or, in the case of a non-corporate entity, 50% or more of the ownership interests) of which are, as of such date, owned by such party or one or more Subsidiaries of such Person.

“Tax Benefit(s)” For purposes of this Agreement, E Com or any of its Affiliates shall be deemed to recognize a “Tax Benefit” with respect to a taxable year if, and to the extent that the aggregate liability of E Com or such Affiliate for Taxes through the end of such taxable year, as calculated by the E Com or such Affiliate by excluding any Tax items attributable to any Loss and the applicable indemnification payments with respect thereto from all taxable years, exceeds the actual aggregate liability of E Com or such Affiliate for Taxes through the end of such taxable year, as calculated by E Com or such Affiliate by taking into account any Tax items attributable to such Loss and the applicable indemnification payments (to the extent permitted by relevant Tax Law and treating such Tax items as the last items claimed for any taxable year).

“Tax(es)” means all taxes, charges, fees, levies, penalties, or other assessments imposed by any foreign or United States federal, state, tribal or local Taxing Authority, including income, excise, property, sales, use, gross receipts, windfall profits, environmental (including taxes under Code Section 59A), employment, severance, stamp, capital stock, disability, real property, personal property, sales, use, unemployment, disability, registration, value added or add-on minimum, compensating, transfer, franchise, license, payroll, withholding, social security, estimated or other taxes (including any escheat or unclaimed property obligations), in each case including any interest, penalties, or additions attributable thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Tax Return(s)” means any and all returns, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

The following terms are defined in the Sections of this Agreement set forth after such term below:

Acquisition Proposal	5.3(a)	Confidentiality Agreement	7.2
Acquisition Sub	Preamble	Control	9.11
Affiliate	9.11	Controlled By	9.11
Agreed Claims	8.2(c)	DLLCA	Recitals
Agreement	Preamble	E Com	Preamble
Bankruptcy Exception	3.3(d)	E Com Common Stock	Recitals
BCL	Recitals	E Com Disclosure Schedule	3
Business Day	9.11	E Com Indebtedness	9.11
Cash Indemnity Payment	8.4(b)	E Com Shareholder Approval	1.1(a)
Certificate of Merger	2.3	Effective Time	2.3
Certificates	2.8(a)	Environmental Claims	4.12(a)(i)
Charter Amendment	1.1(a)	Environmental Laws	9.11
Closing	2.2	Environmental Liabilities	4.12(a)(ii)
Closing Date	2.2	ERISA	4.10(a)
Code	4.10(a)	ERISA Affiliate	4.10(a)
Company Benefit Plan	4.10(a)	Escrow Fund	2.9

Escrow Release Date	2.9	Permits	9.11
Escrow Shares	2.9	Person	9.11
GAAP	9.11	Pre-Closing Covenant Breach	8.4(c)
Governmental Entity	9.11	Pre-Closing Period Return	9.11
Hazardous Materials	9.11	Pre-Closing Tax	5.10(c)
HSR Act	4.4(a)	Pre-Closing Tax Period	5.10(a)
Indemnification Notice	8.2(a)	Proxy Statement	1.1(b)
Indemnitees	5.7	Release	9.11
Intellectual Property	9.11	Remedial Action	9.11
IRS	4.10(c)	SEC	9.11
Knowledge of E Com	9.11	Shareholders Meeting	1.1(a)
Knowledge of Model	9.11	Shareholder Representative	9.11
Laws	1.1	Special Committee	9.11
Losses	8.1	Straddle Period Return	9.11
Merger	Recitals	Stock Plans	3.2
Merger Consideration	Recitals	Subsidiary	9.11
Model	Preamble	Superior Proposal	5.3(c)
Model Balance Sheet	4.5(b)	Surviving Entity	2.1
Model Balance Sheet Date	4.5(b)	Tax Benefit(s)	9.11
Model Charter Documents	4.1(a)	Tax(es)	9.11
Model Common Stock	Recitals	Tax Returns	9.11
Model Disclosure Schedule	4	Third-Party Claim	8.3(a)
Model Financial Statements	4.5(a)	Threshold	8.1(c)
Model Indebtedness	9.11	Transactions	9.11
Model Material Contracts	4.15(a)	Under Common Control With	9.11
Model Material Lease	4.17	WARN	4.11(d)
Model Permitted Encumbrances	4.16(b)	Warrants	Recitals
Model Shareholders	Preamble
Outside Date	7.1(c)(i)

As used in this Agreement, “including” shall mean “including, without limitation.”

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

As used in this Agreement, pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms

The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.12 Arbitration.

(a) After the Closing, any dispute, controversy or claim arising out of or relating to this Agreement which cannot be resolved by the parties within thirty (30) days shall be finally settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect, including its Procedures for Large, Complex Commercial Disputes, except as specifically otherwise provided in this Section 9.12. This Section 9.12 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement.

(b) Arbitration Procedures.

(i) The place of arbitration shall be New York, New York before a single neutral arbitrator, unless any party’s claim exceeds Two Million Dollars ($2,000,000), exclusive of interest and attorneys’ fees, in which case the dispute shall be heard and determined by three neutral arbitrators.

(ii) The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances, including examination by deposition of witnesses. Depositions shall be held within thirty (30) days of the making of the request, limited to a maximum of three per party and no more than six hours duration each. Any dispute regarding discovery shall be determined by the arbitrator(s) and all discovery shall be completed within one hundred and twenty (120) days after the selection of the arbitrator(s).

(iii) The decision of the arbitrator(s) shall be made within nine (9) months of the filing of the notice of intention to arbitrate (demand). The award shall be in writing and shall set forth the reasons for the disposition of any claim, and the arbitrator(s) shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

(iv) The decision of the arbitrator(s) shall be final, binding, and non-appealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

(c) The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of reasonable attorneys’ fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(d) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having personal and subject matter jurisdiction.

(e) All proceedings under this Section 9.12, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrator(s) except to the extent required by legal process.

9.13 Model Shareholders’ Consent. By his, her or its execution hereof, each of the Model Shareholders hereby consents to the Merger.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MODEL REORG, INC.

By:	/s/ Michael W. Katz
Name:	Michael W. Katz
Title:	Executive Vice President

E COM VENTURES, INC.

By:	/s/ Donovan Chin
Name:	Donovan Chin
Title:	Chief Financial Officer and Secretary

MODEL REORG ACQUISITION LLC

By its Sole Member E Com Ventures, Inc.

By:	/s/ Donovan Chin
Name:	Donovan Chin
Title:	Chief Financial Officer and Secretary

[Model Shareholder Signatures Follow]

The undersigned, Model Shareholders, solely for purposes of agreeing to be bound by Section 5.10 and 5.11 and Article IX of the Agreement and acknowledging the other terms and provisions of the Agreement have executed this Agreement as of the date first above written.

/s/ Glenn Nussdorf
Glenn Nussdorf

/s/ Stephen Nussdorf
Stephen Nussdorf

/s/ Arlene Nussdorf
Arlene Nussdorf

/s/ Rene Garcia
Rene Garcia

THE JACQUELINE MARIE GARCIA 2006
FAMILY TRUST u/t/a dated October 30, 2006

By:	/s/ Rene Garcia
RENE A. GARCIA, Trustee

By:	/s/ Rafael Villoldo
RAFAEL VILLOLDO, Trustee

THE CAROLINA MARIE GARCIA 2006 FAMILY TRUST u/t/a dated October 30, 2006

By:	/s/ Rene Garcia
RENE A. GARCIA, Trustee

By:	/s/ Rafael Villoldo
RAFAEL VILLOLDO, Trustee

IRREVOCABLE TRUST FOR VICTOR GARCIA u/t/a dated October 30, 2006

By:	/s/ Rene Garcia
RENE A. GARCIA, Trustee

By:	/s/ Rafael Villoldo
RAFAEL VILLOLDO, Trustee

-ii-

Schedule 2.7

Allocation of Merger Consideration and Escrow Shares

The Merger Consideration and Escrow Shares shall be allocated among the holders of Model Common Stock based on the percentages set forth below:

Glenn Nussdorf	29.5838%

Stephen Nussdorf	29.5838%

Arlene Nussdorf	29.5838%

Rene Garcia	5.8492%

Carolina Marie Garcia 2006 Trust u/t/a dated October 30, 2006	1.7998%

Jacqueline Marie Garcia 2006 Trust u/t/a dated October 30, 2006	1.7998%

Irrevocable Trust for Victor Garcia u/t/a dated October 30, 2006	1.7998%

Exhibit A

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES

ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD EXCEPT

PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION

OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION

FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OF THE

WARRANT IS FURTHER RESTRICTED AS DESCRIBED HEREIN.

E COM VENTURES, INC.

Common Stock Purchase Warrant

No. A-[—]	[—] Shares

Date of Issuance: [—], 2008

This Common Stock Purchase Warrant (this “Warrant”) certifies that, for value received, [—] (the “Holder”), is entitled, upon the terms and subject to the limitations and exceptions set forth herein, at any time and from time to time during the period beginning at 12:01 a.m. New York time on the third (3rd) anniversary of the Date of Issuance (the “Initial Exercise Date”) and ending at 5:00 p.m. New York time on the tenth (10th) anniversary of the Date of Issuance (the “Termination Date”), to subscribe for and purchase from E Com Ventures, Inc., a Florida corporation (the “Company”), up to an aggregate of [—] ([—]) shares (subject to adjustment from time to time pursuant to the terms hereof) (the “Warrant Shares”) of the Company’s Common Stock, $0.01 par value (the “Common Stock”). The purchase price of one Warrant Share (the “Exercise Price”) under this Warrant shall be $23.94 (subject to adjustment from time to time pursuant to the terms hereof). This Warrant is one of a series of warrants issued as of the date hereof (the “Warrants”) pursuant to the Agreement and Plan of Merger dated as of December 21, 2007, by and among the Company, Model Reorg, Inc., the stockholders of Model Reorg, Inc. and Model Reorg Acquisition LLC (the “Merger Agreement”).

1. Exercise of Warrant.

(a) The purchase rights represented by this Warrant may be exercised by delivery of the Notice of Exercise Form annexed hereto duly executed, at the office of the Company specified in Section 13(j) hereto and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Promptly after the Date of Exercise, subject to (i) compliance with securities laws applicable to the issuance and sale of the Warrant Shares and (ii) the Company’s receipt of this Warrant, the Company’s transfer agent shall transmit certificates for Warrant Shares purchased hereunder to the Holder at the address specified in the Notice of Exercise Form. This Warrant shall be deemed to have been exercised and the Holder shall be deemed to have become the holder of record of such shares for all purposes as of the Date of Exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company the Notice of Exercise Form appropriately completed and duly signed and payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b) If this Warrant shall have been exercised in part, the Company shall, promptly following receipt of this Warrant, deliver to the Holder at the address specified by the Holder in the Notice of Exercise Form a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, such fraction shall be rounded up (for fractions of one-half or greater) or down (for fractions of less than one-half) to the nearest whole share.

3. Charges, Taxes and Expenses. Certificates for Warrant Shares shall be issued without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

4. Restriction on Transfer of Warrant and Warrant Shares. The Holder may not sell, transfer, assign, or otherwise dispose of this Warrant or any part hereof except (a) by will or by the laws of descent and distribution or (b) during the Holder’s lifetime, to any member of the Holder’s family or to any trust or other entity established for estate planning purposes, the majority of the beneficial interests in which are held by members of the Holder’s family. Other than pursuant to clause (a) or (b), the Holder (including any such subsequent Holder) may not sell, transfer, assign, or otherwise dispose of this Warrant or any part hereof to any other person without the prior, express written consent of the Company. The transfer of the Warrant Shares shall be restricted to the extent required by applicable securities laws, and the certificate or certificates evidencing the Warrant Shares shall bear the following legend:

“THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.”

5. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the exercise hereof.

6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate representing Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

7. Acceleration of Initial Exercise Date. At any time before the third (3rd) anniversary of the Date of Issuance, the Initial Exercise Date shall be accelerated and shall be deemed to occur immediately before the consummation of any (a) merger, share exchange or consolidation of the Company with or into any other person or entity, (b) sale of all or substantially all of the Company’s assets in one or a series of related transactions, or (c) tender offer or exchange offer pursuant to which holders of not less than ninety percent (90%) of the then outstanding shares of Common Stock tender or exchange their shares for other securities, cash or property, other than any such transaction as a result of which holders of a majority of the voting securities of the Company outstanding immediately before such transaction would continue to have beneficial ownership, directly or indirectly, of a majority of the combined voting power of the Company or the surviving entity (including any person that, as a result of such transaction, owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries) outstanding immediately after such transaction.

8. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock or a compulsory share exchange, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that he or she would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company that are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately before such adjustment by the number of Warrant Shares purchasable hereunder immediately before such adjustment, and dividing such product by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event, subject to the effect of any exercise hereof between such record date and such effective date.

9. Fundamental Transactions. If, at any time while this Warrant is outstanding, (a) the Company effects any merger, share exchange or consolidation of the Company with or into any other person or entity, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for securities of any other issuer, cash or property (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately before such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration; provided that this Warrant shall have been cancelled or amended to the extent such cancellation or amendment is necessary so that such new warrant does not unjustly or disproportionately enrich the holder of the new warrant relative to a holder of the number of Shares for which this Warrant is exercisable immediately before such event. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9 and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

10. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

11. Notice of Corporate Action. If at any time: (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any consolidation, share exchange or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another person or entity, or (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall give the Holder (i) at least ten (10) days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, share exchange, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, share exchange, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, share exchange, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.

12. Covenants. The Company covenants that:

(a) during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise hereof;

(b) its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise hereof;

(c) it will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market (as defined in Section 13(k)) upon which the Common Stock may be listed at such time;

(d) it will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to the terms hereof;

(e) all Warrant Shares that may be issued upon exercise hereof will, upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof;

(f) except as and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment (and without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately before such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant); and

(g) before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

13. Miscellaneous.

(a) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein (including without limitation the Termination Date) is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. As used in this Warrant, a “Business Day” is any day that is not a Saturday, a Sunday or a legal holiday in the States of New York or Florida.

(b) Governing Law; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The dispute resolution provisions of the Merger Agreement shall apply to all disputes arising hereunder as if set forth in full herein. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

(d) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(g) Amendment. This Warrant may be modified or amended or any provision hereof waived with the written consent of the Company and the holders of Warrants issued under the Merger Agreement representing two-thirds of the Warrant Shares issuable under Warrants then outstanding as of the date such consent is sought; provided, however, that (i) no such amendment shall adversely affect any holder of any such Warrant differently than it affects all other such holders unless such holder consents thereto and (ii) no amendment may increase the Exercise Price, decrease the number of shares or class of shares obtainable upon exercise of this Warrant or decrease the time period in which this Warrant can be exercised without the written consent of the Holder.

(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(j) Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Notice of Exercise Form) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile at the electronic mail address or facsimile number specified in this section before 5:00 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile at the electronic mail address or facsimile number specified in this section on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

(x)	if to the Company, to:

E Com Ventures, Inc.
Attn: [—]
251 International Parkway
Sunrise, Florida 33325
Facsimile: [—]
Email: [—]

(y)	if to the Holder, to the address, facsimile number, or email address, respectively, set forth in [—].

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: [—], 2008

E COM VENTURES, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

To: E Com Ventures, Inc.

The undersigned hereby elects to purchase                      Warrant Shares of E Com Ventures, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price of such Warrant Shares in full, in lawful money of the United States, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said
Warrant Shares in the name of the undersigned.

The Warrant Shares shall be delivered to the following:

SIGNATURE OF HOLDER

Dated as of:

HOLDER

By:

Print Name:

ASSIGNMENT FORM

{Assignment of the foregoing Warrant is restricted as described therein.}

(To assign the foregoing Warrant, execute this form and supply required information.

Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name of Assignee:

Assignee’s Address:

Date:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a participant in the Medallion guaranty program. Officers of corporations and those acting in a fiduciary or other representative capacity must file proper evidence of authority to assign the foregoing Warrant.

Exhibit B

E COM VENTURES, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the      day of             , 2008, by and among E Com Ventures, Inc., a Florida corporation (the “Company”), and each of the shareholders of Model Reorg, Inc., a New York corporation (“Model Reorg”), listed on Schedule A hereto.

RECITALS

WHEREAS, the Company, Model Reorg Acquisition LLC, a Delaware limited liability company, Model Reorg and the Shareholders have entered into an Agreement and Plan of Merger dated as of December 21, 2007 (the “Merger Agreement”) pursuant to which the Shareholders will receive, in exchange for their shares of Model Reorg common stock, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and Common Stock Purchase Warrants to acquire Common Stock (the “Warrants”); and

WHEREAS, it is a condition of the Merger Agreement that the parties hereto enter into this Agreement providing for the Company to register the shares of Common Stock issuable to the Shareholders under the Merger Agreement (excluding any Common Stock issued or issuable upon exercise of any of the Warrants) as set forth herein;

NOW, THEREFORE, the parties hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement:

1.1 “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.2 “Company” means E Com Ventures, Inc., any successor thereto by operation of law, and any other company whose shares are issued upon conversion of, or whose shares are exchanged for, substantially all of the outstanding shares of Common Stock pursuant to a merger, consolidation or other recapitalization transaction.

1.3 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant hereto, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law based upon, or arising out of, any of such party’s obligations arising hereunder.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

1.5 “Excluded Registration” means (i) a registration of the sale of securities to directors, employees or consultants of the Company or a subsidiary pursuant to a bona fide compensatory arrangement; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration solely of debt or nonconvertible preferred stock; or (v) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6 “GAAP” means generally accepted accounting principles in the United States.

1.7 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.8 “Majority in Interest” means Shareholders holding a majority of the Registrable Securities as to which Shareholders have requested inclusion in a registration under Section 2.1.

1.9 “Participating Holder” means a holder of Company securities that is described in clause (a) of Section 2.8 and that, in compliance with Section 2.8, has acquired rights to have such securities registered under the Securities Act by having them included in a registration statement filed by the Company.

1.10 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.11 “Registrable Securities” means those shares of Common Stock issued pursuant to the Merger Agreement (other than (i) any that have been transferred by a Shareholder in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, (ii) any for which registration rights have terminated pursuant to Section 2.9, and (iii) any Common Stock issued or issuable upon exercise of any of the Warrants) and all shares of Common Stock or other securities issued upon conversion or exchange or otherwise in respect thereof, including without limitation pursuant to any stock dividend, stock split, merger, consolidation or other recapitalization transaction.

1.12 “Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Company.

1.13 “SEC” means the Securities and Exchange Commission.

1.14 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as in effect from time to time.

1.15 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act, as in effect from time to time.

1.16 “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

1.17 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and the fees and expenses of counsel to the selling Shareholders.

1.18 “Shareholder” means a shareholder of Model Reorg listed on Schedule A and his, her or its respective successors and other assigns complying with Section 3.1.

2. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

2.1 Company Registration. Promptly after the Company determines to register (including, for this purpose, a registration by the Company for holders of Common Stock other than the Shareholders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall give each Shareholder written notice of such proposed registration. Upon the request of any Shareholder given within twenty (20) days after such notice, the Company shall, subject to the provisions of Section 2.2, cause to be registered all of the Registrable Securities that each such Shareholder has requested to be included in such registration.

2.2 Underwriting Requirements.

(a) If the Shareholders intend to distribute the Registrable Securities covered by their registration request by means of an underwriting, they shall so advise the Company and will select (by a Majority in Interest) such underwriter(s) as shall be reasonably acceptable to the Company. In such event, the right of any Shareholder to include such Shareholder’s Registrable Securities in such registration shall be conditioned upon such Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities in the underwriting to the extent provided herein. All Shareholders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.3(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.

(b) Notwithstanding any other provision of this Section 2.2, if the underwriter(s) referred to in clause (a) advise(s) such Shareholders in writing that marketing factors require a limitation on the number of shares to be underwritten, the maximum number of Registrable Securities and securities to be registered on behalf of all Participating Holders that may be included in the underwriting shall be allocated among such Shareholders and Participating Holders in proportion (as nearly as practicable) to the number of Registrable Securities for which each Shareholder and Participating Holder requested registration; provided, however, that the number of Registrable Securities held by the Shareholders to be included in such underwriting shall not be reduced unless all other securities (other than securities to be sold by the Company and Participating Holders) are first entirely excluded from the underwriting.

(c) For purposes of any apportionment under Section 2.2(b), a Shareholder and any of such Shareholder’s transferees shall be deemed to be a single “Shareholder,” and any pro rata reduction with respect to such “Shareholder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “Shareholder,” as defined in this sentence.

2.3 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of a Majority in Interest, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Shareholders refrain, at the written request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration and (ii) in the case of any registration of Registrable Securities that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended for up to an additional sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) subject to clause (i), prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to keep such registration statement effective for the period specified in clause (a) and to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Shareholders such numbers of copies of the prospectus, including a preliminary prospectus, included in the registration statement, and such other documents, as the Shareholders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Shareholders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) promptly make available (subject to reasonable confidentiality requirements) for inspection by the selling Shareholders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Shareholders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or reasonably advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(g) notify each selling Shareholder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(h) after such registration statement becomes effective, notify each selling Shareholder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and

(i) immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of a Majority in Interest, the Company shall promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided that the Company may postpone for up to ninety (90) days the delivery of any such supplement or amendment if the Company’s Board of Directors determines in good faith that disclosure of the new information to be contained therein would reasonably be expected to have a material adverse effect on (i) any proposal or plan by the Company or any of its affiliates to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction or (ii) any pending or threatened litigation to which the Company is, or is threatened to be made, a party; and

(j) in the case of an underwritten offering, use its best efforts to furnish, at the request of any Shareholder whose Registrable Securities are included in the registration statement, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and such Shareholder and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Shareholder that such Shareholder shall furnish to the

Company such information regarding such Shareholder, the Registrable Securities held by such Shareholder, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Shareholder’s Registrable Securities.

2.5 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne and paid by the Company, whether or not any such registration or qualification becomes effective. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Shareholders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.6 Withdrawal of Registration. The Company shall have the right to terminate or withdraw any registration initiated by it before the effective date thereof, whether or not any Shareholder has elected to include Registrable Securities in such registration, without liability of the Company to any holder of Registrable Securities except for payment of registration expenses as provided in Section 2.5. Any Shareholder may withdraw any Registrable Securities from any registration before the effective date of such registration without liability to the Company or any other holder of Common Stock except for payment of such Shareholder’s portion of any Selling Expenses incurred with respect to the period before such withdrawal.

2.7 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Shareholder, and the partners, members, officers, directors, and shareholders of each such Shareholder, legal counsel for each such Shareholder, any underwriter (as defined in the Securities Act) for each such Shareholder, and each Person, if any, who controls such Shareholder, underwriter or other Person within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Shareholder, underwriter, controlling Person, or other aforementioned Person any legal fees and other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Shareholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Shareholder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel for the Company, any underwriter (as defined in the Securities Act), any other Shareholder selling securities in such registration statement, and any controlling Person of any such underwriter, other Shareholder or other Person, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Shareholder expressly for use in connection with such registration; and each such selling Shareholder will pay to the Company and each other aforementioned Person any legal fees and other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Shareholder by way of indemnity or contribution under Sections 2.7(b) and 2.7(d) exceed the proceeds from the offering received by such Shareholder (net of any Selling Expenses paid by such Shareholder).

(c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, except to the extent, and only to the extent, that such failure actually and materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the aggregate amounts payable by any Shareholder by way of indemnity or contribution under Sections 2.7(b) and 2.7(d) exceed the proceeds from the offering received by such Shareholder (net of any Selling Expenses) paid by such Shareholder).

(e) Notwithstanding the foregoing, to the extent that any provision on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering is in conflict with any of the foregoing provisions, the provision in the underwriting agreement shall control.

(f) The obligations of the Company and Shareholders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.8 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement that would (x) allow any holder or prospective holder of any securities of the Company to include such securities in any registration under the Securities Act or (y) require the Company to comply with any demand or request by or on behalf of such holder or prospective holder for registration of any securities held by or on behalf of such holder or prospective holder unless (a) such holder or prospective holder is (i) an institutional investor or financial institution that, with the approval of the Board of Directors of the Company, has provided bona fide debt or equity financing to the Company and/or (ii) a holder of Company securities issued with the approval of the Board of Directors of the Company as consideration for the acquisition of a business or assets, and such agreement is entered into as a condition of such financing or acquisition and (b) the terms of such agreement allow the Company to comply with Section 2.1 hereof and require such holder or prospective holder to (i) comply with the underwriting requirements in Section 2.2(a) hereof together with the Shareholders and (ii) include such securities in any such registration only pro rata with the Registrable Securities in compliance with Section 2.2(b) hereof. The Company represents and warrants that no such rights exist as of the date of this Agreement, except as pursuant to this Agreement.

2.9 Termination of Registration Rights. The right of any Shareholder to request inclusion of Registrable Securities in any registration pursuant to Section 2.1 shall terminate on the date that such Shareholder is able to sell, during any three-month period without limitation under Rule 144 of the amount of securities to be sold, all of the remaining Registrable Securities held by or then issuable to such Shareholder.

3. MISCELLANEOUS.

3.1 Successors and Assigns. The rights of a Shareholder under this Agreement may be assigned (but only subject to assumption of all related obligations) by a Shareholder to a transferee of Registrable Securities; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and such transferee agrees in a written instrument delivered to the Company to assume and be bound by the terms and conditions of this Agreement as a Shareholder hereunder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective heirs, executors, administrators, legal representatives, successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

3.3 Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or in the case of the Company, to the principal office of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 3.4.

3.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Shareholders holding a majority of the Registrable Securities then held by all Shareholders; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Shareholder without the written consent of such Shareholder, unless such amendment, termination, or waiver applies to all Shareholders in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.6 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.7 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.8 Dispute Resolution. The dispute resolution provisions of the Merger Agreement shall apply to all disputes arising hereunder as if set forth in full herein.

3.9 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.9.

3.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

E COM VENTURES, INC.

By:
Name:
Title:

SHAREHOLDERS:

Exhibit B

SCHEDULE A

SHAREHOLDERS

EXHIBIT C

Affiliate Debt

• Maturity date: three years following the Closing Date

• Interest rate: Either 4.75% over LIBOR or 3.75% over the prime rate as published in the Eastern Edition of the Wall Street Journal at E Com’s election

• Subordinated to senior creditor financings, including the financing pursuant to the Commitment Letter

Annex II – Financo Opinion

Letterhead of Financo, Inc.

December 21, 2007

PERSONAL & CONFIDENTIAL

Special Committee of the Board of Directors

E Com Ventures, Inc.

251 International Parkway

Sunrise, FL 33325

Members of the Special Committee:

We understand that E Com Ventures, Inc. (the “Company”), Model Reorg Acquisition LLC (“Acquisition Sub”), Model Reorg, Inc. (“Model”) and the holders of the outstanding capital stock of Model propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated December 20, 2007 (the “Agreement”), which provides, among other things, that (i) Model will merge with and into Acquisition Sub (the “Merger”) and (ii) all issued and outstanding shares of common stock, no par value, of Model (“Model Common Stock”), other than shares of Model Common Stock held in the treasury of Model, will be converted into the right to receive 5,900,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and warrants (the “Warrants”, and together with the Shares, the “Merger Consideration”) to purchase 1,500,000 shares of Company Common Stock.

The Special Committee of the Board of Directors of the Company (the “Special Committee”) has requested our opinion as to the fairness of the Merger Consideration, from a financial point of view, to holders of Company Common Stock (other than those who own, or whose affiliates own, securities of Model).

Financo, Inc. provides merger and acquisition advisory services to public and private companies. In this capacity, we are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions as well as for other transactions and corporate purposes.

In connection with rendering our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

a.	drafts of the Agreement, the Warrants and a registration rights agreement, each dated December 20, 2007 which, for purposes of this opinion, we have assumed to be in all material respects identical to the forms of such agreements to be executed;

b.	certain publicly available financial and other information for the Company, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended April 30 and July 31, 2007, and certain other relevant financial and operating data furnished to us by management of the Company;

c.	historical financial information of Model, prepared and furnished to Financo by management of Model;

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d.	certain internal financial analyses, financial forecasts, reports and other information concerning the Company, prepared and furnished to us by management of the Company and management and representatives of Model;

e.	certain internal financial analyses, financial forecasts and other information concerning Model, furnished to us by management and representatives of Model;

f.	discussions we have had with certain members of Company management concerning the historical and current business operations and strategy, financial condition and prospects of the Company and such other matters as we deemed relevant;

g.	discussions we have had with certain members of Model management concerning the historical and current business operations and strategy, financial condition and prospects of Model and such other matters as we deemed relevant;

h.	certain operating results, the reported prices and historical trading activity of Company Common Stock, and the operating results, reported prices and historical trading activity of the securities of certain publicly traded companies we deemed relevant;

i.	certain financial terms of the Merger as compared to the financial terms of certain selected business combinations we deemed relevant; and

j.	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of the information publicly available about the Company and Model, and the financial and other information provided to us or otherwise made available to, discussed with, or reviewed by or for us. We have not assumed any responsibility for the accuracy or completeness, or independently verified, any such information and we have relied on the assurance provided by Company management that they are unaware of any facts that would make such information incomplete or misleading. With respect to the transaction process conducted on behalf of the Company, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for us, including as to the completeness of the process. Our analyses were based, among other things, on the financial projections of the Company (the “Company Financial Projections”) prepared by management of the Company and the financial projections of Model prepared by management of Model (the “Model Financial Projections” and collectively with the Company Financial Projections, the “Financial Projections”). With respect to the Financial Projections, which were furnished to us, discussed with us or reviewed for us by management of the Company or Model, as the case may be, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company or Model, as the case may be, as to the future competitive, operating and regulatory environments and related financial performance of the Company or Model, as the case may be, and such projections and the assumptions derived therefrom provide a reasonable basis for our opinion. We express no view as to such Financial Projections, or the assumptions on which they are based.

For purposes of rendering our opinion we have assumed in all respects material to our analysis that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have also assumed that in the course of obtaining the necessary regulatory and third party

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approvals, consents and releases for the Merger, no modification, delay, restriction or condition will be imposed that will have a material adverse effect on the Merger and that the Merger will be consummated in accordance with applicable laws and regulations and the terms of the Agreement, without delay, waiver, amendment or modification of any material term, condition or agreement. We have relied without independent verification upon the views of management of the Company concerning the business, operational and strategic benefits and implications of the Merger. We do not express any view on, and this opinion does not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Model, or any class of such persons, whether relative to the Merger Consideration or otherwise.

Our analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

We have not been asked to pass upon, and express no opinion with respect to, any matters, including any agreements between the Company and Model or any of their respective affiliates, other than the fairness from a financial point of view of the Merger Consideration to holders of Company Common Stock (other than those who own, or whose affiliates own, securities of Model). In connection with our engagement, we have not evaluated nor did the Special Committee or the Company request us to evaluate, alternative transaction structures or financial alternatives other than the Merger and we did not otherwise participate in the transaction process. Our opinion does not address the Company’s underlying business decision to effect the Merger.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or Model nor have we been furnished with such materials. In addition, we have not conducted, nor have we assumed any obligation to conduct, any physical inspection of the properties or facilities of the Company or Model. We have assumed with your consent that there are no legal issues with regard to the Company or Model that would affect our opinion, and we have relied on this assumption without undertaking any independent investigation or inquiry. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We express no view as to the federal, state or local tax consequences of the Merger. This opinion has been approved by a Fairness Committee of Financo.

It is understood that this letter is intended for the benefit and use of the Special Committee in its consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted, communicated (in whole or in part) or referred to at any time, in any manner or for any purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing made by the Company with respect to the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analyses in such filing is in a form acceptable to us and our counsel in our sole discretion. This letter does not constitute a recommendation to any holder of Company Common Stock, or any other person, as to how such person should act with respect to the Merger.

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We have been retained to represent the Special Committee of the Board of Directors of the Company to give an opinion as to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Common Stock (other than those who own, or whose affiliates own, securities of Model). We have received an initial fee in connection with our services and an additional fee upon our advising the Special Committee that we were prepared to deliver this opinion. No portion of our fee is contingent upon the consummation of the Merger.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of Company Common Stock (other than those who own, or whose affiliates own, securities of Model).

Very truly yours,

FINANCO, INC.

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Annex III- Certificate of Amendment to Articles of Incorporation to Increase Number of Authorized Shares

ARTICLES OF AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

E COM VENTURES, INC.

a Florida corporation

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the Amended and Restated Articles of Incorporation of E Com Ventures, Inc. (the “Corporation”) are hereby amended as follows:

1. Article III of the Amended and Restated Articles of Incorporation is hereby amended to provide the following:

The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, consisting of (i) twenty million (20,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Except as hereby amended, the Amended and Restated Articles of Incorporation of the Corporation shall remain the same.

2. The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation was recommended by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation for approval at the special meeting of the shareholders of the Corporation, held on                     , 2008. The amendment to the Amended and Restated Articles of Incorporation of the Corporation was approved by the shareholders of the Corporation, with the number of votes cast for the amendment being sufficient for approval in accordance with the applicable provisions of the Florida Business Corporation Act.

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation as of this      day of             , 2008.

[Name]
[Title]

Annex IV- Certificate of Amendment to Articles of Incorporation to Effect Name Change

ARTICLES OF AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

E COM VENTURES, INC.

a Florida corporation

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the Amended and Restated Articles of Incorporation of E Com Ventures, Inc. (the “Corporation”) are hereby amended as follows:

1. Article I of the Amended and Restated Articles of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

The name of the Corporation is Perfumania Holdings, Inc.

2. The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation was recommended by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation for approval at the special meeting of the shareholders of the Corporation, held on                     , 2008. The amendment to the Amended and Restated Articles of Incorporation of the Corporation was approved by the shareholders of the Corporation, with the number of votes cast for the amendment being sufficient for approval in accordance with the applicable provisions of the Florida Business Corporation Act.

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation as of this      day of             , 2008.

[Name]
[Title]

FORM OF E COM VENTURES PROXY CARD

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

E COM VENTURES, INC.

251 International Parkway

Sunrise, Florida 33325

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of common stock of E Com Ventures, Inc., a Florida corporation (the “Company”), hereby appoints Donovan Chin and Joseph Bouhadana, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on [•], 2008 at the Company’s Special Meeting of Shareholders to be held on [•], at [•] a.m. at [•], and at any postponements or adjournments thereof.

(PLEASE SIGN ON REVERSE SIDE)

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1-4

1.	To approve the issuance of shares of common stock and Warrants under the Agreement and Plan of Merger dated as of December 21, 2007, by and among E Com Ventures, Inc., Model Reorg, Inc., the shareholders of Model Reorg, and Model Reorg Acquisition LLC, and the issuance of common stock upon exercise of the Warrants.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To amend E Com Ventures’ Articles of Incorporation to increase the number of authorized shares of common stock from 6,250,000 shares to 20,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To amend E Com Ventures’ Articles of Incorporation to change the company’s name to Perfumania Holdings, Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To postpone or adjourn, if necessary, the Special Meeting to a later time to solicit additional proxies in favor of Proposals 1, 2 or 3.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In their discretion, upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED

HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY

WILL BE VOTED “FOR” EACH PROPOSAL.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE

ENVELOPE PROVIDED.

DATE

SIGNATURE

SIGNATURE (If held jointly)

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Special Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.